As filed with the Securities and Exchange Commission on
October 29,
 2021
Registration
No. 333-255667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BURGERFI INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	5812	82-2418815
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
U.S. Highway 1
North Palm Beach, FL 33408
(561)
844-5528
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Julio Ramirez
Chief Executive Officer
BurgerFi International, Inc.
U.S. Highway 1
North Palm Beach, FL 33408
(561)
844-5528
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Bradley Houser, Esq.
Shane Segarra, Esq.
Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami, FL 33131
Telephone: (305)
374-8500
Facsimile: (305)
789-7799
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common stock, $0.0001 par value per share	38,063,901 (4)	$13.16 (2)	$500,920,937.16	$54,650.47
Total	38,063,901		$500,920,937.16	$54,650.47

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on April 28, 2021, as reported on the Nasdaq Stock Market, LLC.

(3)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.
(4)
Consist of (A) 26,563,901 shares of Common Stock (as defined below) registered for sale by the Selling Stockholders named in this registration statement, including (i) 5,560,377 shares issued to the Members of BurgerFi International, LLC upon the Closing of the Business Combination pursuant to the Membership Interest Purchase Agreement (including the Cash Merger Consideration and the Closing Payment Shares, with a deemed price per share of $10.60), excluding the escrow shares identified in subsection (ii)), (ii) 943,396 shares held in escrow pursuant to the Membership Interest Purchase Agreement, (iii) up to 9,356,459 shares of Common Stock issuable to the Members in connection with the Earnout pursuant to the Membership Interest Purchase Agreement, and (iv) 10,703,669 shares of Common Stock and shares of Common Stock issuable upon the exercise of warrants and units issued to investors in private placement offerings conducted by the Company prior to and in connection with the IPO and prior to and in connection with the Business Combination, including (a) 3,000,000 shares of Common Stock and 3,000,000 shares of Common Stock issuable upon exercise of warrants issued to Lion Point and Lionheart Equities, in the aggregate, under Amended and Restated Forward Purchase Contracts that the Company entered into in connection with the Business Combination with Lion Point and Lionheart Equities, (b) 283,669 shares of Common Stock issued and outstanding as of April 27, 2021 pursuant to the cashless exercises of the Unit Purchase Option initially issued to EarlyBirdCapital, Inc. (“EarlyBirdCapital”), (c) 75,000 shares of Common Stock and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital, (d) 2,875,000 founders’ shares issued and outstanding on the date of the IPO (the “Founders’ Shares”), (e) 445,000 shares of Common Stock and 445,000 shares of Common Stock issuable upon the exercise of warrants that are part of the 445,000 units issued in the private placement consummated at the time of the IPO, and (f) 150,000 shares of Common Stock issuable upon the exercise of working capital warrants and (B) 11,500,000 shares of Common Stock issuable upon the exercise of the Public Warrants (as defined below) issued in the IPO.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Form
S-1
contains an updated prospectus related to the registration of 15,170,000 shares of Common Stock issuable upon exercise of the Warrants and the resale, from time to time, of an aggregate of 26,563,901 shares of Common Stock by the Selling Stockholders identified in this prospectus or their permitted transferees, all of which were initially registered on our registration statement on Form
S-1
(File
No. 333-255667)
(the “Registration Statement”) declared effective by the SEC on May 10, 2021. This Post-Effective Amendment No. 1 to Form
S-1
is being filed to update the Registration Statement to include information with respect to the registrant’s proposed acquisition of 100% of the outstanding shares of Hot Air, Inc., which, through its subsidiaries, owns the business of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings.” All filing fees payable in connection with the shares of Common Stock covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until this post-effective amendment no. 1 to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION PRELIMINARY PROSPECTUS DATED OCTOBER 29, 2021 Up to 38,063,901 Shares of
BURGERFI INTERNATIONAL, INC.
Common Stock

This prospectus relates to the issuance by us of (A) 26,563,901 shares of Common Stock (as defined below) (of which 12,519,046 shares are currently issued and outstanding (exclusive of shares held in escrow)) registered for sale by the Selling Stockholders named in this registration statement, including (i) 5,560,377 shares issued to the Members of BurgerFi International, LLC upon the Closing of the Business Combination pursuant to the Membership Interest Purchase Agreement (including the Cash Merger Consideration and the Closing Payment Shares, with a deemed price per share of $10.60), excluding the escrow shares identified in subsection (ii)), (ii) 943,396 shares held in escrow pursuant to the Membership Interest Purchase Agreement, (iii) up to 9,356,459 shares of Common Stock issuable to the Members in connection with the Earnout pursuant to the Membership Interest Purchase Agreement, and (iv) 10,703,669 shares of Common Stock and shares of Common Stock issuable upon the exercise of warrants and units issued to investors in private placement offerings conducted by the Company prior to and in connection with the IPO and prior to and in connection with the Business Combination, the current owners of which are set forth in the Selling Stockholder table contained herein, including (a) 3,000,000 shares of Common Stock and 3,000,000 shares of Common Stock issuable upon exercise of warrants issued to Lion Point and Lionheart Equities, in the aggregate, under Amended and Restated Forward Purchase Contracts that the Company entered into in connection with the Business Combination with Lion Point and Lionheart Equities, (b) 283,669 shares of Common Stock issued and outstanding as of April 27, 2021 pursuant to the cashless exercises of the Unit Purchase Option initially issued to EarlyBirdCapital, Inc. (“EarlyBirdCapital”), (c) 75,000 shares of Common Stock and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital, (d) 2,875,000 founders’ shares issued and outstanding on the date of the IPO (the “Founders’ Shares”), (e) 445,000 shares of Common Stock and 445,000 shares of Common Stock issuable upon the exercise of warrants that are part of the 445,000 units issued in the private placement consummated at the time of the IPO, and (f) 150,000 shares of Common Stock issuable upon the exercise of working capital warrants, and (B) 11,500,000 shares of Common Stock issuable upon the exercise of the Public Warrants (as defined below) issued in the IPO.
We will receive the proceeds from any exercise of any Warrants for cash, but will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices.
We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock. See “Plan of Distribution” beginning on page 103 of this prospectus.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our common stock and warrants are listed on the Nasdaq Stock Market, LLC under the symbols “BFI” and “BFIIW”, respectively. On October 21, 2021, the last reported sales price of our common stock was $8.42 per share and the last reported sales price of our warrants was $1.4599 per warrant.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2021.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the Selling Stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside the United States: Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the Securities and Exchange Commission before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•
expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenue, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•
risk that the
COVID-19
pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our business operations, as well as our financial condition and results of operations;

•	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources;

•	our ability to successfully acquire and integrate new operations;

•	our ability to grow our customer base;

•	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;

•	our expectations regarding future expenditures;

•	our ability to attract and retain qualified employees and key personnel;

•	our ability to compete effectively in the competitive restaurant industry;

•	our ability to protect and enhance our corporate reputation and brand;

•	geopolitical risk and changes in applicable laws or regulations;

•	our ability to maintain the listing of our common stock on Nasdaq;

•	our ability to raise financing in the future; and

•	our ability to address other factors detailed herein under the section in this prospectus titled “ Risk Factors .”
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
In addition, statements that we “believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe the information forms a reasonable basis for such statements, the information may be limited or incomplete, and these statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements.

SELECTED DEFINITIONS
In this document, the following capitalized terms used herein have the following meanings:
“
Business Day
” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.
“
Business Combination
” means the acquisition by the Company of all of the membership interest of BurgerFi International, LLC from its Members pursuant to the Membership Interest Purchase Agreement.
“
Cash Merger Consideration
” means cash payable to the Members at the Closing of the Business Combination in accordance with the Membership Interest Purchase Agreement, up to $20,000,000 of which was paid in Common Stock at a price of $10.60 per share.
“
Closing Payment Shares
” means stock certificates representing, in the aggregate, 4,716,981 shares of Purchaser Common Stock payable to the Members (or their designees) with a deemed price per share of $10.60 (with a value of $50,000,000 in the aggregate).
“
Commission
” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.
“
Code
” means the Internal Revenue Code of 1986, as amended.
“
Common Stock
” means common stock of the Company, par value $0.0001 per share.
“
Control
” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “
Controlled Person
”) shall be deemed Controlled by (a) any other Person (the “
10% Owner
”) (i) owning beneficially, as meant in Rule
13d-3
under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law,
father-in-law,
sister-in-law,
or
brother-in-law
of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.
“
DGCL
” means the Delaware General Corporation Law.
“
Earnout Share Consideration
” means up to 9,356,459 shares of Common Stock issued as an earnout (the “
Earnout
”) in accordance with the Business Combination.
“
Exchange Act
” means the Securities Exchange Act of 1934, as amended.
“
Founders’ Shares
” means the 2,875,000 shares of common stock issued to Axis Public Ventures for an aggregate purchase price of $25,000 prior to the IPO.
“
Forward Purchase Securities
” means the 3,000,000 shares of Common Stock and the 3,000,000 shares of Common Stock underlying warrants that are part of the 3,000,000 units issued to Lion Point and Lionheart Equities, in the aggregate, under the Amended and Restated Forward Purchase Contracts that the Company entered into, at the time of the Business Combination, with Lion Point and Lionheart Equities, wherein Lion Point and Lionheart Equities agreed to purchase in a private placement to occur concurrently with the consummation of our initial business combination the Forward Purchase Units, for aggregate gross proceeds of $30,000,000.

“
Initial Sponsor
” means Axis Capital Management.
“
IPO
” means the initial public offering of the Purchaser pursuant to a prospectus dated March 13, 2018 (the “Prospectus”).
“
Lionheart Equities
” means Lionheart Equities, LLC.
“
Lion Point
”
means Lion Point Capital, LP.
“
Lion Point Securities
” means (i) 662,500 Founders’ Shares held by Lion Point, (ii) 83,438 shares of Common Stock and 83,438 shares of Common Stock underlying warrants that are part of the 83,438 units held by Lion Point, and (iii) 2,000,000 shares of Common Stock and 2,000,000 shares of Common Stock underlying warrants that are part of the Forward Purchase Units are held by Lion Point. The Lion Point Securities were transferred to Lion Point’s affiliate, Lion Point Master, LP.
“
Members
” means the members of BurgerFi International, LLC immediately prior to the Business Combination.
“
Membership Interest Purchase Agreement
” means the Membership Interest Purchase Agreement pursuant to which the Company acquired all of the membership interest of BurgerFi International, LLC in connection with the Business Combination.
“
Nasdaq
” means the Nasdaq Capital Market or Nasdaq Stock Market, LLC.
“
Person
” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.
“
Private Placement Units
” means the 400,000 Units (each consisting of one share of Common Stock and one warrant exercisable into one share of Common Stock), issued at a price of $10.00 per Private Placement Unit purchased by our Initial Sponsor, Lion Point, and certain of our other initial stockholders who held Founders’ Shares prior to the IPO, plus the additional 45,000 Private Placement Units sold, in connection with the underwriter’s overallotment option in connection with our IPO, to our Initial Sponsor, Lion Point, and our other initial stockholders who held Founders’ Shares prior to the IPO, each at a purchase price of $10.00 per unit.
“
Private Warrants
” means the 3,595,000 warrants to purchase up 3,595,000 shares of Common Stock, at an exercise price of $11.50 per share, which consist of up to 3,000,000 warrants that are part of the 3,000,000 units issued to Lion Point and Lionheart Equities, in the aggregate, under the Amended and Restated Forward Purchase Contracts that the Company entered into, at the time of the Business Combination, with Lion Point and Lionheart Equities, 445,000 private placement warrants and 150,000 working capital warrants, all of which were issued pursuant to private placement exemptions and are included in the Registrable Securities.
“
Public Warrants
” means the 11,500,000 warrants to purchase 11,500,000 shares of Common Stock, at an exercise price of $11.50 per share, issued in connection with the IPO.
“
Register
,” “
Registered
” and “
Registration
” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“
Registrable Securities
” consist of (A) 26,563,901 shares of Common Stock (as defined below) registered for sale by the Selling Stockholders named in this registration statement, including (i) 5,560,377 shares issued to the Members of BurgerFi International, LLC upon the Closing of the Business Combination pursuant to the Membership Interest Purchase Agreement (including the Cash Merger Consideration and the Closing Payment Shares, with a deemed price per share of $10.60), excluding the escrow shares identified in subsection (ii)), (ii) 943,396 shares held in escrow pursuant to the Membership Interest Purchase Agreement, (iii) up to 9,356,459 shares of Common Stock issuable to the Members in connection with the Earnout pursuant to the Membership Interest Purchase Agreement, and (iv) 10,703,669 shares of Common Stock and shares of Common Stock issuable upon the

v

exercise of warrants and units issued to investors in private placement offerings conducted by the Company prior to and in connection with the IPO and prior to and in connection with the Business Combination, the current owners of which are set forth in the Selling Stockholder table contained herein, including (a) 3,000,000 shares of Common Stock and 3,000,000 shares of Common Stock issuable upon exercise of warrants issued to Lion Point and Lionheart Equities, in the aggregate, under Amended and Restated Forward Purchase Contracts that the Company entered into in connection with the Business Combination with Lion Point and Lionheart Equities, (b) 283,669 shares of Common Stock issued and outstanding as of April 27, 2021 pursuant to the cashless exercises of the Unit Purchase Option initially issued to EarlyBirdCapital, Inc. (“EarlyBirdCapital”), (c) 75,000 shares of Common Stock and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital, (d) 2,875,000 founders’ shares issued and outstanding on the date of the IPO (the “Founders’ Shares”), (e) 445,000 shares of Common Stock and 445,000 shares of Common Stock issuable upon the exercise of warrants that are part of the 445,000 units issued in the private placement consummated at the time of the IPO, and (f) 150,000 shares of Common Stock issuable upon the exercise of working capital warrants, and (B) the Public Warrants.
“
Registration Rights Agreement
” means the agreement dated as of the Closing Date of the Business Combination governing the resale of the Registrable Securities.
“
Registration Statement
” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder, for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form
S-4
or Form
S-8,
or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).
“
Sarbanes-Oxley Act
” means the Sarbanes-Oxley Act of 2002, as amended.
“
SEC
” means the Securities and Exchange Commission.
“
Securities Act
” means the Securities Act of 1933, as amended.
“
Selling Stockholders
” means the Selling Stockholders named in this prospectus.
“
Sponsor
” means LH Equities, LLC.
“
Subsidiary
” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.
“
Trading Day
” means a day on which the principal Trading Market is open for trading.
“
Trading Market
” means any of the following markets or exchanges on which the Purchaser Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Stock Market, LLC, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).
“
Unit Purchase Option
” means the unit purchase option to purchase 750,000 units of the Company issued to EarlyBirdCapital and its designees in connection with the IPO.
“
U.S. GAAP
” means U.S. generally accepted accounting principles, consistently applied.
“
Warrants
” means the Public Warrants and the Private Warrants.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes thereto that are included elsewhere in this prospectus, before making an investment decision.
General
Opes Acquisition Corp. was formed as a blank check company incorporated in Delaware on July 24, 2017 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business transaction with one or more operating businesses or entities (a “Business Combination”). BurgerFi International, LLC was formed in Delaware on April 15, 2011. On December 16, 2020, to effectuate the Business Combination, Opes Acquisition Corp. purchased 100% of the membership interests of BurgerFi International, LLC from the Members of BurgerFi International, LLC, resulting in BurgerFi International, LLC becoming a wholly owned subsidiary of Opes, Subsequently, in connection with this Business Combination, Opes changed its name to “BurgerFi International, Inc.” On December 16, 2020, as a result of the consummation of the Business Combination, which fulfilled the “initial Business Combination” requirement of OPES’s Certificate of Incorporation, as amended and restated, the Company ceased to be a shell company. References to the “Post-Combination Company” refer to BurgerFi International, Inc. after the consummation of the Business Combination. Unless the context otherwise requires, all references to “we,” “us,” “our,” “BurgerFi” and the “Company” and other similar references refer to the Post-Combination Company and, unless otherwise stated, all of its subsidiaries. All references to “Opes” refer to the Company before the closing of the Business Combination.
We are a fast-casual “better burger” concept with approximately 119 franchised and corporate-owned restaurants as of June 30, 2021, renowned for delivering an exceptional, all-natural
premium burger experience in a refined, contemporary environment. We offer a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut
fries and onion rings, shakes, beer, wine and more. Originally founded in February 2011 in sunny
Lauderdale-by-the-Sea,
Florida, the purpose was simple – redeFining the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. We have become the go-to
burger restaurant for good times and high-quality food across the United States and beyond. Known for delivering the all-natural
burger experience in a fast-casual environment, we are committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality.
Today, we are among the nation’s fastest-growing better burger concepts and took the No. 1 spot on Fast Casual Restaurant’s Top 100 Movers & Shakers for 2021, ranked Top Better Burger chain in Fast Casual Restaurants in USA Today’s 10 Best Readers’ Choice for 2021, placed as the Top Better Burger Chain in Fast Casual’s Top 100 Movers & Shakers list in 2021, named QSR Magazine’s Breakout Brand of the Year for 2020, named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, and listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019. We were also featured in the fourth annual Chain Reaction antibiotic scorecard by National Resources Defense Council and Consumer Reports with an “A” rating – one of only two brands serving passing grade beef.
Since our inception, we have grown steadily—with 119 BurgerFi restaurants, as of June 30, 2021, in 2 countries and 22 states and Puerto Rico—and we continue to expand, bringing the BurgerFi experience to new guests around the world.
Recent Developments
On October 8, 2021, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company plans to acquire (the “Stock Acquisition”) 100% of the outstanding shares of Hot Air, Inc., a Delaware corporation (“Hot Air”), from Cardboard Box, LLC, a Delaware limited liability company (“Cardboard”). Hot Air, through its subsidiaries, owns the business of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings” (“ACFP”). See “
Business—Overview—Recent Developments
” for additional discussion regarding the transaction. Hot Air’s audited financial statements for the years ended January 4, 2021 and December 30, 2019 and unaudited interim financial statements for the periods ended July 5, 2021 and June 29, 2020 are attached to this registration statement and pro forma condensed combined financial information is included in this registration statement in the section titled “
Unaudited Pro Forma Condensed Combined Financial Information
.”

The Offering

Issuer	BurgerFi International, Inc.

Issuance of Common Stock	We are registering 15,170,000 shares of Common Stock issuable upon exercise of the Warrants, consisting of (i) 3,595,000 shares of Common Stock that are issuable upon the exercise of 3,595,000 Private Warrants, (ii) 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital and (iii) 11,500,000 shares of Common Stock that are issuable upon the exercise of 11,500,000 Public Warrants.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	17,893,476 (as of August 6, 2021) (does not include potential Earnout Share Consideration).(1)

Shares of Common Stock Outstanding Assuming Exercise of All Warrants	33,063,476 (does not include potential Earnout Share Consideration).(1)

Exercise Price of Warrants	$11.50 per share, subject to adjustments as described herein.

Use of proceeds	We will receive up to an aggregate of approximately $174,455,000 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “
Use of Proceeds
.”

Resale of Securities offered by the Selling Stockholders	We are registering the resale by the Selling Stockholders named in this prospectus, or their permitted transferees, of an aggregate of 26,563,901 shares of common stock (includes up to 9,356,459 shares potentially issued to the Members as Earnout Share Consideration and 943,396 shares placed in escrow pursuant to the Membership Interest Purchase Agreement).

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders.

Nasdaq ticker symbol	Our common stock and warrants are listed on the Nasdaq Capital Market under the symbols BFI” and “BFIIW,” respectively.

Risk Factors	See “ Risk Factors ” and other information included in this prospectus for a discussion of factors you should consider before investing our securities.
For additional information concerning the offering, see “
Plan of Distribution
” beginning on page 103.
(1) Includes 943,396 shares held in escrow pursuant to the Membership Interest Purchase Agreement.

SUMMARY RISK FACTORS
Our business is subject to numerous risks. In addition to the summary below, you should carefully review the “Risk Factors” section of this registration statement. We may be subject to additional risks and uncertainties not presently known to us or that we currently deem immaterial. These risks should be read in conjunction with the other information in our Annual Report on Form
10-K,
Quarterly Reports on Form
10-Q,
and in our other public disclosures. Some of the principal risks relating to our business include:

•
Completion of the proposed Stock Acquisition is subject to the fulfillment or the waiver, as the case may be, of a number of conditions precedent, which may prevent, delay, hinder or otherwise adversely affect the proposed Stock Acquisition.

•	We expect to incur significant indebtedness as a result of the Stock Acquisition, which could have a material adverse effect on our financial condition.

•	We expect to incur significant transaction costs as a result of the Stock Acquisition, which could have a material adverse effect on our financial condition.

•	The Stock Acquisition is expected to significantly change the business and operations of BurgerFi. We may face challenges integrating the businesses.

•	The combination of the BurgerFi and ACFP businesses may not lead to the growth and success of the combined business that we believe will occur.

•	Our multibrand strategy may not be successful.

•	Integrating the businesses of BurgerFi and ACFP may disrupt or have a negative impact on the combined business.

•	Current BurgerFi stockholders will have a reduced ownership and voting interest after the Stock Acquisition and will exercise less influence over management.

•
The unaudited pro forma financial statements included in this registration statement are presented for illustrative purposes only and the actual financial condition and results of operations of the combined business following the business combination may differ materially.

•	The market price of Common Stock after the business combination may be affected by factors different from those that affected the shares of BurgerFi prior to the Stock Acquisition.

•	Our primary growth strategy is highly dependent on the availability of suitable locations and our ability to develop and open new restaurants on a timely basis, on attractive terms.

•	Our expansion into new markets may present increased risks, which could affect our profitability.

•	Our failure to effectively manage our growth could harm our business and operating results.

•	New restaurants, once opened, may not be profitable and may negatively affect restaurant sales at our existing restaurants.

•	We have a limited number of suppliers for our major products and rely on SYSCO Corporation for the majority of our domestic distribution needs.

•	Our plans to open new restaurants, and the ongoing need for capital expenditures at our existing restaurants, require us to spend capital.

•	Our marketing strategies and channels will evolve and may not be successful.

•
Our franchise business model presents a number of risks. We rely on a limited number of franchisees for the operation of our franchised restaurants, and we have limited control with respect to the operations of our franchised restaurants, which could have a negative impact on our reputation and business.

•	Incidents involving food safety and food-borne illnesses could adversely affect guests’ perception of our brand, result in lower sales and increase operating costs.

•	Increased food commodity and energy costs could decrease our restaurant-level operating profit margins or cause us to limit or otherwise modify our menu, which could adversely affect our business.

•	The digital and delivery business, and expansion thereof, is uncertain and subject to risk.

•	Shortages or interruptions in the supply or delivery of food products could adversely affect our operating results.

•	We face significant competition for guests, and if we are unable to compete effectively, our business could be adversely affected.

•	The COVID-19 pandemic has adversely affected and could continue to adversely affect our financial results, condition, and outlook.

•
Security breaches of either confidential guest information in connection with, among other things, our electronic processing of credit and debit card transactions or mobile ordering app, or confidential employee information may adversely affect our business.

•	If we experience a material failure or interruption in our systems, our business could be adversely impacted.

•	We depend on key members of our executive management team.

•	We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

•	Our insurance coverage may not provide adequate levels of coverage against claims.

•
Failure to comply with privacy and cybersecurity laws and regulations could cause us to face litigation and penalties that could adversely affect our business, financial conditions and results of operations.

•
If we fail to maintain effective internal controls over financial reporting, our ability to produce timely and accurate financial information or comply with Section 404 of the Sarbanes-Oxley Act of 2002 could be impaired, which could have a material adverse effect on our business and stock price.

•
We identified material weaknesses in our internal control over financial reporting in 2020. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business, investor confidence, and our stock price.

•	We have significant stockholders whose interests may differ from those of our public stockholders.

•	Our anti-takeover provisions could prevent or delay a change in control of the Company, even if such change in control would be beneficial to our stockholders.

•	We may be unable to maintain the listing of our securities in the future.

•	If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

•	A significant number of shares of our common stock are subject to issuance upon exercise of the outstanding warrants, which upon such exercise may result in dilution to our security holders.

•	Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

•	Trading volatility and the price of our common stock may be adversely affected by many factors.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes, “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, before deciding whether to purchase any of our securities. If any of these risks actually occur, it could harm our business, financial condition, results of operations and cash flows and our prospects. In that event, the price of our securities could decline and you could lose part or all of your investment.
RISKS RELATED TO THE PENDING STOCK ACQUISITION
Completion of the proposed Stock Acquisition is subject to the fulfillment or the waiver, as the case may be, of a number of conditions precedent, which may prevent, delay, hinder or otherwise adversely affect the proposed Stock Acquisition.
Completion of the proposed Stock Acquisition is subject to the fulfillment or the waiver, as the case may be, of a number of conditions precedent as described in the Purchase Agreement. These include, in addition to customary closing conditions (such as the accuracy of the representations and warranties of the parties contained in the Purchase Agreement, the parties’ performance and compliance in all material respects with the agreements and covenants contained in the Purchase Agreement, no material adverse effect to BurgerFi or ACFP and such other conditions as are set forth in the Purchase Agreement), the filing of a Certificate of Designation (the “CoD”) with the Secretary of State of the State of Delaware by BurgerFi at or prior to the closing of the Stock Acquisition designating shares of our Preferred Stock as Series A junior preferred stock, par value $0.0001 per share (the “Series A Junior Preferred Stock”). Failure to satisfy any of the conditions may result in the Stock Acquisition not being closed. If the Stock Acquisition is not consummated for these or any other reasons, our ongoing business may be adversely affected and will be subject to a number of risks and consequences, including the following:

•
we must pay the substantial fees and expenses we incurred related to the Stock Acquisition, such as legal, accounting, printing, and synergy planning fees and expenses, even if the Stock Acquisition is not consummated and, except in certain circumstances, we may not be able to recover such fees and expenses;

•
matters relating to the proposed Stock Acquisition may require substantial commitments of time and resources by our management, which could otherwise have been devoted to other opportunities that may have been beneficial to us;

•	the market price of our Common Stock may decline to the extent that the current market price reflects a market assumption that the Stock Acquisition will be consummated;

•	we may experience negative reactions to the termination of the Stock Acquisition from customers, business partners, lenders, and employees; and

•	we would not realize any of the anticipated benefits of having consummated the Stock Acquisition.
In addition, any delay in the consummation of the Stock Acquisition, or any uncertainty about the consummation of the Stock Acquisition, may adversely affect our future business, growth, revenue, and results of operations.
We expect to incur significant indebtedness as a result of the Stock Acquisition, which could have a material adverse effect on our financial condition.
In connection with the Stock Acquisition, we expect to assume approximately $71.1 million of the indebtedness of Hot Air. The Company may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy its obligations under indebtedness that may not be successful. The inability in the future to repay such indebtedness when due would have a material adverse effect on the Company.

We expect to incur significant transaction costs as a result of the Stock Acquisition, which could have a material adverse effect on our financial condition.
We expect to incur significant
one-time
transaction costs related to the Stock Acquisition. These transaction costs include legal and accounting fees and expenses and other related charges. We may also incur additional unanticipated costs in connection with the Stock Acquisition. Additional costs will be incurred in connection with integrating BurgerFi’s and ACFP’s businesses. Costs in connection with the Stock Acquisition and integration may be higher than expected. These costs could adversely affect BurgerFi’s financial condition, operating results or prospects.
The Stock Acquisition is expected to significantly change the business and operations of BurgerFi. We may face challenges integrating the businesses.
As a result of the Stock Acquisition, both the size and geographic scope of BurgerFi’s business is expected to significantly increase. We may face challenges integrating such geographically diverse businesses and implementing a smooth transition of business focus and governance in a timely or efficient manner. In particular, if the effort we devote to the integration of our businesses with that of ACFP diverts more management time or other resources from carrying out our operations than we originally planned, our ability to maintain and increase revenues as well as manage our costs could be impaired. Furthermore, our capacity to expand other parts of our existing businesses may be impaired. We also cannot assure you that the combination of the BurgerFi and ACFP businesses will function as we anticipate, or that significant synergies will result from the business combination. Any of the above could have a material adverse effect on our business.
The combination of the BurgerFi and ACFP businesses may not lead to the growth and success of the combined business that we believe will occur.
Although we believe the combination of the BurgerFi and ACFP businesses will provide a significant commercial opportunity for growth, we may not realize all of the synergies that we anticipate and may not be successful in implementing our commercialization strategy. Our combined business will be subject to all of the risks and uncertainties inherent in the pursuit of growth in our industry and we may not be able to successfully sell our products, obtain the regulatory clearances and approvals we apply for or, or realize the anticipated benefits from our distribution, collaboration and other commercial partners. If we are not able to grow the combined business of BurgerFi and ACFP as a commercial enterprise, our financial condition will be negatively impacted.
Our multibrand strategy may not be successful.
The Stock Acquisition, if consummated, will be the Company’s first acquisition in building a premium multibrand platform. BurgerFi and ACFP are currently independent businesses, and, following the Stock Acquisition, they will continue to operate as independent brands as part of our multibrand strategy to allow us to preserve the value of their brands. We believe that broader recognition and positive perception of these multiple brands individually, as well as collectively under the “BurgerFi” brand, are essential to our future success. Our successful positioning of our brands depends in large part on the success of our advertising and promotional efforts and our ability to continue to provide products that are desirable by our customers. Accordingly, we intend to continue to pursue an aggressive brand enhancement strategy, which includes multimedia advertising, promotional programs and public relations activities. These initiatives may require significant expenditures. If our multibrand strategy is unsuccessful, these expenses may never be recovered. Any failure of our other marketing efforts could also have an adverse impact on us.

Integrating the businesses of BurgerFi and ACFP may disrupt or have a negative impact on the combined business.
We could have difficulty integrating the assets, personnel, operations and business of BurgerFi and ACFP. The Stock Acquisition is complex and we will need to devote significant time and resources to integrating the businesses. Risks that could impact us negatively include:

•	the difficulty of integrating ACFP and its concepts and operations;

•	the difficulty in combining our financial operations and reporting;

•	the potential disruption of the ongoing businesses and distraction of our management;

•	changes in our business focus and/or management;

•	risks related to international operations;

•	the potential impairment of relationships with employees and partners as a result of any integration of new management personnel; and

•	the potential inability to manage an increased number of locations and employees.
Current BurgerFi stockholders will have a reduced ownership and voting interest after the Stock Acquisition and will exercise less influence over management.
Current BurgerFi stockholders have the right to vote in the election of the BurgerFi Board of Directors and on other matters affecting BurgerFi. Immediately after the proposed Stock Acquisition is completed, it is estimated that then current BurgerFi stockholders will own greater than 80% and Cardboard will own less than 20% of the outstanding shares of BurgerFi. As a result of the Stock Acquisition, current BurgerFi stockholders will have less influence on the management and policies of BurgerFi post-closing than they currently have.
The unaudited pro forma financial statements included in this registration statement are presented for illustrative purposes only and the actual financial condition and results of operations of the combined business following the Stock Acquisition may differ materially.
The unaudited pro forma financial statements contained in this registration statement are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined business’s financial condition or results of operations following the business combination for several reasons. The actual financial condition and results of operations of the combined business following the business combination may not be consistent with, or evident from, these unaudited pro forma financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect the combined business’s financial condition or results of operations following the business combination. Any potential decline in the combined business’s financial condition or results of operations may cause significant variations in the stock price of the Company.
The market price of our Common Stock after the Stock Acquisition may be affected by factors different from those affecting the shares of BurgerFi currently.
ACFP’s business differs in important respects from that of BurgerFi, and, accordingly, the results of operations of the combined business and the market price of our Common Stock after the completion of the Stock Acquisition may be affected by factors different from those currently affecting the results of operations of each of BurgerFi and ACFP. For a discussion of the business of BurgerFi and of certain factors to consider in connection with BurgerFi’s business, see the section titled “
Business
” and the financial statements of BurgerFi and its subsidiaries attached to this registration statement. For a discussion of the business of ACFP and of certain factors to consider in connection with ACFP’s business, see the financial statements of Hot Air and its subsidiaries attached to this registration statement.

RISKS RELATED TO OUR GROWTH STRATEGIES AND OPERATIONS
Our primary growth strategy is highly dependent on the availability of suitable locations and our ability to develop and open new restaurants on a timely basis, on attractive terms.
One of the keys to achieving our growth strategies will be opening and operating new restaurants on a profitable basis for the foreseeable future. We must identify target markets where we can enter or expand, taking into account numerous factors such as the location of our current restaurants, the target consumer base, population density, demographics, traffic patterns, competition, geography and information gathered from our various contacts. We may not be able to open our planned new restaurants within budget or on a timely basis, if at all, given the uncertainty of these factors, which could adversely affect our business, financial condition and results of operations. As we operate more restaurants, our rate of expansion relative to the size of our restaurant base will eventually decline.
The number and timing of new restaurants opened during any given period may be negatively impacted by a number of factors including: (1) the identification and availability of attractive sites for new restaurants; (2) difficulty negotiating suitable lease terms; (3) shortages of construction labor or materials; (4) recruitment and training of qualified personnel in the local market; (5) our ability to obtain all required governmental permits, including zoning approvals; (6) our ability to control construction and development costs of new restaurants; (7) competition in new markets, including competition for appropriate sites; (8) the proximity of potential sites to an existing restaurant, and the impact of cannibalization on future growth; (9) anticipated commercial, residential and infrastructure development near our new restaurants; and (10) the cost and availability of capital to fund construction costs and pre-opening
costs.
Accordingly, we cannot assure you that we will be able to successfully expand as we may not correctly analyze the suitability of a location or anticipate all of the challenges imposed by expanding our operations. Our growth strategy, and the substantial investment associated with the development of each new domestic company-operated restaurant, may cause our operating results to fluctuate and be unpredictable or adversely affect our profits. In addition, as has happened when other restaurant concepts have tried to expand, we may find that our concept has limited appeal in new markets or we may experience a decline in the popularity of our concept in the markets in which we operate. If we are unable to expand in existing markets or penetrate new markets, our ability to increase our revenue and profitability may be materially harmed or we may face losses.
Our expansion into new markets may present increased risks, which could affect our profitability.
We hope to open Company-operated restaurants in markets where have little or no operating experience. Restaurants we open in new markets may take longer to reach expected restaurant sales and profit levels on a consistent basis and may have higher construction, occupancy, or operating costs than restaurants we open in existing markets. New markets may have competitive conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than our existing markets. We may need to make greater investments than originally planned in advertising and promotional activity in new markets to build brand awareness. We may also incur higher costs from entering new markets if, for example, we assign area directors to manage comparatively fewer restaurants than we assign in more developed markets. Also, until we attain a critical mass in a market, the restaurants we open will incur higher food distribution costs and reduced operating leverage. As a result, these new restaurants may be less successful or may achieve target restaurant-level operating profit margins at a slower rate, if ever.
Our failure to effectively manage our growth could harm our business and operating results.
Our existing personnel, management systems, financial and management controls and information systems may not be adequate to support our planned expansion. Our ability to manage our growth effectively will require us to continue to enhance these systems, procedures, and controls and to locate, hire, train and retain management and operating personnel, particularly in new markets. We may not be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and on our existing infrastructure or be able to hire or retain the necessary management and operating personnel, which could harm our business, financial condition or results of operations. These demands could cause us to operate our existing business less effectively, which in turn could cause a deterioration in the financial performance of our existing restaurants. If we experience a decline in financial performance, we may decrease the number of or discontinue restaurant openings, or we may decide to close restaurants that we are unable to operate in a profitable manner.

New restaurants, once opened, may not be profitable and may negatively affect restaurant sales at our existing restaurants.
Our results have been, and in the future may continue to be, significantly impacted by the timing of new restaurant openings (often dictated by factors outside of our control). Our experience has been that labor and operating costs associated with a newly opened restaurant for the first several months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of restaurant sales. Our new restaurants take a period of time to reach target operating levels due to inefficiencies typically associated with new restaurants, including the training of new personnel, new market learning curves, inability to hire sufficient qualified staff and other factors. We may incur additional costs in new markets, particularly for transportation and distribution, which may impact the profitability of those restaurants. Although we have specific target operating and financial metrics, new restaurants may not meet these targets or may take longer than anticipated to do so. Any new restaurants we open may not be profitable or achieve operating results similar to those of our existing restaurants, which could adversely affect our business, financial condition or results of operations.
If we are unable to maintain and grow restaurant sales at existing restaurants, our financial performance could be adversely affected.
The level of same-store sales growth, which represents the change in year-over-year revenue for domestic Company-operated restaurants open for 14 full months or longer, could affect our restaurant sales growth. Our ability to increase same-store sales depends, in part, on our ability to successfully implement our initiatives to build restaurant sales. It is possible such initiatives will not be successful, that we will not achieve our target same-store sales growth or that same-store sales growth could be negative, which may cause a decrease in restaurant sales and profit growth that would adversely affect our business, financial condition or results of operations.
Our mission of being “natural and proud of it” may subject us to risks.
Our mission is a significant part of our business strategy and what we are as a company. However, we face many challenges in carrying out our mission. We incur higher costs and other risks associated with purchasing high quality ingredients grown or raised with an emphasis on quality and responsible practices. As a result, our food and labor costs may be significantly higher than other companies who do not source high quality ingredients or pay above minimum wage. Additionally, the supply for high quality ingredients may be limited and it may take us longer to identify and secure relationships with suppliers that are able to meet our quality standards and have sufficient quantities to support our growing business. If we are unable to obtain a sufficient and consistent supply for our ingredients on a cost-effective basis, our food costs could increase or we may experience supply interruptions which could have an adverse effect on our operating margins. Additionally, some of our competitors have recently announced initiatives to offer better quality ingredients, such as antibiotic-free meat. If this trend continues, it could further limit our supply for certain ingredients and we may lose our competitive advantage as it will be more difficult for our business to differentiate itself.
We have a limited number of suppliers for our major products and rely on SYSCO Corporation for the majority of our domestic distribution needs.
We have a limited number of suppliers for our major ingredients. Due to this concentration of suppliers, the cancellation of our supply arrangements with any one of these suppliers or the disruption, delay or inability of these suppliers to deliver these major products to our restaurants may materially and adversely affect our results of operations while we establish alternate distribution channels. In addition, if our suppliers fail to comply with food safety or other laws and regulations, or face allegations of non-compliance,
their operations may be disrupted. we cannot assure you that we would be able to find replacement suppliers on commercially reasonable terms or a timely basis, if at all. Although we believe that alternative supply and distribution sources are available, there can be no assurance that we will continue to be able to identify or negotiate with such sources on terms that are commercially reasonable to us. If our suppliers or distributors are unable to fulfill their obligations under their contracts or we are unable to identify alternative sources, we could encounter supply shortages and incur higher costs, each of which could have a material adverse effect on our results of operations.

Our plans to open new restaurants, and the ongoing need for capital expenditures at our existing restaurants, require us to spend capital.
Our growth strategy depends on opening new restaurants, which will require us to use cash flows from operations. We cannot assure you that cash flows from operations will be sufficient to allow us to implement our growth strategy. If these funds are not allocated efficiently among our various projects, or if any of these initiatives prove to be unsuccessful, we may experience reduced profitability and we could be required to delay, significantly curtail or eliminate planned restaurant openings, which could have a material adverse effect on our business, financial condition and results of operations. In addition, as our restaurants mature, our business will require capital expenditures for the maintenance, renovation, and improvement of existing restaurants to remain competitive and maintain the value of our brand standard. This creates an ongoing need for cash, and, to the extent we cannot fund capital expenditures from cash flows from operations, funds will need to be borrowed or otherwise obtained. If the costs of funding new restaurants or renovations or enhancements to existing restaurants exceed budgeted amounts, and/or the time for building or renovation is longer than anticipated, our profits and liquidity could be reduced. If we cannot access the capital we need, we may not be able to execute our growth strategy, take advantage of future opportunities or respond to competitive pressures.
Our marketing strategies and channels will evolve and may not be successful.
We incur costs and expend other resources in our marketing efforts to attract and retain guests. Our strategy includes public relations, digital and social media, promotions and in-store
messaging, which require less marketing spend as compared to traditional marketing programs. Currently, the number of discounted promotions and advertising we undertake is not significant. As the number of restaurants increases, and as we expand into new markets, we expect to increase our investment in advertising and consider additional promotional activities. Accordingly, in the future, we will incur greater marketing expenditures, resulting in greater financial risk and a greater impact on our financial results. We rely heavily on social media for many of our marketing efforts. If consumer sentiment towards social media changes or a new medium of communication becomes more mainstream, we may be required to fundamentally change our current marketing strategies which could require us to incur significantly more costs. Some of our marketing initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenue. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising than we are able to at this time. Should our competitors increase spending on marketing and advertising or our marketing funds decrease for any reason, or should our advertising and promotions be less effective than those of our competitors, there could be a material adverse effect on our business, financial condition and results of operations.
We rely on a limited number of franchisees for the operation of our franchised restaurants, and we have limited control with respect to the operations of our franchised restaurants, which could have a negative impact on our reputation and business.
We rely, in part, on our franchisees and the manner in which they operate their restaurants to develop and promote our business. As of June 30, 2021, 50 franchisees operated all of our domestic franchised restaurants and two franchisees operated all of our international franchised restaurants. Our franchisees are required to operate their restaurants according to the specific guidelines we set forth, which are essential to maintaining brand integrity and reputation, all laws and regulations applicable to us and our subsidiaries, and all laws and regulations applicable in the jurisdictions in which we operate. We provide training to these franchisees to integrate them into our operating strategy and culture. However, since we do not have day-to-day
control over all of these restaurants, we cannot give assurance that there will not be differences in product and service quality, operations, labor law enforcement or marketing or that there will be adherence to all of our guidelines and applicable laws at these restaurants. In addition, if our franchisees fail to make investments necessary to maintain or improve their restaurants, guest preference for the BurgerFi brand could suffer. Failure of these restaurants to operate effectively could adversely affect our cash flows from those operations or have a negative impact on our reputation or our business.
The success of our franchised operations depends on our ability to establish and maintain good relationships with our franchisees. The value of our brand and the rapport that we maintain with our franchisees are important factors for potential franchisees considering doing business with us. If we are unable to maintain good relationships with franchisees, we may be unable to renew franchise agreements and opportunities for developing new relationships with additional franchisees may be adversely affected. This, in turn, could have an adverse effect on our business, financial condition and results of operations. Although we have developed criteria to evaluate and screen prospective developers and franchisees, we cannot be certain that the developers and franchisees we select will have the business acumen necessary to open and operate successful franchised restaurants in their franchising areas.

Franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with us or to be able to find suitable sites on which to develop them, or they may elect to cease development for other reasons. Franchisees may not be able to negotiate acceptable lease or purchase terms for the sites, obtain the necessary permits and governmental approvals or meet construction schedules. Additionally, financing from banks and other financial institutions may not always be available to franchisees to construct and open new restaurants. Any of these factors could slow our growth from franchised operations and reduce our franchising revenue.
Our franchise business model presents a number of risks.
Our success as a franchised business relies, in part, on the financial success and cooperation of our franchisees. Our restaurant margins arise from two sources: fees from franchised restaurants (e.g., royalties based on a percentage of sales) and sales from Company-operated restaurants. Our franchisees manage their businesses independently, and therefore are responsible for the day-to-day
operation of their restaurants. The revenue we realize from franchised restaurants is largely dependent on the ability of our franchisees to grow their sales. Business risks affecting our operations also affect our franchisees. In particular, our franchisees have also been significantly impacted by the
COVID-19
pandemic. If franchisee sales trends continue to worsen, our financial results will continue to be negatively affected, which may be material.
Our success also relies on the willingness and ability of our independent franchisees to implement our initiatives, which may include financial investment, and to remain aligned with us on operating, value/promotional and capital-intensive reinvestment plans. The ability of franchisees to contribute to the achievement of our plans is dependent in large part on the availability to them of funding at reasonable interest rates and may be negatively impacted by the financial markets in general, by the creditworthiness of our franchisees or the Company or by banks’ lending practices. If our franchisees are unwilling or unable to invest in major initiatives or are unable to obtain financing at commercially reasonable rates, or at all, our future growth and results of operations could be adversely affected.
From time to time, we have guaranteed certain franchisee’s lease obligations, which could require us to make lease payments on behalf of franchisees should they fail to honor such commitments. Our operating performance could also be negatively affected if our franchisees experience food safety or other operational problems or project an image inconsistent with our brand and values, particularly if our contractual and other rights and remedies are limited, costly to exercise or subjected to litigation and potential delays. If franchisees do not successfully operate restaurants in a manner consistent with our required standards, our brand’s image and reputation could be harmed, which in turn could hurt our business and operating results. Our ownership mix also affects our results and financial condition. The decision to own restaurants or to operate under franchise agreements is driven by many factors whose interrelationship is complex. The benefits of our more heavily franchised structure depend on various factors including whether we have effectively selected franchisees that meet our rigorous standards, whether we are able to successfully integrate them into our structure and whether their performance and the resulting ownership mix supports our brand and financial objectives. Additionally, a rise in minimum wages could adversely impact our and our franchisees’ financial performance. The impact of events such as boycotts or protests, labor strikes, and supply chain interruptions (including due to lack of supply or price increases) could also adversely affect both us and our franchisees.
RISKS RELATED TO OPERATING IN THE RESTAURANT INDUSTRY
Incidents involving food safety and food-borne illnesses could adversely affect guests’ perception of our brand, result in lower sales and increase operating costs.
Food safety is a top priority, and we dedicate substantial resources to ensure the safety and quality of the food we serve. Nevertheless, we face food safety risks, including the risk of food-borne illness and food contamination, which are common both in the restaurant industry and the food supply chain and cannot be completely eliminated. We rely on third-party food suppliers and distributors to properly handle, store and transport ingredients to our restaurants. Any failure by our suppliers, or their suppliers, could cause ingredients to be contaminated, which may be difficult to detect before the food is served. Additionally, the risk of food-borne illness may also increase whenever our food is served outside of our control, such as by third-party delivery services. Regardless of the source or cause, any report of food-borne illnesses or food safety issues, whether or not accurate, at one or more of our restaurants, including restaurants operated by our franchisees, could adversely affect our brand and reputation, which in turn could result in reduced guest traffic and lower sales. If any of our guests become ill from food-borne illnesses, we could be forced to temporarily close one or more restaurants or choose to close as a preventative measure if we suspect there was a pathogen in our restaurants. Furthermore, any instances of food contamination, whether or not at our restaurants, could subject us or our suppliers to voluntary or involuntary food recalls and the costs to conduct such recalls could be significant and could interrupt supply to unaffected restaurants or increase the cost of ingredients.
Increased food commodity and energy costs could decrease our restaurant-level operating profit margins or cause us to limit or otherwise modify our menu, which could adversely affect our business.
Our profitability depends, in part, on our ability to anticipate and react to changes in the price and availability of food commodities, including among other things beef, poultry, grains, dairy and produce. Prices may be affected due to market changes, increased competition, the general risk of inflation, shortages or interruptions in supply due to weather, disease or other conditions beyond our control, or other reasons. We did not experience any material supply chain difficulties as a result of the
COVID-19
outbreak during the six months ended June 30, 2021; however, there can be no assurance that we will not experience supply chain challenges in the future. This and other events could increase commodity prices or cause shortages that could affect the cost and quality of the items we buy or require us to further raise prices or limit our menu options. These events, combined with other more general economic and demographic conditions, could impact our pricing and negatively affect our restaurant sales and restaurant-level operating profit margins. While we have been able to partially offset inflation and other changes in the costs of core operating resources by gradually increasing menu prices, coupled with more efficient purchasing practices, productivity improvements and greater economies of scale, there can be no assurance that we will be able to continue to do so in the future. From time to time, competitive conditions could limit our menu pricing flexibility. There can be no assurance that future cost increases can be offset by increased menu prices or that increased menu prices will be fully absorbed by our guests without any resulting change to their visit frequencies or purchasing patterns. In addition, there can be no assurance that we will generate same-store sales growth in an amount sufficient to offset inflationary or other cost pressures.
The digital and delivery business, and expansion thereof, is uncertain and subject to risk.
Digital innovation and growth remain a focus for us. Our continuous investment in a sophisticated technology infrastructure, we believe, has enabled us to strategically anticipate and execute against significant industry-wide changes. We utilize advanced technology to analyze, communicate and tactically execute in virtually all aspects of the business. We have executed upon our digital strategy over the past few years, including the development and launch of our app, our licensing agreement with REEF Kitchens, and using various third-party delivery partners, including partnerships with Uber Eats, DoorDash, Postmates and Grubhub. As the digital space around us continues to evolve, our technology needs to evolve concurrently to stay competitive with the industry. If we do not maintain digital systems that are competitive with the industry, our digital business may be adversely affected and could damage our sales. We rely on third parties for our ordering and payment platforms relating to our mobile app and REEF Kitchens. Such services performed by these third parties could be damaged or interrupted by technological issues, which could then result in a loss of sales for a period of time. Information processed by these third parties could also be impacted by cyber-attacks, which could not only negatively impact our sales, but also harm our brand image.
Recognizing the rise in delivery services offered throughout the restaurant industry, we understand the importance of providing such services to guests wherever and whenever they want. We have invested in marketing to promote our delivery partnerships, which could negatively impact profitability if the business does not continue to expand. We rely on third parties, including Uber Eats, DoorDash, Postmates and Grubhub, to fulfill delivery orders timely and in a fashion that will satisfy guests. Errors in providing adequate delivery services may result in guest dissatisfaction, which could also result in loss of guest retention, loss in sales and damage to our brand image. Additionally, as with any third-party handling food, such delivery services increase the risk of food tampering while in transit. We are also subject to risk if there is a shortage of delivery drivers, which could result in a failure to meet guests’ expectations. Third-party delivery services within the restaurant industry are a competitive environment and include a number of players competing for market share. If our third-party delivery partners fail to effectively compete with other third-party delivery providers in the sector, delivery business may suffer resulting in a loss of sales. If any third-party delivery provider we partner with experiences damage to their brand image, we may also see ramifications due to our partnership with them. Additionally, some of our competitors have greater financial resources to spend on marketing and advertising around their digital and delivery campaigns than we have at this time. Should our competitors increase their spend in these areas, or if our advertising and promotions are less effective than our competitors, there could be an adverse impact on our business in this space. As delivery, as well as the partnerships we have made in connection with delivery, is still a new concept, it is difficult for us to anticipate its impact to our sales as well as the challenges we may face in the future.
Shortages or interruptions in the supply or delivery of food products could adversely affect our operating results.
We are dependent on frequent deliveries of food products that meet our exact specifications. Shortages or interruptions in the supply of food products caused by problems in production or distribution, inclement weather, unanticipated demand or other conditions could adversely affect the availability, quality and cost of ingredients, which would adversely affect our operating results. Our burgers depend on the availability of our proprietary ground beef blend. Availability of our blend depends on two different components: raw material supplied by the slaughterhouses and ground and formed beef patties supplied by the national grinder who further processes and converts proteins purchased from the slaughterhouses. If there is an interruption of operation at our national grinder’s facility, we face an immediate risk because each restaurant typically has less than three days of beef patty inventory on hand. However, our national grinder is contractually obligated to provide an alternate back-up
supply and facility in the event of a disruption in their operations. In addition, our distribution model allows us to back haul product from 1 of our 25 distribution centers. We also have a final emergency protocol which allows the distribution model to freeze product to ensure there is no stoppage in daily operations. We currently use four of the world’s largest approved raw beef suppliers and two approved beef processing facilities in the United States. If there is a supply issue with all U.S. raw beef, we have tested and approved an international beef supplier. This is a benefit of partnering with one of the United States’ largest and most respected beef processors. The benefit to using international suppliers that are already in the current partnered supply chain is there is little to no shipping lead time, no additional shipping costs or potential import customs risks. It is unknown at this time how long it would take and at what cost the raw material would be available in such an industry crisis, but the additional cost would likely adversely affect the financial results of our business.
We face significant competition for guests, and if we are unable to compete effectively, our business could be adversely affected.
The restaurant industry is intensely competitive with many well-established companies that compete directly and indirectly with us with respect to taste, price, food quality, service, value, design and location. We compete in the restaurant industry with multi-unit national, regional and locally-owned and/or operated limited-service restaurants and full-service restaurants. We compete with (i) restaurants, (ii) other fast casual restaurants, (iii) quick service restaurants and (iv) casual dining restaurants. We may also compete with companies outside of the traditional restaurant industry, such as grocery store chains, meal subscription services and delicatessens, especially those that target customers who seek high-quality food, as well as convenience food stores, cafeterias and other dining outlets. Many of our competitors have existed longer than we have and may have a more established market presence, better locations and greater name recognition nationally or in some of the local markets in which we operate or plan to open restaurants. Some of our competitors may also have significantly greater financial, marketing, personnel and other resources than we do. They may also operate more restaurants than we do and may be able to take advantage of greater economies of scale than we can given our current size. Our competition continues to intensify as new competitors enter the burger, fast casual, quick service and casual dining segments. Many of our competitors emphasize low cost “value meal” menu options or other programs that provide price discounts on their menu offerings, a strategy we do not currently pursue. We also face increasing competitive pressures from some of our competitors who have recently announced initiatives to offer better quality ingredients, such as antibiotic-free meat. Our continued success depends, in part, on the continued popularity of our menu and the experience we offer guests at our restaurants. If we are unable to continue to compete effectively, customer traffic, restaurant sales and restaurant-level operating profit margins could decline and our business, financial condition and results of operations would be adversely affected.
We are subject to risks associated with leasing property subject to long-term non-cancelable
leases.
We do not own any real property and all of our domestic Company-operated restaurants are located on leased premises. The leases for our restaurants generally have initial terms ranging from ten to 20 years and typically provide for two to four five-year renewal options as well as rent escalations. Generally, our leases are net leases that require us to pay our share of the costs of real estate taxes, utilities, building operating expenses, insurance and other charges in addition to rent. We generally cannot cancel these leases. Additional sites that we lease are likely to be subject to similar long-term non-cancelable
leases. If we close a restaurant, we may still be obligated to perform our monetary obligations under the applicable lease, including, among other things, payment of the base rent for the remaining lease term. In addition, as each of our leases expire, we may fail to negotiate renewals, either on commercially acceptable terms or at all, which could cause us to close restaurants in desirable locations. We depend on cash flows from operations to pay our lease expenses and to fulfill other cash needs. If our business does not generate sufficient cash flow from operating activities, and sufficient funds are not otherwise available to us from borrowings or other sources, we may not be able to service our lease obligations or fund our other liquidity and capital needs, which would materially affect our business.
Restaurant companies have been the target of class action lawsuits and other proceedings that are costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.
Our business is subject to the risk of litigation by employees, guests, suppliers, franchisees, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions, or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal and state laws regarding workplace and employment matters, discrimination, and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of assistant managers and failure to pay for all hours worked. Additionally, our guests could file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our restaurants, including actions seeking damages resulting from food-borne illnesses or accidents in our restaurants. We are also subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations. In addition, they may generate negative publicity, which could reduce guest traffic and restaurant sales. Although we maintain what we believe to be adequate levels of insurance to cover any of these liabilities, insurance may not be available at all or in sufficient amounts with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.
Our business is subject to risks related to its sale of alcoholic beverages.
We serve beer and wine at most of our restaurants. Alcoholic beverage control regulations generally require our restaurants to apply to a state authority and, in certain locations, county or municipal authorities for a license that must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of daily operations of our restaurants, including minimum age of patrons and employees, hours of operation, advertising, trade practices, wholesale purchasing, other relationships with alcohol manufacturers, wholesalers and distributors, inventory control and handling, and the storage and dispensing of alcoholic beverages. Any future failure to comply with these regulations and obtain or retain licenses could adversely affect our business, financial condition and results of operations. We are also subject in certain states to “dram shop” statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. We carry liquor liability coverage as part of our existing comprehensive general liability insurance. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on our business, results of operations or financial condition. Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and resources away from operations and hurt our financial performance. A judgment significantly in excess of our insurance coverage or not covered by insurance could have a material adverse effect on our business, results of operations or financial condition.

GENERAL BUSINESS AND ECONOMIC RISKS
The
COVID-19
pandemic has adversely affected and could continue to adversely affect our financial results, condition, and outlook.
Health epidemics or pandemics can adversely affect consumer spending and confidence levels and supply availability and costs, as well as the local operations in impacted markets, all of which can affect our financial results, condition, and outlook. Importantly, the global pandemic resulting from the outbreak of
COVID-19
has disrupted global health, economic and market conditions, consumer behavior and our restaurant operations beginning in early 2020. Local and national governmental mandates or recommendations and public perceptions of the risks associated with the
COVID-19
pandemic have caused, and may continue to cause, consumer behavior to change and worsening economic conditions, which could continue to negatively affect our business. In addition, our global operations have been and may continue to be disrupted to varying degrees (from limited operations including drive-thru, delivery and/or take-away operations, sometimes with limited hours, menus and/or capacity, to full restaurant closures in some markets). Despite progress in vaccination efforts, our operations remain uncertain and cannot be predicted with confidence. Further, a new Delta variant of
COVID-19,
which appears to be the most transmissible variant to date, began to spread globally in July 2021 and, in the United States,
COVID-19
cases increased significantly. Even before the increases in cases related to the Delta variant, many individuals remained cautious about resuming activities. The impact of the Delta variant cannot be predicted at this time, and could depend on numerous factors, including vaccination rates among the population, the effectiveness of
COVID-19
vaccines against the Delta variant and the response by governmental bodies and regulators. While we cannot predict the duration or scope of the
COVID-19
pandemic, it has negatively impacted and could continue to negatively impact our business and such impact could be material to our financial results, condition and outlook. The
COVID-19
pandemic may also have the effect of heightening other risks disclosed in these Risk Factors, such as, but not limited to, those related to consumer behavior, consumer perceptions of our brand, supply chain interruptions and labor availability and cost.
Security breaches of either confidential guest information in connection with, among other things, our electronic processing of credit and debit card transactions or mobile ordering app, or confidential employee information may adversely affect our business.
Our business requires the collection, transmission and retention of large volumes of guest and employee data, including credit and debit card numbers and other personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The integrity and protection of that guest and employee data is critical to us. The techniques and sophistication used to conduct cyber-attacks and breaches of information technology systems, as well as the sources and targets of these attacks, change frequently and are often not recognized until such attacks are launched or have been in place for a period of time. While we continue to make significant investment in physical and technological security measures, employee training, and third party services, designed to anticipate cyber-attacks and prevent breaches, our information technology networks and infrastructure or those of our third party vendors and other service providers could be vulnerable to damage, disruptions, shutdowns, or breaches of confidential information due to criminal conduct, employee error or malfeasance, utility failures, natural disasters or other catastrophic events. Due to these scenarios we cannot provide assurance that we will be successful in preventing such breaches or data loss.
Additionally, the information, security and privacy requirements imposed by governmental regulation are increasingly demanding. Our systems may not be able to satisfy these changing requirements or may require significant additional investments or time to do so. Efforts to hack or breach security measures, failures of systems or software to operate as designed or intended, viruses, operator error or inadvertent releases of data all threaten our and our service providers’ information systems and records. A breach in the security of our information technology systems or those of our service providers could lead to an interruption in the operation of our systems, resulting in operational inefficiencies and a loss of profits. Additionally, a significant theft, loss or misappropriation of, or access to, guests’ or other proprietary data or other breach of our information technology systems could result in fines, legal claims or proceedings, including regulatory investigations and actions, or liability for failure to comply with privacy and information security laws, which could disrupt our operations, damage our reputation and expose us to claims from guests and employees, any of which could have a material adverse effect on our financial condition and results of operations.

If we experience a material failure or interruption in our systems, our business could be adversely impacted.
Our ability to efficiently and effectively manage our business depends significantly on the reliability and capacity of our information technology systems. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure, or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, expanding our systems as we grow or a breach in security of these systems could result in interruptions to or delays in our business and guest service and reduce efficiency in our operations. If our information technology systems fail and our redundant systems or disaster recovery plans are not adequate to address such failures, our revenue and profits could be reduced, and the reputation of our brand and our business could be materially adversely affected. In addition, remediation of such problems could result in significant, unplanned capital investments. Additionally, as we continue to evolve our digital platforms and enhance our internal systems, we place increasing reliance on third parties to provide infrastructure and other support services. We may be adversely affected if any of our third-party service providers experience any interruptions in their systems, which then could potentially impact the services we receive from them and cause a material failure or interruption in our own systems.
We depend on key members of our executive management team.
We depend on the leadership and experience of key members of our executive management team. The loss of the services of any of our executive management team members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. We do not maintain key person life insurance policies on any of our executive officers. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.
We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.
Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks, proprietary products and other intellectual property, including our name and logos and the unique character and atmosphere of our restaurants. We rely on U.S. and foreign trademark, copyright, and trade secret laws, as well as franchise agreements, non-disclosure
agreements, and confidentiality and other contractual provisions to protect our intellectual property. Nevertheless, our competitors may develop similar menu items and concepts, and adequate remedies may not be available in the event of an unauthorized use or disclosure of our trade secrets and other intellectual property. We may not be able to adequately protect our trademarks and service marks, and our competitors and others may successfully challenge the validity and/or enforceability of our trademarks and service marks and other intellectual property. Additionally, we may be prohibited from entering into certain new markets due to restrictions surrounding competitors’ trademarks. The steps we have taken to protect our intellectual property in the United States and in foreign countries may not be adequate. We may also from time to time be required to institute litigation to enforce our trademarks, service marks and other intellectual property. Such litigation could result in substantial costs and diversion of resources and could negatively affect our sales, profitability and prospects regardless of whether we are able to successfully enforce our rights.
Our insurance coverage may not provide adequate levels of coverage against claims.
We maintain various insurance policies for employee health, workers’ compensation, general liability, and property damage. We believe that we maintain insurance customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not economically reasonable to insure. Such losses could have a material adverse effect on our business and results of operations.

REGULATORY AND LEGAL RISKS
We are subject to many federal, state and local laws, as well as other statutory and regulatory requirements, with which compliance is both costly and complex. Failure to comply with, or changes in these laws or requirements, could have an adverse impact on our business.
We are subject to extensive federal, state, local and foreign laws and regulations, as well as other statutory and regulatory requirements, including those related to: (1) nutritional content labeling and disclosure requirements; (2) food safety regulations; (3) local licensure, building and zoning regulations; (4) employment regulations; (5) the Patient Protection and Affordable Care Act of 2010 (the “PPACA”); (6) the Americans with Disabilities Act (“ADA”) and similar state laws; (7) privacy and cybersecurity; and (8) laws and regulations related to our franchised operations. The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, uncertainty around future changes in laws made by new regulatory administrations or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require us to expend significant funds to make modifications to our restaurants if we fail to comply with applicable standards. Compliance with all of these laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings.
Failure to comply with laws and regulations relating to our franchised operations could negatively affect our licensing sales and our relationships with our franchisees.
Our franchised operations are subject to laws enacted by a number of states, rules and regulations promulgated by the U.S. Federal Trade Commission and certain rules and requirements regulating licensing activities in foreign countries. Failure to comply with new or existing franchising laws, rules and regulations in any jurisdiction or to obtain required government approvals could negatively affect our licensing sales and our relationships with our franchisees.
Nutritional content labeling and disclosure requirements may change consumer buying habits in a way that adversely impacts our sales.
In recent years, there has been an increased legislative, regulatory and consumer focus on the food industry including nutritional and advertising practices. These changes have resulted in, and may continue to result in, the enactment of laws and regulations that impact the ingredients and nutritional content of our menu offerings, or laws and regulations requiring us to disclose the nutritional content of our food offerings. For example, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to customers or have enacted legislation restricting the use of certain types of ingredients in restaurants. Furthermore, the PPACA establishes a uniform, federal requirement for certain restaurants to post certain nutritional information on their menus. Specifically, the PPACA amended the Federal Food, Drug and Cosmetic Act to require certain chain restaurants to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. These new labeling laws may also change consumer buying habits in a way that adversely impacts our sales. Additionally, an unfavorable report on, or reaction to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our offerings.
Failure to comply with local licensure, building and zoning regulations could adversely affect our business.
The development and operation of restaurants depend, to a significant extent, on the selection of suitable sites, which are subject to zoning, land use, environmental, traffic and other regulations and requirements. We also are subject to licensing and regulation by state and local authorities relating to health, sanitation, safety, and fire standards. Typically, licenses, permits and approvals under such laws and regulations must be renewed annually and may be revoked, suspended, or denied renewal for cause at any time if governmental authorities determine that our conduct violates applicable regulations. Difficulties or failure to maintain or obtain the required licenses, permits and approvals could adversely affect our existing restaurants and delay or result in our decision to cancel the opening of new restaurants, which would adversely affect our business.

Failure to comply with privacy and cybersecurity laws and regulations could cause us to face litigation and penalties that could adversely affect our business, financial conditions and results of operations.
Our business requires the collection, transmission and retention of large volumes of guest and employee data, including credit and debit card numbers and other personally identifiable information, in various information technology systems that we maintain and in those maintained by third parties with whom we contract to provide services. The collection and use of such information are regulated at the federal and state levels, as well as by the European Union (EU). Regulatory requirements, both domestic and abroad, have been changing and increasing regulation relating to the privacy, security, and protection of data. For example, the California Consumer Privacy Act was passed in June 2018, and became effective in January 2020, and requires businesses to provide California residents with certain rights regarding their personal information. Such regulatory requirements may become more prevalent in other states and jurisdictions as well. It is our responsibility to ensure that we are complying with these laws by taking the appropriate measures as well as monitoring our practices as these laws continue to evolve. As our environment continues to evolve in this digital age and reliance upon new technologies, for example, cloud computing and its digital methods of ordering, become more prevalent, it is imperative we secure the private and sensitive information we collect. Failure to do so, whether through fault of our own information systems or those of outsourced third-party providers, could not only cause us to fail to comply with these laws and regulations, but also could cause us to face litigation and penalties that could adversely affect our business, financial condition and results of operations. Our brand’s reputation and our image as an employer could also be harmed by these types of security breaches or regulatory violations.
Changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results of operations and financial condition.
We are subject to taxes by the U.S. federal, state, local and foreign tax authorities, and our tax liabilities will be affected by the allocation of expenses to differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including: (1) changes in the valuation of our deferred tax assets and liabilities; (2) expected timing and amount of the release of any tax valuation allowance; (3) tax effects of stock-based compensation; and (4) changes in tax laws, regulations, or interpretations thereof. We may also be subject to audits of our income, sales and other transaction taxes by U.S. federal, state, local and foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.
If we fail to maintain effective internal controls over financial reporting, our ability to produce timely and accurate financial information or comply with Section 404 of the Sarbanes-Oxley Act of 2002 could be impaired, which could have a material adverse effect on our business and stock price.
As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the listing standards of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. It also requires annual management assessments of the effectiveness of our internal control over financial reporting and disclosure of any material weaknesses in such controls. As an emerging growth company, if we become a large accelerated filer or when we are no longer an emerging growth company and become an accelerated filer, we will be required to have our independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we anticipate that we will expend significant resources, including accounting-related costs and significant management oversight. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time consuming and costly, and place significant strain on our personnel, systems and resources.
Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of management evaluations and independent registered public accounting firm audits of our internal control over financial reporting that we are required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which may have a negative effect on the trading price of our common stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the Nasdaq.

We identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business, investor confidence, and our stock price.
As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the rules and regulations of the applicable listing standards of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports. Although management did not conduct a formal assessment of internal control over financial reporting in connection with the audit of our financial statements for the years ended December 31, 2020 and 2019, management identified a number of material weaknesses in our internal control over financial reporting, as follows:

•
lack of control over the financial closing and reporting process relating to a sufficient segregation of duties, timely preparation of our financial statements and related notes, and, for the Successor period, the valuation and recognition of stock-based compensation and warrant liabilities;

•	lack of resources to perform and review the application of accounting standards for revenue, leases, and variable interest entities (“VIEs”);

•	specifically with respect to VIEs, our internal control over financial reporting failed to detect errors related to consolidating variable interest entities for which we are the primary beneficiary;

•
weaknesses in accounting for deferred rent and accounting for initial franchise fees and brand development revenue and expenses in connection with the adoption of our new revenue recognition standard; and

•	weaknesses during the Successor period for the failure to detect errors related to the valuation of contingent consideration issued in the business combination.
If not remediated, these material weaknesses, or other material weaknesses we or our independent registered public accounting firm later identify, could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.
We have significant stockholders whose interests may differ from those of our public stockholders.
As of August 6, 2021, approximately 58.6% of the voting power of our common stock was held, directly or indirectly, by our board of directors, executive officers and greater than 5% beneficial owners. In addition, we are party to the Director Voting Agreement, which we entered into on December 16, 2020 with our Sponsor, certain of the initial stockholders (the “Initial Stockholders”) who held Founders’ Shares prior to the IPO, the Members, and our then-serving officers and directors (the “Voting Agreement”). Pursuant to the Voting Agreement, all such stockholders agree to vote their shares of the Company in favor of the current members of the Board of Directors, comprised of Ophir Sternberg, Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann and Martha Stewart, or, if any of them ceases to serve as a director, such other person designated by our Chairman, in consultation with John Rosatti. In addition, in connection with the Stock Acquisition, we plan to enter into an additional Voting Agreement with Cardboard, Ophir Sternberg and Lionheart Equities, pursuant to which all such stockholders would agree to vote their shares of the Company in favor of Ophir Sternberg, Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann, Martha Stewart and Andrew Taub (or any successor director designee or Cardboard) for a period of one year from the ACFP Closing (as hereinafter defined). Certain of these stockholders, for the foreseeable future, have influence over corporate management and affairs, as well as matters requiring stockholder approval, and they will be able to, subject to applicable law and the voting agreement, participate in the election of the members of our board of directors, including amendments to the Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws and approval of significant corporate transactions, including mergers and sales of substantially all of our assets. Our board of directors will have the authority, subject to the terms of our indebtedness and applicable rules and regulations, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. It is possible that the interests of these stockholders may in some circumstances conflict with our interests and the interests of our other stockholders. This could influence their decisions, including with regard to whether and when to dispose of assets and whether and when to incur new or refinance existing indebtedness. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authorities to our tax reporting positions may take into consideration these stockholders’ tax or other considerations, which may differ from our considerations or those of our other stockholders.
Our anti-takeover provisions could prevent or delay a change in control of the Company, even if such change in control would be beneficial to our stockholders.
Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such change in control would be beneficial to our stockholders. These provisions include: (1) the authority to issue “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt; (2) our classified board of directors providing that not all members of our board of directors are elected at one time; (3) prohibitions regarding the use of cumulative voting for the election of directors; (4) limitations on the ability of stockholders to call special meetings or amend our Amended and Restated Bylaws; (5) requirements that all stockholder actions be taken at a meeting of our stockholders; and (6) advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.
These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. In addition, the DGCL, to which the Post-Combination Company is subject, prohibits it, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of its common stock.
The provision of our Amended and Restated Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.
Our Amended and Restated Certificate of Incorporation includes an exclusive venue provision. This provision requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Notwithstanding the foregoing, the inclusion of such provision in our Amended and Restated Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act, the Securities Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum.
This
choice-of-forum provision
may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Post-Combination Company or its directors, officers or other employees, and may result in increased costs to a stockholder who has to bring a claim in a forum that is not convenient to the stockholder, which may discourage such lawsuits. Although under Section 115 of the DGCL, exclusive forum provisions may be included in our Amended and Restated Certificate of Incorporation, if a court were to find the exclusive forum provision of our Amended and Restated Certificate of Incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.
We are currently a “smaller reporting company,” as defined by Rule
12b-2
of the Exchange Act. As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find our common stock less attractive as a result of our smaller reporting company status. If some investors find our common stock less attractive, there may be a less active trading market for our common stock and our stock price may be more volatile.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
The Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. As long as we qualify as an emerging growth company, we would be permitted, and we intend to, omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above. We also intend to take advantage of the exemption provided under the JOBS Act from the requirements to submit say-on-pay,
say-on-frequency
and
say-on-golden
parachute votes to our stockholders and we will avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.
In addition, Section 107 of the JOBS Act also provides that we can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of these benefits until we are no longer an emerging growth company or until we affirmatively and irrevocably opt out of this exemption. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.
We will continue to be an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which we had total annual gross revenue of at least $1.07 billion (as indexed for inflation), (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Opes Units at our IPO on March 16, 2018, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible
debt, or (iv) the date on which we are deemed to be a “large accelerated filer,” as defined under the Exchange Act. Until such time that we lose “emerging growth company” status, it is unclear if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and our stock prices may be more volatile and could cause our stock prices to decline.
We may be unable to maintain the listing of our securities in the future.
If we fail to meet the continued listing requirements of the Nasdaq , we could face significant material adverse consequences, including: (1) a limited availability of market quotations for our securities; (2) reduced liquidity with respect to our securities; (3) a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; (4) a limited amount of news and analyst coverage for the Post-Combination Company; and (5) a decreased ability to issue additional securities or obtain additional financing in the future.

RISKS RELATED TO OUR CAPITAL STOCK
If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. Research coverage from industry analysts may be limited. If no securities or industry analysts commence coverage of us, our stock price and trading volume could be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, provide more favorable relative recommendations about our competitors or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst who may cover us ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.
A significant number of shares of our common stock are subject to issuance upon exercise of the outstanding warrants, which upon such exercise may result in dilution to our security holders.
Outstanding warrants to purchase an aggregate of 15,170,000 shares of our common stock are exercisable at a price of $11.50 per share. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our existing holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.
Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our shares of common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.
Trading volatility and the price of our common stock may be adversely affected by many factors.
Many factors are expected to affect the volatility and price of our common stock in addition to its operating results and prospects. Some of these factors, several of which are outside our control, are the following:

•	the unpredictable nature of economic and market conditions;

•
governmental action or inaction in light of key indicators of economic activity or events that can significantly influence financial markets, and media reports and commentary about economic, trade or other matters, even when the matter in question does not directly relate to our business;

•
trading activity in our common stock or trading activity in derivative instruments with respect to our common stock or debt securities, which can be affected by market commentary (including commentary that may be unreliable or incomplete); and

•	investor confidence, driven in part by expectations about our performance.

Our Common Stock will rank junior to our Series A Junior Preferred Stock.
In the event of any voluntary or involuntary liquidation, dissolution or winding up or Deemed Liquidation Event (as such term will be defined in the CoD for purposes of this section), the holders of Series A Junior Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of our Common Stock. The rights of holders of our holders of Common Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors, the Series A Junior Preferred Stock and any future series or class of preferred stock we may issue that ranks senior to our Common Stock. Our Amended and Restated Charter authorizes us to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series on terms determined by our Board of Directors, and as a result of the Stock Acquisition, shares of Series A Junior Preferred Stock will be issued.
The issuance of Series A Junior Preferred Stock in connection with the Stock Acquisition and any other future offerings of debt or senior equity securities may adversely affect the market price of our Common Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Junior Preferred Stock or Common Stock and may result in dilution to holders of the Series A Junior Preferred Stock or Common Stock. We and, indirectly, our stockholders will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we do not know the amount, timing or nature of any future offerings. Thus holders of the Series A Junior Preferred Stock and Common Stock will bear the risk of our future offerings reducing the market price of our capital securities and diluting the value of their holdings in us.
The Series A Junior Preferred Stock is entitled to both preference dividends and participating dividends and no dividends may be paid on Common Stock so long as there are any accrued and unpaid dividends on the Series A Junior Preferred Stock.
The terms of the Series A Junior Preferred Stock place significant limitations on our ability to pay dividends on shares of Common Stock, and payments made on the Series A Junior Preferred Stock are expected to significantly reduce or eliminate any cash that we might otherwise have available for the payment of dividends on shares of Common Stock. In particular, no dividends may be paid on the Common Stock so long as there are any accrued and unpaid preference dividends with respect to the Series A Junior Preferred Stock. In addition, holders of Series A Junior Preferred Stock are entitled to such dividends paid to holders of Common Stock to same extent as if such holders of Series A Junior Preferred Stock had shares of Common Stock in accordance with the terms of the CoD. As a result, the success of an investment in the Common Stock may depend entirely upon any future appreciation in the value of the Common Stock. There is no guarantee that the Common Stock will appreciate in value or even maintain its initial value.

USE OF PROCEEDS
All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective amounts. We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholders under this prospectus. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $174,455,000 from the exercise of the Warrants exercisable for Common Stock included for resale in this Registration Statement, assuming the exercise in full of all such Warrants for cash, of which there can be no assurance. The Warrants include certain cashless exercise provisions. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities and the repayment of indebtedness. Our management will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that some of the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.
DETERMINATION OF OFFERING PRICE
The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on Nasdaq under the symbol “BFIIW.” We cannot currently determine the price or prices at which shares of our Common Stock or Warrants may be sold by the Selling Stockholders under this prospectus.
MARKET FOR OUR SECURITIES
Market Information
Our common stock and warrants are traded on Nasdaq under the symbols “BFI” and “BFIIW,” respectively.
Prior to the consummation of the Business Combination, our units, common stock and warrants were traded on Nasdaq under the symbols “OPESU,” “OPES,” and “OPESW”, respectively. On December 28, 2020, in connection with the consummation of the Business Combination, all of the units separated into their component parts of one share of Common Stock and one warrant entitling the holder thereof to purchase one share of Common Stock at a price of $11.50 per share. The units ceased trading on Nasdaq thereafter.
As of August 6, 2021, we had 17,893,476 shares of common stock outstanding and 68 record holders of our common stock.
Securities Authorized for Issuance under Equity Compensation Plans
In connection with the Business Combination, our stockholders approved the 2020 Omnibus Incentive Plan on December 16, 2020, which became effective immediately upon the Closing Date (the “Plan”). The Plan was established to benefit the Company and its stockholders, by assisting the Company to attract, retain and provide incentives to key management employees, directors, and consultants of the Company, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of
Non-qualified
Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing. The aggregate number of Shares that may be issued under the Plan shall not exceed Two Million (2,000,000) Shares, but the aggregate number of Shares reserved for awards under the Plan (other than Incentive Stock Options) will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year after the date the Plan became effective, in an amount equal to five percent (5%) of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, provided that the Committee may determine prior to the first day of the applicable fiscal year to lower the amount of such annual increase.
We have filed a registration statement on Form
S-8
(Registration
No. 333-257877)
to register the shares of Common Stock issued or issuable under the Plan. Accordingly, such shares can be sold in the public market upon issuance, subject to applicable restrictions.

DIVIDEND POLICY
We have not paid any cash dividends to date. The payment of cash dividends in the future will be dependent upon our revenue and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors at such time. Our ability to declare dividends may be limited by restrictive covenants contained in any of our existing or future indebtedness.
SELECTED FINANCIAL DATA
Not applicable.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following sets forth the unaudited pro forma condensed combined financial statements (the “Pro Forma Financial Statements”) of BurgerFi International, Inc. (“BurgerFi” or the “Company”) after giving effect to the probable acquisition of Hot Air, Inc. and subsidiaries (“Hot Air”). On October 8, 2021, BurgerFi entered into a Stock Purchase Agreement to acquire 100% of the equity interests in Hot Air (the “Proposed Transaction”). The Proposed Transaction is expected to close in the Company’s fourth quarter of 2021. Hot Air through its subsidiaries, owns and operates casual dining pizza restaurants under the trade name Anthony’s Coal Fired Pizza (“AFCP”). As of June 30, 2021, Hot Air had 61 company owned restaurants in Florida, Delaware, Pennsylvania, New Jersey, New York, Massachusetts, Maryland and Rhode Island.
The Stock Purchase Agreement provides that BurgerFi will acquire Hot Air in exchange for the issuance of common stock and redeemable preferred stock having an agreed-upon aggregate value of $86.6 million. The number of newly issued shares of common stock will be based on the
30-day
volume-weighted average price per share on the day before closing, subject to a daily cap of $14.25 per share and floor of $10.25 per share. The number of newly issued shares of redeemable preferred stock will be based on a price per share of $25.00.
The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and combined statement of operations for the year ended December 31, 2020 (the “Pro Forma Statements of Operations”) give effect to the Proposed Transaction as if it was consummated on January 1, 2020, and the unaudited pro forma condensed combined balance sheet as of June 30, 2021 (the “Pro Forma Balance Sheet”) gives effect to the Proposed Transaction as if it was consummated on June 30, 2021. The historical consolidated financial information has been adjusted in the Pro Forma Financial Statements to reflect the pro forma impact of the Proposed Transaction. These Pro Forma Financial Statements do not include the effects of any transactions that took place subsequent to June 30, 2021 or any potential debt or equity offerings.
The Pro Forma Statement of Operations for the year ended December 31, 2020 also gives effect to the business combination between OPES Acquisition Corp. (“OPES”) and BurgerFi (the “OPES Merger”) on December 16, 2020, as if it was consummated on January 1, 2020.
The Pro Forma Financial Statements do not reflect any cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing or other restructuring that may result from the Proposed Transaction. The Pro Forma Financial Statements are preliminary and are not necessarily indicative of the operating results or financial position that would have occurred if the Proposed Transaction had been completed on the date assumed, nor are they necessarily indicative of the future operating results or financial position of the combined company. There were no transactions or balances between BurgerFi and Hot Air during the periods presented in the Pro Forma Financial Statements that required elimination as if BurgerFi and Hot Air were consolidated during the periods presented. The assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Statements are described in the accompanying notes, which should be read together with the Pro Forma Financial Statements.
The Pro Forma Financial Statements have been derived from and should be read in conjunction with the consolidated financial statements and the related notes of BurgerFi included in its respective Annual Report on Form
10-K
and Quarterly Reports on Form
10-Q.

BurgerFi International, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

	Historical		Pro Forma			Pro Forma
(in thousands, except for per share data)	BurgerFi	Hot Air, Inc.	Adjustments	Notes		Combined
ASSETS
CURRENT ASSETS
Cash	$34,757	$6,379	(8,800)	4(e), 4(g	)	$32,336
Accounts receivable, net	536	679				1,215
Inventory	263	994				1,257
Prepaid Expenses	—	1,548				1,548
Asset held for sale	732	—				732
Other current assets	1,627	—				1,627

TOTAL CURRENT ASSETS	37,915	9,600	(8,800)			38,715
PROPERTY & EQUIPMENT, net	11,141	16,288				27,429
DUE FROM RELATED COMPANIES	94	—				94
GOODWILL	123,367	48,399	39,868	4(a	)	211,634
INTANGIBLE ASSETS	113,242	66,665	1,450	4(b	)	181,357
OTHER ASSETS	259	468				727

TOTAL ASSETS	$286,018	$141,420	$32,518			$459,956

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable—trade and other	2,650	4,652				7,302
Accrued expense	2,102	5,038				7,140
Other current liabilities	5,625	—				5,625
Current portion of long-term debt	73	1,627				1,700

TOTAL CURRENT LIABILITIES	10,450	11,317	—			21,767
NON-CURRENT LIABILITIES
Warrant liability	8,843	—				8,843
Deferred revenue, net of current portion	2,864	—				2,864
Long term debt—net of current portion	621	64,828	(8,300)	4(e	)	57,149
Related party note payable	—	10,000	(709)	4(e	)	9,291
Deferred tax liability	—	8,143				8,143
Deferred rent	267	2,449				2,716
Revolving line of credit	—	2,500				2,500
Other long term liabilities	—	4,089	(3,263)	4(f	)	826
Redeemable preferred stock	—	—	53,000	4(c	)	53,000

TOTAL LIABILITIES	23,045	103,326	40,728			167,099

STOCKHOLDERS’ EQUITY
Common stock	2	—	—			2
Additional paid-in capital	264,415	126,337	(95,953)	4(c	)	294,799
Accumulated deficit	(1,444)	(88,243)	87,743	4(c), 4(g	)	(1,944)

TOTAL STOCKHOLDERS’ EQUITY	262,973	38,094	(8,210)			292,857

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$286,018	$141,420	$32,518			$459,956

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

BurgerFi International, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the
six-month
period ended June 30, 2021

	Historical		Pro Forma			Pro Forma
(in thousands, except for per share data)	BurgerFi	Hot Air, Inc.	Adjustments	Notes		Combined
REVENUE
Restaurant sales	$17,379	$59,962				$77,341
Royalty and other fees	4,079	—				4,079
Royalty - brand development and co-op	1,056	—				1,056
Initial franchise fees	198	—				198

TOTAL REVENUE	22,712	59,962	—			82,674
Restaurant level operating expenses:
Food, beverage and paper costs	5,115	15,954				21,069
Labor and related expenses	4,484	18,145				22,629
Other operating expenses	3,969	11,912				15,881
Occupancy and related expenses	1,561	5,651				7,212
General and administrative expenses	6,539	3,905				10,444
Pre-opening costs	628	107				735
Share-based compensation expense	3,117	903				4,020
Depreciation and amortization expense	4,279	6,034	36	4	(b)	10,349
Brand development and co-op advertising expense	1,373	2,040				3,413

TOTAL OPERATING EXPENSES	31,065	64,651	36			95,752

OPERATING LOSS	(8,353)	(4,689)	(36)			(13,078)
Other income (expense)	2,242	(451)	330	4	(f)	2,121
Gain on change in value of warrant liability	7,673	—				7,673
Change in fair value of redeemable preferred stock	—	—	(2,474)	4	(c)	(2,474)
Interest expense	(41)	(1,741)	(26)	4	(e)	(1,808)

Income (loss) before income taxes	1,521	(6,881)	(2,206)			(7,566)
Income tax expense	740	1,683	67	4	(h)	2,490

Net Income (loss)	$781	$(8,564)	$(2,273)			$(10,056)

Weighted average common shares outstanding
Basic	17,852,493	—	3,034,146	4	(d)	20,886,639
Diluted	20,145,284	—	—			20,886,639
Net income (loss) per common share
Basic	$0.04	—	—			$(0.48)
Diluted	$(0.34)	—	—			$(0.48)

BurgerFi International, Inc.
Unaudited Pro Forma Condensed Combined
Statement of Operations For the year ended December 31, 2020

				Hot Air			OPES
	Combined*		Historical	Pro Forma			Pro Forma			Pro Forma
(in thousands, except for per share data)	BurgerFi		Hot Air, Inc.	Adjustments	Notes		Adjustments	Notes		Combined
REVENUE
Restaurant sales	$25,316		$107,160							$132,476
Royalty and other fees	6,371		—							6,371
Terminated franchise fees	693		—							693
Royalty - brand development and co-op	1,515		—							1,515
Initial franchise fees	387		—							387

TOTAL REVENUE	34,282		107,160	—			—			141,442
Restaurant level operating expenses:
Food, beverage and paper costs	6,937		26,396							33,333
Labor and related expenses	6,590		31,861							38,451
Other operating expenses	6,330		23,316							29,646
Occupancy and related expenses	2,740		11,184							13,924
General and administrative expenses	7,782		10,181	500	4	(g)				18,463
Store closure costs	—		3,436							3,436
Share-based compensation expense	818		1,005							1,823
Depreciation and amortization expense	1,410		13,393	(319)	4	(b)	7,218	4	(i)	21,702
Brand development and co-op advertising expense	2,317		2,203							4,520
Gain on disposal of property and equipment	(2)		—							(2)

TOTAL OPERATING EXPENSES	34,922		122,975	181			7,218			165,296

OPERATING LOSS	(640)		(15,815)	(181)			(7,218)			(23,854)
Gain on extinguishment of debt	791		—							791
Gain on change in value of warrant liability	5,597		—							5,597
Change in fair value of redeemable preferred stock	—		—	(4,102)	4	(c)				(4,102)
Interest expense	(131)		(3,685)	(51)	4	(e)				(3,867)
Other expenses	—		(1,678)	742	4	(f)				(936)

Income (loss) before income taxes	5,617		(21,178)	(3,592)			(7,218)			(26,371)
Income benefit (expense)	366		524	(128)	4	(h)	1,877	4	(j)	2,639

Net Income (loss)	5,983		(20,654)	(3,720)			(5,341)			(23,732)
Net Income Attributable to Non-Controlling
Interests	$20		—							$20

Net Income (loss) Attributable to common shareholders and Controlling Interests	$5,963	(1)	$(20,654)	$(3,720)			$(5,341)			$(23,752)

Weighted average common shares outstanding
Basic	17,541,838		—	3,034,146	4	(d)				20,575,984
Diluted	21,426,115		—	—			—			20,575,984
Net (loss) income per common share
Basic	$0.30	(1)								$(0.92)
Diluted	$(0.01	) (1)								$(0.92)

*	See Note 1.
See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1. Basis of presentation
The Pro Forma Financial Statements are derived from the historical financial statements of BurgerFi and Hot Air to give effect to the Proposed Transaction with Hot Air. The Pro Forma Statements of Operations for the year ended December 31, 2020 and the six months ended June 30, 2021 give effect to the Proposed Transaction as if it had occurred on January 1, 2020. The Pro Forma Statement of Operations for the year ended December 31, 2020 also gives effect to the OPES Merger as if it had occurred on January 1, 2020. The Pro Forma Balance Sheet as of June 30, 2021 gives effect to the Proposed Transaction as if it had occurred on June 30, 2021.
Hot Air’s fiscal year ends on the Monday closest to December 31. The Hot Air consolidated balance sheet presented herein is as of July 5, 2021. The Hot Air consolidated statements of operations presented herein are for the interim period from January 5, 2021 to July 5, 2021 and for the fiscal year from December 31, 2019 to January 4, 2021 (a
53-week
period). The revenue and income for these fiscal periods are not materially different from what would be reported for the fiscal periods used by BurgerFi.
The Pro Forma Financial Statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States (“U.S. GAAP”). The acquisition method of accounting is dependent upon certain valuations and other studies that are pending. The final determination of fair value of assets acquired and liabilities assumed could result in material changes to the Pro Forma Financial Statements.
In order to prepare the Pro Forma Financial Statements, BurgerFi performed a preliminary review of Hot Air accounting policies to identify significant differences from BurgerFi’s accounting policies used to prepare BurgerFi’s historical financial statements and no significant differences were noted. After consummation of the Proposed Transaction, BurgerFi will conduct an additional review of Hot Air’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of Hot Air’s results of operations, assets or liabilities to conform to BurgerFi’s accounting policies and classifications. As a result of that review, BurgerFi may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on its future consolidated financial statements.
The Pro Forma Financial Statements are preliminary, provided for illustrative purposes only and do not purport to represent what the combined Company’s actual consolidated results of operations or consolidated financial position would have been had the Proposed Transaction occurred on the date assumed, nor are they indicative of the combined Company’s future consolidated results of operations or financial position. The actual results reported in periods following the Proposed Transaction may differ significantly from those reflected in these Pro Forma Financial Statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these Pro Forma Financial Statements and actual amounts, cost savings or associated costs to achieve such savings from operating efficiencies, synergies, debt refinancing, or other restructuring that may result from the Proposed Transaction.
As a result of the OPES Merger, BurgerFi’s historical financial statement presentation for the fiscal year ended December 31, 2020 distinguished BurgerFi’s financial performance into two distinct periods, the period up to the closing date of the OPES Merger (labeled “Predecessor” in BurgerFi’s historical financial reporting for the year ended December 31, 2020, which included the period from January 1, 2020 through December 15, 2020) and the period including and after that date (labeled “Successor” in BurgerFi’s historical financial reporting for the year ended December 31, 2020, which included the period from December 16, 2020 through December 31, 2020). For purposes of reporting on the Pro Forma Statement of Operations for the year ended December 31, 2020, the financial performance of both respective periods has been combined and presented cumulatively herein as the combined BurgerFi Statement of Operations for the year ended December 31, 2020. The historical LLC equity structure of BurgerFi for the Predecessor period did not include outstanding member units and as such, earnings per share information for the year ended December 31, 2020 only includes the Successor period.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
The following table reflects BurgerFi’s combined Consolidated Statement of Operations for the year ended December 31, 2020, which included the predecessor period from January 1, 2020 through December 15, 2020, and the successor period from December 16, 2020 through December 31, 2020:

(in thousands, except for per share data)	Successor Period (December 16, 2020 through December 31, 2020)	Predecessor Period (January 1, 2020 through December 15, 2020)	Combined
REVENUE
Restaurant sales	$1,350	$23,966	$25,316
Royalty and other fees	255	6,116	6,371
Terminated franchise fees	—	693	693
Royalty - brand development and co-op	74	1,441	1,515
Initial franchise fees	25	362	387

TOTAL REVENUE	1,704	32,578	34,282
Restaurant level operating expenses:			—
Food, beverage and paper costs	370	6,567	6,937
Labor and related expenses	321	6,269	6,590
Other operating expenses	323	6,007	6,330
Occupancy and related expenses	33	2,707	2,740
General and administrative expenses	857	6,925	7,782
Share-based compensation expense	818	—	818
Depreciation and amortization expense	348	1,062	1,410
Brand development and co-op advertising expense	34	2,283	2,317
Gain on disposal of property and equipment	—	(2)	(2)

TOTAL OPERATING EXPENSES	3,104	31,818	34,922

OPERATING LOSS	(1,400)	760	(640)
Gain on extinguishment of debt	791	—	791
Gain on change in value of warrant liability	5,597	—	5,597
Interest expense	(6)	(125)	(131)
Other expenses	—	—	—

Income before income taxes	4,982	635	5,617
Income benefit	366	—	366

Net Income	5,348	635	5,983
Net Income Attributable to Non-Controlling Interests	—	20	20

Net Income Attributable to common shareholders and Controlling Interests	$5,348	$615	$5,963

Weighted average common shares outstanding
Basic	17,541,838	—	17,541,838
Diluted	21,426,115	—	21,426,115
Net (loss) income per common share
Basic	$0.30	—	$0.30
Diluted	$(0.01)	—	$(0.01)

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 2. Calculation of preliminary estimated purchase price
The calculation of the preliminary estimated purchase price presented below is based on the terms of the acquisition. The Pro Forma Financial Statements include various assumptions, including those related to the Company’s shares to be issued in connection with the acquisition and the fair value of BurgerFi’s stock. The actual purchase price may be materially different from the estimated purchase price. The calculation of the estimated purchase price is as follows (in thousands, except for share and per share amounts):

Total BurgerFi common shares to be issued*	3,034,146
BurgerFi share price**	$8.44

Estimated fair value of common stock to be issued	$25,608
Estimated fair value of preferred stock to be issued	$53,000
Estimated fair value of assumed stock options***	$4,776

Total estimated fair value of stock issued	$83,384

*
Common shares are calculated based on $33.6 million divided by the
30-day
volume-weighted average price per share (with a per day cap of $14.25 per share and a minimum per day of $10.25). This amount was calculated based on the
30-day
period through October 22, 2021, and will be adjusted the day before closing.

**	BurgerFi’s closing stock price as of October 22, 2021
***
Represents the estimated fair value of Hot Air’s stock options to be assumed and attributable to pre-combination
service to be recorded as part of the purchase consideration. This amount is subject to adjustment at closing based on the number of Hot Air stock options outstanding and in-the-money
at that time.

The following table shows sensitivities to changes in the preliminary estimated purchase price and goodwill resulting from a 10% increase or decrease in the assumed per share price of common stock.

(in thousands, except per share amounts)	Price of Common Shares	Calculated Value of Common Stock Consideration	Estimated Goodwill
As of October 22, 2021	$8.44	$25,608	$88,267
Increase of 10%	$9.28	$28,157	$90,816
Decrease of 10%	$7.60	$23,060	$85,719
The actual purchase price is subject to adjustment at closing based on the difference between the actual net indebtedness, as defined in the Stock Purchase Agreement, of Hot Air at the closing date and $74.7 million. It is also subject to adjustment at closing based on the amount of Leakage, defined in the Stock Purchase Agreement as transaction costs paid by Hot Air. The preliminary estimate of Leakage is $2.5 million, which effectively reduced the assumed number of shares of common stock issued, as noted in the table above.
The $53.0 million is a preliminary estimate of the fair value of the preferred stock. The expected terms of the preferred stock include the future accrual of dividends beginning upon the earlier of (1) June 15, 2024 and (2) the date on which Hot Air’s lenders are refinanced or repaid in full. From and after this date, dividends will accrue on paid-in-kind
(PIK) and cumulative basis at 7% per annum, compounded quarterly, increasing at 0.35% per quarter with no maximum interest rate. In the event Hot Air’s bank debt is refinanced or repaid in full prior to June 15, 2024 and the preferred stock is not redeemed in full, the dividend rate will be 5% per annum, compounded quarterly, until June 15, 2024, at which time the dividend rate will resume to 7%. In the event BurgerFi fails to timely redeem the preferred stock as required by the following paragraph, the dividend rate will increase to the lesser of (a) 10% (increasing by an additional 0.35% each quarter thereafter) or (b) the maximum rate allowed under applicable law, unless waived by a majority of the holders of the preferred stock.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
At any time upon BurgerFi’s election or upon a Deemed Liquidation Event (including a change of control) or Qualified Financing, as defined in the Certificate of Designation, the preferred stock will be redeemable at a per share amount equal to the Series A original issue price ($25.00 per share, adjusted for any stock dividend, split or similar event) plus any accrued and unpaid dividends for each share held. In addition, the preferred stock will be mandatorily redeemable upon the sixth anniversary of the closing date.
Note 3. Preliminary Purchase Price Allocation
A preliminary purchase price allocation has been used to prepare the pro forma adjustments described in Note 4. The final purchase price allocation will be determined when the Proposed Transaction has been completed and BurgerFi has finished the detail valuations and necessary calculations, which will require engaging a third party valuation firm. For purposes of the Pro Forma Financial Statements, for tangible assets and liabilities, BurgerFi used the carrying values as reported in the audited historical financial statements of Hot Air, as they are expected to approximate fair value, with the exception of the related party note payable (see Note 4). For intangible assets, management developed a preliminary estimate of fair value, however, the final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of inventories and property and equipment, (2) changes in allocations to intangible assets, such as trade names, liquor licenses, and proprietary processes as well as goodwill and (3) other changes to assets and liabilities. Additional intangible asset classes may be identified during the valuation process. In addition, the number of shares of common and preferred stock to be issued will depend on the share prices during the 30 days leading up to the closing date.
The following table summarizes the preliminary allocation of the purchase price based on the estimated fair value of the acquired assets and assumed liabilities as of June 30, 2021 (in thousands except share and per share amounts):

Common stock (3,034,146 shares x $8.44 per share)	$25,608
Preferred stock (2,120,000 shares x $25.00 per share)	53,000
Assumed stock options	4,776

Total purchase price consideration	$83,384

Estimated fair value of assets:
Cash	$6,379
Accounts receivable	679
Inventories	994
Prepaid expenses	1,548
Deposits	468
Property and equipment	16,288

26,356
Estimated fair value of liabilities assumed:
Accounts payable, accrued expenses and other current liabilities	9,690
Bank debt	68,955
Related party note payable	9,291
Other long-term liabilities	11,418

99,354
Net tangible assets	(72,998)
Intangible assets	68,115
Goodwill	88,267

Total consideration	$83,384

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 4. Pro forma adjustments
The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:
Hot Air Pro Forma Adjustments

(a)
Reflects the elimination of Hot Air’s historical goodwill and the preliminary estimate of goodwill recognized as a result of the Proposed Transaction, which represents the amount by which the estimated consideration transferred exceeds the fair value of Hot Air’s assets acquired and liabilities assumed, based on the preliminary purchase price allocation.

(b)
Reflects the adjustment of historical intangible assets acquired by BurgerFi to their estimated fair values. As part of a preliminary analysis, BurgerFi identified intangible assets, including tradename, liquor licenses, proprietary process and below-market leases.    Since all information required to perform a detailed valuation analysis of Hot Air’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma financial statements, management used readily available assumptions in arriving at the preliminary estimates of fair value, which will be subject to material change upon the completion of the preliminary purchase price allocation.

The following table summarizes the estimated fair values of Hot Air’s identifiable intangible assets and their estimated useful lives (in thousands):

	Estimated Fair Value	Estimated Useful Life In Years	Year Ended December 31, 2020 Amortization Expense	Six Months Ended June 30, 2021 Amortization Expense
Trade name	$58,160	10	$5,816	$2,908
Liquor licenses	5,656	Indefinite	—	—
Proprietary processes	3,383	5	677	338
Lease valuations	916	5	183	92

	$68,115
Historical amortization expense			(6,995)	(3,302)

Pro forma adjustments to amortization expense			$(319)	$36

These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts BurgerFi will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma financial statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of approximately $0.8 million, assuming an overall weighted average life of 9 years.

(c)
Represents the elimination of the historical equity of Hot Air and the issuance of common and preferred shares of BurgerFi to finance the acquisition. The adjustment to additional paid-in
capital is summarized as follows:

($ in millions)
Net equity proceeds from the issuance of 3,034,146 common shares	$25.6
Estimated fair value of assumed stock options	4.8
Less: historical Hot Air, Inc. additional paid-in capital as of June 30, 2021	(126.4)

Pro forma adjustment to additional paid-in capital	$(96.0)

The Hot Air accumulated deficit of $88.2 million was eliminated.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Since the terms of the preferred stock call for mandatory redemption six years after closing, the $53 million of preferred stock has been classified as a liability. The changes in fair value of $2.5 million and $4.1 million are recorded in the pro forma statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.
BurgerFi will assume Hot Air’s stock options for continuing employees under the Stock Purchase Agreement. The assumed stock options will be exercisable into shares of BurgerFi common stock. The estimated fair value of the assumed stock options is currently $4.8 million, subject to adjustment at closing. Since the stock options become 100% vested at close, and relate to pre-combination
service, no adjustment to share-based compensation expense has been included in the pro forma statements of operations.

(d)	Represents the increase in the weighted average shares in connection with the issuance of 3,034,146 shares of common stock to finance the acquisition.

(e)
BurgerFi plans to pay down approximately $8.3 million of Hot Air’s outstanding debt at closing pursuant to the terms of the Proposed Transaction. Interest expense of $0.2 million and $0.4 million has been adjusted to reflect the debt principal reduction in the pro forma statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

The related party note payable has no stated interest rate. The estimated fair value is approximately $9.3 million based on the net present value using a discount rate of 4.5%. Therefore, the pro forma balance sheet includes an adjustment of $0.7 million to reduce the related party note payable balance to its estimated fair value. The Pro Forma Statements of Operations include adjustments to increase interest expense by $0.2 million and $0.4 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, relating to imputed interest.

(f)
Other long-term liabilities within the Pro Forma Balance Sheet includes an adjustment of $3.3 million, which represents accrued management fees. The accrued management fees will be forgiven by the stockholders of Hot Air and therefore not assumed by BurgerFi as part of the transaction. In addition, the Pro Forma Statements of Operations include adjustments to other expense of $0.3 million and $0.7 million for the six months ended June 30, 2021 and the year ended December 31, 2021, respectively, which represent the management fee expense recorded by Hot Air during those periods.

The pro forma adjustments do not include any adjustment to deferred income tax liabilities related to any potential fair value adjustments to non-deductible
intangible assets. The estimate of deferred income tax balances will be subject to material change based on the final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

(g)
BurgerFi has incurred acquisition costs related to the transaction of approximately $0.5 million for the period from July 1, 2021 through October 8, 2021. Because these costs are required to be expensed as incurred, they are charged to retained earnings as of June 30, 2021. The pro forma statement of operations for the year ended December 31, 2020 includes an adjustment to general and administrative expenses.

(h)
Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory tax rate of 25%, excluding the change in fair value of preferred stock, which represents a permanent difference for tax purposes.

OPES Pro Forma Adjustments

(i)
Represents the amortization of intangible assets of $7.2 million related to the OPES acquisition of BurgerFi. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as other factors. Factors considered include contractual life, the period

Notes to Unaudited Pro Forma Condensed Combined Financial Information
of which a majority of cash flow is expected and/or management’s view based on historical experience with similar assets.

($ in thousands)
Franchise agreements	$24,839	7
Trade names / trademarks	83,033	30
Liquor license	235	Indefinite
Reef Kitchens license agreement	8,882	10
VegeFi product	135	10

	$117,124

(j)
Represents the related effect on deferred income taxes for the amortization expense noted in (i) above (assuming a blended federal and state tax rate of 26%) of $1.9 million for the year ended December 31, 2020.

Note 5. Reclassifications
BurgerFi has made certain reclassifications to the Hot Air historical balance sheet as of June 30, 2021 and statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 to conform to BurgerFi’s presentation, as detailed below:

(a)	Accounts receivable of approximately $679,000 included within prepaid and other current assets in Hot Air’s historical balance sheet is presented as a separate line on the Pro Forma Balance Sheet.

(b)
Short-term accrued expenses of approximately $5,038,000 included in accounts payable and accrued expenses within Hot Air’s historical balance sheet is presented as a separate line on the Pro Forma Balance Sheet.

(c)
Brand development and
co-op
advertising expense of approximately $2,040,000 and $2,203,000 for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively, included in other operating expenses in Hot Air’s historical statements of operations is presented as a separate line on the Pro Forma Statements of Operations.

(d)
Pre-opening
expenses of approximately $496,000 for the year ended December 31, 2020, included as a separate line in Hot Air’s historical statement of operations is presented within other operating expenses on the Pro Forma Statement of Operations.

(e)
Store closure costs of approximately $135,000 for the six months ended June 30, 2021, included as a separate line in Hot Air’s historical statement of operations is presented within general and administrative expenses on the Pro Forma Statement of Operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes that appear elsewhere in this prospectus, as well as the audited consolidated financial statements and the related notes thereto in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2020 (the “2020 Form
10-K”)
and the unaudited consolidated financial statements and the related notes thereto in our Quarterly Report on Form
10-Q
for the fiscal quarter ended June 30, 2021 (the “Q2 2021 Form
10-Q”).
In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere particularly in the section titled “Risk Factors” and elsewhere in this prospectus.
Overview
We are a fast-casual “better burger” concept with approximately 119 franchised and corporate-owned restaurants as of June 30, 2021, renowned for delivering an exceptional, all-natural
premium burger experience in a refined, contemporary environment. We offer a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut
fries and onion rings, shakes, beer, wine and more. Originally founded in February 2011 in sunny
Lauderdale-by-the-Sea,
Florida, the purpose was simple – redeFining the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. We have become the go-to
burger restaurant for good times and high-quality food across the United States and beyond. Known for delivering the all-natural
burger experience in a fast-casual environment, we are committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality.
Today, we are among the nation’s fastest-growing better burger concepts and took the No. 1 spot on Fast Casual Restaurant’s Top 100 Movers & Shakers for 2021, ranked Top Better Burger chain in Fast Casual Restaurants in USA Today’s 10 Best Readers’ Choice for 2021, placed as the Top Better Burger Chain in Fast Casual’s Top 100 Movers & Shakers list in 2021, named QSR Magazine’s Breakout Brand of the Year for 2020, named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, and listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019. We were also featured in the fourth annual Chain Reaction antibiotic scorecard by National Resources Defense Council and Consumer Reports with an “A” rating – one of only two brands serving passing grade beef.
Since our inception, we have grown steadily—with 119 BurgerFi restaurants, as of June 30, 2021, in 2 countries and 22 states and Puerto Rico—and we continue to expand, bringing the BurgerFi experience to new guests around the world.
Significant Recent Developments Regarding
COVID-19
During March 2020, a global pandemic was declared by the World Health Organization (“WHO”) related to the rapidly spreading outbreak of a novel strain of coronavirus (the
“COVID-19
outbreak”). The pandemic has significantly impacted economic conditions in the United States, where all of our Company’s restaurants are located. We first began to experience impacts from the
COVID-19
outbreak around the middle of March 2020, as federal, state and local governments began to react to the public health crisis by encouraging or requiring social distancing, instituting stay-at-home
orders, and requiring, in varying degrees, restaurant
dine-in
limitations, capacity limitations or other restrictions that largely limited restaurants to take-out,
drive-thru and delivery sales. As a result of the required changes to consumer behavior to largely off-premises
dining, as well as promotional activities associated with delivery, we saw some recovery in sales at the end of the second quarter of 2020. Our most significant declines in sales were in late March through the third week in April. Beginning in May 2020 and through the end of 2020, sales began to recover. We experienced a steady recovery during the period ended June 30, 2021, as systemwide same store sales increased 20% compared to the six months ended June 30, 2020.

We did not experience any material supply chain difficulties as a result of the
COVID-19
outbreak during the six months ended June 30, 2021; however, there can be no assurances that we will not experience supply chain challenges in the future. Although we have experienced some recovery since the initial impact of the
COVID-19
outbreak and are able to meet our obligations as they become due with our cash flow from operations, the long-term impact of the
COVID-19
outbreak on the economy and on our business remains uncertain, the duration and scope of which cannot currently be predicted. In addition, we continue to monitor the spread of new variants, including the pandemic’s emergence of the Delta variant, which began to spread globally in July 2021 and appears to be the most transmissible variant to date and resulted in an increase in cases in the United States and globally. Even before the increases in cases related to the Delta variant, many individuals remained cautious about resuming activities. The impact of the Delta variant cannot be predicted at this time, and could depend on numerous factors, including vaccination rates among the population, the effectiveness of
COVID-19
vaccines against the Delta variant and the response by governmental bodies and regulators. While we cannot predict the duration or scope of the
COVID-19
pandemic, it has negatively impacted and could continue to negatively impact our business and such impact could be material to our financial results, condition and outlook.
Key Metrics
The following key metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of our marketing, operating, and growth initiatives:

	Successor	Predecessor	Successor	Predecessor
(in thousands except for percentage data)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Systemwide Restaurant Sales	$44,194	$27,076	$84,013	$60,591
Systemwide Restaurant Sales Growth	63%	(20)%	39%	(9)%
Systemwide Restaurant Same Store Sales Growth	44%	(20)%	20%	(10)%
Corporate Restaurant Sales	$8,730	$5,279	$16,873	$11,068
Corporate Restaurant Sales Growth	65%	(5)%	53%	(1)%
Corporate Restaurant Same Store Sales Growth	39%	(15)%	24%	(11)%
Digital Channel Systemwide Sales	$17,299	$15,491	$34,899	$23,727
Digital Channel Sales Growth	12%	119%	47%	75%
Digital Channel Orders	666	597	1,346	953
Digital Channel Orders % of Systemwide Sales	39%	57%	42%	39%
Systemwide Restaurant Sales
Systemwide restaurant sales is presented as informational data in order to understand the aggregation of franchised stores sales, ghost kitchen and corporate-owned store sales performance. Systemwide restaurant sales growth refers to the percentage change in sales at all franchise restaurants, ghost kitchens and corporate-owned restaurants in one period from the same period in the prior year. Systemwide restaurant same store sales growth refers to the percentage change in sales at all franchise restaurants, ghost kitchens, and corporate-owned restaurants once the restaurant has been in operation after 14 months. See definition below for same store sales.
Corporate-Owned Restaurant Sales
Corporate-owned restaurant sales represent the sales generated by corporate-owned restaurants. Corporate-owned restaurant sales growth refers to the percentage change in sales at all corporate-owned restaurants in one period from the same period in the prior year. Corporate-owned restaurant same stores sales growth refers to the percentage change in sales at all corporate-owned restaurants once the restaurant has been in operation after 14 months. These measures highlight the performance of existing corporate restaurants.

Same Store Sales
We use the measure of same store sales to evaluate the performance of our store base, which excludes the impact of new stores and closed stores, in both periods under comparison. We include a restaurant in the calculation of same store sales once it has been in operation after 14 months. A restaurant which is temporarily closed (including as a result of the
COVID-19
pandemic), is included in the same store sales computation. A restaurant which is closed permanently, such as upon termination of the lease, or other permanent closure, is immediately removed from the same store sales computation. Our calculation of same store sales may not be comparable to others in the industry.
Digital Channel Systemwide Sales
We use the measure of digital channel systemwide sales to measure performance of our investments made in our digital platform and partnerships with third party delivery partners. We believe our digital platform capabilities are a vital element to continuing to serve our customers and will continue to be a differentiator for BurgerFi as compared to some of our competitors. Digital channel systemwide sales refer to sales generated through the use of digital platforms across all our franchise and corporate-owned restaurants. Digital channel sales growth refers to the percentage change in sales through our digital platforms in one period from the same period in the prior year for all franchise and corporate-owned restaurants. Digital channel orders and digital channel orders as a percentage of systemwide sales are indicative of the number of orders placed through our digital platforms and the percentage of those digital orders when compared to total number of orders at all our franchise and corporate restaurants
By providing these key metrics, we believe we are enhancing investors’ understanding of our business as well as assisting investors in evaluating how well we are executing our strategic initiatives.
Results of Operations
To reflect the application of different bases of accounting as a result of the business combination transaction (the “Business Combination”) pursuant to which Opes Acquisition Corp. acquired the private operating company formerly called BurgerFi International, LLC and changed its name to BurgerFi International, Inc., the tables provided below separate the Company’s results via a black line into two distinct periods as follows: (1) three and six months ended June 30, 2020 (labeled “Predecessor”) and (2) three and six months ended June 30, 2021 (labeled “Successor”).
The historical financial information of Opes Acquisition Corp. prior to the Business Combination (a special purpose acquisition company, or “SPAC”) has not been reflected in the Predecessor financial statements as these historical amounts have been determined to be not useful information to a user of the financial statements. SPACs deposit the proceeds from their initial public offerings into a segregated trust account until a business combination occurs, where such funds are then used to pay consideration for the acquiree and/or to pay stockholders who elect to redeem their shares of common stock in connection with the business combination. The operations of a SPAC, until the closing of a business combination, other than income from the trust account investments and transaction expenses, are nominal. Accordingly, no other activity in the Company was reported for periods prior to December 16, 2020 besides BurgerFi’s operations as Predecessor.
As Opes Acquisition Corp.’s historical financial information is excluded from the Predecessor financial information, the business, and thus financial results, of the Successor and Predecessor entities, are expected to be largely consistent, excluding the impact on certain financial statement line items that were impacted by the Business Combination.

	Successor	Predecessor	Successor	Predecessor
(in thousands)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
REVENUE
Restaurant sales	$8,983	$5,597	$17,379	$11,640
Royalty and other fees	2,164	1,221	4,079	2,917
Royalty - brand development and co-op	545	234	1,056	651
Franchise fees	90	98	198	199

TOTAL REVENUE	11,782	7,150	22,712	15,407
Restaurant level operating expenses:
Food, beverage and paper costs	2,693	1,766	5,115	3,588
Labor and related expenses	2,342	1,342	4,484	2,986
Other operating expenses	2,174	1,248	3,969	2,359
Occupancy and related expenses	788	677	1,561	1,246
General and administrative expenses	3,562	1,252	6,539	2,785
Pre-opening costs	502	47	628	106
Share-based compensation expense	2,595	—	3,117	—
Depreciation and amortization expense	2,171	252	4,279	496
Brand development and co-op advertising expense	651	439	1,373	907

TOTAL OPERATING EXPENSES	17,478	7,023	31,065	14,473

OPERATING (LOSS) INCOME	(5,696)	127	(8,353)	934
Other income	2,128	—	2,242	—
Gain on change in value of warrant liability	12,619	—	7,673	—
Interest expense	(33)	(57)	(41)	(87)

Income before income taxes	9,018	70	1,521	847
Income tax expense	(27)	—	(740)	—

Net Income	8,991	70	781	847
Net Income Attributable to Non-Controlling Interests (predecessor)	—	11	—	16

Net Income Attributable to common shareholders (successor) and Controlling Interests (predecessor)	$8,991	$59	$781	$831

Comparison of the three months ended June 30, 2021 and June 30, 2020
Restaurant Sales
For the three months ended June 30, 2021, the Company’s restaurant sales increased by approximately $3.4 million or 60% compared to the three months ended June 30, 2020. This increase was primarily related to restaurant sales of $1.3 million from six new corporate owned restaurants since the period ending June 30, 2020 and an increase in same store sales of 39% during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. Same store sales increases were driven by higher average transaction values, the introduction of our SWAG burger in March 2021 and was also supported by the Company’s digital channel sales growth during the three months ended June 30, 2021.
Royalty and Other Fees
Royalty and other fees increased by approximately $0.9 million, or 77% for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020 which was primarily driven by an increase in royalty fees from an increase in our franchisees’ same store sales of 45%.
Royalties – Brand Development and
Co-op
Royalties – brand development ad
co-op
advertising increased by approximately $0.3 million, or 133% for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. This increase was primarily due to the temporary suspension of our brand development program for our franchisees in March 2020 as a result of the
COVID-19
outbreak and an increase in our franchisees’ same store sales for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020.

Franchise Fees
Franchise fees decreased by approximately $8,000, or 8% for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. This decrease primarily relates to additional franchise fees recognized for terminated franchises during the three months ended June 30, 2020.
Restaurant Level Operating Expenses
Restaurant level operating expenses are follows:

	Successor Three Months Ended June 30, 2021		Predecessor Three Months Ended June 30, 2020
	In dollars	As a percentage of restaurant sales	In dollars	As a percentage of restaurant sales
Food, beverage and paper costs	$2,693	30.0%	$1,766	31.6%
Labor and related expenses	$2,342	26.1%	$1,342	24.0%
Other operating expenses	$2,174	24.2%	$1,248	22.3%
Occupancy and related expenses	$788	8.8%	$677	12.1%
Food, Beverage and Paper Costs
Food, beverage, and paper costs increased by approximately $0.9 million for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. This is due primarily to the operating of five new corporate owned restaurants since the period ended June 30, 2020. As a percentage of corporate restaurant sales, food, beverage, and paper costs were 30.0% for the three months ended June 30, 2021 as compared to 31.6% for the three months ended June 30, 2020. The 160 basis points decrease primarily resulted from a change in our sales mix during the three months ended June 30, 2021.
Labor and Related Expenses
Labor and related expenses increased by approximately $1.0 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. This increase was due primarily to operating five new corporate owned restaurants during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020, along with less employees in our corporate owned restaurants in the month of March 2020 as a result of temporary closures. As a percentage of corporate restaurant sales, labor and related expenses were 26.1% for the three months ended June 30, 2021 versus 24.0% for the three months ended June 30, 2020. This increase of 210 basis points primarily related to increased labor costs experienced in our stores as compared to that of the prior period as a result of temporary closures in the month of March 2020.
Other Operating Expenses
Other operating expenses increased by approximately $0.9 million for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. This increase was primarily due to the five new corporate owned restaurants opened and operating since June 30, 2020, as well as an increase in delivery fees due to the significant increase in delivery business resulting from the
COVID-19
outbreak in 2020.
As a percentage of total corporate restaurant sales, other operating expenses were 24.2% and 22.3% of total restaurant sales for the three months ended June 30, 2021 and 2020, respectively. The increase of 190 basis points during the three months ended June 30, 2021 was primarily due to increased kitchen supplies, credit card fees, and software fees to support our growing digital channel program.

Occupancy and Related Expenses
Occupancy and related expenses increased by approximately $0.1 million during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. This is due primarily to the operating of five new corporate owned restaurants since the period ended June 30, 2020. The decrease of 330 basis points as a percentage of sales is due to the sales increases during the period, creating leverage on occupancy costs which are primarily fixed in nature.
General and Administrative Expenses
General and administrative expenses increased by approximately $2.3 million during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. The increase was primarily driven by an increase in merger and acquisition related expenses of $0.9 million, increased legal, professional, and insurance fees of $0.9 million, and labor costs of $0.5 million during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. Many of these increases were a result of operating a public company beginning in December 2020 as well as the infrastructure costs to support the increased development of our restaurants.
Share-Based Compensation Expense
Share-based compensation expense was $2.6 million for the three months ended June 30, 2021 primarily as a result of restricted stock unit awards under the Company’s 2020 Stock Incentive Plan. There were no such awards for the period ended June 30, 2020.
Depreciation and Amortization Expense
Depreciation and amortization expense increased by approximately $1.9 million during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. $1.8 million of this increase was due to the amortization of intangible assets during the three months ended June 30, 2021. These intangible assets were acquired in connection with the Business Combination in December 2020.
Brand Development and
Co-op
Advertising Expense
Brand development and
co-op
advertising expense increased by approximately $0.2 million, or 48% for the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. This is primarily due to the Company’s increased spending on media production for BurgerFi commercials during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020 when there was a temporary suspension of marketing and media spend.
Warrant liability
The Company recorded a
non-cash
gain of approximately $12.7 million during the three months ended June 30, 2021 related to change in the fair value of the warrant liability since March 31, 2021.
Other Income
Other income increased by approximately $2.1 million for the three months ended June 30, 2021 primarily as a result of a debt forgiveness on our remaining PPP loans (as defined below).
Interest Expense
Interest expense decreased by approximately $24,000 during the three months ended June 30, 2021 as compared to the three months ended June 30, 2020. This was primarily due to the termination of our line of credit in January 2021 and repayment of certain notes payable in December 2020.

Income Taxes
For the three months ended June 30, 2021, the Company recorded income tax expense of $27,000 as a result of a deferred tax liability for tax goodwill amortization. This resulted in an effective tax rate of approximately 0.3%.
Prior to the Business Combination, the Predecessor had elected to be taxed as a partnership under the provisions of the Internal Revenue Code and similar state provisions. Therefore, there was no income tax recorded by the Company for the comparable Predecessor period from January 1, 2020 to June 30, 2020.
Comparison of the six months ended June 30, 2021 and June 30, 2020
Restaurant Sales
For the six months ended June 30, 2021, the Company’s restaurant sales increased by approximately $5.7 million or 49% compared to the six months ended June 30, 2020. This increase was primarily related to restaurant sales of $2.2 million from six new corporate owned restaurants since the period ending June 30, 2020 and an increase in same store sales of 24% during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. Same store sales increases were supported by higher transaction values and the Company’s digital channel sales growth during the six months ended June 30, 2021.
Royalty and Other Fees
Royalty and other fees increased by approximately $1.2 million, or 40% for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020 which was primarily driven by an increase in royalty fees from an increase in our franchisees’ sales.
Year-to-date
total franchise same store sales increased by approximately 20% as compared to that of the prior period.
Royalties – Brand Development and
Co-op
Royalties – brand development ad
co-op
advertising increased by approximately $0.4 million, or 62% for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. This increase was primarily due to the temporary suspension of our brand development program for our franchisees in March 2020 as a result of the
COVID-19
outbreak and an increase in our franchisees’ sales for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020.
Franchise Fees
Franchise fees decreased by approximately $1,000, or 1% for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. This decrease primarily relates to additional franchise fees recognized for terminated franchises during the six months ended June 30, 2020.
Restaurant Level Operating Expenses
Restaurant level operating expenses are follows:

	Successor Six Months Ended June 30, 2021		Predecessor Six Months Ended June 30, 2020
	In dollars	As a percentage of restaurant sales	In dollars	As a percentage of restaurant sales
Food, beverage and paper costs	$5,115	29.4%	$3,588	30.8%
Labor and related expenses	$4,484	25.8%	$2,986	25.7%
Other operating expenses	$3,969	22.8%	$2,359	20.3%
Occupancy and related expenses	$1,561	9.0%	$1,246	10.7%

Food, Beverage and Paper Costs
Food, beverage, and paper costs increased by approximately $1.5 million for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. This was primarily due to the operating of five new corporate owned restaurants during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. As a percentage of corporate restaurant sales, food, beverage, and paper costs were 29.4% for the six months ended June 30, 2021 as compared to 30.8% for the six months ended June 30, 2020. The 140 basis points decrease primarily resulted from a change in our sales mix during the six months ended June 30, 2021.
Labor and Related Expenses
Labor and related expenses increased by approximately $1.5 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. This increase was due primarily to operating five new corporate owned restaurants during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, along with less employees in our corporate owned restaurants in the month of March 2020. As a percentage of corporate restaurant sales, labor and related expenses were 25.8% for the six months ended June 30, 2021 versus 25.7% for the six months ended June 30, 2020. The 10 basis points increase was primarily related to increased labor costs as compared to that of the prior period as a result of temporary closures in the month of March 2020.
Other Operating Expenses
Other operating expenses increased by approximately $1.6 million for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. This increase was primarily due to the five new corporate owned restaurants opened and operating since June 30, 2020, as well as an increase in delivery fees due to the significant increase in delivery business resulting from the
COVID-19
outbreak in 2020.
As a percentage of total corporate restaurant sales, other operating expenses were 22.8% and 20.3% of total restaurant sales for the six months ended June 30, 2021 and 2020, respectively. The increase of 250 basis points during the six months ended June 30, 2021 was primarily due to the increase in delivery fees due to the significant increase in delivery business resulting from the
COVID-19
outbreak in 2020, and software fees to support our growing digital channel program.
Occupancy and Related Expenses
Occupancy and related expenses increased by approximately $0.3 million during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. The increase is due primarily to the operating of five new corporate owned restaurants since the period ended June 30, 2020. The decrease of 170 basis points as a percentage of sales is due to the sales increases during the period, creating leverage on occupancy costs which are primarily fixed in nature.
General and Administrative Expenses
General and administrative expenses increased by approximately $3.8 million during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. The increase was primarily driven by an increase in merger and acquisition related expenses of $0.9 million, increased legal, professional, and insurance fees of $2.2 million, and labor costs of $0.7 million during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. Many of these increases were a result of operating a public company beginning in December 2020 as well as the infrastructure costs to support the increased development of our restaurants.
Share-Based Compensation Expense
Share-based compensation expense was $3.1 million for the six months ended June 30, 2021 primarily as a result of restricted stock unit awards under the Company’s 2020 Stock Incentive Plan. There were no such awards for the period ended June 30, 2020.

Depreciation and Amortization Expense
Depreciation and amortization expense increased by approximately $3.8 million during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. $3.6 million of this increase was due to the amortization of intangible assets during the six months ended June 30, 2021. These intangible assets were acquired in connection with the Business Combination in December 2020.
Brand Development and
Co-op
Advertising Expense
Brand development and
co-op
advertising expense increased by approximately $0.5 million, or 51% for the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. This is primarily due to the Company’s increased spending on media production for BurgerFi commercials during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020 when there was a temporary suspension of marketing and media spend.
Warrant liability
The Company recorded a
non-cash
gain of approximately $7.7 million during the six months ended June 30, 2021 related to change in the fair value of the warrant liability since December 31, 2020.
Other Income
Other income increased by approximately $2.2 million for the six months ended June 30, 2021 primarily as a result of a debt forgiveness on all of our PPP loans (as defined below).
Interest Expense
Interest expense decreased by approximately $46,000 during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020. This was primarily due to the termination of our line of credit in January 2021 and repayment of certain notes payable in December 2020.
Income Taxes
For the six months ended June 30, 2021, the Company recorded income tax expense of $0.7 million, primarily as a result of a valuation allowance on the Company’s deferred tax assets. This resulted in an effective tax rate of approximately 48.7%.
Prior to the Business Combination, the Predecessor had elected to be taxed as a partnership under the provisions of the Internal Revenue Code and similar state provisions. Therefore, there was no income tax recorded by the Company for the comparable Predecessor period from January 1, 2020 to June 30, 2020.
Non-U.S.
GAAP Financial Measures
As appropriate, we supplement our reported U.S. GAAP financial information with certain
non-U.S.
GAAP financial measures, including earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”). We define Adjusted EBITDA as net income (loss) before the change in value of warrant liability, interest expense, income tax expense, depreciation and amortization, share-based compensation expense, pre-opening
costs, Payroll Protection Loan forgiveness, loss on disposal of property and equipment, legal settlements, and merger and acquisition costs.
We use Adjusted EBITDA to evaluate our performance, both internally and as compared with our peers, because this measure excludes certain items that may not be indicative of our core operating results, as well as items that can vary widely across different industries or among companies within the same industry. We believe that this adjusted measure provides a baseline for analyzing trends in our underlying business. Share-based compensation expense can be subject to volatility from changes in the market price per share of our common stock or variations in the value and number of shares granted. We exclude depreciation and amortization from our adjusted measure due to its non-operational nature. We also believe this presentation is common practice in our industry and improves comparability of our results with those of our peers, although each company’s definitions of adjusted measures may vary as they are not standardized and should be used in light of the provided reconciliations.

We believe that this
non-U.S.
GAAP financial measure provides meaningful information and help investors understand our financial results and assess our prospects for future performance. Because
non-U.S.
GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’
non-U.S.
GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. We believe this
non-U.S.
GAAP financial measure, when viewed together with our U.S. GAAP results and the related reconciliations, provides a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Below is a reconciliation of
Non-GAAP
Adjusted EBITDA to the most directly comparable GAAP measure, net income:

	Successor	Predecessor	Successor	Predecessor
(in thousands)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net Income Attributable to Common Shareholders (successor) and Controlling Interests (predecessor)	$8,991	$59	$781	$831
Gain on change in value of warrant liability	(12,619)	—	(7,673)	—
Interest expense	33	57	41	87
Income tax expense	27	—	740	—
Depreciation and amortization expense	2,171	252	4,279	496
Share-based compensation expense	2,595	—	3,117	—
Pre-opening costs	502	47	628	106
PPP loan gain	(2,123)	—	(2,237)	—
Loss on disposal of property and equipment	9	—	9	—
Legal settlements	211	—	411	—
M&A	469	39	898	39

Adjusted EBITDA	$266	$454	$994	$1,559

Liquidity, Capital Resources, and
COVID-19
Our primary sources of liquidity are cash from operations and cash on hand. At June 30, 2021, we maintained a cash balance of approximately $34.8 million.
Our primary requirements for liquidity are to fund our working capital needs, operating and finance lease obligations, capital expenditures and general corporate needs. Our requirements for working capital are generally not significant because our guests pay for their food and beverage purchases in cash or on debit or credit cards at the time of the sale and we are able to sell many of our inventory items before payment is due to the supplier of such items. Our capital expenditures are principally related to opening new BurgerFi restaurants, existing BurgerFi capital investments (both for remodels and maintenance), as well as investments in our digital and corporate infrastructure.

We believe our existing cash will be sufficient to fund our operating and finance lease obligations, capital expenditures, and working capital needs for at least the next 12 months and the foreseeable future.
On January 30, 2020, the WHO announced a global health emergency because of the
COVID-19
outbreak and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the
COVID-19
outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law. As a result of the required changes to consumer behavior to largely off-premises
dining, as well as promotional activities associated with delivery, we experienced steady recovery in the business during the second quarter of 2021. During the second quarter of fiscal year 2021, systemwide same store sales increased 44% compared to the same period last year.
We did not experience any material supply chain difficulties as a result of
COVID-19;
however, there can be no assurance that we will not experience supply chain challenges in the future. Although we have experienced some recovery since the initial impact of the
COVID-19
outbreak and are currently able to meet our obligations as they become due with our cash flow from operations, the long-term impact of the
COVID-19
outbreak on the economy and on our business remains uncertain, the duration and scope of which cannot currently be predicted. In addition, we continue to monitor the spread of new variants, including the pandemic’s recent emergence of the Delta variant, as described above.
We are currently able to pay our obligations as they become due, with our current cash balance and cash flow generated from operations. We are constructing additional restaurants and are committed to certain construction payment obligations within the next 12 months. The total amount currently due on these contracts is approximately $1,650,000. We expect capital expenditures to be approximately $15 million during 2021. We are also a guarantor for six operating leases for franchised restaurants owned by an affiliated entity of one of our significant shareholders. We may become responsible for the payments under this guarantee. We have determined that the maximum exposure to loss from the lease guarantees amounts to approximately $5,847,000 as of June 30, 2021 and accrued $3,306,000 as of June 30, 2021 representing management’s estimate of liability under these guarantee agreements.
We believe that we will be able to pay these commitments from our cash generated from operations and our current cash balance. Should federal, state or municipal government authorities impose mandatory restrictions in excess of what they currently are, we believe that our current cash balance will allow us the liquidity to meet these commitments.
The following table presents the summary cash flow information for the periods indicated:

	Successor	Predecessor
	Six Months Ended June, 2021	Six Months Ended June 30, 2020
Net cash provided by (used in)
Operating activities	$1,254	$2,389
Investing activities	(3,839)	(2,480)
Financing activities	(3,041)	3,173
Net (decrease) increase in cash	$(5,626)	$3,082
Cash Flows Provided by Operating Activities
During the six months ended June 30, 2021, cash flows provided by operating activities were approximately $1.3 million. The cash flows provided by operating activities resulted from net income of $0.8 million and a net working capital increase of approximately $2.3 million. Our working capital increase was due primarily to an increase in accounts payable and accrued expenses as well as a decrease in other assets. Our accounts payable increase was primarily due to our opening five new corporate owned restaurants and construction of additional restaurants during the six months ended June 30, 2021.

Cash Flows Used in Investing Activities
During the six months ended June 30, 2021, cash flows used in investing activities were approximately $3.8 million due to the construction and development of new corporate owned restaurants. During the six months ended June 30, 2021 the Company opened five new corporate owned restaurants and had two corporate owned restaurants under construction.
Cash Flows Used in Financing Activities
During the six months ended June 30, 2021 cash flows used in financing activities were $3.0 million primarily due to the termination and repayment of our line of credit in the amount of $3.0 million.
PPP Loans
In May 2020, we entered into notes with Pilot Bank, under the CARES Act (the “PPP Loans”) pursuant to which Pilot Bank made loans to us in the aggregate amount of approximately $2.2 million. The PPP Loans were forgiven as of June 30, 2021.
Critical Accounting Policies and Use of Estimates
Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP.
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions in applying our critical accounting policies that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenue and expenses during the reporting period. Our estimates and assumptions affect, among other things, impairment of goodwill and indefinite-lived intangible assets, the fair value of assets acquired in business combinations, impairment of long-lived assets, realizability of deferred tax assets, and federal and state income tax uncertainties. We evaluate those estimates and assumptions on an ongoing basis based on historical experience and on various other factors which we believe are reasonable under the circumstances.
We believe that the following represent our more critical estimates and assumptions used in the preparation of our consolidated financial statements:
Impairment of goodwill and indefinite-lived intangible assets.
We test goodwill for impairment annually, or more frequently if events or changes in circumstances indicate that the asset may be impaired. Our annual impairment test of goodwill may be completed through a qualitative assessment to determine if the fair value of the reporting unit is more likely than not greater than the carrying amount. If we elect to bypass the qualitative assessment for any reporting units, or if a qualitative assessment indicates it is more likely than not that the estimated carrying value of a reporting unit exceeds its fair value, we perform a quantitative goodwill impairment test. Under the quantitative test, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the carrying value of the reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit. The fair value of the reporting unit is determined by management and is based on the results of (1) estimates we made regarding the present value of the anticipated cash flows associated with each reporting unit (the “income approach”) and/or (2) the indicated value of the reporting units based on a comparison and correlation of the Company and other similar companies (the “market approach”).

The income approach, which considers factors unique to each of our reporting units and related long-range plans that may not be comparable to other companies and that are not yet publicly available, is dependent on several critical management assumptions. These assumptions include estimates of future sales growth, operating profit, income tax rates, terminal value growth rates, capital expenditures and the weighted average cost of capital (discount rate). Anticipated cash flows used under the income approach are developed every fourth quarter in conjunction with our annual budgeting process and also incorporate amounts and timing of future cash flows based on our long-range plan.
The discount rates used in the income approach are an estimate of the rate of return that a market participant would expect of each reporting unit. To select an appropriate rate for discounting the future earnings stream, a review is made of short-term interest rate yields of long-term corporate and government bonds, as well as the typical capital structure of companies in the industry. The discount rates used for each reporting unit may vary depending on the risk inherent in the cash flow projections, as well as the risk level that would be perceived by a market participant. A terminal value is included at the end of the projection period used in our discounted cash flow analysis to reflect the remaining value that each reporting unit is expected to generate. The terminal value represents the present value in the last year of the projection period of all subsequent cash flows into perpetuity. The terminal value growth rate is a key assumption used in determining the terminal value as it represents the annual growth of all subsequent cash flows into perpetuity.
Under the market approach, we apply the guideline company method in estimating fair value. The guideline company method makes use of market price data of corporations whose stock is actively traded in a public market. The corporations we select as guideline companies are engaged in a similar line of business or are subject to similar financial and business risks, including the opportunity for growth. The guideline company method of the market approach provides an indication of value by relating the equity or invested capital (debt plus equity) of guideline companies to various measures of their earnings and cash flow, then applying such multiples to the business being valued. The result of applying the guideline company approach is adjusted based on the incremental value associated with a controlling interest in the business. This “control premium” represents the amount a new controlling shareholder would pay for the benefits resulting from synergies and other potential benefits derived from controlling the enterprise.
The Company completed the Business Combination in December 2020 and the provisional valuation was performed in December 2020. There is only one reporting unit, which is the Company-operated and franchise restaurants. Based on the results of our goodwill impairment test, we determined it was not more likely than not that goodwill was impaired.
Our indefinite-lived intangible assets represent licenses of $235,000 as of December 31, 2020. We test indefinite-lived intangible assets for impairment annually, or more frequently if events or changes in circumstances indicate that the assets may be impaired. Our annual impairment test may be completed through a qualitative assessment to determine if the fair value of the indefinite-lived intangible assets is more likely than not greater than the carrying amount. If we elect to bypass the qualitative assessment, or if a qualitative assessment indicates it is more likely than not that the estimated carrying value exceeds the fair value, we test for impairment using a quantitative process. Our quantitative process includes comparing the carrying value to the fair value of our indefinite-lived intangible assets, with any excess recognized as an impairment loss. Our critical estimates in the determination of the fair value of our indefinite-lived intangible assets include the anticipated future revenue of Company-operated and franchised restaurants and the resulting cash flows.
For the annual impairment test of our indefinite-lived intangible assets in the fourth quarter of 2020, we elected to perform a qualitative assessment. The qualitative assessment indicated the fair value of our indefinite-lived intangible assets was more likely than not greater than the carrying amount.

The estimated fair values of our goodwill reporting units and indefinite-lived intangible assets are subject to change as a result of many factors including, among others, any changes in our business plans, changing economic conditions and the competitive environment. Should actual cash flows and our future estimates vary adversely from those estimates we use, we may be required to recognize impairment charges in future years.
The accounting for the Business Combination is considered provisional because we have not finalized certain aspects of the purchase price allocation including the valuation of certain acquired customer-related intangible assets.
Impairment of long-lived assets
As of December 31, 2020, the total net carrying value of our long-lived tangible and definite-lived intangible assets was $125,000,000. Our long-lived assets include (1) properties and equipment, and (2) Company-operated restaurant assets and related definite-lived intangible assets, which include trademarks and tradenames and franchise agreements.
We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We assess the recoverability of our long-lived assets by comparing the carrying amount of the asset group to future undiscounted net cash flows expected to be generated through leases and/or subleases or by our individual Company-operated restaurants. If the carrying amount of the long-lived asset group is not recoverable on an undiscounted cash flow basis, then impairment is recognized to the extent that the carrying amount exceeds its fair value and is included in “Impairment of long-lived assets.” Our critical estimates in this review process include the anticipated future cash flows from Company-operated restaurants, which is used in assessing the recoverability of the respective long-lived assets.
Our fair value estimates are subject to change as a result of many factors including, among others, any changes in our business plans, changing economic conditions and the competitive environment. Should actual cash flows and our future estimates vary adversely from those estimates we used, we may be required to recognize additional impairment charges in future years.
Warrant Liability
The Private Warrants, consisting of the warrants exercisable under the PIPE transaction (3,000,000 shares), the private placement warrants (445,000 shares) and the working capital warrants (150,000 shares), include provisions that affect the settlement amount. Such variables are outside of those used to determine the fair value of a fixed-for-fixed
instrument, and as such, the warrants are accounted for as liabilities in accordance with ASC
815-40,
with changes in fair value included in the consolidated statement of operations.
The liability classified warrants were priced using a Dynamic Black Scholes model. This process relies upon inputs such as shares outstanding, estimated stock prices, strike price, risk free interest rate and volatility assumptions. The warrant liability was $22,113,000 on December 16, 2020 and $16,516,000 on December 31, 2020. The change in value of warrant liability between the two measurement dates was $5,597,000 and is recognized in the consolidated statement of operations for the period from December 16, 2020 to December 31, 2020. There were no warrants outstanding in the period up to the closing date of the Business Combination.
The public warrants (11,500,000 shares) and the Unit Purchase Option warrants (750,000) contain no such provisions and are classified in equity.
Business Combinations
We account for business combinations using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values at the acquisition date. The excess of purchase price over fair value of net assets acquired, including the amount assigned to identifiable intangible assets, is recorded as goodwill. The results of operations of acquired businesses are included in the consolidated financial statements, from the acquisition date. The accounting for the Business Combination is considered provisional because we have not finalized certain aspects of the purchase price allocation including the valuation.

Acquired personal property assets consist of leasehold improvements, kitchen equipment, and restaurant furniture and fixtures, computer and point of sale systems, audio and video equipment (“Personal Property”), which were valued on in-use
basis. The Company enlisted a third-party consultant to assist in the valuation of the Personal Property (the “Valuation”) which were valued on an in-use
basis.
Goodwill is recognized as the excess of consideration over the net assets acquired by BurgerFi and represents the value derived by BurgerFi’s market share and expected growth in the market.
Identifiable intangible assets acquired consist of customer relationships of franchise agreements, Tradenames and trademarks, Liquor licenses, Reef Kitchens license agreements and the VegeFi product. The Company determined the useful life of the tradenames and trademarks to be 30 years.
Identifiable intangible assets acquired consist of customer relationships of $24,839,000, trade names of $83,033,000 and Reef Kitchens license agreements of $8,882,000. The customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the customer relationships to be 7 years. This is based on the average remaining terms of our franchise agreements with our franchisees. The trade names were valued using the relief-from-royalty method. The Company determined the useful life of the trade names to be 30 years. The Reef Kitchens license agreements and the customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the Reef Kitchens license agreements to be 10 years.
Segment Reporting
We own and operate BurgerFi restaurants in the United States, and also have domestic and international franchisees. The chief operating decision makers (the “CODMs”) are our Executive Chairman, Chief Executive Officer and Chief Financial Officer. As the CODMs review financial performance and allocate resources at a consolidated level on a recurring basis, the Company has one operating reporting segment and one reportable segment.
Variable Interest Entities
For Variable Interest Entities (“VIEs”), we assess whether we are the primary beneficiary as prescribed by the accounting guidance on the consolidation of a VIE. The primary beneficiary of a VIE is the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb the losses or the right to receive the benefits that could potentially be significant to the entity.
We evaluate our business relationships with franchisees and related parties to identify potential VIEs under ASC 810 “Consolidation”. Should the VIE require consolidation due to us being the primary beneficiary, then we account for these as a business combination under ASC 805
 Business Combinations
.
We consolidate VIEs in which we are considered to be the primary beneficiary. Entities are considered to be the primary beneficiary if they have both of the following characteristics: (i) the power to direct the activities that, when taken together, most significantly impact the VIE’s performance, and (ii) the obligation to absorb losses and right to receive the returns from the VIE that would be significant to the VIE. Our judgment with respect to our level of influence or control of an entity involves the consideration of various factors including the form of our ownership interest, our representation in the entity’s governance, the size of our investment, estimates of future cash flows, our ability to participate in policy making decisions and the rights of the other investors to participate in the decision making process and to replace us as manager and/or liquidate the joint venture, if applicable.
Revenue Recognition
On January 1, 2019, the Company adopted ASU
2014-09,
 Revenue from Contracts with Customers (Topic 606)
, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. The Company elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date, which did not have a material impact to the consolidated financial statements. Results for reporting periods beginning on or after January 1, 2019 are presented under ASC 606.

Revenue consists of restaurant sales and franchise licensing revenue. Generally, revenue is recognized as performance obligations transfer to the customer in an amount that reflects the consideration we expect to be entitled in exchange for those goods or services.
Restaurant Revenue
Revenue from restaurant sales is presented net of discounts and recognized when food, beverage and retail products are sold. Sales tax collected from customers is excluded from restaurant sales and the obligation is included in sales tax payable until the taxes are remitted to the appropriate taxing authorities. Sales from our gift cards are deferred and recognized upon redemption for goods or services. Revenue is reported gross on the accompanying consolidated statements of operations with employee complimentary meals recorded as a component of store opening expenses. Revenue from restaurant sales is generally paid at the time of sale. Credit cards and delivery service partners sales are generally collected shortly after sale occurs.
The revenue from electronic gift cards is deferred when purchased by the customer and revenue is recognized when the gift cards are redeemed. The Company is a Delaware corporation and is subject to Delaware escheatment laws. Delaware escheatment laws state that gift cards are presumed to be abandoned after five years and the balance remitted should represent the maximum cost to the issuer of merchandise.
We contract with delivery service partners for delivery of goods and services to customers. We have determined that the delivery service partners are agents and that we are the principal. Therefore, restaurant sales through delivery services are recognized as gross sales and delivery service revenue is recorded as expense.
Franchise Revenue
The franchise agreements require the franchisee to pay an initial, non-refundable
fee of $37,500 and continuing fees based upon a percentage of sales. Owners can make a deposit equal to 50% of the total franchise fee to reserve the right to open additional locations. The remaining balance of the franchise fee is due upon signing by the franchisee of the applicable location’s lease or mortgage. Franchise agreements and deposit agreements outline a schedule for store openings. Failure to meet the schedule can result in forfeiture of deposits made.
Franchise revenue is comprised of certain initial franchise fees and ongoing sales-based royalty fees from a franchised BurgerFi restaurant. Generally, the licenses granted to develop, open and operate each BurgerFi franchise in a specified territory are the performance obligations transferred to the licensee in our contracts, and represent symbolic intellectual property. Ancillary promised services, such as training and assistance during the initial opening of a BurgerFi restaurant are typically combined with the licenses and considered as one performance obligation per BurgerFi franchise. Certain initial services such as site selection and lease review are considered distinct services that are recognized at a point in time when the performance obligations have been provided, generally when the BurgerFi has been opened. We determine the transaction price for each contract and allocate it to the distinct services based on their standalone selling price based on the costs to provide the service and a profit margin. The remainder of the transaction price is recognized over the remaining term of the franchise agreement once the BurgerFi restaurant has been opened. Because we are transferring licenses to access our intellectual property during a contractual term, revenue is recognized on a straight-line basis over the license term. Generally, payment for the initial franchise fee is received upon execution of the licensing agreement These payments are initially deferred and recognized as revenue as the performance obligations are satisfied.
Franchise deposits received in advance for locations not expected to open within one year are classified as long-term liabilities. Forfeiture of deposits is recognized as other revenue once contracts have been terminated for failure to comply. All terminations are communicated to the franchisee in writing using formal termination letters.
Revenue from sales-based royalties is recognized as the related sales occur. Rebates from vendors received on franchisees sales are also recognized as revenue from sales-based royalties.
Our contract liabilities consist of initial franchise fees and the related direct costs, which we refer to as deferred initial franchise fees, are deferred until the franchisee begins operations.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its temporary cash investments with financial institutions and during 2020 and 2019 there were amounts on deposit in excess of federal insurance limits.
Income Taxes
Prior to the Business Combination, the Company, with the consent of its members, had elected to be taxed as a partnership under the provisions of the Internal Revenue Code and similar state provisions. Partnerships generally are not subject to Federal and state income taxes. In lieu of corporation income taxes, the partners reflect their respective share of the Company’s taxable income or loss on their individual income tax returns. Therefore, there was no federal income tax recorded by the Company for the year ended December 31, 2019 and for the period from January 1, 2020 through December 15, 2020. In these periods, there were neither liabilities nor deferred tax assets relating to uncertain income tax positions taken or expected to be taken on the tax return.
The Successor, being the Company during the period including and after the closing date of the Business Combination, is being taxed as a corporation. Both the BurgerFi International, LLC (the “Predecessor”) and Successor are subject to state income taxes. The Successor has recorded a tax benefit of approximately $366,000 for the period from December 16, 2020 through December 31, 2020.
Our ability to realize deferred tax assets
We account for income taxes under the asset and liability method. A deferred tax asset or liability is recognized whenever there are (1) future tax effects from temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and (2) operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the years in which those differences are expected to be recovered or settled.
Tax assets are recognized to the extent the Company believes these assets will more likely than not be realized. In evaluating the realizability of deferred tax assets, the Company considers all available positive and negative evidence, including the interaction and the timing of future reversals of existing temporary differences, recent operating results, tax-planning
strategies, and projected future taxable income. In projecting future taxable income, we begin with historical results from continuing operations and incorporate assumptions including future operating income, the reversal of temporary differences and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment and are consistent with the plans and estimates we are using to manage our underlying business. In evaluating the objective evidence that historical results provide, we consider three years of cumulative operating income.
When considered necessary, a valuation allowance is recorded to reduce the carrying amount of the deferred tax assets to their anticipated realizable value. Our evaluation of the realizability of our deferred tax assets is subject to change because of many factors including, among others, any changes in our business plans, changing economic conditions, the competitive environment and the effect of future tax legislation. Should future taxable income vary from projected taxable income, we may be required to adjust our valuation allowance in future years.
Net operating loss and credit carryforwards are subject to various limitations and carryforward periods. As of December 31, 2020, we have deferred tax assets for net operating loss carryforwards of $366,000, as well as federal net operating loss carryforwards of $6,944,000 which may be carried forward indefinitely. We believe it is more likely than not that the benefit from the net operating loss carryforwards will be realized. There is no valuation allowance as of December 31, 2020.
Income tax uncertainties
We measure income tax uncertainties in accordance with a
two-step
process of evaluating a tax position. We first determine if it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position. A tax position that meets the more-likely-than-not
recognition threshold is then measured, for purposes of financial statement recognition, as the largest amount that has a greater than 50% likelihood of being realized upon effective settlement. We currently have no unrecognized tax benefits at December 31, 2020.

We accrue interest related to uncertain tax positions in “Interest expense” and penalties in “General and administrative expenses.” At December 31, 2020, we had no amounts accrued for interest and for penalties.
The statute of limitations for the Company’s state tax returns varies, but generally the Company’s federal and state income tax returns from its 2017 fiscal year forward remain subject to examination. We believe that adequate provisions have been made for any liabilities, including interest and penalties that may result from the completion of these examinations.
Sale of Dania Beach Restaurant to Franchisee
In February 2020, the Company entered into an asset purchase agreement with an unrelated third-party for the sale of substantially all of the assets used in connection with the operation of BF Dania Beach, LLC for an aggregate purchase price of $1,299,000. From January to March 2020, the Company received three cash deposits totaling $906,500 in connection with this transaction. The closing of this transaction has been delayed due additional negotiation that has been on-going
through the report date of April 28, 2021. In the event the transaction is terminated, the Company will resume operation of the restaurant, and return the $906,500 to the unrelated third-party purchaser. Assets used in the operations of BF Dania Beach, LLC have been classified as held for sale and the deposit is included within the December 31, 2020 consolidated balance sheet.
In the six months ended June 30, 2021, there have been no material changes to our critical accounting policies and estimates as compared to the critical accounting policies and estimates disclosed above.
New Accounting Standards Adopted
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (“Topic 740”) as part of its Simplification Initiative. This guidance provides amendments to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The adoption of this ASU did not have a material impact on the unaudited condensed consolidated financial statements.
New Accounting Pronouncements
In February 2016, the FASB issued ASU
2016-02,
Leases (“Topic 842”) which requires lessees to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months and disclose certain information about the leasing arrangements. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. As an emerging growth company, this guidance will be effective for our fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact of the adoption of the new standard on the unaudited condensed consolidated financial statements.
The FASB issued ASU
2016-13,
Financial Instruments—Credit Losses (“Topic 326”) in June 2016, subsequently amended by various standard updates. This guidance replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information when determining credit loss estimates and requires financial assets to be measured net of expected credit losses at the time of initial recognition. As an emerging growth company, this guidance will be effective for our fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of the new standard on the unaudited condensed consolidated financial statements.

BUSINESS
Unless the context otherwise requires” all references to “we,” “us,” “our,” “BurgerFi” and the “Company” and other similar references refer to BurgerFi International, Inc. and, unless otherwise stated, all of our subsidiaries.
OVERVIEW
We are a fast-casual “better burger” concept with approximately 119 franchised and corporate-owned restaurants as of June 30, 2021, renowned for delivering an exceptional, all-natural
premium burger experience in a refined, contemporary environment. We offer a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut
fries and onion rings, shakes, beer, wine and more. Originally founded in February 2011 in sunny
Lauderdale-by-the-Sea,
Florida, the purpose was simple – redeFining the way the world eats burgers by providing an upscale burger offering, at a fast-casual price point. We have become the go-to
burger restaurant for good times and high-quality food across the United States and beyond. Known for delivering the all-natural
burger experience in a fast-casual environment, we are committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality.
Today, we are among the nation’s fastest-growing better burger concepts and took the No. 1 spot on Fast Casual Restaurant’s Top 100 Movers & Shakers for 2021, ranked Top Better Burger chain in Fast Casual Restaurants in USA Today’s 10 Best Readers’ Choice for 2021, placed as the Top Better Burger Chain in Fast Casual’s Top 100 Movers & Shakers list in 2021, named QSR Magazine’s Breakout Brand of the Year for 2020, named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, and listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019. We were also featured in the fourth annual Chain Reaction antibiotic scorecard by National Resources Defense Council and Consumer Reports with an “A” rating – one of only two brands serving passing grade beef.
Since our inception, we have grown steadily—with 119 BurgerFi restaurants, as of June 30, 2021, in 2 countries and 22 states and Puerto Rico—and we continue to expand, bringing the BurgerFi experience to new guests around the world.
Recent Developments
On October 8, 2021, the Company entered into the Purchase Agreement with Hot Air, and Cardboard, pursuant to which the Company agreed to acquire 100% of the outstanding shares (the “Shares”) of common stock, par value $0.001 per share, of Hot Air, a wholly-owned subsidiary of Cardboard, a portfolio company of
L
Catterton. Hot Air, through its subsidiaries, owns the business of operating upscale casual dining restaurants in the specialty pizza and wings segment under the name “Anthony’s Coal Fired Pizza & Wings.” The Stock Acquisition, if consummated, will be the Company’s first acquisition in building a premium multibrand platform.
In consideration for the Shares, the Company has agreed to pay to Cardboard $86,600,447, subject to adjustments based on net debt levels and Leakage (as defined in the Purchase Agreement) (such adjusted amount, the “BFI Consideration Share Amount”), payable through the issuance of: (i) an amount of newly-issued shares (the “BFI Consideration Common Shares”) of Common Stock (valued at the volume-weighted average price per share for the thirty (30) trading day period of the Common Stock ending on the trading day immediately before closing up to a cap per day of $14.25 per share and down to a minimum of $10.25 (such price per share, the “Per Common Share Amount”)) representing an amount equal to the BFI Consideration Share Amount, minus $53,000,000, up to the BFI Common Exchange Cap (as defined in the Purchase Agreement), $12,000,000 of which BFI Consideration Common Shares (the “Indemnification Escrow Shares”) will be deposited into escrow with Continental Stock Transfer & Trust Company, the Company’s transfer agent (the “Escrow Agent”), for the purpose of securing the indemnification obligations of Cardboard set forth in the Purchase Agreement and $4,000,000 of which BFI Consideration Common Shares (the “Purchase Price Adjustment Escrow Shares,” and together with the Indemnification Escrow Shares, the “Escrow Shares”) will be deposited into escrow with the Escrow Agent for the purpose of securing obligations of Cardboard with respect to any purchase price adjustments due to the net debt levels or Leakage; and (ii) an amount of newly-issued shares (the “BFI Consideration Preferred Shares”) of Series A Junior Preferred Stock (with the number of shares of Series A Junior Preferred Stock issued calculated using a price per share of $25.00) representing an aggregate value equal to (a) the BFI Consideration Share Amount, minus (b) an amount equal to the product of the Per Common Share Amount multiplied by the number of BFI Consideration Common Shares, such amount equal to at least $53,000,000. In addition, the Company expects to assume approximately $71.1 million of Hot Air’s debt. Further, the Company expects to assume the Hot Air, Inc. Amended and Restated 2016 Stock Option Plan (the “Hot Air Plan”) and issue rollover options (the “Rollover Options”) to each holder of options (the “Hot Air Options”) to purchase shares of Hot Air common stock under the Hot Air Plan (excluding
Out-of-Money
Options, as defined in the Purchase Agreement), which Rollover Options will entitle each holder thereof to acquire (1) that number of whole shares of Common Stock (rounded down to the nearest whole share with no cash being payable for any fractional share eliminated by such rounding) equal to the product obtained by multiplying (A) the number of shares of Hot Air common stock subject to such Hot Air Option immediately prior to the closing (the “ACFP Closing”) of the Stock Acquisition by (B) the Option Exchange Ratio (as defined in the Purchase Agreement), (2) at an exercise price per share of Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of Hot Air common stock of such Hot Air Option immediately prior to the ACFP Closing by (y) the Option Exchange Ratio.
In connection with the Stock Acquisition, we plan to enter into a registration rights and lock-up
agreement with Cardboard (the
“RRA/Lock-Up”)
covering certain registrable securities (the “New Registrable Securities”) held by Cardboard. Pursuant to the
RRA/Lock-Up,
the Company would agree to file with the SEC a registration statement covering the resale of the New Registrable Securities in accordance with SEC guidance and would use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and would be obligated use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all New Registrable Securities covered by such registration statement have been sold or certain other events with respect to the New Registrable Securities have occurred.
Additionally, Cardboard would be entitled to make, from time to time, a written demand for registration under the Securities Act of all or part of the New Registrable Securities. The Company would not obligated to effect more than three demand registration statements in respect of the New Registrable Securities. The
RRA/Lock-Up
would also provide the holders of the New Registrable Securities with certain piggy-back registration and underwritten shelf offering rights, and subject the BFI Consideration Common Shares, except with respect to transfers to certain permitted assignees, to a lock-up
until twelve (12) months after the ACFP Closing, subject to (i) earlier expiration as follows: (A) 30% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $23.00 per share, (B) 30% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $25.00 per share, and (C) 40% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $28.00 per share; and (ii) all applicable holding periods and requirements under the Securities Act, and the rules and regulations thereunder. In addition, the BFI Consideration Common Shares would be subject to a lock-up
for 180 days after the ACFP Closing.
Also in connection with the Stock Acquisition, we plan to enter into a Voting Agreement with Cardboard, Ophir Sternberg and Lionheart Equities, pursuant to which all such stockholders would agree to vote their shares of the Company in favor of Ophir Sternberg, Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann, Martha Stewart and Andrew Taub (or any successor director designee or Cardboard) for a period of one year from the ACFP Closing.
Conditioned and effective upon the ACFP Closing, the Company’s Board of Directors will be increased to six (6) directors, with Cardboard having the option and right (but not the obligation) to designate a Class C director (a “Cardboard Designated BFI Director”) and with each of Cardboard and the Executive Chairman of the Company’s Board of Directors having the right to designate a Board of Directors observer. Cardboard further would have the option and right (but not the obligation) to (x) in the event Cardboard elects to designate a Cardboard Designated BFI Director, have representation on each committee of the Board of Directors, and (y) to the extent Cardboard does not have representation on a committee of the Board of Directors, appoint a non-voting
observer to any or all committees of which a Cardboard Designated BFI Director is not a member. The Board of Directors following the ACFP Closing is expected to consist of (i) Ophir Sternberg, as Executive Chairman of the Board, (ii) Andrew Taub, as the director designated by Cardboard and (iii) Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann and Martha Stewart as the independent directors.

Also conditioned and effective upon the ACFP Closing, the Company plans to (a) remove Julio Ramirez as Chief Executive Officer of the Company and provide Mr. Ramirez with the role of Chief Executive Officer and President of the BurgerFi brand, (b) appoint Ian Baines, the Chief Executive Officer of ACFP, as the Chief Executive Officer of the Company in place of Julio Ramirez; and (c) appoint Patrick Renna as the President of the ACFP brand, in each case until their successors are chosen and qualified, or until their earlier resignation or removal.
Hot Air’s audited financial statements for the years ended January 4, 2021 and December 30, 2019 and unaudited interim financial statements for the periods ended July 5, 2021 and June 29, 2020 are attached to this registration statement and pro forma condensed combined financial information is included in this registration statement in the section titled “
Unaudited Pro Forma Condensed Combined Financial Information
.”
Company owned restaurants
During the six months ended June 30, 2021 the Company opened five new corporate owned restaurants and had two corporate owned restaurants under construction. As of June 30, 2021, there were a total of 22 Company owned restaurants. Typically, we operate in a 2,200 to 2,400 square foot leased endcap and, to a lesser extent, free-standing or in-line
space. BurgerFi does not own any real estate. We lease all our Company-owned restaurant locations. Our lease term is generally 10 to 20 years, plus two to four five-year options. We lease first- or second-generation space. Our build-out
costs range from $600,000 to $1,100,000 but typically total $750,000. Our build-out
costs consist of leasehold improvements, kitchen equipment, furniture, point of sale and computer equipment, security equipment and signage.
Franchise restaurants
We use a franchising strategy to augment new restaurant growth in new and established markets, allowing for brand expansion without significant capital investment. As of June 30, 2021, there were a total of 97 franchise restaurants. Franchisees range in size from single restaurant operators to multi-unit operators, the largest of which owns ten locations.
Franchise revenue is comprised of certain initial franchise fees and ongoing sales-based royalty fees from a franchised BurgerFi restaurant. Generally, the licenses granted to develop, open and operate each BurgerFi franchise in a specified territory are the predominant performance obligations transferred to the licensee in our contracts, and represent symbolic intellectual property. Ancillary promised services, such as training and assistance during the initial opening of a BurgerFi restaurant are typically combined with the licenses and considered as one performance obligation per BurgerFi franchise. Certain initial services such as site selection and lease review are considered distinct services that are recognized at a point in time when the performance obligations have been provided, generally when the BurgerFi restaurant has been opened. We determine the transaction price for each contract and allocate it to the distinct services based on their standalone selling price based on the costs to provide the service and a profit margin. The remainder of the transaction price is recognized over the remaining term of the franchise agreement once the BurgerFi restaurant has been opened. Because we are transferring licenses to access our intellectual property during a contractual term, revenue is recognized on a straight-line basis over the license term. Generally, payment for the initial franchise fee is received upon execution of the licensing agreement. These payments are initially deferred and recognized as revenue as the performance obligations are satisfied. Any related expenses are recognized in general and administrative expenses.
We believe that franchise revenue provides stable and recurring cash flows to us and, as such, we plan to continue expanding the base of franchise-operated restaurants. In established markets, we will encourage continued growth from current franchisees and assist them in identifying and securing new locations. In emerging and new markets, we will source highly qualified and experienced new franchisees for multi-unit development opportunities. We generally seek franchisees from successful, non-competitive
brands operating within the expansion markets. We market franchise opportunities through strategic networking, participation in select industry conferences, our existing website and printed materials.

We have a Franchise Advisory Council (“FAC”) to enhance participation and engagement with the franchise community. The FAC provides input and feedback on operating and marketing strategy and initiatives.
We have structured our corporate staff, training programs, operational systems, and communication systems to ensure we are delivering strong support to franchisees. We assist franchisees with the site selection process, and every new franchise location is scrutinized by our corporate real estate committee. We provide template plans franchisees may use for new restaurant construction and work with franchisees and their design and construction vendors to ensure compliance with brand specifications. A training program is required for all franchisees, operating partners, and restaurant management staff. Training materials introduce new franchisees to our operational performance standards and the metrics that help maintain these high standards.
We and our franchisees are subject to extensive government regulation at the federal, state, and local government levels. These include, but are not limited to, regulations relating to the preparation and sale of food, zoning and building codes, franchising, land use and employee, health, sanitation, and safety matters. We and our franchisees are required to obtain and maintain a wide variety of governmental licenses, permits and approvals. Difficulty or failure in obtaining them in the future could result in delaying or canceling the opening of new restaurants. Local authorities may suspend or deny renewal of our governmental licenses if they determine that BurgerFi’s operations do not meet the standards for initial grant or renewal.
We are also subject to regulation by the Federal Trade Commission and subject to state laws that govern the offer, sale, renewal and termination of franchises and its relationship with its franchisees. The failure to comply with these laws and regulations in any jurisdiction or to obtain required approvals could result in a ban or temporary suspension on franchise sales, fines or the requirement that we make a rescission offer to franchisees, any of which could affect our ability to open new restaurants in the future and thus could materially adversely affect its business and operating results. Any such failure could also subject us to liability to our franchisees.
PURPOSE + BELIEFS
Purpose
BurgerFication
[Bur-ger-Fi-ca-tion]
Def: RedeFining the way the world eats burgers.
Beliefs
1. Be
All-Natural
There are cheaper and easier ways to cook burgers and fries, but that’s not what we do. In our modern world, efficiency and expediency often take priority over quality and savoring experiences. We are redefining the better burger space by sticking to the tried and tested practices that make the classic American meal, well… classic. We use only the best ingredients: our beef comes from farms where cattle are humanely raised, vegetarian fed, and never exposed to steroids, antibiotics, or growth hormones – ever. We even hand-cut
our potatoes, one at a time, because we know that’s how to serve crispy, crunchy fries that delight our guests every time. The truth is…
All-Natural
tastes better. It’s that simple.
We also believe that the
All-Natural philosophy
can be lived out by every team member by letting their hospitality shine. We encourage our team members to be genuine when engaging with guests, fellow team members, franchisees, and vendors alike.
2. Be Excellent
At BurgerFi, we never settle. Every day we strive to be the best better burger company out there, and it shows. BurgerFi is the one of the fastest growing fast-casual brands with restaurant locations throughout the U.S. and internationally. We consistently out-compete
our peers because we are uncompromising when it comes to the quality of our food, hospitality, and people. RedeFining the way the world eats burgers requires that each and every one of us goes the extra mile in the pursuit of excellence. That means never settling for mediocrity and striving to put our best foot forward every day. It is not always going to be easy, but our passion, determination, and perseverance sets us apart.

3. Be Thoughtful
BurgerFi is in the people business. Sometimes in the hustle and bustle of the restaurant industry, it’s easy to forget that everything we do is by, through, and with people. Without people there would be no BurgerFi. As such, it is our responsibility to take the necessary time to be thoughtful when we consider the impact of our actions and interactions on others.
4. Be Family
At BurgerFi, to be family means “I’ve got your back, you’ve got mine.” It’s a dynamic that plays an important role in how our teams perform day-to-day
in a fast-paced, high pressure environment. The support of a tight-knit team is what allows us to brush off the fear of failure. Our team works in concert with one another towards a shared purpose. We don’t view our work relationships as merely transactional. This manifests itself in the way we watch out for, care for, and go above and beyond for each other.
5. Be You
Every day, BurgerFi restaurants around the world open to serve tens of thousands of people hot, juicy burgers and crispy, crunchy fries, in an exceptionally clean restaurant, by a highly energetic and motivated team. It happens like clockwork. And much like a clock, under the face, there are layers of complexity. Behind the scenes a lot of things must happen for us to deliver on our business plan. We teach our team that none of it is possible without “You”.
We teach our team members that they are uniquely powerful. That they have a background and perspective that makes up who each individual is and the lens through which they view the world. These factors play a role in developing and cultivating a team member’s strengths, what they are naturally good at.
We also actively encourage our team to take the time to learn about and appreciate other team member’s unique strengths. The most effective teams are made up of people with different abilities, who together, accomplish much more than they could alone. This focus on cultivating and enhancing our team member’s strengths has an important part in the success of the company.
6. Be Courageous
It takes courage to live out the BurgerFi purpose and beliefs every day. We believe in the old axiom, that nothing worth having or doing ever comes easy. We are uncompromising when it comes to staying true to who we are.
At the end of the day, we are serving the classic American meal – burgers and fries. BurgerFi wants people to have some fun and find adventure in the every day. We have the courage to think originally and challenge the status quo. We are not averse to taking a calculated leap.
We are committed to serving
all-natural
menu offerings, we take pride in being excellent. We are thoughtful, genuine, and courageous. This is the BurgerFi culture.
PEOPLE
People are at the heart of everything we do. We act in ways that improve people’s personal and professional lives. Every single BurgerFi team member – with their unique strengths, perspective, and role – has an important part in the success of our Company. That is why, at BurgerFi, we strive to create an environment that is inclusive and supportive of people’s aspirations and goals, so we can all continually learn and grow. Fostering this type of environment does not happen by accident. It requires regular reflection, visioning, and collaboration between our team members and managers.
At BurgerFi, we never settle. Our shared Purpose of redeFining the way the world eats burgers requires that every day we strive to be the best better burger company out there, and it shows in our people. Our team members are trained to understand and live the BurgerFi Beliefs: Be All Natural, Be Courageous, Be Excellent, Be Family, Be Thoughtful, and Be You. We believe that our Purpose and Beliefs are the foundational components of our culture and that’s key to the way we run our business – these beliefs guide our behaviors in how we act and interact with one another, our vendors, and our communities.

We know the most effective teams are made up of people with different abilities, who together, accomplish much more than they could alone. That is why we take the time to slow down, compassionately listen, and thoughtfully support every one of our team members and their journey towards realizing their potential. We hire for attitude and train for skill. Once we develop people’s skills, we follow a strengths philosophy and we put “aces in their places”, meaning the right person with the right skills is in the right position at the right time.
Lastly, at BurgerFi, we are family. To be family stems from a place of respect and appreciation for one another. The best team members know how important it is to cultivate a sense of family. They are the ones that always focus on helping others get better and succeed through ongoing training, learning, and development. To be family also extends beyond the four walls of our restaurants to include our loyal guests, vendors, and the communities within which we are embedded. We instill our family philosophy with all our team members from the moment they begin the recruitment process to BurgerFi all the way through their employee life cycle.
As of June 30, 2021, our team members consisted of 848 employees, including 142 full-time employees.
BurgerFi Pathway
At BurgerFi, we want our team members to recognize that the opportunity in front of them is more than a job; it is a career. A key element of that is our BurgerFi Pathway. The Pathway defines the steps each team member can take to advance their career and achieve happiness and success at BurgerFi. Beginning with a team member position and working up through the General Manager or New Restaurant Opening Specialist position, the Pathway clearly lays out the requirements, responsibilities, and training associated with each step along the way. Our “next person up” philosophy conditions our leaders to constantly train, develop, and mentor the future leaders of our company. We like to call that “building our bench”.
We first orient all new team members on the foundational components of our culture: our Purpose, Beliefs, the BurgerFi Business Plan, BurgerFi’s differentiating DNA, and our
Non-Negotiables.
From there, team members will learn our menu and become specialized in all aspects of our operations, one station at a time. It is all about mastering the fundamentals and we give our team members the tools and resources necessary to do that.
We rely on the Tell, Show, Do, Review method when it comes to our training. We recognize that our team members learn differently, so our training, learning, and development uses a variety of methods: interactive online courses, videos, gamified content through our cutting-edge learning management system, paper-based, and hands-on,
real-life experiences. It is important that we offer training, learning, and development tailored to the preferred learning styles of our individual team members. Our BurgerFi Development Online learning management system (“FIDO”) offers our team members all of our training content right at their fingertips. Our FIDO platform has a social newsfeed that allows team members to share exciting news and updates from their restaurant, challenge other restaurant teams to a dance video contest, and to send recognition messages, comments, and thanks to their fellow team members across the Company. That is what it means to be family. And, at the end of the day, we’re serving the classic American meal – burgers and fries. We want people to have some fun and we embed that into our training.
For
hands-on
training, we gather teams in our premier training restaurants in South Florida, where our brand got started. Team members from both the restaurants and our Restaurant Support Center (“RSC”) become immersed in our BurgerFi restaurant culture through these training restaurants. All new RSC and restaurant managers begin with an Orientation at our RSC, headquartered in Palm Beach Gardens, Florida. We also use the RSC to host our multi-day
Developing Impactful Leaders Program
for our seasoned restaurant managers and for our month-long, interactive online Field Certification Program for new managers.
We care deeply about our people and are committed to setting them up for success, both at BurgerFi and in their future careers. We believe in a promote from within culture at BurgerFi and nothing makes us happier than when we see our team members develop into Team Leads, Assistant Managers, and General Managers. We are especially proud that we have current General Managers in the system that began their BurgerFi careers as hourly team members when we opened our first BurgerFi in
Lauderdale-By-The-Sea
in 2011.

The importance of retaining top talent cannot be understated. We are deeply committed to recognizing and developing our leaders through enhanced recognition, training, compensation, and benefits to do so. We are constantly looking at ways to support our restaurant leaders by giving them the opportunity to feel like owners, rewarding them for their performance, providing them with access to world-class coaching and leadership development opportunities, and always being there for them when they need anything. Again, that is what being family is all about.
Diversity, Equity, and Inclusion
We are committed to creating an inclusive and equitable environment that supports the growth and success of our team members from diverse socioeconomic backgrounds, genders, races, experiences, and more.

•
Equal Opportunity – Rooted in our BurgerFi Purpose and Beliefs, we strive to become an employer of choice by providing equal opportunities for, and removing obstacles to, success, while also fostering a culture of diversity, equity, and inclusion.

•
The purpose of the BurgerFi Beliefs is to establish a shared language and set of behaviors that each BurgerFi team member must live by. These beliefs are an integral part of sharing and promoting a culture of inclusion within the organization and beyond.

We are continually looking to enhance our culture of inclusion and in 2020 we have stepped up our efforts, highlighted by:

•
Mentorship Program
– BurgerFi believes in a promote from within culture. Launching a new mentorship program will allow us to enhance that philosophy through partnering seasoned BurgerFi team members with new team members looking to build their career through the BurgerFi Pathway.

•
B2B Program
– BurgerFi has experts in their fields throughout the Company and we want to shine a light on their talents through our B2B (BurgerFi to BurgerFi) Program. The B2B Program will allow our team members to share their talents and experiences with other BurgerFi team members.

•
Learning and Development
– We are rolling out training for all our team members, in particular those in leadership positions, on topics including: overcoming biases, conflict resolution, de-escalation,
difficult conversations, and professionalism. The intention behind these trainings, which will be available through FIDO, is to enhance our inclusive culture and allow our team members to fulfill their potential.

GUEST EXPERIENCE
At BurgerFi we strive to provide our guests with an unparalleled better burger experience.
Positioning and Brand Voice
Our unique positioning is seated within the high-growth, better-burger space. Our chef-driven menu offerings and eco-friendly
restaurant design drive our brand communication. Our brand voice, derived from our commitment to better-for-you,
indulgent food, is playful and emphasizes the BurgerFi Purpose and Beliefs to team members, guests and stakeholders alike. We remain committed to redeFining the way the world eats burgers, and we believe our guests understand our dedication to the values and causes that are important to them.
Technology-Enhanced Brand
Integral to our purpose, we harness innovation and technology to offer our guests opportunities to enjoy our food when and where they want. In addition to ordering in-restaurant
at the counter, guests can enjoy BurgerFi by ordering through 1) the BurgerFi App 2) the BurgerFi website 3) their preferred third-party delivery service provider and 4)
on-site
kiosks (available at 20% of our restaurants).

The BurgerFi App allows us to connect with guests in a meaningful way through a custom loyalty program tailored to reward users with offers based on their preferences, frequency, and order history. In addition, guests can order through the app for on-demand
delivery, which results in lower delivery fees and transit times for the guest. The app can also be used for mobile payments and sharing the BurgerFi experience through gift cards.
Mobile and desktop
web-based
ordering is available to guests for all domestic BurgerFi restaurants through the BurgerFi website. Guests can order ahead for pick-up
and delivery the same as they would using the BurgerFi app and are treated to an intuitive and highly customizable experience, appealing to a variety of food preferences.
In addition to online ordering options, we route all inbound phone orders to a centralized call center (instead of directly to a BurgerFi restaurant), to provide guests with an attentive operator to take their order, and so as to not distract team members from focusing on in-restaurant
guest services.
As an early adopter of
off-premises
dining channels, we also have invested in partnerships with third-party delivery service providers (“DSPs”). 99% of BurgerFi restaurants are available on at least one third-party delivery provider and 90% are available on the top four U.S. DSPs – DoorDash, GrubHub, UberEats, and Postmates.
We plan to expand our delivery presence nationwide through a strategic partnership with REEF Technology, which has created delivery-only neighborhood kitchens, otherwise known as “ghost kitchens.” With a distributed real estate network of more than 5,000 locations and 10,000 logistics and real estate professionals across 50 cities, REEF is the largest operator of logistics hubs and neighborhood kitchens in the United States. REEF develops ecosystems that connect people to the goods, services, and experiences that neighborhoods need to thrive.
Commissary and Test Kitchen
Our commissary is located in North Palm Beach, FL and is connected to our RSC. The FDA approved kitchen is outfitted with state-of-the-art
equipment that allows us to create unique and differentiating products for the system. The goal of the commissary is to provide BurgerFi an international supply chain advantage of proven, industry superior products with added control over ingredients and product quality and consistency.
Our Menu
Our highly customizable menu appeals to guests seeking both quality and transparency and features a broad selection of burgers including plant-based and veggie burgers, chicken, and fresh-made sides. We offer only 100% natural angus beef with zero steroids, antibiotics, growth hormones, chemicals, or additives (~1% of U.S. beef meets this criteria).
In addition, we serve a variety of craft beers and wines. Selections are locally sourced and tailored to each community that we serve. We constantly look to enhance our wine program with the addition of 350ml splits, wines on tap, and canned rosé at participating locations.
All-Natural
American Angus Beef
Angus is known for being a tender, flavorful, and juicy meat. We source from a coop of like-minded ranchers that follow strict practices to ensure their beef is raised entirely without antibiotics.
Why Use
All-Natural
Angus?

•	No Antibiotics, No Hormones – Never, Ever!

•	Source and Age Verified – All of our beef is 100% sourced in the United States of America.

•	Vegetarian Fed – No animal byproducts are used. The cattle’s diet consists of a vegetarian feed fortified with natural vitamins and minerals for health.

•
Humane Handling Standards – We believe all cattle sourced into our beef program should be handled in a humane manner. We only do business with suppliers who are willing to sign off on an agreement to care for their animals with our humane handling standards and accepted credible humane handling programs. When cattle are raised in a calm and healthy environment, tender and flavorful meat is the outcome.

Wagyu Beef Burgers and Hot Dogs
Not only do we serve the highest quality Angus beef burgers, we also serve even higher quality Wagyu beef burgers and hot dogs. Wagyu beef contains a high level of marbling, flavor, and tenderness. We utilize Wagyu beef from Snake River Farms in our most premium burger, The CEO, and our premium Wagyu beef hot dogs.
All-Natural
Cage-Free Chicken
At BurgerFi, we’re committed to providing our guests with the highest quality Angus, but we also hold the same standards when it comes to serving the highest quality, 100%
all-natural
chicken breast.
We source our chicken breasts and our Fi’ed Chicken Tenders from Springer Mountain Farms because of their commitment to quality and humane practices. Springer Mountain Farms is a family-owned business nestled in the hills of the Blue Ridge Mountains in Baldwin, Georgia. Their chickens are all-natural
with no steroids or hormones, but also are produced with no antibiotics, are never fed animal by-products,
and are American Humane Association certified.
Beyond Meat
At BurgerFi we want to satisfy as many burger cravings as we can, even for those who do not eat beef. In 2017 BurgerFi was the very first national restaurant brand to introduce the Beyond Burger, from Beyond Meat. The Beyond Burger is the world’s first plant-based burger that looks, cooks, and satisfies like beef without GMOs, soy, or gluten. We offer this burger in two ways – vegan and non-vegan.
Potatoes
At BurgerFi, we hand cut our fries every day. The potatoes we use are Idaho Burbank potatoes, prized for being the highest quality potato in the restaurant industry. We fry them in a high oleic canola oil, which has a high smoking point and a better flavor for frying. The fries are cooked when the customer orders them, not sitting under a heat lamp waiting for the customer.
Onion Rings
At BurgerFi, we use jumbo or colossal Spanish onions. The onions are cut in-house,
breaded with our secret seasoned flour recipe, then dipped in our homemade beer batter before they are fried to a crispy golden brown. Our onion rings are cooked to order, ensuring the crispiest onion ring possible.
Premium Custard
Guests can satisfy their sweet tooth with a wide selection of rich, creamy custard cups, concretes, and shakes. Our custard is made with high-quality ingredients, using dairy supply that is free from steroids and bovine growth hormones.
Coca-Cola Freestyle Machine
All traditional BurgerFi restaurants are equipped with the Coca-Cola Freestyle soda machine which features over 160 flavors for our guests to choose from. Included in BurgerFi restaurants only is the FI LIME FUSION, our signature soda co-created
with our friends at Coca-Cola. The signature green soda is a tart lime flavor with juicy citrus notes.

System-Wide Limited Time Offerings
Our Limited Time Offerings (“LTOs”) program features unique sandwiches and custard shakes throughout the year. LTOs allow us to grow our following, increase guest frequency, and test new products that can potentially become permanent menu additions. We have historically rolled out LTOs on a consistent basis, with fan favorites, such as the CEO Burger, which has become a staple to the core menu. As a collaborative effort between the culinary, operations and marketing teams, the Company carefully tests new products at corporate locations to obtain customer feedback and analyze the key performance indicators before rolling them out to the entire system. Some of our notable LTOs throughout 2019 and 2020 were:
Street Stack (Q2 2019): This sandwich was BurgerFi’s take on classic street food. The Street Stack featured griddle corn cakes (arepas), an all-natural
Angus beef, melted white cheddar and mozzarella cheese, smoky bacon, and house-made charred jalapeño pico de gallo.
Fi’ed Chicken Tenders (Q3 2019): We launched the third of our Springer Mountain Farms Chicken offerings to further leverage BurgerFi’s responsible procurement positioning. Fi’ed Chicken Tenders were available in quantities of 3, 5, 10 and a
2-piece
kids’ meal. This product has since been seated as a permanent menu item.
Wagyu Bacon Cheddar Melt + Milk & Cookies Shake (Q4 2019): This burger featured two ultra-high-quality Wagyu beef burgers, thick-cut
crispy bacon, white cheddar cheese, caramelized onions, and a steak sauce aioli – served on thick-cut
Texas-style toast. The shake was made with our creamy vanilla custard and loaded with chunky chocolate chip cookies and sprinkles in honor of the holiday season.
Conflicted Burger + Frozen Hot Chocolate Shake (Q1 2020): As a fun way for our guests to ditch their well-intentioned New Year’s resolutions, we promoted our Conflicted Burger and Conflicted Shake. Our Conflicted Burger features 100% Natural Angus Beef topped with American cheese stacked on top of our award-winning VegeFi Burger
®
topped with white cheddar and served on a potato bun with lettuce, tomato, and signature Fi Sauce. Our Frozen Hot Chocolate shake featured creamy chocolate custard made with real hot chocolate and toasted marshmallows.
The Baconian Burger + Bacon Jam Fries (Q1 2020): Bacon-lovers across the nation enjoyed our chef-inspired bacon burger featuring bacon prepared in four different ways. The Baconian incorporated 100% natural double angus beef and pork belly blend burgers, topped with smoked bacon cheddar cheese, thick-cut
bacon, sautéed onions and bacon aioli. Bacon Jam Fries highlighted our fresh-cut,
Idaho potatoes topped with melted cheese, pieces of bacon and bacon jam.
Other Notable Culinary Highlights

1.	Summer BBQ Burger – Double natural Angus beef, tender, slow-cooked BBQ Pork, white American and cheddar cheese, pickles, and made-to-order crunchy coleslaw

2.	Chicken Avocado BLT – All-natural, free range grilled chicken breast, house-made fried avocado, white cheddar, bacon, lettuce, tomato, fi-honey BBQ sauce

3.	Steakhouse Bleu Burger – Double natural Angus beef, Danish bleu cheese, cracked pepper bacon, cabernet onion marmalade and steak sauce.
COVID-19
Delivery and
Take-out
Initiative
In
mid-March
2020, BurgerFi redirected significant efforts to support delivery and pre-paid
pick-up
orders through the BurgerFi App, DSPs (UberEats, GrubHub, Postmates, and others), and website.
Marquee Events
BurgerFi is a brand committed to giving back to the communities we are part of. In addition to our continuous charitable efforts, we participate in events to raise money for social good, while building brand awareness, including:

•
Ditka & Jaws Cigars with the Stars (Miami, FL, January 30, 2020): Every year, Mike Ditka (Hall of Famer, Chicago Bears) and Ron Jaworski (Hall of Famer, Philadelphia Eagles) host a Super Bowl Party for NFL Alumni and Hall of Famers in order to raise funds and awareness for two charitable causes –

Gridiron Greats and Youth Playbook. Youth Playbook focuses on its mission to improve the overall health and wellness of at-risk
youth, while Gridiron Greats assists former NFL players financially, socially, and medically. In order to accommodate the 1200 guests in attendance at this ultra-VIP
event, BurgerFi built a fully operational kitchen in order to provide catering on the pool deck of the Paramount Miami World Center. BurgerFi has already been asked to return to the 2021 Super Bowl in Tampa, Florida.

•
BurgerFi’s Chow Down for Charity (Miami, Florida September 19, 2019): In honor of Hunger Action Month and National Cheeseburger Day, BurgerFi hosted our first annual Chow Down for Charity to help ‘end hunger one bite at a time’. BurgerFi invited Guinness Book of World Record Competitive Eating Champion, Takeru Kobayashi to help raise funds and awareness for Feeding South Florida. BurgerFi also invited Miami Heat superstar, Bam Adebayo, retired NFL Super Bowl champion and University of Miami NCAA Champion, Russell Maryland, and retired NBA Utah Jazz and Motivational Speaker, Walter Bond. The
2-day
event included an autograph-signing, a meet and greet with celebrity guests, and the contribution of funds to provide 47,600 meals to food insecure individuals in the South Florida area.

ENGAGING WITH OUR GUESTS
Social Media
Our digital strategy is to leverage social media and CRM platforms to continuously engage with guests – specifically Millennials who are highly active on social media, rely on technology to make informed purchasing decisions, and generally gravitate towards authentic brands that lack a “chain” feel. This tactical customer engagement approach has resulted in double digit-increases in web, search, and social media metrics, and has contributed store sales increases that have outperformed its industry segment.
Our Sprinklr software tracks guest sentiment through social channels and the Company’s own customer care website. Operating teams and franchisees are trained to quickly react to notifications that are integrated within our system architecture, giving teams the ability to quickly affect operational corrections and “recapture” guests. Aspiring to win the hearts of its customers, we engage with 100% of reviews (both positive and negative) across all channels.
System-Wide Promotions (Rewards, Single Day Events, Other)
System-wide promotions are shared on social media, email, and other digital platforms to incentivize new guests to visit our restaurants and build frequency of existing guests. The following are some examples of our system-wide promotions:
2019

•
BurgerFi 8th Anniversary Celebration
(2/4-2/8)—Monday:
Double Points, Tuesday: $5 BurgerFi Cheeseburger, VegeFi Burger
®
or Fi’ed Chicken, Wednesday: Free-Freestyle beverage with any purchase, Thursday: $2.50 Custard Shakes, Friday: Free
Fresh-Cut
Fries

•	MLB Opening Day (3/28) - $2 Hot Dogs

•	Tax Day (4/15) - $5 BurgerFi Cheeseburgers (BurgerFi App Only)

•	Earth Day (4/22) - $5 VegeFi Burger ® or Beyond

•	National Hamburger Day (5/28) - $5 BurgerFi Cheeseburgers

•	National French Fry Day (7/13) - $1 Regular Fry

•	National Custard Day (8/8) - Free Regular Custard (BurgerFi App Only)

•	National Cheeseburger Day (9/18)—Buy 1 BurgerFi Cheeseburger, Get 1 for $1

•	World Vegetarian Day (10/1)—$5 VegeFi Burger ® or Beyond

•	Boss’ Day (10/16)—Free Freestyle Drink with Purchase of a CEO Burger
2020

•	Galentine’s Day (2/13)—Put an Onion Ring on it for $1

•	Valentine’s Day (2/14)—Red Velvet Shake

•	Earth Day (4/22)—25% Off VegeFi Burger ® + Beyond thru the BurgerFi App

•	National Fry Day (7/13)—Half off a BurgerFi Cheeseburger with purchase of fries

•	French Fry Week (7/14-7/17)—Free Fries thru the BurgerFi App

•	National Custard Day (8/8)—Free Regular Custard with purchase of any sandwich
DEVELOPMENT
Not only is BurgerFi committed to delivering an
all-natural
premium burger, we also strive to provide an elevated and contemporary dining experience. We put the same thoughtfulness and attention into site selection, construction, and design as we do with our food and hospitality.
Site Selection
Our Real Estate department functions in a manner consistent with our overall purpose and beliefs. This is evidenced by the holistic, perfectionist approach of our site selection criteria. We actively search specific, strategically selected markets for potential new BurgerFi locations. In each selected market, we evaluate these initial sites using the following criteria:

•	Visibility and signage

•	Ingress and egress

•	Ample parking

•	Anchor tenants (Publix, Trader Joe’s, Whole Foods, Kroger, Lifetime fitness, etc.)

•	Co-tenants (Starbucks, Chipotle, Panera, Blaze Pizza, etc.)

•	Trade area (lunch/dinner)

•	Flexible sites: Endcaps, premium in-line, non-traditional (i.e., airports).

•	Footprints – 2,000-2,400 square feet with exterior patio.
Our strategy is to cluster multiple BurgerFi’s in a Demographic Market Area (“DMA”). We believe this clustering allows efficiencies in labor, including knowledge base,
“pro-teams”,
cross-training and developing and training new managers. Additionally, we believe this clustering allows better leverage in media buying, brand awareness, and culture. We target demographics with high concentrations of well-educated consumers, with above average income levels, who care about what they eat. Beyond our great food, we offer our target consumers a contemporary restaurant design with eco-friendly
fixtures and upcycled furniture. Our wholesome atmosphere is thoughtfully designed to enhance the guest experience and to complement shopping centers and communities as well.

Our ideal footprint is 2,200 to 2,400 square feet, usually an endcap in a shopping center. In selecting a site, we closely study key physical attributes, as well as trade area and other comparative data, to assess the quality and viability of a location. Each potential site is carefully analyzed and reviewed by our Real Estate team using the newest AI software. The best locations are analyzed for their internal rate of return (“IRR”) using multiple projected sales scenarios. Once a site has met our IRR criteria it is then brought to a Real Estate Committee for further consideration and scrutiny. We believe that aggressive and ongoing market review, coupled with detailed analysis, should provide a consistent stream of great locations for ongoing future development.
Construction
Once a site is successfully permitted, a BurgerFi restaurant can be built in approximately a
70-
day period. During these 70 working days, all construction is completed, and the space is then turned over to the Operational team approximately 85 days from construction start. We partner with a number of general contractors regionally throughout the country, and strive to effectively manage the bidding process of each project to ensure quality standards are kept up to par.
Typically, a BurgerFi buildout ranges from $600,000 to $1,100,000 which includes the initial franchise fee of $37,500. The cost of leasehold improvements varies with the restaurant footprint and square footage, but on average the leasehold improvement costs for a 2,400 square foot space ranges from $110 to $140 per square foot.
Design
BurgerFi restaurants feature an inviting,
next-gen
look and feel, appealing to consumers of all ages seeking an engaging, high-quality dining experience.
There are many fixtures and furnishings inside that tell a story of sustainability like upcycled furniture items, such as our 111 Navy Coca-Cola chairs, or our energy efficient Macro Air fans and LED lighting that reduce our overall carbon footprint. These products and materials are sourced through our preferred vendors to meet the needs of the restaurants. The main design goal at BurgerFi is to provide an updated, sleek look that is practical for our consumers and provides them with a warm inviting feel. Over the years we have gone through small design evolutions within the four restaurant walls to not only better suit the needs of our guests but also the needs of our team members. We strive to please our guests and in doing so need to create an open space with great quality materials that can be easily cleaned and will withstand the wear and tear of time.
Like most restaurants, we have learned that the delivery channel is an opportunity to innovate our kitchen design. We have worked to equip our kitchens with a layout that is both effective and efficient at increasing our output of products. We have vetted certain equipment pieces that allow us to keep up with desired cook times while providing the best possible end-product
for the guest.
Over the years, we have been very adaptive with our direction of growth. As we move forward, we are constantly reinventing the overall size of our design so we can better fit into non-traditional,
spaces that give us greater visibility in the fast-casual burger scene.
Franchise Program
Overview
We use a franchising strategy to augment new restaurant growth in new and established markets, allowing for brand expansion without significant internal capital investment. Our first franchise location was opened in 2012. As of June 30, 2021, there were a total of 97 franchise restaurants in the United States. Franchisees range in size from single restaurant operators to multi-unit operators, the largest of which owns 10 locations.
We believe that franchise revenue provides stable and recurring cash flows to us and, as such, we plan to continue expanding the base of franchise operated restaurants. In established markets, we will encourage continued growth from current franchisees and assist them in identifying and securing new locations. In emerging and new markets, we will source highly qualified and experienced new franchisees for multi-unit development opportunities. Although historically we’ve had a significant blend of one to two store franchise operators in our system, in expansion markets we will strive to seek franchisees from successful, non-competitive
brands operating within those markets. We market franchise opportunities through strategic networking, participation in select industry conferences, our existing website and printed materials.
We have several forums to enhance participation and engagement with our franchise community. FAC works with their group of franchise constituents to communicate and collaborate with our RSC providing input, feedback, and marketing strategy and system wide initiatives. Cross functional teams comprised of company operators, franchise operators and executive team members collaborate to enhance vendor relationships and negotiate favorable win-win
scenarios for both the BurgerFi system and our vendor partners.
Franchise Owner Support
We have structured our corporate staff, training programs, operational systems, and communication systems to ensure we are delivering strong, effective support to our franchisees. We assist franchisees with the site selection process, and every new franchise location is scrutinized by our corporate real estate team. We provide template plans franchisees may use for new restaurant construction and work with franchisees and their design and construction vendors to ensure compliance with brand specifications. A training program is required for all franchisees, operating partners, and management staff. Training materials introduce new franchisees to our operational performance standards and the metrics that help maintain these high standards.
For the first two restaurant openings for a new franchisee, we typically provide significant on-site
support, with more modest support for subsequent openings for that franchisee. On an ongoing basis, we collect and disseminate customer experience feedback on a real time basis through a third-party vendor. We also conduct regular on-site
audits at each franchise location, although in the
COVID-19
environment we perform our internal inspections through video collaboration and also use Steritech, a third-party vendor, to physically inspect each location and timely provide us with their full report. Our Regional Operations Leaders are dedicated to ongoing franchise support and oversight, regularly visiting each franchise territory. However, in the recent
COVID-19
environment that we are experiencing, travel has been limited. Our marketing department assists franchisees with local marketing programs and guidance with our national marketing campaigns. We typically communicate with franchisees through our company newsletter, the “Bugle”, which is published monthly and hold weekly inter-active webinar meetings to update our franchisee teams and conduct additional training. We also hold an annual summit for franchisees, vendors, and company operations leaders to review overall performance, celebrate shared success, communicate best practices, and plan for the year ahead.
Charitable Partners
From 2017-2019, BurgerFi raised $236,235 to help fund St. Jude Children’s Research Hospital. The funds were raised through our limited time offer (LTO) products such as the Very Berry Wafflewich and the Steakhouse Bleu Burger. The donation from each LTO product sale was $1, which went directly to St. Jude.
In September of 2019, for Hunger Action Month and National Cheeseburger Day, we partnered with Feeding South Florida to help “end hunger one bite at a time.” With the funds raised, we were able to provide 47,600 meals for food insecure individuals in the South Florida area. We are now in conversations with their parent organization, Feeding America, about a long-term partnership.
In May of 2020, we partnered with the Marcum Foundation to deliver 20,000 meals to healthcare heroes on the frontlines of
COVID-19
in major cities throughout the United States.
For new restaurant openings, we invite local ‘hometown heroes’ such as firefighters, police officers and EMT’s, to enjoy a complimentary meal in honor of the Grand Opening.
Additionally, each BurgerFi regularly hosts Give Back Nights to help raise funds for charitable causes in the communities that they serve. Supporters who attend these events will have a minimum of 15% of their order totals donated to benefit the charitable organization.

SUPPLY CHAIN
Sourcing
Our brand’s philosophy since day one is to work with
best-in-class
suppliers across our supply chain so that we can always provide top quality, better-for-you
food for our guests. For our meat, we source from some of best ranches in the United States including Meyer Company Ranch, Snake River Farms, and Springer Mountain Farms, who share in our commitment to all-natural
food, with no hormones or antibiotics, that is humanely raised and source verified. In 2018, we received an “A” grading from the Natural Resources Defense Council in their Chain Reaction Report for sourcing beef raised without any antibiotics (one of only two burger chains to have done so). In addition, our bread is free of synthetic chemicals, our ketchup is free of corn syrup, and we use cage-free eggs. For more information, our animal welfare policy can be found on our BurgerFi website.
At BurgerFi we ensure that our beef is always freshly ground and never frozen at all domestic locations. As we’ve grown, we have partnered with the largest and most respected grinding facility in the industry. With this partnership we have transparent auditable pricing, backup production facility plans, and have secured multiple vendor supply partnerships.
We have carefully selected domestic suppliers based on quality, transparency, and reliability for our major ingredients, including beef, chicken, potato buns, custard, produce, and potatoes. In 2019, we purchased all of our ground beef and chicken from two suppliers, potato buns from one supplier, and custard from two suppliers. Should we experience any interruptions or shortage, we have identified alternatives to substitute services and products which we believe will maintain our high standards of quality and transparency.
Distribution
We contract with one distributor to provide almost all of our food distribution services in the United States. This distributor processes approximately 90% of our core food and beverage ingredients and 100% of our paper goods and chemicals for distribution and delivery to each BurgerFi. We utilize 24 affiliated distribution centers to supply our domestic franchise and Company-operated restaurants. We regularly assess our broadline distributor to ensure our strict safety and quality standards are met and that the prices they offer are competitive.
Food Safety
At BurgerFi, food safety is of the utmost importance. Within our restaurants we have stringent food safety and quality protocols that help our teams ensure they are providing a safe place to eat for our guests and team members alike. Utilizing in-house
temperature and quality audits throughout the day, we strive to verify that all products are safe and of highest quality.
Additionally, we use a third-party auditing system, Steritech, designed to ensure we meet and exceed local health standards. These Steritech audits are completed periodically and without notice with the goal of ensuring that our restaurants maintain our high standards at all hours of the day. Since the onset of the
COVID-19
pandemic, we have initiated an additional Steritech
COVID-19
Protocol audit for each restaurant each quarter.
Through FIDO, we provide our restaurants with tools and resources at the click of a button. These tools include
COVID-19
reopening tactics, expectations for team members, disinfecting processes, and equipment cleaning protocols.
Management Information Systems
All of our traditional domestic and international Company and franchise-operated restaurants use computerized point-of-sale
and back-office systems that are designed specifically for the restaurant industry and are operated by highly trained BurgerFi team members. In addition, some domestic locations also offer guest facing self-ordering kiosk technology. Both point-of-sales
systems provide touch screen interfaces, order confirmation displays, kitchen displays and integrated, high-speed credit card, gift card and BurgerFi loyalty program processing. The information collected from the point-of-sale
system includes daily transaction data, which generates information about sales, average transaction size as well as product mix information. This system allows our management teams to run various reports and access vital information to assist them in controlling food and labor costs on a daily basis.

This information also provides the Regional Operations leaders and the RSC real-time, detailed information to assist our management teams with the day-to-day
operations of each location so they can efficiently and confidently operate their restaurants.
GROWTH STRATEGIES
In 2019, BurgerFi opened 15 new restaurants, resulting in the creation of approximately 450 jobs. During the year December 31, 2020 we opened two company-owned restaurants, nine franchise restaurants and seven delivery-only licensed ghost kitchens. During the six months ended June 30, 2021, we opened five company-owned restaurants, three franchise restaurants and eleven delivery-only licensed ghost kitchens.
Traditional Company and Franchise Restaurant Development
We currently enjoy a larger geographic footprint than several of our “better burger” competitors, with significant growth headroom for new development in greenfield areas as well as clustering in existing markets.
Our goal is to strategically position new units to either cluster within existing markets or to build-out
important new DMAs through multi-unit development. We believe we are powerfully positioned with a pipeline of new units projected to open through 2021 and 2022 resulting from a combination of franchise and new corporate restaurant development.
A key indicator of the overall appeal and staying power of our BurgerFi model comes from existing multi-unit franchisees who continue to build on their initial successes by adding new BurgerFi units to their portfolio.
Non-Traditional
Partnerships
In recent years we have begun targeting
“non-traditional”
venues, like airports, transportation hubs, toll roads, higher education, military bases, and sporting venues, for restaurant locations. Initial promising licensing agreements with major food and beverage operators include Aramark, HMS Host, Delaware North, SSP America, and the US Air Force Services Activity. Expansion in these areas should produce significant additional growth through marquee, high-volume units.
Delivery Only Expansion
In April 2020, we signed a license agreement with REEF Technology to open delivery-only kitchens, also known as “ghost kitchens,” in major markets throughout the United States. With a distributed real estate network of more than 5,000 locations and 10,000 logistics and real estate professionals across 50 cities, REEF is the largest operator of logistics hubs, and neighborhood kitchens, in the United States.
The partnership with REEF Technology will allow for us to expand into new major markets like Los Angeles, Seattle, Chicago, Houston, Nashville, and Minneapolis. We launched our first kitchen on June 15, 2020 in Miami and are targeting to having approximately 25 operating kitchens by the end of 2021.
United States Air Force Services Activity Partnership
We signed a license agreement with the US Air Force Services Activity in October 2019 with plans to open restaurants on five Air Force bases in the U.S. The Air Force Services Activity chose BurgerFi as part of their global initiative to enhance food quality, variety and availability on Air Force bases throughout the U.S. and abroad.
Millennial and
Gen-Z
generations, who are largely represented in new recruits enlisting in military divisions, are more likely to demand high quality, natural food offerings. The military is turning to brands like BurgerFi to meet these preferences.

Centralized Commissary Kitchen
Our centralized commissary kitchen is located in North Palm Beach, FL and is equipped with high-speed, automated equipment for mass production of select products with greater efficiency and consistency under the supervision of a skilled food production team. The kitchen allows for us to generate revenue by manufacturing and distributing proprietary products for the system that differentiate its brand among its competitors. It also gives us added control over ingredients, quality, and product consistency.
Phase 2 of the Commissary, which launched in the second quarter of 2021, includes the production of our proprietary sauces (Fi Sauce, Honey Mustard BBQ, Garlic Aioli, and others).
Expanding and Enhancing Guest Experience
Menu Innovation
We continue to evaluate and enhance our menu offerings to highlight quality and value for our guests. Our menu represents our commitment to responsible procurement and showcases our 100%
all-natural
American Angus beef. In addition, our menu offerings also feature the farms and ranches where we source our Wagyu beef (Snake River Farms) and NAE Chicken (Springer Mountain Farms).
Digital Expansion - Loyalty Program
The BurgerFi App was rolled out in 2018. The BurgerFi App and our Loyalty Program are pillars for our rapid growth, and we are committed to continue our investment in and enhancement of the platform to provide the best experience for our guests, and in so doing, grow our user base exponentially.
In 2020, we made enhancements to our rewards program with the goal of garnering more loyalty and frequency amongst our guests while improving the ROI and profitability of the platform at the restaurant level. In the first phase we focused on making the rewards program simpler to understand for guests and our front-of-house
team members alike. Looking forward, we intend to continue to streamline the loyalty features, while increasing brand storytelling, surprise and delight opportunities, and offers to engage our most loyal guests.
Tapping into the Growing “Conscious Consumer” Market
We believe that many consumers and investors want to associate with brands that have a heightened commitment to environmental and social practices. As the Millennial and Gen Z generations continue to grow and exercise their spending powers towards higher quality, authentic brands, we believe BurgerFi will become the go-to
destination for those consumers and investors whose beliefs align with ours.
We believe in clean, transparent, and sustainable restaurant ecosystems, which includes a full commitment to the humane treatment of animals. Since its inception, BurgerFi has taken the position of advocating for best practices in humane animal treatment. In 2018, BurgerFi was named as one of the top two national brands in the burger industry maintaining the highest standards for the sourcing of our beef. We received an “A” on the fourth annual Chain Reaction scorecard released by six major consumer and environmental organizations. In 2019, BurgerFi was named Best Burger Joint by the Chain Reaction Report. We have had this commitment to excellence and the highest standards since our doors opened in 2011.
Environmental sustainability guides our decision-making when it comes to BurgerFi restaurant construction and design – we are all-natural
and proud of it. From using number two southern pine lumber, some of the most renewable wood on the planet, to our energy efficient appliances, we constantly look at the ways in which we can minimize our environmental footprint.
Aggressive Growth Plans Deserve Aggressive Marketing Initiatives
We have differentiated ourselves from other fast casual, better burger competitors through our product quality and transparency, continuous investment in a technology infrastructure, commitment to sustainability, and our industry-leading digital and social marketing strategy.

Rarely has a restaurant brand of our size received such extensive recognition by industry and consumers in such a short period of time. We have been named in Fast Casual’s
Top 100 Movers and Shakers
for 7 years in a row (beginning in 2013), was on
Nation’s Restaurant’s News’
2019 Fast Casual Top Movers and Shakers and was even recognized as New York City’s Best Veggie Burger by the
New Yorker
.
Additional notable placements include in
Franchise Times
,
Restaurant Business
,
New York Times
,
Bloomberg
,
USA Today, Fox Business
,
Mashed
,
Thrillist
,
Delish
,
Ad Age
and more, as well as on shows such as
CNBC Squawk Alley
,
Fox
 & Friends
morning show, and
Fox News
.
Available Information
Our Internet website is
www.burgerfi.com
. Our Annual Report on Form
10-K,
Quarterly Reports on Form
10-Q,
Current Reports on Form
8-K,
and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act, are available, free of charge, under the Investor Relations tab of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our Internet website and the information contained on it or connected to it are not part of, or incorporated by, reference into this Annual Report. Additionally, the SEC maintains a website located at
www.sec.gov
that contains the information we file or furnish electronically with the SEC.
BurgerFi Properties
Our restaurants are primarily
end-cap
facilities, and, to a lesser extent
in-line
or free-standing. Only one of our restaurants feature a drive-thru. As of June 30, 2021, for all of the Company-operated restaurants, we lease the premises in which our Company-operated restaurants are operating. Our restaurant leases generally have initial terms of 10 to 20 years, with two to four renewal options of five years each. Most restaurant leases provide for a specified annual rent, although some call for additional or contingent rent. Generally, leases are “net leases” that require the restaurant to pay a pro rata share of property taxes, insurance and common area maintenance costs. As of June 30, 2021, our restaurant system consisted of 119 restaurants comprised of 22 Company-operated restaurants and 97 franchise-operated restaurants located in 22 states throughout the United States, one franchise location in Puerto Rico and two franchise locations in Kuwait.
We lease our executive offices, consisting of approximately 16,564 square feet in North Palm Beach, Florida, for a term expiring in 2023, with one option to extend the lease term for an additional five years. We believe our current office space is suitable and adequate for its intended purposes and provides opportunity for expansion. The following chart shows the number of restaurants in each of the states in which we operated as of June 30, 2021:

State	Company- Operated	Franchise- Operated	Total
Alaska	—	1	1
Alabama	—	4	4
Arizona	—	2	2
Colorado	—	1	1
Connecticut	—	2	2
Florida	18	39	57
Georgia	—	5	5
Illinois	—	1	1
Indiana	—	1	1
Kansas	—	1	1
Kentucky	—	3	3
Maryland	—	5	5
Michigan	—	1	1
North Carolina	—	5	5
Nevada	—	1	1
New York	2	4	6
Ohio	—	2	2
Pennsylvania	1	2	3
South Carolina	—	3	3
Tennessee	—	1	1
Texas	—	7	7
Virgina	1	2	3
Kuwait	—	2	2
Puerto Rico	—	2	2

Total	22	97	119

Legal Proceedings
BurgerFi International, LLC v Shree at Philly Downtown, LLC, et. al.
(U.S. District Court for the Southern District of Florida, Case No. 15-81544-CIV filed November 10, 2015). BurgerFi filed this suit against Shree at Philly Downtown LLC, a franchisee and its principals (collectively, “Shree”). BurgerFi seeks declaratory judgments and damages in an amount to be proven at trial for various breaches of the applicable franchise agreements resulting from the Shree’s closure of the New Brunswick, New Jersey restaurant, its failure to open the Secaucus, New Jersey restaurant, and its operational defaults at the Philadelphia, Pennsylvania restaurant. In April 2016, Shree filed a counterclaim, asserting that it had no responsibility for its losses, and instead, alleged that we have engaged in breach of contract, fraud, misrepresentation, conversion in connection with the operation of the restaurant, and various other allegations, seeking damages of over $5 million. We denied any wrongdoing. On December 30, 2016, the court stayed the case pending the resolution of the bankruptcy filings made by some of the defendants. No further action has occurred.
Corey Winograd v BurgerFi International, LLC
(Fifteenth Judicial Circuit Court of Palm Beach County, Florida, Case No. 502019-CA015256, filed December 1, 2019). Corey Winograd, the former chief executive officer of the Company (“Plaintiff”), filed this suit against BurgerFi for certain alleged breaches of an employment agreement, claiming damages in excess of $15,000. BurgerFi filed a motion to dismiss the complaint on February 13, 2020. On May 20, 2020, the motion to dismiss was heard being granted in part and denied in part. The portion of the complaint not dismissed was answered by BurgerFi with affirmative defenses raised on July 7, 2020. The Plaintiff served various discovery requests (including notices of non-party
subpoenas) on July 9, 2020 as well as a motion to strike BurgerFi’s affirmative defenses on July 16, 2020. BurgerFi filed objections to the non-party
subpoenas on July 20, 2020. On September 11, 2020, BurgerFi filed a motion to dismiss and certain claims were dismissed by the court. The complaint now involves claims for alleged breach of contract (count I) and alleged action for equitable relief including an accounting and constructive lien (count II). On September 4, 2020, the parties met for mediation but were unable to resolve this matter. We believe that all claims are meritless, and we plan to vigorously defend these allegations. Management is unable to determine the likelihood of a loss or range of loss, if any, which may result from the cases described above, therefore, no contingent liability has been recorded as of June 30, 2021.
The Company is subject to other legal proceedings and claims that arise during the normal course of business. Management believes that any liability, in excess of applicable insurance coverages or accruals, which may result from these claims, would not be significant to the Company’s financial position or results of operations.
COMPETITION
The restaurant industry is highly competitive and fragmented, with restaurants competing on multiple areas, such as taste, price, food quality, service, location and the ambiance and condition of the restaurant. Our primary competitors include other fast casual restaurants, quick service restaurants and casual dining restaurants. Our competition includes multi-unit national and regional chains, as well as a wide variety of locally owned restaurants. Our competitors may operate company-owned restaurants, franchised restaurants, or some combination. Many of our competitors offer breakfast, lunch, and dinner, as well as dine-in,
carry-out
and delivery services. We may also compete with companies outside of the traditional restaurant industry, such as grocery store chains, meal subscription services and delicatessens, especially those that target customers who seek high-quality food, as well as convenience food stores, cafeterias and other dining outlets.
Our competition continues to intensify as new competitors enter both the burger and fast casual segments, and in addition, offer new digital experiences. We also face increasing competitive pressures from some of our competitors who have recently announced initiatives to offer better quality ingredients relative to their previous offerings, such as antibiotic-free meat or plant-based meat alternatives. Additionally, many of our competitors are nationally recognized brands with much more significant marketing and advertising resources than us. This can result in much better brand recognition for them, which makes it more difficult for us to gain a foothold of market share.
We strive to engage our guests with a differentiated experience that includes great food, unique and thoughtful integration with local communities and high standards of excellence and hospitality. We believe that we are well positioned to continue to grow our market position, as we believe consumers will continue to trade up to higher quality offerings given the increasing consumer focus on responsible sourcing, ingredients and preparation.
INTELLECTUAL PROPERTY
Since our inception, we have strived to strategically and proactively develop our intellectual property portfolio by registering our trademarks and service marks worldwide. We own, domestically and internationally, valuable intellectual property including trademarks, service marks, trade secrets and other. proprietary information related to our restaurant and corporate brands. This intellectual property includes logos and trademarks which are of material importance to our business. Depending on the jurisdiction, trademarks and service marks generally are valid as long as they are used and/or registered. We seek to actively protect and defend our intellectual property from infringement and misuse. As of December 31, 2020, we had 17 registered marks domestically, including registrations in our core marks
BurgerFi
and
The BurgerFication of the World
, and certain other key marks, such as
 VegeFi Burger
,
KetoFi Burger
and
Fi Lime Fusion
.
Internationally, we have registered our core marks in 12 countries, including the European Union through the World Intellectual Property Organization and Madrid Protocol. Some of these marks are registered in multiple international trademark classes, including for restaurant services and various food categories. We also own the domain www.BurgerFi.com and other related domain names. In addition, the vendors and suppliers of our proprietary products are contractually prohibited from disclosing our confidential recipes and production processes to any other party. Our proprietary products are protected through our distribution model and include but are not limited to our Angus patty grinding procedure, the VegeFi Burger
®
, and the product formulations for our Fi Sauce. We also have exclusive arrangements with our suppliers of our custom branded burger buns.
GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS
We are subject to extensive federal, state, local and foreign laws and regulations, as well as other statutory and regulatory requirements, including those related to, among others, nutritional content labeling and disclosure requirements, food safety regulations, local licensure, building and zoning regulations, employment regulations and laws and regulations related to our franchised operations. New laws and regulations or new interpretations of existing laws and regulations may also impact our business. The costs of compliance with these laws and regulations are high and are likely to increase in the future and any failure on our part to comply with these laws may subject us to significant liabilities and other penalties.
We are not aware of any federal, state or local provisions that have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, that have materially affected, or are reasonably expected to materially affect, our results of operations, competitive position, or capital expenditures.
SEASONALITY
Our business is subject to slight seasonal fluctuations which can impact sales from quarter to quarter. Year-over-year and quarter-to-quarter
results can also be impacted by the number and timing of new BurgerFi openings. Additionally, there may be some fluctuations between quarters due to holiday shifts in the calendar year.
EMPLOYEES
As of June 30, 2021, our team members consisted of 848 employees, including 142 full-time employees.

MANAGEMENT AND BOARD OF DIRECTORS
Our current directors and executive officers are as follows:

Name	Age	Class	Position
Ophir Sternberg	51	C	Executive Chairman of the Board and Class C Director
Julio Ramirez	67	N/A	Chief Executive Officer
Michael Rabinovitch	52	N/A	Chief Financial Officer
James Esposito	58	N/A	Chief Operating Officer
Allison Greenfield	49	B	Director
Vivian Lopez-Blanco	64	B	Director
Gregory Mann	49	A	Director
Martha Stewart	80	A	Director
Directors
Ophir Sternberg
. Ophir Sternberg
has been the Company’s Executive Chairman of the Board since December 2020, having served as a member of our Board of Directors since October 2019, Chairman since April 2020, and Chief Executive Officer from June 2020 to December 2020. Mr. Sternberg has over 26 years of experience investing in all segments of the real estate industry, including land acquisitions, luxury residential, hospitality, commercial and retail. Mr. Sternberg has served as the Chief Executive Officer, President and Chairman of Lionheart Acquisition Corporation II (Nasdaq: LCAP) since December 2019. He is the Founder of Lionheart Capital, LLC, a Miami-based diversified investment firm focused on value and growth investments, and has served as its Chief Executive Officer since its formation in 2009. From 1993 to 2009, Mr. Sternberg was the Founder and Managing Partner of Oz Holdings, LLC, a private real estate investment and management company. Once a member of an elite Israeli Defense Force unit, Mr. Sternberg studied finance at Sy Syms School of Business at Yeshiva University. We believe Mr. Sternberg is well-qualified to serve on our board of directors due to his business experience and contacts and relationships.
Allison Greenfield
. Allison Greenfield has served as a member of the Company’s Board of Directors since June 2020. Ms. Greenfield has over two decades of experience in real estate development. Ms. Greenfield is the Chief Development Officer and has been a partner of Lionheart Capital, LLC since it was founded in 2009 and has over 25 years of experience in the entitlement, design, construction and management of projects in all segments of the real estate industry, including industrial, retail, hospitality, and ultra-luxury residential condominiums. At Lionheart Capital, LLC, she has been responsible for the successful acquisition, development, and repositioning of real estate assets around the world. Prior to her tenure at Lionheart Capital, LLC, Ms. Greenfield ran the development and construction arm of Oz Holdings, LLC as a partner from 2001-2010. Ms. Greenfield studied Architecture at The New School University, Parsons School of Design and holds a B.A. in History from Barnard College/Columbia University. We believe Ms. Greenfield is well-qualified to serve on our board of directors due to her business experience, contacts and relationships.
Vivian Lopez-Blanco
. Vivian Lopez-Blanco has served as a member of the Company’s Board of Directors since July 2021. Ms. Lopez-Blanco also serves on the board of Jumptuit Health, Inc. Prior to joining the Company, Ms. Lopez-Blanco served as an advisory board member of BBVA, South Florida operations, from 2019 until June 2021, Chief Financial Officer of Mednax, Inc. (NYSE: MD) from 2010 until 2018, Vice President and Treasurer of Mednax, Inc. from 2008 to 2010 and Chief Financial Officer of Carrols Corporation’s Hispanic Restaurants Division, which includes the Pollo Tropical and Taco Cabana concepts, from 2003 to 2008. Ms. Lopez-Blanco joined Pollo Tropical in 1997 as Controller and was promoted to Chief Financial Officer in 1998, and led the company through its acquisition by Carrols Corporation, developed and realigned key business processes and implemented several financial systems. Earlier in her career, Ms. Lopez-Blanco spent years in an international accounting firm where she progressed through different management roles and gained extensive experience in public company reporting and capital market expansions. Ms. Lopez-Blanco earned a bachelor’s degree in accounting from Florida International University and is a certified public accountant. We believe Ms. Lopez-Blanco is well-qualified to serve on our board of directors due to her business experience, including her experience in public accounting and as the Chief Financial Officer of public companies, her contacts and relationships.

Gregory Mann
. Gregory Mann has served as a member of the Company’s Board of Directors since December 2020. Mr. Mann has served Hydrus Technology as a Board member and in a variety of advising, consulting, leadership, and managerial roles where he developed the firm’s commercialization and go to market (GTM) strategy that led to the company’s first long-term commercial contract from January 2019 to June 2020. Prior to Hydrus, from March 2017 to November 2018, Mr. Mann created a stand-alone P&L division at Catalina Marketing as President of Emerging Brands where he architected and implemented a new three-year business strategy that included the launch of new data and marketing services which significantly increased new client deal size and improved client retention. Mr. Mann also developed and drove the vision and general management for the newly founded Emerging Brands division focused on thousands of consumer-packaged goods (CPG) companies. Prior to Catalina, from May 2014 to October 2016, Mr. Mann worked as the Chief Marketing Officer for LoopPay, where he was part of the founding team which was then acquired by Samsung in order to develop and launch Samsung Pay. Mr. Mann holds an MBA from The Wharton School and a Master’s Degree in International Studies from the University of Pennsylvania’s Lauder Institute. We believe that Mr. Mann’s experience as an entrepreneurial executive and corporate innovator that has built and led established startup, turnaround, and hyper-growth companies and divisions globally will continue to be a valuable asset to the Company’s board of directors.
Martha Stewart
. Martha Stewart has served as a member of the Company’s Board of Directors since February 2021. Ms. Stewart is a businesswoman, writer, and television personality. As founder of Martha Stewart Living Omnimedia, “MSLO”, she gained success through a variety of business ventures, encompassing publishing, broadcasting, merchandising and
e-commerce.
She has written numerous bestselling books, is the publisher of Martha Stewart Living magazine and hosted two syndicated television programs: Martha Stewart Living, which ran from 1993 to 2004, and Martha, which ran from 2005 to 2012. Ms. Stewart currently serves as the Chief Creative Officer of Marquee Brands, a position she has held since June 2019. Prior to that, Ms. Stewart served as Chief Creative Officer of Sequential Brands Group, Inc. from December 2015 to June 2019. Ms. Stewart has served on the board of directors of the Sequential Brands Group, Inc. since December 2015. Ms. Stewart has also served on the board of AppHarvest, Inc. since May 2020. Ms. Stewart was Founder, Chief Creative Officer and
Non-Executive
Chairman of the board of directors of MSLO from 1996 through June 2003. She also served as Chief Executive Officer from 1996 through June 2003. Ms. Stewart earned a bachelor’s degree in European history and architectural history from Barnard College. We believe Ms. Stewart is well-qualified to serve on the Company’s board of directors due to her business experience, extensive contacts and relationships.
Executive Officers
Julio Ramirez
. Julio Ramirez has served as Chief Executive Officer of the Company since December 2020 and continues to serve in that role within the Company. Mr. Ramirez has over 40 years of experience in the multi-unit restaurant industry. Mr. Ramirez founded JEM Global, Inc. (“JEM”), a company specializing in assisting QSR and fast casual brands with franchising and development efforts domestically and internationally. Through JEM, he consulted Dunkin Brands on its Brazil entry strategy and Buffalo Wings and Rings on its Mexico development strategy. He was also co-owner
of Giardino Gourmet Salads, South Florida’s fast-casual concept focused on garden-to-bowl
nutrition, helping to grow the brand in Miami, Fort Lauderdale and Naples, Florida. Prior to JEM, Mr. Ramirez was with Burger King Corporation for over 25 years. In his tenure at Burger King, Mr. Ramirez held several key senior executive roles. These roles included Senior Vice President of North America Franchise Operations & Development, and twice the President of the Latin American region, where he had teams that opened Burger King franchises in over 10 countries, including Brazil, Colombia, and many others. Additionally, he was the Executive Vice President of Global Operations. In this role he effectively managed the supply chain, selecting outstanding franchisees, directed the operations team and developed food safety and training programs. Mr. Ramirez holds an MBA from the University of Georgia. He has also completed the Advanced Management Program from The Wharton School at the University of Pennsylvania. He served as an Executive Board Member of the United Way of Miami-Dade County, was a founding member of the Burger King “Have it Your Way” Foundation and is currently a member of the prestigious Orange Bowl Committee. Mr. Ramirez was an external director at Grupo Intur—the largest franchisee of American QSR brands in Central America with over 200 locations of 8 different brands across several nations.

Michael Rabinovitch
. Michael Rabinovitch joined the Company on February 26, 2021 and assumed the position of Chief Financial Officer on May 3, 2021. Mr. Rabinovitch served as Senior Vice President and Chief Accounting Officer of Tech Data Corporation from March 2018 until September 2020. Prior thereto, Mr. Rabinovitch was employed at Office Depot, where he served as Vice President of Finance, North America from January 2015 to 2017 and Senior Vice President, Finance and Chief Accounting Officer from March 2017 to February 2018. From 2005 through 2015, he served as Executive Vice President and Chief Financial Officer of Birks Group (a/k/a Mayors Jewelers), a North American manufacturer and retailer of fine jewelry and luxury timepieces. Prior to joining Birks Group, Mr. Rabinovitch was Vice President of Finance of Claire’s Stores, Inc., a specialty retailer of fashion jewelry and accessories, from 1999 to 2005. Mr. Rabinovitch began his career as an auditor with Price Waterhouse LLP. Mr. Rabinovitch is a licensed certified public accountant (inactive) and a member of the American Institute of Certified Public Accountants.
James Esposito
. James Esposito has served, since February 2021, as the Company’s Chief Operating Officer. Mr. Esposito is recognized as an influential leader in the restaurant industry with over 20 years of experience and a successful track record of delivering best-in-class
results for public and private growth companies. From January 2016 until March 2020, Mr. Esposito served as Senior Vice President of Operations for Planet Fitness LLC. Prior to joining Planet Fitness, he served as Joint Venture Partner at Panera Bread from December 2014 to January 2016, where he collaborated with a cross-functional team to drive business results and key initiatives. From February 2011 to May 2014, Mr. Esposito held the position of Chief Operating Officer at Papa Gino’s and D’Angelo, where he was directly responsible for creating an environment that delivered exceptional operations, sales growth, and increased profitability. Mr. Esposito also spent 11 years with Burger King Corporation from August 1999 to January 2011, where he held a number of key operations positions, in one of which where he led the Global Restaurant Systems group which consisted of over 1,400 restaurants in 10 countries around the world.
Board Composition
BurgerFi’s business affairs are managed under the direction of its board of directors. The Company’s Board of Directors consists of five members. The Board of Directors is classified into three classes, each comprising as nearly as possible one-third
of the directors to serve three-year terms. Class A directors shall serve until 2023, Class B directors shall serve until 2024 and Class C directors shall serve until 2022. On December 16, 2020 we entered into the Voting Agreement with our Sponsor, certain of the Initial Stockholders, the Members, and our officers and directors, pursuant to which all such stockholders agreed to vote their shares of the Company in favor of the current members of the Board of Directors, comprised of Ophir Sternberg, Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann and Martha Stewart, or, if any of them ceases to serve as a director, such other person designated by our Chairman, in consultation with John Rosatti. In connection with the Stock Acquisition, we plan to enter into an additional Voting Agreement with Cardboard, Ophir Sternberg and Lionheart Equities, pursuant to which all such stockholders agreed to vote their shares of the Company in favor of Ophir Sternberg, Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann, Martha Stewart and Andrew Taub (or any successor director designee or Cardboard) for a period of one year from the ACFP Closing.
Committees of the Board of Directors
The standing committees of our Board currently include an audit committee, a compensation committee and a nominating committee. Each of the committees report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.
Audit Committee
Ms. Lopez-Blanco, Mr. Mann, and Ms. Greenfield serve on the Audit Committee. Ms. Lopez-Blanco qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation
S-K
promulgated under the Securities Act and serves as Chairperson of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our website at
https://ir.burgerfi.com/corporate-governance/governance-documents
, under “Governance Documents.”

According to its charter, the Audit Committee consists of at least three members, each of whom shall be a non-employee
director who has been determined by the Board to meet the independence requirements of Nasdaq, and also Rule
10A-3(b)(1)
of the SEC, subject to the exemptions provided in Rule
10A-3(c).
The Audit Committee charter describes the primary functions of the Audit Committee, including the following:

•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form
10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.
Compensation Committee
Ms. Greenfield, Mr. Mann, and Ms. Lopez-Blanco serve on the Compensation Committee. Ms. Greenfield serves as the Chairperson of the Compensation Committee. The Compensation Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Compensation Committee’s responsibilities and how they will be carried out. The Compensation Committee’s charter is available on our website at
 https://ir.burgerfi.com/corporate-governance/governance-documents
, under “Governance Documents.” The Compensation Committee may delegate any of its responsibilities to one or more subcommittees as the Compensation Committee may from time to time deem appropriate. The Compensation Committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all other executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	if required, producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.
The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC. In addition, members of our senior management may report on the performance of the other executive officers of the Company and make compensation recommendations to the Compensation Committee, which will review and, as appropriate, approve the compensation recommendations.
Nominating Committee
Ms. Greenfield, Ms. Lopez-Blanco, and Mr. Mann serve on the Nominating Committee. Ms. Greenfield serves as the Chairperson of the Nominating Committee. The Nominating Committee operates under a written charter adopted by the Board. The charter contains a detailed description of the scope of the Nominating Committee’s responsibilities and how they will be carried out. The Nominating Committee’s charter is available on our website at https://ir.burgerfi.com/corporate-governance/governance-documents, under “Governance Documents.”
The Nominating Committee will identify, evaluate and recommend candidates to become members of the Board with the goal of creating a balance of knowledge and experience. The Nominating Committee has no specific minimum qualifications for director candidates. However, the Nominating Committee will consider several qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain and maintain a broad and diverse mix of board members, including with respect to race, gender, ethnicity, background, experience and viewpoints of the Board. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.
Code of Ethics
We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the Nasdaq. Our Code of Ethics is available on our website at
https://ir.burgerfi.com/corporate-governance/governance-documents
, under “Governance Documents.” In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at S. Highway 1, North Palm Beach, FL 33408. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form
8-K.
Indemnification Agreements and Directors and Officers Liability Insurance
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws limit the personal liability of our directors to our stockholders or us for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Bylaws also provide for such limitation of liability with respect to our officers. In addition, our Amended and Restated Certificate of Incorporation provides for indemnification of each of our directors and officers who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of ours or is or was serving at our request as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL. Our Amended and Restated

Bylaws also provide for such indemnification other than with respect to an action by or in the right of the Company and so long as such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and our Amended and Restated Bylaws provide for similar indemnification with respect to actions by or in the right of the Company. Further, we maintain directors’ and officers’ liability insurance to provide its directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts. We have entered into indemnification agreements with our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions since January 1, 2019 to which we have been a participant, in which:

•
the amount involved exceeded or will exceed the lesser of $120,000 and one percent (1%) of the average of the Company’s total assets at year end for the last two completed fiscal years (such lesser amount, the “Threshold”); and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the sections titled “
Executive Compensation
” and “
Beneficial Ownership of Securities
.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.
Related Party Policy
Our Code of Ethics, which we adopted upon consummation of our IPO, requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the Audit Committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates or other related persons listed above, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our Audit Committee and a majority of our uninterested “independent” directors, or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our Audit Committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

OPES Related Party Transactions
Unless otherwise noted, reference in this section to “we” and “our” relate to OPES Acquisition Corp.
Founders’ Shares
In connection with the organization of OPES, OPES issued 2,875,000 Founders’ Shares for $25,000 in cash, at a purchase price of approximately $0.01 per share, to Axis Public Ventures, an affiliate of the Initial Sponsor. After the IPO of OPES, certain of the pre-IPO Initial
Stockholders transferred 2,847,596 Founders’ Shares to certain of their affiliates and designees.

At the time of the IPO, all of the Founders’ Shares outstanding were placed in escrow with OPES’ transfer agent, as escrow agent, until the earlier of six months after the date of the consummation of our Business Combination and the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any
30-trading
day period commencing after our Business Combination, or earlier if, subsequent to our Business Combination, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.
In September 2019, Lionheart Equities acquired from certain of the Initial Stockholders an aggregate of 1,610,000 of the Founders’ Shares, which shares Lionheart Equities transferred to the Sponsor. The Sponsor subsequently dissolved and distributed such Founders’ Shares to its members, including Lionheart Equities. Mr. Sternberg, our Executive Chairman, owns 100% of Lionheart Equities. Lionheart Equities also advanced working capital loans to OPES.
Advances and Promissory Notes
During 2020 and through the date of the closing of the Business Combination, the Sponsor advanced to OPES an aggregate of $1,500,000 to fund working capital purposes. Such advances were non-interest
bearing and due on demand. On the date of closing of the Business Combination, the advances were converted into units, each consisting of one share of Common Stock and one warrant exercisable into one share of Common Stock.
Administrative Service Fee
Prior to the change in management of our predecessor in April 2020, we maintained our executive offices at Park Plaza Torre I, Javier Barros Sierra 540, Of. 103, Col. Santa Fe, 01210 México City, México. The cost for this space was included in the $10,000 per-month
fee that an affiliate of Axis Public Ventures charged us for general and administrative services pursuant to a letter agreement between us and our Initial Sponsor. During the years ended December 31, 2019, we incurred $120,000 in fees for these services, of which such amount is included in accounts payable and accrued expenses at December 31, 2019. Commencing in April 2020, we changed our executive offices to c/o Lionheart Equities, 4218 NE 2nd Avenue, Miami, FL 33137, and the $10,000
per-month
administrative fee was payable instead to an affiliate of our Sponsor. That payment accrued, and the accrued amount was paid to such affiliate of our Sponsor upon the consummation of the Business Combination.
Contingent Forward Purchase Contract
In connection with the consummation of the Business Combination, the Company entered into an Amended and Restated Forward Purchase Contract with each of Lion Point and Lionheart Equities for the purchase of forward purchase units (“Forward Purchase Units”), each Forward Purchase Unit consisting of one share of Common Stock and one warrant exercisable into one share of Common Stock. Lion Point purchased 2,000,000 Forward Purchase Units and Lionheart Equities purchased 1,000,000 Forward Purchase Units under the Amended and Restated Forward Purchase Agreement. In addition, OPES agreed to register a total of 4,829,376 shares of OPES common stock owned by Lion Point as of the consummation of the Business Combination, which comprised of (i) 662,500 of Founders’ Shares, (ii) 83,438 shares of OPES common stock underlying the Private Placement Units and 83,438 shares of OPES common stock underlying the private warrants, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share, and (iii) 2,000,000 shares of OPES common stock underlying the Forward Purchase Units and 2,000,000 shares of OPES common stock underlying the warrants that are part of the Forward Purchase Units, which shares have priority registration rights over all other shares of OPES common stock to be registered under the New Registration Rights Agreement (as defined below).

Registration Rights
Pursuant to a registration rights agreement, dated as of March 15, 2018 (the “Original Registration Rights Agreement”), those initial stockholders who held the Founders’ Shares issued and outstanding prior to the IPO, as well as the holders of the Private Placement Units and any units the Initial Sponsor, the initial stockholders, their affiliates, officers, directors or third parties may be issued in payment of working capital loans made to us, were entitled to registration rights.
In connection with the Business Combination, all of the parties to the Original Registration Rights Agreement (and those parties who as a result of the transfer of Founders’ Shares became a party to the Original Registration Rights Agreement), along with the Members and all other holders of Registrable Securities (other than the holders of Public Warrants), entered into a new registration rights agreement (the “New Registration Rights Agreement”) covering the registration of Registrable Securities held by such parties. Pursuant to the New Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale of certain Registrable Securities held by the parties in accordance with SEC guidance and caused the registration statement to be declared effective under the Securities Act, and must use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all Registrable Securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale
restrictions pursuant to Rule 144 under the Securities Act (“Rule 144”), without the requirement that the Company be in compliance with the current public information requirement under Rule 144. Additionally, Lion Point Capital, LLC made a written demand for registration under the Securities Act of all or part of certain securities (the “Lion Point Securities”) held by Lion Point Capital, LLC. The Company is not obligated to effect more than two demand registration statements in respect of the Lion Point Securities. The New Registration Rights Agreement also provides the holders of the Registrable Securities with certain piggy-back registration rights.
In connection with the Stock Acquisition, we plan to enter into the
RRA/Lock-Up
covering the New Registrable Securities. Pursuant to the
RRA/Lock-Up,
the Company would file with the SEC a registration statement covering the resale of the New Registrable Securities in accordance with SEC guidance and would use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and would be obligated use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all New Registrable Securities covered by such registration statement have been sold or certain other events with respect to the New Registrable Securities have occurred. Additionally, Cardboard would be entitled to make, from time to time, a written demand for registration under the Securities Act of all or part of the New Registrable Securities. The Company would not obligated to effect more than three demand registration statements in respect of the New Registrable Securities. The
RRA/Lock-Up
would also provide the holders of the New Registrable Securities with certain piggy-back registration and underwritten shelf offering rights, and subject the BFI Consideration Common Shares, except with respect to transfers to certain permitted assignees, to a lock-up
until twelve (12) months after the ACFP Closing, subject to (i) earlier expiration as follows: (A) 30% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $23.00 per share, (B) 30% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $25.00 per share, and (C) 40% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $28.00 per share; and (ii) all applicable holding periods and requirements under the Securities Act, and the rules and regulations thereunder. In addition, the BFI Consideration Common Shares would be subject to a lock-up
for 180 days after the ACFP Closing.

BurgerFi Related Party Transactions
We lease building space for our corporate office from an entity under common ownership with a significant stockholder. This lease is for a 36 month term effective January 1, 2020. Rent expense for each of the years ended December 31, 2020 and 2019 was approximately $160,000.
We also lease building space for a restaurant located in Virginia from an entity (i) in which Ophir Sternberg, the Executive Chairman of the Board, has an indirect minority ownership interest, and (ii) which is managed by an entity in which Mr. Sternberg has an indirect ownership interest. This lease, entered into on October 21, 2020, is for a 10 year term effective on the earlier to occur of the date the tenant opened for business and 180 days from the date the landlord delivered possession of the premises to the tenant. Rent expense for the year may exceed the Threshold in a full fiscal year.
In addition, in April 2021, we entered into an independent contractor agreement with a corporation (the “Consultant”) for which the Chief Operating Officer of Lionheart Capital, LLC, an entity controlled by Ophir Sternberg, the Executive Chairman of the Board, serves as President. Pursuant to the terms of the agreement, the Consultant shall provide certain strategic advisory services to the Company in exchange for total annual cash compensation and expense reimbursements of $100,000, payable in twelve (12) equal monthly payments beginning in April 2021. The Consultant has also received an additional $29,166 of cash compensation for services provided in April. Also, the Chief Operating Officer of Lionheart Capital, LLC received an award of 50,000 restricted stock units, which shall vest in five equal annual installments, subject to the Company achieving certain annual revenue targets starting in 2021.
Director Independence
Four of our Board of Directors, Allison Greenfield, Vivian Lopez-Blanco, Gregory Mann and Martha Stewart, qualify as “independent directors” within the meaning of the independent director guidelines of Nasdaq and applicable SEC rules.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officers of the Company for services rendered to the Company in all capacities for the years indicated.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Ophir Sternberg	2020	—	—	14,535,000	(6)(8)	—	14,535,000
Executive Chairman of the Board	2019	—	—			—	—
Julio Ramirez	2020	55,000	—	5,355,000	(7)(8)	3,600	5,413,600
Chief Executive Officer(2)	2019	—	—			—	—
Bryan McGuire	2020	105,505	—			—	105,505
Former Chief Financial Officer(3)	2019	—	—			—	—
Ross Goldstein	2020	207,625	—			—	207,625
Former Chief Legal Officer(4)	2019	200,000	—				200,000
Nick Raucci	2020	215,435	—			3,600	219,035
Former Chief Operating Officer(5)	2019	160,000	19,422			—	179,422

(1)
Also, David Mack, David Brain and Ophir Sternberg served as the Company’s Chief Executive Officer during the year ended December 31, 2020 but did not receive any consideration in connection with such service to the Company.

(2)	Mr. Ramirez was appointed Chief Executive Officer effective December 16, 2020.
(3)
Mr. McGuire was appointed as Chief Financial Officer effective December 16, 2020 and resigned effective May 3, 2021. Effective May 3, 2021, Michael Rabinovitch assumed the position of Chief Financial Officer.

(4)	Mr. Goldstein resigned from the Company on September 30, 2021.
(5)	Mr. Raucci left the Company on February 17, 2021.
(6)
Represents the grants of 250,000 restricted stock units and 700,000 incentive restrictive stock units granted, for financial reporting purposes, on December 16, 2020. The legal grant date of the restricted stock units was July 13, 2021, the date that applicable grant award agreements were executed by the Company and Mr. Sternberg. The applicable restricted stock unit agreement provides that 73% (511,000) of the total incentive restricted stock units will not be issued (deemed or otherwise) under the BurgerFi International, Inc. Omnibus Equity Incentive Plan (the “Plan”) until the aggregate number of shares reserved for awards under the Plan is increased consistent with Section 5.1 of the Plan, which is scheduled to occur on January 1, 2022. See the Outstanding Equity Awards table below for additional information relating to these grants.

(7)
Represents the grants of 250,000 restricted stock units and 100,000 benchmark restrictive stock units granted, for financial reporting purposes, on December 16, 2020. The legal grant date of the restricted stock units was July 13, 2021, the date that applicable grant award agreements were executed by the Company and Mr. Ramirez. The applicable restricted stock unit agreement provides that 36% (89,000) of the total 250,000 incentive restricted stock units and 100% (100,000) of the total 100,000 benchmark restricted stock units will not be issued (deemed or otherwise) under the Plan until the aggregate number of shares reserved for awards under the Plan is increased consistent with Section 5.1 of the Plan, which is scheduled to occur on January 1, 2022. See the Outstanding Equity Awards table below for additional information relating to these grants.

(8)
The amounts reflected in this column represent the aggregate grant date fair value of the awards made during 2020, as computed in accordance with FASB ASC Topic 718. For additional information related to the measurement of stock-based compensation awards, see Note 14 to the financial statements included in the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2020.

Narrative Disclosure to Summary Compensation Table
For 2020, the principal elements of compensation provided to the named executive officers of the Company were base salaries, grants of equity-based compensation and broad-based employee benefits. Base salaries are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience. Grants of restricted stock units vest either in equal parts over a number of years or based on the Company’s achievement of certain performance benchmarks, satisfaction of certain key performance indicators set by the Compensation Committee or by meeting certain share price thresholds of the Company’s common stock. See the Outstanding Equity Awards table below for additional information relating to these grants.
Employment Agreements.
We have entered into Employment Agreements with Ophir Sternberg, Julio Ramirez and Ross Goldstein.
Employment Agreement with Ophir Sternberg.
Under the terms of Mr. Sternberg’s employment agreement, Mr. Sternberg serves as our Executive Chairman of the Board of Directors and does not receive a base salary. Mr. Sternberg has the ability to earn restricted stock unit grants (“Restricted Stock Unit Grants”) and incentive restricted stock unit grants (“Incentive Restricted Stock Unit Grants”). During the term of Mr. Sternberg’s employment agreement, which is initially five years, subject to earlier termination and extension, Mr. Sternberg will be bound by non-competition
and
non-solicitation
obligations. If there is a change of control (as defined in Mr. Sternberg’s employment agreement) during the term of employment all unearned Restricted Stock Unit Grants and Incentive Restricted Stock Unit Grants shall be deemed to have been earned and vested immediately prior to the Change of Control.
Employment Agreement with Julio Ramirez
Under the terms of Mr. Ramirez’s employment agreement, Mr. Ramirez serves as our Chief Executive Officer and earns a base salary of $275,000. Mr. Ramirez will be eligible to earn an annual incentive bonus of up to $100,000 payable in Restricted Stock Unit Grants, based on the achievement of certain key performance indicators. Mr. Ramirez also can earn Restricted Stock Unit Grants and benchmark restricted stock unit grants (“Benchmark Restricted Stock Unit Grants”). During the term of Mr. Ramirez’s employment agreement, which is initially one year, subject to earlier termination and extension, Mr. Ramirez will be bound by non-competition
obligations. If there is a change of control (as defined in Mr. Ramirez’s employment agreement) during the term of employment all unearned Restricted Stock Unit Grants and Benchmark Restricted Stock Unit Grants shall be deemed to have been earned and vested immediately prior to the Change of Control.
Employment Agreement with Ross Goldstein
Mr. Goldstein served as our Chief Legal Officer until September 30, 2021. Under the terms of Mr. Goldstein’s employment agreement, which had an initial term of one year, he earned a base salary of $200,000. Mr. Goldstein could also earn Restricted Stock Unit Grants and Benchmark Restricted Stock Unit Grants. During the term of Mr. Goldstein’s employment agreement, which was initially one year, subject to earlier termination and extension, Mr. Goldstein was bound by non-competition
obligations. If there was a Change of Control (as defined in Mr. Goldstein’s employment agreement) during the term of employment, all unearned Restricted Stock Unit Grants and Benchmark Restricted Stock Unit Grants would be deemed to have been earned and vested immediately prior to the Change of Control.
In connection with Mr. Goldstein’s resignation, the Company and Mr. Goldstein entered into a Separation and General Release Agreement, pursuant to which Mr. Goldstein has undertaken limited continuing obligations to the Company until January 2, 2022 and provided a release of claims against the Company in exchange for an award of 7,500 unrestricted shares of common stock of the Company, pursuant to an award agreement.

Potential Payments upon Termination or Change in Control
Except as discussed above, no named executive officer has a contractual or other entitlement to severance or other payments upon termination or a change in control.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding equity-based awards held by the named executive officers of the Company as of December 31, 2020.

	Stock awards
Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested(5)
Ophir Sternberg	250,000	(1)	$3,422,500
	700,000	(2)	$9,583,000
Julio Ramirez	250,000	(3)	$3,422,500
	100,000	(4)	$1,369,000
Bryan McGuire	—		—
Ross Goldstein	—		—
Nick Raucci	—		—

(1)
Represents restricted stock units granted, for financial reporting purposes, on December 16, 2020. The legal grant date of the restricted stock units was July 13, 2021, the date that applicable grant award agreements were executed by the Company and Mr. Sternberg. The restricted stock units vest in five equal parts, with 20% vesting on the grant date and an additional 20% vesting on January 1 for each of the ensuing four years, beginning on January 1, 2022. If there is a change of control (as defined in the employment agreement) or certain termination or resignation events occur during the term of employment, all unearned incentive restricted stock units shall be deemed to have been earned and vested immediately prior to the change of control or termination or resignation event.

(2)
Represents incentive restricted stock units granted, for financial reporting purposes, on December 16, 2020. The legal grant date of the restricted stock units was July 13, 2021, the date that applicable grant award agreements were executed by the Company and Mr. Sternberg. The restricted stock units vest as follows upon the achievement by the Company of the following benchmarks; provided, however, that 73% (511,000) of the total incentive restricted stock units will not be issued (deemed or otherwise) under the Plan until the aggregate number of shares reserved for awards under the Plan is increased consistent with Section 5.1 of the Plan, which is scheduled to occur on January 1, 2022: (i) 20%, or 140,000 incentive restricted stock units, if Company revenue (“Company Revenue”) for fiscal year 2021, as calculated and presented in the Company’s audited financial statements included in the Form
10-K
report for the relevant year, is 10% or greater than $34,382,000 (the “Base Year Revenue”); (ii) 20%, or 140,000 incentive restricted stock units, if Company Revenue for fiscal year 2022 is 20% or greater than Base Year Revenue; (iii) 20%, or 140,000 incentive restricted stock units, if Company Revenue for fiscal year 2023 is 30% or greater than Base Year Revenue; (iv) 20%, or 140,000 incentive restricted stock units, if Company Revenue for fiscal year 2024 is 40% or greater than Base Year Revenue; (v) 20%, or 140,000 incentive restricted stock units, if Company Revenue for fiscal year 2025 is 50% or greater than Base Year Revenue. If there is a change of control (as defined in the employment agreement) or certain termination or resignation events during the term of employment, all unearned incentive restricted stock units shall be deemed to have been earned and vested immediately prior to the change of control or termination or resignation event.

(3)
Represents restricted stock units granted, for financial reporting purposes, on December 16, 2020. The legal grant date of the restricted stock units was July 13, 2021, the date that applicable grant award agreements were executed by the Company and Mr. Ramirez. The restricted stock units vest in equal amounts at the yearly anniversary of the date Mr. Ramirez began providing services to the Company (December 16, 2020) for each of the first five years of employment, subject to the achievement of certain annual key performance indicators, including the Company’s adjusted EBITDA plan, opening of planned number of restaurant locations, improvement in company-owned restaurant operating income as a percentage of restaurant sales, and a diversity target, as set by the Compensation Committee; provided, however, that 36% (89,000) of the total 250,000 incentive restricted stock units will not be issued (deemed or otherwise) under the Plan until the aggregate number of shares reserved for awards under the Plan is increased consistent with Section 5.1 of the Plan. If there is a change of control (as defined in the employment agreement) or certain termination events during the term of employment, all unearned restricted stock units shall be deemed to have been earned and vested immediately prior to the change of control or termination event.

(4)
Represents benchmark restricted stock units granted, for financial reporting purposes, on December 16, 2020. The legal grant date of the restricted stock units was July 13, 2021, the date that applicable grant award agreements were executed by the Company and Mr. Ramirez The benchmark restricted stock units vest as follows; provided, however, that 100% (100,000) of the total 100,000 benchmark restricted stock units will not be issued (deemed or otherwise) under the Plan until the aggregate number of shares reserved for awards under the Plan is increased consistent with Section 5.1 of the Plan: (i) 25,000 shares, when the last reported closing price of the Company’s common stock for any 20 trading days within any consecutive 30 trading day period is greater than or equal to $19.00 per share; (ii) 25,000 shares, when the last reported closing price of the Company’s common stock for any 20 trading days within any consecutive 30 trading day period is greater than or equal to $22.00 per share; and (iii) 50,000 shares, when the last reported closing price of the Company’s common stock for any 20 trading days within any consecutive 30 trading day period is greater than or equal to $25.00 per share. If there is a change of control (as defined in the employment agreement) during the term of employment, all unearned benchmark restricted stock units shall be deemed to have been earned and vested immediately prior to the change of control.

(5)	Market value of the restricted stock units was determined using the $13.69 closing price per share of the Company’s common stock on December 31, 2020.
Director Compensation
At the closing of the Business Combination, all members of the pre-closing OPES Board of Directors (other than Ophir Sternberg and Allison Greenfield) resigned and all members of the pre-closing OPES Board of Directors (other than Ophir Stemberg) received 60,000 Founders’ Shares, in the aggregate, transferred to them by the Initial Stockholders. Since the year ended December 31, 2020, each independent director has been granted 5,000 restricted stock units, to vest and be settled in shares of common stock on December 31, 2021, subject to such director’s continuous service as a director until such time and earlier vesting due to a change of control; provided, however, that the grant made to Steven Berrard, former member of the Board of Directors, vested on the grant date. In addition, each committee chair is entitled to receive annual cash compensation of $7,500.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or our warrants for at least six months would be entitled to sell their securities provided that (1) that person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale. Persons who have beneficially owned restricted shares of our common stock or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
While we were formed as a shell company, since the completion of the Business Combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth as of August 6, 2021, the number of shares of BurgerFi common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding ordinary shares, (ii) each of our named officers and directors; and (iii) all of our officers and directors as a group.
Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, the Company believes, based on the information furnished to it, that the persons and entities named in the table below will have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All of the Company’s shares of common stock subject to options or Warrants exercisable within 60 days are deemed to be outstanding and beneficially owned by the persons holding those options or Warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
Subject to the paragraph above, the percentage ownership of issued shares is based on 17,893,476 shares of common stock issued and outstanding as of August 6, 2021.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Ophir Sternberg (2)	2,060,112	10.8%
Julio Ramirez	—	*
Bryan McGuire	5,000	*
Ross Goldstein	—	*
Nick Raucci	—	*
Allison Greenfield (3)	20,000	*
Martha Stewart	3,000	*
Vivian Lopez-Blanco	—	*
Gregory Mann	—	*
All directors and executive officers as a group (eight individuals)	2,083,112	10.9%
Greater than 5% Beneficial Owners
Lionheart Equities, LLC (4)	2,010,112	10.6%
The John Rosatti Revocable Trust U/A DTD 8/27/2001 - Custody (5)	3,895,252	21.8%
Lion Point Capital, LP (6)	2,745,938	15.3%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o BurgerFi International, Inc., 105 US Highway 1, North Palm Beach, Florida 33408.
(2)
Consist of (i) 720,725 shares of common stock, 150,000 shares (the “Unit Shares”) of common stock underlying units, each of which consists of one share of common stock and one warrant (“Warrant”) exercisable to purchase one share of common stock, and 1,139,387 shares of common stock underlying Warrants, which are currently exercisable, owned directly by Lionheart Equities and (ii) 50,000 shares owned by Mr. Sternberg. Mr. Sternberg, as manager of Lionheart Equities, has sole voting and dispositive control over the Unit Shares and Warrants held by Lionheart Equities. The business address for Lionheart Equities is 4218 NE 2nd Avenue, Miami, FL 33137. The business address for Mr. Sternberg is 4218 NE 2 nd
 Avenue, Miami, FL 33137.

(3)
Consist of 10,000 shares of common stock owned by Allison Greenfield and 10,000 shares of common stock owned by Leviathan Group, LLC. Ms. Greenfield possesses sole voting and dispositive control over the shares.

(4)
Consist of 720,725 shares of common stock, 150,000 Unit Shares and 1,139,387 shares of common stock underlying Warrants, which are currently exercisable, owned directly by Lionheart Equities. Mr. Sternberg, as manager of Lionheart Equities, has sole voting and dispositive control over the Unit Shares and Warrants held by Lionheart Equities. The business address for Lionheart Equities is 4218 NE 2 nd
 Avenue, Miami, FL 33137.

(5)
Shares of common stock held by The John Rosatti Family Trust U/A DTD 8/27/2001—Custody (the “JR Trust”). The business address of 101 US Highway 1, North Palm Beach, FL 33408. John Rosatti, as trustee of the JR Trust, may be deemed to beneficially own the securities beneficially owned by the JR Trust and has sole voting and dispositive power over the shares held by the JR Trust. Information included in this footnote is derived from a Form 4 filed on August 4, 2021.

(6)
Shares of common stock held by Lion Point. The business address of Lion Point is 250 West 55 th
 Street, 33
rd
 Floor, New York, NY 10019. Lion Point is the investment manager to its investment fund client Lion Point Master, LP. Lion Point Holdings GP, LLC (“Lion Point Holdings”) is the general partner of Lion Point. Didric Cederholm is a Founding Partner and Chief Investment Officer of Lion Point. Mr. Cederholm is also a Member and a Manager of Lion Point Holdings. Mr. Freeman is a Founding Partner and Head of Research of Lion Point. Mr. Freeman is also a Member and a Manager of Lion Point Holdings. By virtue of these relationships, each of Lion Point, Lion Point Holdings, Mr. Cederholm and Mr. Freeman may be deemed to beneficially own the securities beneficially owned by its investment fund client. Information included in this footnote is derived from a Schedule 13G/A filed on January 11, 2021.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes the compensation plan under which our equity securities are authorized for issuance as of December 31, 2020.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,300,000	(2)	$	N/A	700,000
Equity compensation plans not approved by security holders	—			N/A	—

Total	1,300,000			$—	700,000

(1)
The equity compensation plan approved by security holders is the 2020 Omnibus Equity Incentive Plan, which allows for an initial allotment of 2,000,000 shares. The aggregate number of shares reserved for awards under the Plan (other than Incentive Stock Options) will automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year after the date the plan became effective, in an amount equal to five percent (5%) of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, provided that the Company’s Compensation Committee may determine prior to the first day of the applicable fiscal year to lower the amount of such annual increase.

(2)
Represents the maximum number of shares of common stock to be issued upon the vesting of restricted stock units granted, for financial reporting purposes, on December 16, 2020. The legal grant date of the restricted stock units was July 13, 2021, the date that applicable grant award agreements were executed by the Company, Mr. Sternberg and Mr. Ramirez.

DESCRIPTION OF OUR SECURITIES
The following summary of the Company’s securities is based on and qualified by the Company’s Amended and Restated Certificate of Incorporation and Certificate of Designation thereto and Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to this registration statement. References to the “Company” and to “we,” “us,” and “our” refer to BurgerFi International, Inc. and its subsidiaries.
Authorized and Outstanding Stock
Our Amended and Restated Certificate of Incorporation authorizes the issuance of a total number of 110,000,000, shares of all classes of capital stock, of which 100,000,000 shares shall be common stock of the par value $.0001 per share (“
Common Stock
”) and 10,000,000 shares shall be preferred stock of the par value of $.0001 per share (“
Preferred Stock
”).
Common Stock
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. Unless otherwise required by the DGCL, any proposals (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. There is no cumulative voting with respect to the Common Stock.
Dividends
Subject to the rights of holders of any series of outstanding Preferred Stock, holders of common stock will be entitled to receive dividends and other distributions, if any, in amounts declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in these dividends and distributions.
Liquidation, Dissolution and Winding Up
In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of any outstanding preferred stock.
Other
Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of Common Stock.
Preferred Stock
Our Amended and Restated Certificate of Incorporation provides the Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “
Preferred Stock Designation
”). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Warrants
The Public Warrants became exercisable 30 days after the completion of the Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within the specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption;

•
if, and only if, the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a
30-trading
day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.
The Private Warrants are identical to the Public Warrants, except that the Private Warrants and the common stock issuable upon the exercise of the Private Warrants were not be transferable, assignable or saleable until after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Company has issued an additional 150,000 warrants in satisfaction of certain working capital loans made by the Company’s officers, directors, initial stockholders and affiliates. The working capital warrants are identical to the Public Warrants, except that the working capital warrants and the common stock issuable upon the exercise of the working capital warrants were not be transferable, assignable or saleable until after the completion of the Business Combination, subject to certain limited exceptions. Additionally, the working capital warrants may be exercisable on a cash or cashless basis and will be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the working capital warrants are held by someone other than the initial purchasers or their permitted transferees, the working capital warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Unit Purchase Option
The Company entered into a Unit Purchase Option Agreement with EarlyBirdCapital pursuant to which EarlyBirdCapital and its designees can purchase up to 750,000 units (each unit consists of one share of Common Stock and one Warrant) exercisable at $10.00 per unit. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on March 17, 2023. As of April 27, 2021, 283,669 shares of Common Stock have been issued pursuant to the cashless exercises and 75,000 shares and 75,000 shares of Common Stock issuable upon the exercise of the warrants remain issuable pursuant to the exercise of the units that remain outstanding pursuant to such unit purchase option.
The unit purchase option grants to holders demand and “piggyback” rights for periods of five and seven years, respectively, from March 13, 2018 with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The 283,669 shares of Common Stock that have been issued pursuant to the cashless exercises of the unit purchase option and the 75,000 shares and 75,000 shares of Common Stock issuable upon the exercise of the warrants that remain issuable pursuant to the exercise of the units that remain outstanding pursuant to such unit purchase option are being registered pursuant to this registration statement. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.
Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Certain Anti-Takeover Provisions of Delaware Law and our Charter and Bylaws
Our Amended and Restated Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Staggered Board
Our Amended and Restated Certificate of Incorporation provides that our Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual or special meetings.
Special meeting of stockholders
Our Amended and Restated Bylaws provide that special meetings of stockholders may be called only by a majority vote of our Board or our President or Executive Chairman.
Advance notice requirements for stockholder proposals and director nominations
Our Amended and Restated Bylaws provide that stockholders of record seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Pursuant to Rule
14a-8
of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Authorized but unissued shares
Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Stockholder action by written consent
Our Amended and Restated Bylaws provide that any action required or permitted to be a taken by stockholders must be effected at an annual or special meeting, and may not be taken by written consent (subject to the rights of any preferred stock then outstanding).
Exclusive forum selection
Our Amended and Restated Certificate of Incorporation requires that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of we, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of we to we or its stockholders, (iii) any action asserting a claim against we arising pursuant to any provision of the DGCL or our charter or bylaws (as either may be amended from time to time), and (iv) any action asserting a claim against we governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with claims arising under federal securities laws, a court could find the choice of forum provisions contained in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable. If that were the case, because stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder, it would allow stockholders to bring claims for breach of these provisions in any appropriate forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.
Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Section 203 of the DGCL
We have not opted out of Section 203 of the DGCL under the Amended and Restated Certificate of Incorporation. As a result, pursuant to Section 203 of the DGCL, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of the outstanding voting stock (the “acquisition”), except if:

•	the Board approved the acquisition prior to its consummation;

•	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•	the business combination is approved by the Board of we, and by a 2/3 majority vote of the other stockholders in a meeting.
Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.
Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Limitation on Liability and Indemnification of Directors and Officers
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws limit the personal liability of our directors to our stockholders or us for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Bylaws also provide for such limitation of liability with respect to our officers. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that, in certain circumstances and subject to certain limitations, we will indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement of expenses (including attorneys’ fees) in advance of the final disposition of the proceeding.
We currently maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.
We believe these provisions in the Amended and Restated Certificate of Incorporation and in our Amended and Restated Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. However, these provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Registration Rights
Registration Rights
Pursuant to the Original Registration Rights Agreement, those initial stockholders who held the Founders’ Shares issued and outstanding prior to the IPO, as well as the holders of the Private Placement Units and any units issued to the Initial Sponsor, the initial stockholders, their affiliates, officers, directors or third parties in payment of working capital loans made to us, were entitled to registration rights.
In connection with the Business Combination, all of the parties to the Original Registration Rights Agreement (and those parties who as a result of the transfer of Founders’ Shares became a party to the Original Registration Rights Agreement), along with the Members and all other holders of Registrable Securities (other than the holders of Public Warrants), entered into the New Registration Rights Agreement covering the registration of Registrable Securities held by such parties. Pursuant to the New Registration Rights Agreement, the Company filed with the SEC a registration statement covering the resale of certain Registrable Securities held by the parties in accordance with SEC guidance and caused the registration statement to be declared effective under the Securities Act, and must use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all Registrable Securities covered by such registration statement have been sold or may be sold without volume or manner-of-sale
restrictions pursuant to Rule 144, without the requirement that the Company be in compliance with the current public information requirement under Rule 144. Additionally, Lion Point Capital, LLC made a written demand for registration under the Securities Act of all or part of the Lion Point Securities. The Company is not obligated to effect more than two demand registration statements in respect of the Lion Point Securities. The New Registration Rights Agreement also provides the holders of the Registrable Securities with certain piggy-back registration rights.
In connection with the Stock Acquisition, we plan to enter into the
RRA/Lock-Up
covering the New Registrable Securities. Pursuant to the
RRA/Lock-Up,
the Company would file with the SEC a registration statement covering the resale of the New Registrable Securities in accordance with SEC guidance and would use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and would be obligated use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until all New Registrable Securities covered by such registration statement have been sold or certain other events with respect to the New Registrable Securities have occurred. Additionally, Cardboard would be entitled to make, from time to time, a written demand for registration under the Securities Act of all or part of the New Registrable Securities. The Company would not obligated to effect more than three demand registration statements in respect of the New Registrable Securities. The
RRA/Lock-Up
would also provide the holders of the New Registrable Securities with certain piggy-back registration and underwritten shelf offering rights, and subject the BFI Consideration Common Shares, except with respect to transfers to certain permitted assignees, to a lock-up
until twelve (12) months after the ACFP Closing, subject to (i) earlier expiration as follows: (A) 30% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $23.00 per share, (B) 30% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $25.00 per share, and (C) 40% of the BFI Consideration Common Shares may be transferred, if after the ACFP Closing, the last reported closing price of the Common Stock for any twenty (20) trading days within any consecutive thirty (30) trading day period equals or exceeds $28.00 per share; and (ii) all applicable holding periods and requirements under the Securities Act, and the rules and regulations thereunder. In addition, the BFI Consideration Common Shares would be subject to a lock-up
for 180 days after the ACFP Closing.

SELLING STOCKHOLDERS
This prospectus relates to the resale from time to time by the Selling Stockholders named in this prospectus (the “Selling Stockholders”) of up to 26,563,901 shares of Common Stock, which consist of (i) 4,716,981 shares of Common Stock issued to the Members of BurgerFi International, LLC (or their designees) as the Closing Payment Shares in connection with the Business Combination (of which 943,396 shares are being held in escrow in accordance with the Membership Interest Purchase Agreement), (ii) 1,886,792 shares of Common Stock issuable to such Members, as part of the Cash Merger Consideration payable in shares of Common Stock pursuant to the Membership Interest Purchase Agreement, (iii) up to 9,356,459 shares of Common Stock issuable to the Members in connection with the Earnout pursuant to the Membership Interest Purchase Agreement, and (iv) 10,703,669 shares of Common Stock and shares of Common Stock issuable upon the exercise of warrants and units issued to investors in private placement offerings conducted by the Company prior to and in connection with the IPO and prior to and in connection with the Business Combination, the current owners of which are set forth in the Selling Stockholder table contained herein, including (a) 3,000,000 shares of Common Stock and 3,000,000 shares of Common Stock issuable upon exercise of warrants issued to Lion Point and Lionheart Equities, in the aggregate, under the Amended and Restated Forward Purchase Agreement that the Company entered with Lion Point and Lionheart Equities in connection with the Business Combination, (b) 283,669 shares of Common Stock issued and outstanding as of April 27, 2021 pursuant to the cashless exercises of the Unit Purchase Option initially issued to EarlyBirdCapital, (c) 75,000 shares of Common Stock and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital, (d) 2,875,000 founders’ shares issued and outstanding on the date of the IPO (the “Founders’ Shares”), (e) 445,000 shares of Common Stock and 445,000 shares of Common Stock issuable upon the exercise of warrants that are part of the 445,000 units issued in the private placement consummated at the time of the IPO, and (f) 150,000 shares of Common Stock issuable upon the exercise of working capital warrants.
We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this prospectus. The Selling Stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. In addition, this prospectus relates to the offer and sale of up to 11,500,000 shares of common stock that are issuable by us upon the exercise of the Public Warrants, which Public Warrants were previously registered. The term “Selling Stockholders” includes the security holders listed in the table below and their permitted transferees.
The table below provides, as of the original filing date of this prospectus, information regarding the beneficial ownership of our Common Stock of each Selling Stockholder, the number of shares of Common Stock that may be sold by each Selling Stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering, assuming ownership of all shares placed into escrow in accordance with the Membership Interest Purchase Agreement and all shares that may be issued in connection with the Earnout as contemplated by the Membership Interest Purchase Agreement. We have based percentage ownership on 17,893,476 shares of Common Stock outstanding as of August 6, 2021. Because each Selling Stockholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholder and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders have sole voting and investment power with respect to all shares of Common Stock and Warrants, as applicable, that they beneficially own, subject to applicable community property laws. To our knowledge, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.
We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholders list and the securities that may be resold.

Please see the section titled “
Plan of Distribution
” for further information regarding the stockholders’ method of distributing these shares.

	Shares of Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
276 Partners LLC	4,717	4,717	—	—
4di Capital LLC	47,170	47,170	—	—
A J Acker Trustee, Andrea Jane Acker Revocable Trust, U/A Dtd 04/25/2008 (1)	1,586,023	1,586,023	—	—
AIF Investments LLLP	94,340	94,340	—	—
James Anderson	10,000	10,000	—	—
Apollo Tropical LLC	56,604	56,604	—	—
Axis Public Ventures S De R L De CV (2)	166,874	166,874	—	—
Edward J Bohne III	9,434	9,434	—	—
David Brain	30,000	30,000	—	—
Martha (Stormy) Byorum	10,000	10,000	—	—
Cohen LLC	100,000	100,000	—	—
Mauro Conijeski	21,269	21,269	—	—
Jose Luis Cordova	16,009	16,009	—	—
Leslie Alan Rozencwaig Trustee Dafra Trust U/A Dtd 04/09/2018	52,000	52,000	—	—
Dassett Ltd	9,434	9,434	—	—
Faquiry Diaz (3)	29,613	29,613	—	—
Domus Family Ltd Liability LP	525,628	525,628	—	—
EarlyBirdCapital LLC	25,000	25,000	—	—
EB Holdings Inc.	158,456	158,456	—	—
Alonso Del Val Echeverria	78,947	78,947	—	—
Everglades Capital Holdings LLC	18,868	18,868	—	—
Fundacion F & F	188,679	188,679	—	—
Forse BFI LLC	23,585	23,585	—	—
Ga Real Estate	10,000	10,000	—	—
Eugene Gargiulo Trustee, The Gargiulo Family Trust	9,434	9,434	—	—
Global Capital USA Inc.	200,000	200,000	—	—
Allison Greenfield	10,000	10,000	—	—
Mikael Hamaoui	13,000	13,000	—	—
I-Bankers Securities Inc.	18,868	18,868	—	—
Jardin Finance Limited	28,500	28,500	—	—
Rodney Larue	9,434	9,434	—	—
LB&B Capital S A De C V (4)	621,228	621,228	—	—
Leviathan Group LLC	10,000	10,000	—	—
Steven Levine	42,538	42,538	—	—
Lion Point Master LP (5)	4,829,376	4,829,376	—	—

Lionheart Equities LLC (6)	2,010,112	2,010,112	—	—
Gustavo A Mondragon Marquez	1,022	1,022	—	—
Timothy Maynard	9,434	9,434	—	—
Bryan McGuire	5,000	5,000	—	—
Emil Michael Living Trust	18,868	18,868	—	—
Carlos E Williamson Nasi	8,744	8,744	—	—
Nimo Equipment LLC	18,868	18,868	—	—
David Nussbaum	42,538	42,538	—	—
Fernando Ortega	9,434	9,434	—	—
Outpoint Capital Partners	28,300	28,300	—	—
Pacific Equity Associates Ii L P	14,150	14,150	—	—
Joseph Paolino Roth Ira (Directed Trust)	94,340	94,340	—	—
Pebb Burgerfi LLC	28,302	28,302	—	—
Jason Port	9,434	9,434	—	—
John Rosatti Trustee The John Rosatti Revocable Trust U/A Dtd 08/27/2001- Custody (7)	14,274,209	14,274,209	—	—
Paul Samson	9,434	9,434	—	—
Scheck Alpha LP	9,434	9,434	—	—
Itamar Ben Shmuel	1,000	1,000	—	—
Ashley Spitz	5,000	5,000	—	—
Strongback Holdings Limited	197,659	197,659	—	—
Lloyd Sugarman Trustee	7,075	7,075	—	—
Rhonda Sugarman Trustee	7,075	7,075	—	—
Roman Szymansky	9,434	9,434	—	—
Andrew Talerico	2,358	2,358	—	—
Henry Talerico	2,358	2,358	—	—
Tastic LLC	9,434	9,434	—	—
Matias Urcuyo	1,000	1,000	—	—
Miguel Angel Villegas Vargas	16,455	16,455	—	—
Venture Holding S.A.R.L. SPF	200,000	200,000	—	—
W International Finance Company Inc.	47,170	47,170	—	—
Gonzalo Gil White (8)	191,623	191,623	—	—
Jose Antonio Canedo White	7,722	7,722	—	—
Harry Woldenberg	14,151	14,151	—	—
Idel Woldenberg	9,434	9,434	—	—
Jorge Woldenberg	9,434	9,434	—	—
Roberto Woldenberg	9,434	9,434	—	—
Salomon Joseph Woldenberg	9,434	9,434	—	—
Chardan Capital Markets, LLC (9)	150,000	150,000
Total	26,563,901	26,563,901

(1)
Represents 556,037 shares issued to the Andrea Jane Acker Revocable Trust U/A dated April 25, 2008 at the closing of the Business Combination, plus 94,340 shares issued into escrow on behalf of the Andrea Jane Acker Revocable Trust U/A dated April 25, 2008 with the Company’s transfer agent in accordance with the Membership Interest Purchase Agreement and 935,646 shares that may be issued to Andrea Jane Acker Revocable Trust U/A in connection with the Earnout as contemplated by the Membership Interest Purchase Agreement.

(2)	Represents 83,437 shares of stock issued in private placements plus 83,437 shares underlying warrants issued in private placements.
(3)	Represents 19,000 shares of stock issued in private placements plus 10,613 shares underlying warrants issued in private placements.

(4)	Represents 398,728 shares of stock issued in private placements plus 222,500 shares underlying warrants issued in private placements.
(5)
Represents 2,745,938 shares of stock issued in private placements plus 2,083,438 shares underlying warrants issued in private placements. Lion Point is the investment manager to its investment fund client Lion Point Master, LP.

(6)	Represents 870,725 shares of stock issued in private placements plus 1,139,387 shares underlying warrants issued in private placements.
(7)
Represents 5,004,340 shares issued to the JR Trust at the closing of the Business Combination, plus 849,056 shares issued into escrow on behalf of the JR Trust with the Company’s transfer agent in accordance with the Membership Interest Purchase Agreement and 8,420,813 shares that may be issued to the JR Trust in connection with the Earnout as contemplated by the Membership Interest Purchase Agreement. Of the 5,004,340 shares referenced above, the most recent Form 4 of the JR Trust, dated August 19, 2021, reflects that the JR Trust beneficially owned 3,813,044 shares as of such date.

(8)	Represents 135,998 shares of stock issued in private placements plus 55,625 shares underlying warrants issued in private placements.
(9)
Represents 75,000 shares and 75,000 shares of Common Stock issuable upon the exercise of the warrants issuable pursuant to the exercise of the Units that remain outstanding pursuant to the Unit Purchase Option initially issued to EarlyBirdCapital.

PLAN OF DISTRIBUTION
The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest
may, from time to time, sell any or all of their shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.
The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling stockholder, rather than under this prospectus. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.
The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.
Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.
If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.
The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.
The Selling Stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.
LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Holland & Knight LLP.
EXPERTS
The consolidated financial statements of BurgerFi International, Inc. and Subsidiaries at December 31, 2020 (Successor) and BurgerFi International, LLC and Subsidiaries at December 31, 2019 (Predecessor), and the period from December 16, 2020 to December 31, 2020 (Successor), the period from January 1, 2020 to December 15, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), included in this Prospectus and Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements Hot Air, Inc. and Subsidiaries at January 4, 2021 and December 30, 2019 and for the years then ended included in this Prospectus and Registration Statement have been so included in reliance on the report of BDO USA, LLP, independent auditor, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.burgerfi.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form
10-K;
our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form
10-Q;
our Current Reports on Form
8-K;
Forms 3,4, and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
BURGERFI INTERNATIONAL, INC. AND SUBSIDIARIES

BURGERFI FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholders and Board of Directors
BurgerFi International Inc.
North Palm Beach, Florida
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of BurgerFi International, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 (Successor) and BurgerFi International, LLC and Subsidiaries as of December 31, 2019 (Predecessor), the related consolidated statements of operations, changes in stockholders’/members’ equity and cash flows for the period from December 16, 2020 to December 31, 2020 (Successor), the period from January 1, 2020 to December 15, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 (Successor) and 2019 (Predecessor), and the results of its operations and its cash flows for the period from December 16, 2020 to December 31, 2020 (Successor), the period from January 1, 2020 to December 15, 2020 (Predecessor), and the year ended December 31, 2019 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
Emphasis of Matter –
COVID-19
As more fully described in Note 1 to the consolidated financial statements, the Company was materially impacted by the outbreak of a novel coronavirus
(COVID-19),
which was declared a global pandemic by the World Health Organization (“WHO”) in March 2020. Our opinion is not modified with respect to this matter.
/s/ BDO USA, LLP
We have served as the Company’s auditor since 2015.
West Palm Beach, Florida
April 28, 2021

BurgerFi International Inc., and Subsidiaries
Consolidated Balance Sheets

	Successor	Predecessor
(in thousands, except for per share data)	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash, including Variable interest entities of $0 and $3, respectively	$36,720	$1,690
Cash - restricted - Note 2	3,663	727
Accounts receivable, net - Note 1	718	517
Inventory	268	249
Deferred income taxes	713	—
Asset held for sale	732	—
Other current assets	1,607	416

TOTAL CURRENT ASSETS	44,421	3,599
PROPERTY & EQUIPMENT, net - Note 3 – including variable interest entities of $0 and $853, respectively	8,004	6,301
DUE FROM RELATED COMPANIES - Note 6	74	3,611
GOODWILL – including variable interest entities of $0 and $398, respectively	119,542	398
INTANGIBLE ASSETS	116,824	235
OTHER ASSETS	251	238

TOTAL ASSETS	$289,116	$14,382

LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,678	$1,265
Accrued expense	1,203	545
Gift card liability	430	586
Revolving line of credit	3,012	2,317
Notes payable - current – variable interest entities – no recourse to general credit of the Company	—	1,207
Notes payable - current	1,438	—
Current portion deferred initial franchise fees - Note 1	490	438
Other deposit	907	—

TOTAL CURRENT LIABILITIES	9,158	6,358
NON-CURRENT LIABILITIES
Deferred initial franchise fees, net of current portion - Note 1	2,816	4,250
Due to related companies - Note 6	—	271
Deferred rent	29	996
Derivative warrant liability	16,516	—
Notes Payable	1,522	—

TOTAL LIABILITIES	30,041	11,875
COMMITMENTS AND CONTINGENCIES - Note 9
Stockholders’/Members’ equity
MEMBERS’ EQUITY - Before non-controlling interest, including variable interest entities of $47 as of December 31, 2019	—	2,492
MEMBERS’ EQUITY - Non-controlling interest	—	15

Common stock (Successor), $0.0001 par value, 100,000,000 shares authorized, 17,541,838 shares issued and outstanding as of December 31, 2020	2	—
Additional paid-in capital (Successor)	261,298	—
Retained deficit (Successor)	(2,225)	—

TOTAL STOCKHOLDERS’ EQUITY	259,075	2,507

TOTAL LIABILITIES AND STOCKHOLDERS’/MEMBERS’ EQUITY	$289,116	$14,382

See accompanying notes to consolidated financial statements.

F-
3

BurgerFi International Inc., and Subsidiaries
Consolidated Statements of Operations

	Successor	Predecessor
(in thousands, except for per share data)	December 16, 2020 through December 31, 2020	January 1, 2020 through December 15, 2020	Year Ended December 31, 2019
REVENUE
Restaurant sales - Note 1	$1,350	$23,966	$23,183
Royalty and other fees - Note 1	255	6,116	7,369
Terminated franchise fees - Note 1	—	693	825
Royalty - brand development and co-op - Note 1	74	1,441	1,720
Initial franchise fees - Note 1	25	362	458

TOTAL REVENUE	1,704	32,578	33,555
Restaurant level operating expenses:
Food, beverage and paper costs	370	6,567	6,316
Labor and related expenses	321	6,269	7,167
Other operating expenses	323	6,007	5,271
Occupancy and related expenses	33	2,707	2,149
General and administrative expenses	857	6,925	7,230
Share-based compensation expense	818	—	—
Depreciation and amortization expense	348	1,062	825
Brand development and co-op advertising expense	34	2,283	1,732
Gain on disposal of property and equipment	—	(2)	(184)

TOTAL OPERATING EXPENSES	3,104	31,818	30,506

OPERATING (LOSS) INCOME	(1,400)	760	3,049
Gain on extinguishment of debt	791	—	—
Gain on change in value of warrant liability	5,597	—	—
Interest expense	(6)	(125)	(79)

Income before income taxes	4,982	635	2,970
Income tax benefit	(366)	—	—

Net Income	5,348	635	2,970
Net Income Attributable to Non-Controlling Interests (predecessor)	—	20	35

Net Income Attributable to common shareholders (successor) and Controlling Interests (predecessor)	$5,348	$615	$2,935

Weighted average common shares outstanding
Basic	17,541,838
Diluted	21,426,115
Net (loss) income per common share
Basic	$0.30

Diluted	$(0.01)

See accompanying notes to consolidated financial statements.

BurgerFi International Inc., and Subsidiaries
Consolidated Statements of Changes in Stockholders’/Members’ Equity

	Predecessor
(in thousands)	Controlling Interest	Noncontrolling Interest	Total Members’ Equity
Balance, December 31, 2018	$4,828	$(20)	$4,808
Adjustment related to adoption of ASC 606	(1,202)	—	(1,202)

Balance, January 1, 2019 as adjusted	3,626	(20)	3,606
Net Income	2,935	35	2,970
Contributions	594	—	594
Distributions	(4,663)	—	(4,663)

Balance, December 31, 2019	$2,492	$15	$2,507

Net Income	615	20	635
Contributions	—	—	—
Distributions	(5,972)	(35)	(6,007)

Balance, December 15, 2020	$(2,865)	$—	$(2,865)

	Successor
(in thousands)	Common Stock	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
Balance at December 16, 2020	$1	$53,594	$(7,573)	$46,022
Share-based compensation	—	818	—	818
Stock issued in acquisition of BurgerFi	1	103,679	—	103,680
Contingent consideration in acquisition of BurgerFi	—	103,207	—	103,207
Net income (December 16, 2020 to December 31, 2020)	—	—	5,348	5,348

Balance, December 31, 2020	$2	$261,298	$(2,225)	$259,075

F-
5

BurgerFi International Inc., and Subsidiaries
Consolidated Statements of Cash Flows

	Successor	Predecessor
(in thousands)	December 16, 2020 through December 31, 2020	January 1, 2020 through December 15, 2020	Year Ended December 31, 2019
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$5,348	$635	$2,970
Adjustments to reconcile net income to net cash (used in) provided by - operating activities
Provision for bad debts	—	133	87
Depreciation and amortization	348	1,062	825
Deferred income taxes	(370)	—	—
Share-based compensation	818	—	—
Forfeited franchise deposits	—	(693)	(825)
Gain on extinguishment of debt	(791)	—	—
Gain on sale of franchise/corporate-owned store	—	—	(184)
Gain on change in value of warrant liability	(5,597)	—	—
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(339)	6	(128)
Inventory	(8)	(10)	(127)
Other assets	(552)	121	(191)
Accounts payable - trade	(275)	751	(380)
Accrued expenses and gift card liability	284	218	(155)
Deferred franchise fees	253	51	376
Other liabilities	(57)	422	260

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(938)	2,696	2,528

NET CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of restaurant from franchisee	—	(385)	—
Deposit on sale	—	907	—
Proceeds from deposit on potential sale of franchise/corporate owned store	—	—	938
Purchase of property and equipment	(265)	(3,244)	(2,437)
Acquisition of net assets, net of cash acquired	(27,210)	—	—
Advances to related companies	(74)	(7,863)	(10,601)
Repayments from related companies	—	11,205	11,575

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(27,549)	620	(525)

NET CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on revolving line of credit	—	2,987	2,317
Payments on revolving line of credit	—	(2,290)	—
Note payable proceeds	—	2,406	—
Payments on notes payable	—	(39)	(86)
Members’ distributions	—	(6,007)	(4,663)
Members’ contributions	—	—	594

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	—	(2,943)	(1,838)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(28,487)	373	165
CASH AND CASH EQUIVALENTS, beginning of period	68,870	2,417	2,252

CASH AND CASH EQUIVALENTS, end of period	$40,383	$2,790	$2,417

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1. Nature of Operations and Summary of Significant Accounting Policies
Organization
On December 16, 2020
(
the “Closing Date”), the Company, formerly known as Opes Acquisition Corp., consummated a business combination transaction (the “Business Combination”) pursuant to which it acquired (i) the private operating company formerly called BurgerFi International, LLC (“BurgerFi” or “Predecessor”). In connection with the closing of the Business Combination, the Company changed its name to BurgerFi International, Inc. (the “Company” or “Successor”). The financial results described herein for the dates and periods prior to the Business Combination relate to the operations of the Predecessor, BurgerFi prior to the consummation of the Business Combination. The Consolidated Financial Statements after the Closing Date include the accounts of the Company and its wholly owned subsidiaries including BurgerFi.
Basis of presentation
The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).
As a result of the Business Combination, the Company is the acquirer for accounting purposes and BurgerFi is the acquiree and accounting predecessor. The Company’s financial statement presentation distinguishes the Company’s financial performance into two
 distinct periods, the period up to the Closing Date (labeled “Predecessor”) and the period including and after that date (labeled “Successor”).
The Business Combination was accounted for using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of the net assets acquired.
Determining the fair value of certain assets and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions. See Note 5 – Business Combinations for a discussion of the estimated fair values of assets and liabilities recorded in connection with the Company’s acquisition of BURGERFI.
As a result of the application of the acquisition method of accounting as of the Closing Date of the Business Combination, the accompanying Consolidated Financial Statements include a black line division which indicates that the Predecessor and Successor reporting entities shown are presented on a different basis and are therefore, not comparable.
The historical financial information of Opes Acquisition Corp. prior to the Business Combination (a special purpose acquisition company, or “SPAC”) has not been reflected in the Predecessor financial statements as these historical amounts have been determined to be not useful information to a user of the financial statements. SPACs deposit the proceeds from their initial public offerings into a segregated trust account until a business combination occurs, where such funds are then used to pay consideration for the acquiree and/or to pay stockholders who elect to redeem their shares of common stock in connection with the business combination. The operations of a SPAC, until the closing of a business combination, other than income from the trust account investments and transaction expenses, are nominal. Accordingly, no other activity in the Company was reported for periods prior to December 16, 2020 besides BURGERFI’s operations as Predecessor.
Reclassifications
Certain reclassifications have been made to the prior year presentation to conform to the current year presentation.
Nature of operations
The Company, through its wholly owned subsidiary BurgerFi International, LLC, (a Delaware limited liability company) and additional Subsidiaries (collectively, “BurgerFi”) is the exclusive franchisor of the BurgerFi concept. The BurgerFi concept is a quick service restaurant offering handcrafted natural Angus gourmet burgers, hot dogs, chicken, fresh cut fries, craft beers, wine and freshly prepared custards in an urban environment. Franchises are sold

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in restricted geographical territories. BurgerFi has prepared its Franchise Disclosure Document as required by the United States Federal Trade Commission and has registered or will register in those states where required in order to legally sell its franchises. It is currently the BurgerFi’s plan to offer franchises for sale in those states where demographics of the population represent a demand for the services. BurgerFi grants franchises to independent operators who in turn pay an initial franchise fee, royalties and other fees as stated in the franchise agreement.
Store activity for the years ended December 31, 2020 and 2019 is as follows:

	Successor 2020	Predecessor 2019
Franchised stores, beginning of year	117	109
Stores opened during the year	9	15
Stores transferred/sold to the Company	(2)	0
Stores closed during the year	(22)	(7)

Franchised stores, end of year	102	117

	Successor 2020	Predecessor 2019
Company-owned stores, beginning of year	13	11
Stores opened during the year	2	3
Stores transferred/sold to the Company	2	0
Stores closed during the year	—	(1)

Company-owned stores, end of year	17	13

End of year store totals included two and five international stores at December 31, 2020 and 2019, respectively.
Liquidity and
COVID-19
Our primary sources of liquidity are cash from operations, cash and cash equivalents on hand. As of December 31, 2020, we maintained a cash and cash equivalents balance of approximately $40 million.
Our primary requirements for liquidity are to fund our working capital needs, operating and finance lease obligations, capital expenditures and general corporate needs. Our requirements for working capital are generally not significant because our guests pay for their food and beverage purchases in cash or on debit or credit cards at the time of the sale and we are able to sell many of our inventory items before payment is due to the supplier of such items. Our ongoing capital expenditures are principally related to opening new BurgerFis, existing BurgerFi capital investments (both for remodels and maintenance), as well as investments in our digital and corporate infrastructure.
We believe our existing cash and cash equivalents, combined with the actions we have taken in response to
COVID-19,
will be sufficient to fund our operating and finance lease obligations, capital expenditures, and working capital needs for at least the next 12 months and the foreseeable future.
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the
“COVID-19
outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the
COVID-19
outbreak as a pandemic, based on the rapid increase in exposure globally. On March 27, 2020, the “Coronavirus Aid, Relief and Economic Security (CARES) Act” was signed into law. As a result of the required changes to consumer behavior to largely off-premises
dining, as well as promotional activities associated with delivery, we have seen some recovery in sales at the end of the second quarter. Our most significant declines in sales were in late March through the third week in April. Beginning in May and through the end of 2020, sales began to recover.

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8

From May 4, 2020 to May 11, 2020, the Company has applied for and has received approximately $2.2 million from stimulus loans under the SBA Paycheck Protection Program of the CARES Act. The application for these funds requires the Company to, in good faith, certify that the current economic uncertainty made the loan request necessary to support the ongoing operations of the Company. This certification further requires the Company to take into account our current business activity and our ability to access other sources of liquidity sufficient to support ongoing operations in a manner that is not significantly detrimental to the business. The receipt of these funds, and the forgiveness of the loan attendant to these funds, is dependent on the Company having initially qualified for the loan and qualifying for the forgiveness of such loan based on our future adherence to the forgiveness criteria. The Company intends to apply to the lender for forgiveness of the stimulus loan. The Company’s eligibility for the stimulus loan, expenditures that qualify toward forgiveness, and the final balance of the stimulus loan that may be forgiven are subject to audit and final approval by the SBA. While the Company believes the loan was properly obtained, there can be no assurance regarding the outcome of an SBA review.
The stimulus loans are being accounted for under ASC 470,
Debt,
whereby interest expense is being accrued at the contractual rate and future debt maturities are based on the assumptions that none of the principal balance will be forgiven. Forgiveness, if any, will be recognized as a gain on extinguishment if the lender legally releases the Company based on the criteria set forth in the debt agreement and the CARES Act.
Principles of Consolidation
The Successor Consolidated Financial Statements include all amounts of the Company and its subsidiaries. The Predecessor Consolidated Financial Statements include all amounts of BURGERFI and its subsidiaries. All intercompany balances and transactions have been eliminated.
We also consider for consolidation entities in which we have certain interests, where the controlling financial interest may be achieved through arrangements that do not involve voting interests. Such an entity, known as a variable interest entity (“VIE”), is required to be consolidated by its primary beneficiary. The primary beneficiary is the entity that possesses the power to direct the activities of the VIE that most significantly impact its economic performance and has the obligation to absorb losses or the right to receive benefits from the VIE that are significant to it.
The consolidated financial statements present the consolidated financial position, results from operations and cash flows of BurgerFi International, Inc., and its wholly owned subsidiaries. All material balances and transactions between the entities have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting year. Actual results could differ from those estimates.
Segment Reporting
The Company owns and operates BurgerFi restaurants in the United States, and also have domestic and international franchisees. The chief operating decision makers (the “CODMs”) are the Company’s President, Chief Operating Officer and Chief Financial Officer. As the CODMs review financial performance and allocate resources at a consolidated level on a recurring basis, the Company has one operating reporting segment and one reportable segment.
Variable Interest Entities
For VIE(s), the Company assesses whether the Company is the primary beneficiary as prescribed by the accounting guidance on the consolidation of VIE. The primary beneficiary of a VIE is the party that has the power to direct the activities that most significantly impact the performance of the entity and the obligation to absorb the losses or the right to receive the benefits that could potentially be significant to the entity.
The Company has evaluated its business relationships with franchisees to identify potential VIEs. While the Company holds a variable interest in some of the franchised restaurants owned by an affiliated entity, the Company is not the primary beneficiary since it does not have the power to direct the activities of these franchised restaurants.

F-
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As a result, the Company does not consolidate those VIEs. At December 31, 2020, the Company is a guarantor for six operating leases for those entities, BF Secaucus, LLC; BF Tallahassee, LLC; BF Fort Myers, LLC; BF NY82, LLC; BF Naples Tamiami, LLC; and BF Naples Immokalee. Additionally, the Company is a guarantor for a lease for The Burger Bunch, LLC, an unrelated party. The Company may become responsible for the payments under its guarantee. The Company has determined that its maximum exposure to loss on the VIEs that it is not the primary beneficiary on results from the lease guarantees amounts to approximately $6,200,000.
Additionally, on April 23, 2018 (the “Takeover Date”), the Company entered into an asset purchase and management agreement (the “APM”) with a multiple unit franchisee. The APM allowed the Company to acquire the assets of two of the franchisee’s restaurants for the consideration of the Company making the monthly principal and interest payments on the franchisee’s three bank loans through 2027. The closing on asset purchase would occur only when the debt was paid in full. The outstanding principal on the loans was approximately $1,291,000 on the Takeover Date. The APM allowed the Company to take over the management and operation of the two restaurants with full control over all operational decision making. Under the APM, the Company provided all capital for all of the restaurants’ expenditures it deemed appropriate, and paid all costs and expenses associated with the operations. All cash flow and profits or losses derived from the operations after the Takeover Date belong to the Company. The Company had evaluated the franchisee which is a party to the APM for VIE accounting under ASC 810 “Consolidation” and had determined that the franchisee under the APM was a VIE and that the Company was the primary beneficiary, effective on the Takeover Date until December 31, 2020. During 2020 BurgerFi negotiated a release of the lien from the banks on the equipment in these restaurants. Also, during 2020, BurgerFi was able to have the leases on the restaurants assigned to BurgerFi. On December 31, 2020, BurgerFi had discontinued the management of the two restaurants by termination of the APM and the franchise agreements.
As a result of the discontinuation of the termination the franchisee was deconsolidated on December 31, 2020 which resulted in $791,000 gain on extinguishment of debt.
The acquisition was accounted for as a business combination under the acquisition method as of the Takeover Date, and accordingly, the results of its operations are included in the Company’s consolidated financial statements from that date until December 31, 2020 as noted above. Net sales for the consolidated VIE for the Successor period from December 16, 2020 to December 31, 2020 and for the Predecessor period from January 1, 2020 to December 15, 2020 and the twelve-month period ended December 31, 2019 were $200,000, $3,700,000 and $3,900,000, respectively. Net income (loss) for the consolidated VIE for the Successor period from December 16, 2020 to December 31, 2020 and for the Predecessor period from January 1, 2020 to December 15, 2020 and the twelve-month period ended December 31, 2019 was $50,000, $10,000 and ($75,000), respectively.
The consideration was the fair value of the three loans at the Takeover Date and the assets are recorded based on the fair values of the assets acquired, net of current liabilities as of the Takeover Date as follows (in thousands):

Cash	$39
Accounts Receivable	1
Inventory	28
Other current assets	24
Property & equipment	1,126
Other assets	4
Current liabilities	(330)

Net tangible and identifiable intangible assets acquired	892
Goodwill	397

Net assets acquired	$1,289

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Included in the consolidated financial statements are the following from variable interest entities for which the Company was the primary beneficiary (in thousands):

Predecessor December 31, 2019
Cash	$3
Property and equipment	853
Goodwill	398

Total Assets	$1,254

Current notes payable	$1,207
Notes payable – net of current portion	—

Total liabilities	1,207
Total members’ equity	47

Total Liabilities and Members’ Equity	$1,254

The three loans were collateralized by the VIEs’ assets and the creditors of the loans did not have recourse to the general credit of the Company. The carrying value of the VIEs assets which had collateralized the loans are noted above.
Cash and Cash Equivalents
The Company considers highly liquid investments with maturities of three months or less as cash equivalents. Cash and cash equivalents also include approximately $11,000 and $339,000 as of December 31, 2020 and 2019, respectively, of amounts due from commercial credit card companies, such as Visa, MasterCard, Discover, and American Express, which are generally received within a few days of the related transactions. At times, the balances in the cash and cash equivalents accounts may exceed federal insured limits. The Federal Deposit Insurance Corporation insures eligible accounts up to $250,000 per depositor at each financial institution. The Company limits uninsured balances to only large, well-known financial institutions and believes that it is not exposed to significant credit risk on cash and cash equivalents.
Restricted Cash
Restricted cash consists of (i) cash collected (net of redemptions) from gift cards, (ii) cash balances for the advertising co-op,
(iii) Level-up
loyalty program cash collections, (iii) cash held in escrow in an amount equal to the PPP loans as required by the SBA upon a change of control, and (iii) initial franchise deposits in escrow. The Company is the custodian of these account balances, but these accounts are in place for specific, restricted purposes, which typically are resolved within twelve months. The Company classifies the restricted cash accounts as current assets.
Accounts Receivable
Accounts receivable consist of amounts due from franchisees for training and royalties and are stated at the amount invoiced. Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Management provides for probable uncollectible amounts through a charge to earnings and a credit to allowance for uncollectible accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for uncollectible accounts and a credit to accounts receivable. The allowance for uncollectible accounts was approximately $0 at December 31, 2020 and $65,000 at December 31, 2019.
Inventories
Inventories primarily consist of food and beverages. Inventories are accounted for at lower of cost or net realizable value using the first-in,
first-out
(FIFO) method. Spoilage is expensed as incurred.
Property and Equipment
Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is provided by the straight-line method over an estimated useful life. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset (generally up to ten years) or the term of the related lease. The estimated lives for machinery and equipment, computer equipment, furniture and fixtures, and vehicles range from five to seven years. Maintenance and repairs which are not considered to extend the useful lives of the

F-1
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assets are charged to operations as incurred. Expenditures for additions and improvements are capitalized. Expenditures for renewals and betterments, which materially extend the useful lives of assets or increase their productivity, are capitalized. The Company capitalizes construction costs during construction of the restaurant and will begin to depreciate them once the restaurant is placed in service. Wage costs directly related to and incurred during a restaurant’s construction period are capitalized. Interest costs incurred during a restaurant’s construction period are capitalized. Upon sale or retirement, the cost of assets and related accumulated depreciation and amortization are removed from the accounts and any resulting gains or losses are included in operating expense.
Impairment of Long-Lived Assets
Our long-lived assets include the Company-operated restaurant assets and related definite-lived intangible assets, which include franchise agreements and tradenames and trademarks.
We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We assess the recoverability of our long-lived assets by comparing the carrying amount of the asset group to future undiscounted net cash flows expected to be generated by our individual Company-operated restaurants. If the carrying amount of the long-lived asset group is not recoverable on an undiscounted cash flow basis, then impairment is recognized to the extent that the carrying amount exceeds its fair value and is included in “Impairment of long-lived assets.” Our estimates in this review process include the anticipated future cash flows from Company-operated restaurants, which is used in assessing the recoverability of the respective long-lived assets.
Our fair value estimates are subject to change as a result of many factors including, among others, any changes in our business plans, changing economic conditions and the competitive environment. Should actual cash flows and our future estimates vary adversely from those estimates we used, we may be required to recognize additional impairment charges in future years.
Other Intangible Assets
Definite-lived intangible assets are amortized on a straight-line basis using the following estimated useful lives of the related classes of intangibles: 1 to 5 years for computer software; 7 to 10 years for franchise agreements; and 30 years for Trademarks.
The Company reviews definite-lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the intangible asset may not be recoverable. Indefinite-lived intangible assets are tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that the assets may be impaired. Our annual impairment test for indefinite-lived intangible assets may be completed through a qualitative assessment to determine if the fair value of the indefinite-lived intangible assets is more likely than not greater than the carrying amount. If we elect to bypass the qualitative assessment, or if a qualitative assessment indicates it is more likely than not that the estimated carrying value exceeds the fair value, we test for impairment using a quantitative process. If the Company determines that impairment of its intangible assets may exist, the amount of impairment loss is measured as the excess of carrying value over fair value. Our estimates in the determination of the fair value of indefinite-lived intangible assets include the anticipated future revenue of Company-operated and franchised restaurants and the resulting cash flows.
Goodwill
As of December 31, 2020 and 2019, in connection with the Business Combination with BurgerFi and the APM described above, the Company has a balance of approximately $119,542,000 and $398,000, respectively, of goodwill on its consolidated balance sheet. The Company accounts for goodwill in accordance with FASB ASC No. 350, Intangibles—Goodwill and Other (“ASC 350”). ASC 350
requires goodwill to be reviewed for impairment annually, or more frequently if circumstances indicate a possible impairment. The Company evaluates goodwill in the fourth quarter or more frequently if management believes indicators of impairment exist. Such indicators could include but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator.

F-1
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The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount, including goodwill. If management concludes that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, management conducts a quantitative goodwill impairment test. This impairment test involves comparing the fair value of the reporting unit with its carrying value (including goodwill). The Company estimates the fair values of its reporting unit using a combination of the income, or discounted cash flows approach and the market approach, which utilizes comparable companies’ data. If the estimated fair value of the reporting unit is less than its carrying value, a goodwill impairment exists for the reporting unit and an impairment loss is recorded. There were no impairments of goodwill recognized for the years ended December 31, 2020 and 2019.
Share-Based Compensation
The Company has granted share-based compensation awards to certain employees under the 2020 Omnibus Equity Incentive Plan (the “Plan”). The Company measures the cost of employee services received in exchange for an equity award, which may include grants of employee stock options and restricted shares, based on the fair value of the award at the date of grant. The Company recognizes share-based compensation expense over the requisite service period unless the awards are subject to performance conditions, in which case we recognize compensation expense over the requisite service period to the extent performance conditions are considered probable. The Company will determine the grant date fair value of stock options using a Black-Scholes-Merton option pricing model (the “Black-Scholes Model”). The grant date fair value of restricted share awards (“RSAs”) and performance-based awards are determined using the fair market value of the Company’s common stock on the date of grant, as set forth in the applicable plan document, unless the awards are subject to market conditions, in which case we use a Monte Carlo simulation model. The Monte Carlo simulation model utilizes multiple input variables to estimate the probability that market conditions will be achieved.
Warrant Liability
The private placement warrants, consisting of the warrants exercisable under the PIPE transaction (
3,000,000
shares), the private placement warrants (
445,000
 shares) and the working capital warrants
(
150,000

shares), include provisions that affect the settlement amount. Such variables are outside of those used to determine the fair value of a fixed-for-fixed instrument, and as such, the warrants are accounted for as liabilities in accordance with ASC 815-40, with changes in fair value included in the consolidated statement of operations.
The liability classified warrants were priced using a Dynamic Black Scholes model. This process relies upon inputs such as shares outstanding, estimated stock prices, strike price, risk free interest rate and volatility assumptions. The warrant liability was $22,113,000 on December 16, 2020 and $16,516,000 on December 31, 2020. The change in value of warrant liability between the two measurement dates was $5,597,000 and is recognized in the consolidated statement of operations for the period from December 16, 2020 to December 31, 2020. There were no warrants outstanding in the Predecessor periods.
The public warrants (11,500,000 shares) and the UPO warrants (750,000) contain no such provisions and are classified in equity.
Fair Value Measurements
–
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy is required to prioritize the inputs used to measure fair value. The three levels of the fair value hierarchy are described as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•
Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•
Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Restaurant Acquisitions and Dispositions
The Company accounts for the acquisition of restaurants from franchisees using the acquisition method of accounting for business combinations.
The acquisition method of accounting involves the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed. This allocation process requires the use of estimates and assumptions to derive fair values and to complete the allocation. The excess of the purchase price over the fair values of the assets acquired and liabilities assumed represents goodwill derived from the acquisition.
Net Income per Common Share
Net income per common share is computed by dividing net income by the weighted average number of common shares outstanding for the period. The Company has considered the effect of (1) warrants outstanding to purchase 15,095,000 shares of common stock and (2) 750,000 shares of common stock and warrants to purchase 750,000 shares of common stock in the unit purchase option, and (3) 1,300,000 shares of restricted stock grants in the calculation of income per share.
The historical partnership equity structure of BurgerFi did not include outstanding member units and as such, earnings per share information is omitted for the Predecessor periods.
Reconciliation of Net Income per Common Share
Basic and diluted income (loss) per common share is calculated as follows:

Successor December 16, 2020 through December 31, 2020
Numerator:
Net income available to common stockholders	$5,348,000
Reversal of Gain on change in value of warrant liability	(5,597,000)

Net loss available to common shareholders - diluted	$(249,000)

Denominator:
Weighted-average shares outstanding	17,541,838
Effect of dilutive securities
Restricted stock grants and warrants	3,468,872
UPOs	415,405

Diluted weighted-average shares outstanding	21,426,115

Basic net income per common share	$0.30

Diluted net loss per common share	$(0.01)

Concentration of Risk
BurgerFi had no customers which accounted for 10% or more of consolidated revenue for the Successor period from December 16, 2020 to December 31, 2020 and for the Predecessor period from January 1, 2020 to December 15, 2020 and the twelve-month period ended December 31, 2019. As of December 31, 2020, BurgerFi had one main in-line
distributor of food, packaging and beverage products, excluding breads, that provided approximately 95% of BurgerFi restaurants purchasing in the U.S. and four additional in-line
distributors of Coca-Cola products and beer,

wine and liquor that, in the aggregate, provided approximately 5% of the BurgerFi restaurant purchasing in the U.S. We believe that our vulnerability to risk concentrations related to significant vendors and sources of our raw materials is mitigated as we believe that there are other vendors who would be able to service our requirements. However, if a disruption of service from any of our main in-line
distributors was to occur, we could experience short-term increases in our costs while distribution channels were adjusted.
BurgerFi restaurants are principally located throughout the United States. BurgerFi has company owned and franchise owned locations in 23 states, with the largest number in Florida. We believe the risk of geographic concentration is not significant. We could be adversely affected by changing consumer preferences resulting from concerns over nutritional or safety aspects of beef, chicken, french fries or other products we sell or the effects of food safety events or disease outbreaks.
The Company is subject to credit risk through its accounts receivable consisting primarily of amounts due from franchisees for royalties and franchise fees. This concentration of credit risk is mitigated, in part, by the number of franchisees and the short-term nature of the franchise receivables.
New Accounting Standards Adopted
Fair Value Measurement
In August 2018, the FASB issued new guidance on disclosure requirements for fair value measurements. The objective of the new guidance is to provide additional information about assets and liabilities measured at fair value in the statement of financial position or disclosed in the notes to financial statements. New incremental disclosure requirements include the amount of fair value hierarchy level 3 changes in unrealized gains and losses and the range and weighted average used to develop significant unobservable inputs for level 3 fair value measurements. The Company adopted this guidance during the 2020. The adoption of this guidance did not have a material impact on our consolidated financial statements.
Revenue Recognition
In May 2014, the FASB issued ASU
No. 2014-09,
Revenue from Contracts with Customers
(Topic 606) (“ASC 606”) that updated and replaced existing revenue recognition guidance. The guidance includes a five-step framework to determine the timing and amount of revenue to recognize related to contracts with customers. Additionally, the guidance requires new and significantly enhanced disclosures about the nature, amount, timing and uncertainty of revenue and cash flows from customer contracts as well as judgments made by a company when following the framework.
Revenue from Contracts with Customers
On January 1, 2019, the Company adopted ASC 606, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2019. The Company elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date, which did not have a material impact to the consolidated financial statements. Results for reporting periods beginning on or after January 1, 2019 are presented under ASC 606.
Upon transition, on January 1, 2019, we recorded a decrease to opening members’ equity of $1,201,546, with a corresponding decrease of $348,730 in current deferred initial franchise fees liability, and an increase of $1,550,276 in long-term deferred initial franchise fee liabilities.
Revenue Recognition
Revenue consists of restaurant sales and franchise licensing revenue. Generally, revenue is recognized as performance obligations transfer to the customer in an amount that reflects the consideration we expect to be entitled in exchange for those goods or services.

Restaurant Revenue
Revenue from restaurant sales is presented net of discounts and recognized when food, beverage and retail products are sold. Sales tax collected from customers is excluded from restaurant sales and the obligation is included in sales tax payable until the taxes are remitted to the appropriate taxing authorities. Sales from our gift cards are deferred and recognized upon redemption for goods or services. Revenue is reported gross on the accompanying consolidated statements of operations with employee complimentary meals recorded as a component of labor expenses. Revenue from restaurant sales is generally paid at the time of sale. Credit cards and delivery service partners sales are generally collected shortly after the sale occurs.
The revenue from electronic gift cards is deferred when purchased by the customer and revenue is recognized when the gift cards are redeemed. The Company is a Delaware limited liability company and is subject to Delaware escheatment laws. Delaware escheatment laws state that gift cards are presumed to be abandoned after five years and the balance remitted should represent the maximum cost to the issuer of merchandise.
BurgerFi contracts with delivery service partners for delivery of goods and services to customers. The Company has determined that the delivery service partners are agents, and the Company is the principal. Therefore, restaurant sales through delivery services are recognized at gross sales and delivery service revenue is recorded as expense.
Prior Period Revision
During the preparation of the consolidated financial statements for the successor period from December 16, 2020 to December 31, 2020 and predecessor period from January 1, 2020 to December 15, 2020, the Company identified certain immaterial errors related to the classification of the other restaurant sales discounts. The Company previously presented these other sales discounts as part of Labor and Related Expenses and Other Operating Expenses instead of as a reduction of Restaurant Sales in its unaudited consolidated statements of operations for the six-month
periods ended June 30, 2020 and 2019, and nine-month periods ended September 30, 2020 and 2019, and its consolidated statement of operations for the year ended December 31, 2019, which resulted in overstatements of restaurant sales, labor and related expenses, and other operating expenses in certain of those periods.
In accordance with SAB No.99, “Materiality”, and SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements,” the Company evaluated the errors and determined that the related impact was not material to the Company’s financial statements for any prior annual or interim period. Accordingly, the Company revised the unaudited consolidated statements of operations for the six-month
periods ended June 30, 2020 and 2019, and for the nine-month periods ended September 30, 2020 and 2019, and the consolidated statement of operations for the year ended December 31, 2019, including the related notes presented herein, as applicable. The errors did not impact operating income (loss), or net income in the consolidated statements of operations, or the consolidated balance sheets or consolidated statements of cash flows for any of those periods.
A summary of the revisions to previously reported financial information is as follows:

Revised Consolidated Statement of Operations Data for the six months ended June 30, 2020 (Unaudited)	As Reported	Adjustment	As Revised
Restaurant Sales	$12,097	$(315)	$11,782
Total Revenue	$15,864	$(315)	$15,549
Labor and Related Expenses	$3,463	$(315)	$3,148
Total Operating Expenses	$14,930	$(315)	$14,615

Revised Consolidated Statement of Operations Data for the nine months ended September 30, 2020 (Unaudited)	As Reported	Adjustment	As Revised
Restaurant Sales	$18,892	$(441)	$18,451
Total Revenue	$24,939	$(441)	$24,498
Labor and Related Expenses	$5,482	$(409)	$5,073
Other Operating Expenses	$4,575	$(32)	$4,543
Total Operating Expenses	$24,832	$(441)	$24,391

Revised Consolidated Statement of Operations Data for the six months ended June 30, 2019 (Unaudited)	As Reported	Adjustment	As Revised
Restaurant Sales	$11,977	$(294)	$11,683
Total Revenue	$17,518	$(294)	$17,224
Labor and Related Expenses	$3,880	$(294)	$3,586
Total Operating Expenses	$15,021	$(294)	$14,727

Revised Consolidated Statement of Operations Data for the nine months ended September 30, 2019 (Unaudited)
Restaurant Sales	$17,641	$(477)	$17,164
Total Revenue	$25,336	$(477)	$24,859
Labor and Related Expenses	$5,784	$(477)	$5,307
Total Operating Expenses	$23,181	$(477)	$22,704

Revised Consolidated Statement of Operations Data for the year ended December 31, 2019
Restaurant Sales	$23,855	$(672)	$23,183
Total Revenue	$34,227	$(672)	$33,555
Labor and Related Expenses	$7,839	$(672)	$7,167
Total Operating Expenses	$31,178	$(672)	$30,506
Revenue from BF Commissary
The Company’s wholly owned subsidiary, BF Commissary, LLC (“BF Commissary”), which commenced operations in 2019, produces and sells BurgerFi’s vegetable burgers to a distributer based on agreed-upon cost plus freight cost. The Company recognizes revenue upon pick-up
of orders at the designated pick up points or when the distributor obtains control of the products. For the years ended December 31, 2020 and 2019, the Company recognized revenue of $851,000 and $710,000, respectively, from BF Commissary and is presented as part of restaurant sales in the consolidated statements of operations
.
Franchise Revenue
The franchise agreements require the franchisee to pay an initial, non-refundable
fee of $37,500 and continuing fees based upon a percentage of sales. Owners can make a deposit equal to 50% of the total franchise fee to reserve the right to open additional locations. The remaining balance of the franchise fee is due upon signing by the franchisee of the applicable location’s lease or mortgage. Franchise agreements and deposit agreements outline a schedule for store openings. Failure to meet the schedule can result in forfeiture of deposits made.
Franchise revenue is comprised of certain initial franchise fees and ongoing sales-based royalty fees from a franchised BurgerFi restaurant. Generally, the licenses granted to develop, open and operate each BurgerFi franchise in a specified territory are the predominant performance obligations transferred to the licensee in our contracts, and represent symbolic intellectual property. Ancillary promised services, such as training and assistance during the initial opening of a BurgerFi restaurant are typically combined with the licenses and considered as one performance obligation per BurgerFi franchise. Certain initial services such as site selection and lease review are considered distinct services that are recognized at a point in time when the performance obligations have been provided, generally when the BurgerFi has been opened. We determine the transaction price for each contract and allocate it to the distinct services based on their standalone selling price based on the costs to provide the service and a profit margin. The remainder of the transaction price is recognized over the remaining term of the franchise agreement once the BurgerFi restaurant has been opened. Because we are transferring licenses to access our intellectual property during a contractual term, revenue is recognized on a straight-line basis over the license term. Generally, payment for the initial franchise fee is received upon execution of the licensing agreement These payments are initially deferred and recognized as revenue as the performance obligations are satisfied.

F-
17

Franchise deposits received in advance for locations not expected to open within one year are classified as long-term liabilities. Forfeiture of deposits is recognized as other revenue once contracts have been terminated for failure to comply. All terminations are communicated to the franchisee in writing using formal termination letters.
Revenue from sales-based royalties (i.e. royalty and other fees, brand development and advertising co-op
royalty) is recognized as the related sales occur. The sales-based royalties are invoiced and collected from the franchisees on a weekly basis. Rebates from vendors received on franchisee’s sales are also recognized as revenue from sales-based royalties.
The Company’s contract liabilities consist of initial franchise fees and the related direct costs, which we refer to as deferred initial franchise fees, are deferred until the franchisee begins operations.
Revenue recognized during the Successor period from December 16, 2020 to December 31, 2020 and for the Predecessor period from January 1, 2020 to December 15, 2020 and the twelve-month period ended December 31, 2019 disaggregated by type is as follows:

	Successor	Predecessor
	December 16, 2020 through December 31, 2020	January 1, 2020 through December 15, 2020	Year Ended December 31, 2019
Restaurant sales	$1,326	$23,139	$22,473
BF Commissary sales	24	827	710
Franchising revenue:
Sales-based royalties	255	5,366	6,805
Rebate royalties	—	750	564
Brand development and advertising co-op royalties	74	1,441	1,720
Initial franchise fees	17	272	254
Initial distinct services	8	90	204
Other revenue - terminations of franchises	—	693	825

Total revenue	$1,704	$32,578	$33,555

The following table shows the Company’s revenue disaggregated according to the timing of transfer of goods or services:

	Successor	Predecessor
	December 16, 2020 through December 31, 2020	January 1, 2020 through December 15, 2020	Year Ended December 31, 2019
Revenue recognized at a point in time
Restaurant revenue	$1,326	$23,139	$22,473
BF Commissary sales	24	827	710
Royalty and other fees	255	6,116	7,369
Terminated franchise fees	—	693	825
Brand development and advertising co-op royalties	74	1,441	1,720
Franchising revenue – distinct initial services	8	90	204

Total revenue recognized at a point in time	$1,687	$32,306	$33,301

Revenue recognized over time
Franchising fees	17	272	254

Total revenue recognized over time	17	272	254

Total Revenue	$1,704	$32,578	$33,555

The aggregate amount of the transaction price allocated to performance obligations that are unsatisfied (or partially unsatisfied) as of December 31, 2020 and 2019 is $3,306,000 and $4,688,000, respectively. The Company expects to recognize this amount as revenue evenly over the
10-year
franchise license term. This amount excludes any variable consideration related to sales-based royalties.
Contract Balances
Opening and closing balances of contract liabilities and receivables from contracts with customers for the years ended December 31, 2020 and 2019 are as follows (in thousands):

	Successor 2020	Predecessor 2019
Franchising receivables	$480	$369
Advertising co-op funds	—	159
Gift card liability	430	586
Deferred revenue, current	490	438
Deferred revenue, long-term	2,816	4,250
Franchise Revenue
Revenue recognized during the period ended which were included in the balance of deferred franchise revenue at the beginning of the period are as follow:

	Successor	Predecessor
	December 16, 2020 through December 31, 2020	January 1, 2020 through December 15, 2020	Year Ended December 31, 2019
Franchise Fees	$41	$1,023	$1,283
An analysis of deferred revenue is as follows:

	Successor December 31, 2020	Predecessor December 15, 2020	Predecessor December 31, 2019
Balance, beginning of period	$3,053	$4,688	$3,935
Initial franchise fees received	278	413	2,036
Revenue recognized for stores opened during period	(25)	(362)	(458)
Revenue recognized related to franchise agreement Default	—	(693)	(825)

Balance, end of period	$3,306	$4,046	$4,688

Presentation of Sales Taxes
The Company collects sales tax from customers and remits the entire amount to the respective states. The Company’s accounting policy is to exclude the tax collected and remitted from revenue and cost of sales. Sales tax payable amounted to approximately $172,000 and $142,000 at December 31, 2020 and 2019, respectively, and is presented in accrued expenses and other current liabilities in the accompanying consolidated balance sheets.
On June 21, 2018, the U.S. Supreme Court issued a landmark decision in South Dakota v. Wayfair. The Company has assessed the current guidance surrounding the court case and does not believe the Wayfair decision materially impacts its sales and use tax process. The Company continues to monitor changes resulting from the Wayfair decision.

F-
19

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company places its temporary cash investments with financial institutions and during 2020 and 2019, there were amounts on deposit in excess of federal insurance limits.
Advertising Expenses
Advertising costs are expensed as incurred. Advertising expense for the Successor period from December 16, 2020 to December 31, 2020 was $23,000. Advertising expense for the Predecessor period from January 1, 2020 to December 15, 2020 and for the twelve-month period ended December 31, 2019 were $454,000 and $554,000, respectively.
Brand Development Fund
The Company’s franchise agreements provide for franchisee contributions of a percentage of gross restaurant sales to a brand development fund administered by the Company. Amounts collected are required to be segregated and used for advertising and related costs, including reasonable costs of administering the fund. Contributed amounts are recognized as restricted cash. For the Successor period from December 16, 2020 to December 31, 2020, the Company had revenue of approximately $55,000 of contributions which are included in the brand development and advertising co-op
royalties and approximately $35,000 of expenses incurred which are included in the brand development and
Co-op
advertising expenses. For the Predecessor period from January 1, 2020 to December 15, 2020 and the twelve-month period ended December 31, 2019, the Company had approximately $1,156,000 and $1,455,000, respectively, of contributions which are included in the brand development and advertising co-op
royalties and approximately $1,636,000 and $1,506,000, respectively of expenses incurred which are included in the brand development and co-op
advertising expenses.
Advertising
Co-Op
Fund
During 2017, the Company established an advertising
co-op
fund in which several of the South Florida franchises participate. The members of the co-op
elect to contribute a percentage of gross restaurant sales to a fund administered by the Company. Amounts collected are required to be segregated and used for local advertising and related costs, including reasonable costs of administering the fund. Consequently, contributed amounts, net of expended funds is recognized as restricted cash. For the Successor period from December 16, 2020 to December 31, 2020, the Company had revenue of approximately $19,000 of contributions and approximately $0 of expenses incurred which are included in the brand development and co-op
royalties and brand development and
co-op
advertising expenses, respectively. For the Predecessor period from January 1, 2020 to December 15, 2020 and for the twelve-month period ended December 31, 2019, the Company had approximately $285,000 and $265,000, respectively, of contributions and approximately $648,000 and $226,000, respectively of expenses incurred which are included in the brand development and co-op
royalties and brand development and
co-op
advertising expenses, respectively.
Pre-opening
Costs
The Company follows ASC Topic
720-15,
“Start-up
Costs”, which provides guidance on the financial reporting of start-up
costs and organization costs. In accordance with this ASC Topic, costs of pre-opening
activities and organization costs are expensed as incurred.
Pre-opening
costs expensed for the Successor period from December 16, 2020 to December 31, 2020 was $24,000.
Pre-opening
costs expensed for the Predecessor period from January 1, 2020 to December 15, 2020 and for the twelve-month period ended December 31, 2019 were $189,000 and $425,000, respectively.
Deferred Rent
Rent expense on
non-cancelable
leases containing known future scheduled rent increases or free rent periods is recorded on a straight-line basis over the respective lease term. The lease term begins when the Company has the right to control the use of the leased property and includes the initial non-cancelable
lease term plus any periods covered by renewal options that the Company is reasonably assured of exercising. The difference between rent expense and rent paid is accounted for as deferred rent and is amortized over the lease term.

F-2
0

Operating Leases
The Company leases restaurant locations that have terms expiring between December 2020 and March 2035. The initial obligation period is generally 10 years. The restaurant facilities primarily have renewal clauses for two
5-year
period or one
10-year
period, exercisable at the option of the Company. The Company includes one
5-year
renewal option in its lease term.
Certain lease agreements contain one or more of the following: tenant improvement allowances, rent holidays, rent escalation clauses and/or contingent rent provisions. The Company includes scheduled rent escalation clauses for the purpose of recognizing straight-line rent. Certain of these leases require the payment of contingent rentals based on a percentage of gross revenue, as defined, and certain other rent escalation clauses are based on the change in the Consumer Price Index. The Company received cash incentives from certain landlords for specified leasehold improvements which are deferred and accreted on a straight-line basis over the related lease term as a reduction of rent expense.

Income Taxes
Prior to the Business Combination, the Company, with the consent of its members, had elected to be taxed as a partnership under the provisions of the Internal Revenue code and similar state provisions. Partnerships are generally not subject to federal and state income taxes, the partners reflect their respective share of the Company’s taxable income or loss on their individual tax returns, Therefore, there was no federal income tax recorded by the Company for the year ended December 31, 2019 and the period from January 1, 2020 through December 16, 2020. In these periods, there were neither liabilities nor deferred tax assets relating to uncertain income tax provisions taken or expected to be taken on the tax returns.
The Successor company is being taxed as a corporation. The Predecessor and Successor companies were subject to state income taxes during these periods.
The Company accounts for income taxes under the asset and liability method. A deferred tax asset or liability is recognized whenever there are (1) future tax effects from temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and (2) operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the years in which those differences are expected to be recovered or settled.
Deferred tax assets are recognized to the extent the Company believes these assets will more likely than not be realized. In evaluating the realizability of deferred tax assets, the Company considers all available positive and negative evidence, including the interaction and the timing of future reversals of existing temporary differences, projected future taxable income, recent operating results and tax-planning
strategies. When considered necessary, a valuation allowance is recorded to reduce the carrying amount of the deferred tax assets to their anticipated realizable value.
The Company records uncertain tax positions on the basis of a two-step
process whereby we first determine if it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. A tax position that meets the more-likely-than-not
recognition threshold is then measured for purposes of financial statement recognition as the largest amount of benefit that is greater than 50% likely of being realized upon being effectively settled.
Interest accrued for uncertain tax positions, if any, is charged to “Interest expense.” Penalties accrued for uncertain tax positions are charged to “General and administrative.”

F-2
1

New Accounting Pronouncements
In February 2016, the FASB issued ASU
2016-02,
Leases (“Topic 842”) which requires lessees to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months and disclose certain information about the leasing arrangements. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. As an emerging growth company, this guidance will be effective for our fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact of the adoption of the new standard on the consolidated financial statements.
The FASB issued ASU
2016-13, Financial
Instruments—Credit Losses (“Topic 326”) in June 2016, subsequently amended by various standard updates. This guidance replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information when determining credit loss estimates and requires financial assets to be measured net of expected credit losses at the time of initial recognition. As an emerging growth company, this guidance will be effective for our fiscal years beginning after December 15, 2022.
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (“Topic 740”) as part of its Simplification Initiative. This guidance provides amendments to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This guidance is effective for annual and interim reporting periods beginning after December 15, 2020, and early adoption is permitted. The Company is currently evaluating the full impact this guidance will have on our consolidated financial statements.
In March 2020, the FASB issued ASU
2020-04,
Reference Rate Reform (“Topic 848”)
to provide optional guidance for a limited period of time, from March 12, 2020 through December 31, 2022, to ease the burden of financial reporting due to reference rate reform. An entity can elect to utilize the guidance at any time during the period. The Company is evaluating the effect this guidance will have on the consolidated financial statements and related disclosures.
In August 2020, the FASB issued ASU
2020-06,
Debt – Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic
815-40),
an amendment that simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The amendment simplifies accounting for convertible instruments by removing major separation models required under current accounting guidance. In addition, the amendment removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception, which will permit more equity contracts to qualify for the exception, and also simplifies the diluted earnings per share calculation in certain areas. The amendment is effective beginning after December 15, 2023 for smaller reporting companies. We are currently evaluating the impact of the adoption of this guidance on our consolidated financial statements.
2. Restricted Cash
Restricted cash consisted of the following as of (in thousands):

	Successor 2020	Predecessor 2019
PPP amount held in escrow	$2,237	$—
Cash proceeds from Business Combination held back for working capital reconciliation	996	—
Gift cards purchased	415	505
Advertising co-op funds	—	159
LevelUp loyalty program	15	63

Total Restricted Cash	$3,663	$727

3. Property & Equipment
Property and equipment consisted of the following (in thousands):

	Successor 2020	Predecessor 2019
Leasehold improvements	$5,477	$5,724
Machinery & equipment	1,360	2,821
Computer equipment	208	560
Furniture & fixtures	792	1,278
Vehicles	215	50

	8,052	10,433

Less: Accumulated depreciation and amortization	(48)	(4,132)

Property and equipment – net	$8,004	$6,301

Depreciation expense for the Successor period from December 16, 2020 to December 31, 2020 was $48,000. Depreciation expense for the Predecessor period from January 1, 2020 to December 15, 2020 and for the twelve-month period ended December 31, 2019, was $1,025,000 and $795,000, respectively. In conjunction with the Business Combination, the basis of all property and equipment was recognized at fair value in purchase accounting.
4. Intangible Assets
The following is a summary of the components of intangible assets and the related amortization expense:

	Successor December 31, 2020			Predecessor December 31, 2019
Intangible Assets at December 31, 2020 (in thousands)	Amount	Accumulated Amortization	Net Carrying Value	Amount	Accumulated Amortization	Net Carrying Value
Franchise agreements	$24,839	$147	$24,692	$—	$—	$—
Trade names / trademarks	83,033	115	82,918	25	—	25
Liquor license	235	—	235	210	—	210
Reef Kitchens license agreement	8,882	37	8,845	—	—	—
VegeFi product	135	1	134	—	—	—

	$117,124	$300	$116,824	$235	$—	$235

Liquor license is
considered to have an indefinite life and is reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. No impairments were recognized for the years ended December 31, 2020 and 2019
.
Amortization expense for the Successor period from December 16, 2020 to December 31, 2020 was $300,000. The intangible assets for the Predecessor period were determined to be indefinite life intangibles. As such, no amortization expense was recognized for the period from January 1, 2020 to December 15, 2020 and for the twelve-month period ended December 31, 2019. The estimated aggregate amortization expense for intangible assets over the next five years ending December 31 and thereafter is as follows:

(in thousands):	Successor
2021	$7,218
2022	7,218
2023	7,218
2024	7,218
2025	7,218
Thereafter	80,499

Total	116,589

5. Business Combinations
December 16, 2020
 Acquisition of BurgerFi International, LLC
On December 16, 2020, the Company consummated the Business Combination. This acquisition qualified as a business combination under ASC
 805.
 Accordingly, the Company recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill.
The aggregate value of the consideration paid by OPES in the Business Combination was approximately $236.9 million.
Consideration Paid

(in thousands)
Cash	$30,000
Stock	103,680
Contingent consideration	103,207

Total Consideration	$236,887

Total consideration of $236,887,000 is represented in the above table for the acquisition of BurgerFi. The total consideration includes a) a cash payment of $30,000,000, b) the issuance of 6,603,773 common stock shares valued at approximately $103,680,000, c) contingent earnout consideration (Contingent Consideration) valued at approximately $103,207,000.
Contingent Consideration
The members of BurgerFi may be entitled to an additional 9,356,459 shares of Successor common stock if certain stock price targets are met by the Successor Company following the Business Combination (“Earnout Share Consideration”) on a
pro-rata
basis based on their
pre-closing
ownership percentages in BurgerFi International, LLC, subject to the Company achieving certain share price targets in each of the following post-Closing periods (each an “Earnout Tranche”), as follows:

a.
If prior to the second anniversary of the Closing, the last reported closing price of Post-Combination Company common stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $19.00 per share, the Post-Combination Company shall issue to Members 3,947,368 shares of common stock, based on a deemed price of $19.00 per share;

b.
If prior to the third anniversary of the Closing, the last reported closing price of Post-Combination Company common stock in any 20 trading days within any consecutive 30 trading day period is greater than or equal to $22.00 per share, the Post-Combination Company shall issue to Members 3,409,091 shares of common stock, based on a deemed price of $22.00 per share; and

c.
If prior to the third anniversary of the Closing, the last reported closing price of Post-Combination Company common stock in any 20 trading days within any consecutive 30 trading day prior is greater than or equal to $25.00 per share, the Post-Combination Company shall issue to Members 2,000,000 shares of common stock, based on a deemed price of $25.00 per share.

The fair values of the Contingent Consideration were determined using the trading price of the Company’s common stock at Closing Date and using a Monte Carlo simulation model. The contingent consideration is assessed to be non-compensatory
and recorded in additional
paid-in
capital as reflected in the consolidated statement of changes in stockholders’ / members’ equity.
The input variables are noted in the table below:

Successor
2020
Risk-free interest rate	0.37%
Expected life in years	3
Expected volatility	60%
Expected dividend yield (a)	0%

(a)	The Monte Carlo method assumes a reinvestment of dividends.
The Monte Carlo simulation model utilized multiple input variables to estimate the probability that the stock price targets will be achieved. Based on the features of the earnout, a Monte-Carlo Simulation was used to value the Contingent Consideration. The traded price of the common stock was simulated in each trial using Geometric Brownian Motion, and the simulated path was then analyzed to determine which, if any, earnout tranches would be payable within the given trial. The estimated payments were calculated by multiplying the shares earned for a given tranche by the simulated price as of the date that the earnout tranche was earned. The result was present valued using the risk-free rate. The average of all trials resulted in the valuation conclusion, which was determined to be approximately $ 103,207,000.
The following table is preliminary and represents the allocation of consideration to the assets acquired and liabilities assumed at their estimated acquisition-date fair values.

(in thousands)	Fair Value December 16, 2020
Cash	$2,179
Cash - restricted	611
Accounts receivable	378
Inventory	260
Other current assets	1,235
Property and equipment	8,520
Intangible assets	117,124
Other assets	199
Accounts payable - trade	(1,952)
Accrued expenses	(1,057)
Gift card liability	(292)
Revolving line of credit	(3,012)
Current portion of deferred franchise fees	(521)
Other deposit	(907)
Deferred initial franchise fees, net of current portion	(2,531)
Notes payable	(2,889)

Fair Value of Tangible and Identifiable Intangible assets and liabilities assumed	$117,345

Consideration paid	236,887

Goodwill	$119,542

The assessment of fair value is preliminary and is based on information that was available to management and through the end of the fiscal year. If additional information of events or circumstances that existed at the acquisition date becomes available to management related to assets acquired or liabilities assumed subsequent to this preliminary assessment of fair value but not later than one year after the date of the acquisition, measurement period adjustments will be recorded in the period in which they are determined, as if they had been completed at the acquisition date.
Goodwill is recognized as the excess of consideration over the net assets acquired of BurgerFi and represents the value derived by BurgerFi’s market share and expected growth in the market.
Acquired personal property assets consist of leasehold improvements, kitchen equipment, and restaurant furniture and fixtures, computer and point of sale systems, audio and video equipment (“Personal Property”), which were valued on in-use
basis. The Company enlisted a third-party consultant to assist in the valuation of the Personal Property (the “Valuation”).
Identifiable intangible assets acquired consist of customer relationships of franchise agreements, Tradenames and trademarks, Liquor licenses, Reef Kitchens license agreements and the VegeFi product. The above were valued using the multi-period excess earnings method.
Identifiable intangible assets acquired consist of customer relationships of $24,839,000, trade names of $83,033,000 and Reef Kitchens license agreements of $8,882,000. The customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the customer relationships to be 7 years. This is based on the average remaining terms of our franchise agreements with our franchisees. The trade names were valued using the relief-from-royalty method. The Company determined the useful life of the trade names to be 30 years. The Reef Kitchens license agreements and the customer relationships were valued using the multi-period excess earnings method. The Company determined the useful life of the Reef Kitchens license agreements to be 10 years. The identifiable intangible assets are amortized using the straight-line method over their respective useful lives.
The accounting for this Business Combination is considered provisional because we have not finalized certain aspects of the purchase price allocation including the valuation of certain acquired customer-related intangible assets.
6. Related Party Transactions
The Company is affiliated with various entities through common control and ownership. The accompanying consolidated balance sheets reflect amounts related to periodic advances between the Company and these entities for working capital and other needs as due from related companies or due to related companies, as appropriate. The amounts due from related companies are not expected to be repaid within one year and accordingly, are classified as non-current
assets in the accompanying consolidated balance sheets. These advances are unsecured and non-interest
bearing.
There were approximately $74,000 and $3,611,000 included as due from related companies, and $0 and $271,000 included as due to related companies in the consolidated balance sheets as of December 31, 2020 and 2019, respectively
For the Successor period from December 16, 2020 to December 31, 2020 and the Predecessor period from January 1, 2020 to December 15, 2020 and the twelve-month period ended December 31, 2019, the Company received royalty revenue from franchisees related through common control and ownership totaling approximately $17,000, and $322,000 and $1,182,000, respectively.
The Company pays certain payroll and administrative fees on behalf of the entities under common ownership. A management fee is then billed to the respective entities to cover these costs. Management fees are included as reductions to the related operating expenses. For the Successor period from December 16, 2020 to December 31, 2020 and the Predecessor period from January 1, 2020 to December 15, 2020, these fees were included in the royalty revenue charged to these entities. For the twelve-month period ended December 31, 2019, the Company billed approximately $60,000 of management fees.

The Company leases building space for its corporate office from an entity under common ownership with a significant stockholder
. This lease has a 36 month term, effective January 1, 2020. For the Successor period from December 16, 2020 to December 31, 2020 and the Predecessor period from January 1, 2020 to December 15, 2020 and the twelve-month period ended December 31, 2019, rent expense was approximately $1,000, $159,000 and $160,000, respectively.
7. Acquisitions – Franchisee/stores
In April 2020, the Company entered into

an asset purchase agreement with a franchisee to purchase substantially all of the assets of a franchised store for an aggregate purchase price of $
1,250,000
. This purchase price consisted of: (a) $
650,000
cash paid at closing and (b) a $
600,000
promissory note to the

franchisee (in thousands).

Predecessor
Inventory	$15
Property & equipment	250

Net tangible and identifiable intangible assets acquired	265
Goodwill	985

Net assets acquired	$1,250

8. Other Assets
Other assets consisted of the following (in thousands):

December 31,	Successor 2020	Predecessor 2019
Lease Acquisition Costs, net of accumulated amortization	$18	$48
Deposits and other non-current assets	233	190

Other assets	$251	$238

9. Commitments and Contingencies
Leases
The Company has entered into various operating leases for each of the restaurants owned and operated by BFRM and for its corporate headquarters. For the Successor period from December 16, 2020 to December 31, 2020 and the Predecessor period from January 1, 2020 to December 15, 2020 and the twelve-month period ended December 31, 2019, rent expense was approximately $40,000, $2,819,000 and $2,281,000, respectively. These lease agreements expire on various dates through 2026 and have renewal options. Approximate future minimum payments on these operating leases for the years ended December 31 are as follows (in thousands):

2021	$3,029
2022	3,329
2023	3,369
2024	3,047
2025	3,071
Thereafter	25,506

Sale Commitment
In February 2020, the Company entered into an asset purchase agreement with an unrelated third party for the sale of substantially all of the assets used in connection with the operation of BF Dania Beach, LLC for an aggregate purchase price of $1,299,000. During January to April 2020, the Company received three cash deposits totaling $906,500 in connection with this transaction. The closing of this transaction has been delayed due additional negotiation that has been on-going through the report date of April 28, 2021.In the event the transaction is terminated, the Company will keep operating the restaurant, and return the
$906,500
to the unrelated third-party purchaser. Assets used in the operations of BF Dania Beach, LLC totaling

$732,000 have been classified as held for sale in the December 31, 2020 balance sheet.
Contingencies
BurgerFi International, LLC filed a lawsuit against a franchisee and its principals seeking declaratory judgments and damages in an amount to be proven at trial for various breaches of the applicable franchise agreements resulting from the defendants’ closure of a restaurant, their failure to open a second restaurant, and their operational defaults at the closed restaurant. In April 2016, the defendants filed a counterclaim, asserting that they had no responsibility for their losses, and instead, alleged that the Company engaged in breach of contract, fraud, misrepresentation, conversion in connection with the operation of the restaurant, and various other allegations, seeking damages of over $5 million. The case is pending before the court. On December 30, 2016, the court stayed the case pending the resolution of bankruptcy filings made by some of the defendants. No further action has occurred.
A franchisee filed a suit against BFI seeking unspecified damages in connection with plaintiff’s execution of franchise agreements for the development of 11 BurgerFi restaurants in certain specified trade areas in New York and Connecticut. Plaintiff alleges that BFI fraudulently induced the franchisee to enter into these agreements, and in the complaint made the following claims against BFI: fraud in the inducement, negligent misrepresentation, breach of implied covenant of good faith and fair dealing, and violation of FDUTPA and Florida’s Franchise Misrepresentation Act. BFI denied any wrong-doing, and moved to dismiss plaintiff’s claims. On May 4, 2018, we filed a counterclaim for unspecified money damages, and a third-party complaint against the guarantors, asserting breach of contract for, among other things: (1) failing to adhere to BFI’s operating standards in connection with the operation of their BurgerFi restaurant in Poughkeepsie, NY, and (2) failing to open the required number of BurgerFi restaurants per the minimum performance schedule set forth in their multi-unit operator agreements. The parties settled the case as of October 28, 2020. Under that settlement, the franchisee parties dropped all of their claims, agreed to terminate all of their multi-unit operator and franchise agreements, agreed to never again assert claims against us, and quit claim transferred their franchised restaurant to us; and we dropped our claims for money damages against them.
On December 1, 2019, a complaint was filed by a former officer of the Company (“Plaintiff”) against BurgerFi International, LLC for certain alleged breaches of an employment agreement. BurgerFi International, LLC filed a motion to dismiss the complaint on February 13, 2020. On May 20, 2020, the motion to dismiss was heard being granted in part and denied in part. The portion of the complaint not dismissed was answered by BurgerFi International, LLC with affirmative defenses raised on July 7, 2020.The plaintiff served various discovery requests (including notices of non-party
subpoenas) on July 9, 2020 as well as a motion to strike BurgerFi International, LLC’s affirmative defenses on July 16, 2020. BurgerFi International, LLC filed objections to the non-party
subpoenas on July 20, 2020. defenses on July 16, 2020. BurgerFi International, LLC filed objections to the non-party
subpoenas on July 20, 2020.
On September 11, 2020, a Motion to Dismiss was heard by the Court and certain claims were dismissed. The Complaint now involves claims for alleged Breach of Contract (Count I) and alleged Action for Equitable Relief Including an Accounting and Constructive Lien (Count II).
On July 8, 2020, the Company received a letter from an attorney hired on behalf of a former employee of the Company. This former employee was terminated for cause on May 5, 2020. This letter claims that the former employee was terminated wrongfully by the Company. The Company is of the opinion that allegations in this letter lack merit. We have reported the claim to our insurance carrier and outside counsel has been retained. Our counsel sent a letter to this former employee’s attorney lawyer denying all claims and the parties met for mediation on September 4, 2020 but were unable to resolve this matter We feel that all claims are meritless, and we plan to vigorously defend these allegations.

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On February 22, 2021, the Company received correspondence from an attorney hired on behalf of a former officer of the Company claiming that the Company wrongfully terminated the employee in violation of the Florida Whistleblower statute. The Company does not believe the claim has any merit and has retained counsel to represent them. The parties are discussing a possible settlement and mediation.
On March 3, 2021, the Company received a letter from an attorney representing the franchisee that is in the process of purchasing a BurgerFi restaurant. The letter was sent in response to the Company’s demand letter to the franchisee requesting that he pays the balance of the purchase price and execute the franchise agreement that permits the operation of the restaurant. The franchisee has refused to do both and is now claiming that the purchase price was verbally lowered. In addition, the franchisee attorney’s letter claims that the Company owes his client monies resulting from the franchisee’s purchase of equipment in reliance on the Company’s supposed verbal representation to use the franchisee’s marketing services. Both of the franchisee’s claims are false and the Company expects to vigorously defend such allegations.
Management is unable to determine the likelihood of a loss or range of loss, if any, which may result from the cases described above, therefore, no contingent liability has been recorded as of December 31, 2020.
The Company is subject to other legal proceedings and claims that arise during the normal course of business. Management believes that any liability, in excess of applicable insurance coverages or accruals, which may result from these claims, would not be significant to the Company’s financial position or results of operations.
10. Line of Credit
Line of Credit
Effective July 13, 2018, the Company entered into a $2,000,000 revolving line of credit agreement (“LOC”) with a bank. The LOC’s original maturity date was July 13, 2020 and has been extended to July 13, 2021. On October 31, 2019, the LOC was amended to increase the amount available under the LOC from $2,000,000 to $5,000,000. The Company has an outstanding balance on the revolving line credit of $3,012,000 and $2,317,000 as of December 31, 2020 and 2019, respectively. Prior to December 16, 2020, the majority member of the Company and his Family Trust were guarantors of, and the Family Trust were the pledger of collateral, for the Company’s obligations to the bank under the line of credit agreement. The annual interest on advances under the LOC is equal to the LIBOR Daily Floating rate plus 0.75%. See Note 16.
11. Notes Payable
Notes Payable (in thousands)

	Successor	Predecessor
	December 31, 2020	December 31, 2019
On May 11, 2020 the Company received loan proceeds in the amount of $2,237 under the Paycheck Protection Program (“PPP”). The loans and accrued interest are forgivable after eight weeks, as long as,

the Company uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintain its payroll levels. The amount of loan forgiveness will be reduced if the Company terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loans are payable over two years at an interest rate of 1%, with a deferral of payments for the first seven months.
	$2,237	$—
Installment note payable to an individual, issued in connection with the Company’s April 2020 acquisition, monthly payments of $9, over a seven-year amortization including 7% interest, with a maturity date of June 1, 2024.	$555	$—

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29

Installment note payable to bank, monthly payments of $9, including interest at 7.75%, principal and interest due at the earlier of, September 23, 2024 or the date of the Company’s termination of the APM (see Note 1).This note is secured by equipment, and is guaranteed by the franchisee under the APM, its members and their affiliates. As of December 31, 2019, this note was in default and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company was managing under the APM. No recourse to the general credit of the Company.
	$—	$468
Installment note payable to bank, monthly payments of $4, including interest at 5.3%, principal and interest due at the earlier of May 17, 2027 or the date of the Company’s termination of the APM (see Note 1). This note was secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. As of December 31, 2019, this note is in default and classified as current. The Company elected not to continue payment while negotiating with the banks to release the lien on the restaurant assets which the Company was managing under the APM. No recourse to the general credit of the Company.
	—	258
Installment note payable to bank, monthly payments of $3, including interest at 5.0%, principal and interest due the earlier of August 4, 2026 or the date of the Company’s termination of the APM (see Note 1). This note is secured by equipment, guaranteed by the franchisee under the APM, its members and their affiliates. As of December 31, 2019, this note was in default and classified as current. No recourse to the general credit of the Company.	—	409
Other notes payable No recourse to the general credit of the Company.	168	72

Total notes payable	$2,960	$1,207

Less: current portion	(1,438)	(1,207)

Total notes payable - long-term portion	$1,522	$—

12. Supplemental Disclosure of Noncash Activities
As described in Note 1, on April 1, 2020, the Company acquired a restaurant from a franchisee, with financing on a note payable of $600,000.
As described in Note 5, consideration issued in the business combination included shares of stock valued at $103,680,000, and contingent consideration valued at $103,207,000.
13. Income Taxes (Successor)
The provision for (benefit) from income taxes is set forth below (in thousands):

Successor
December 16, 2020 Through December 31, 2020
Current:
U.S. Federal	$4
State	—
Foreign	—

Current tax provision	4

Deferred:
U.S. Federal	(314)
State	(56)
Foreign	—

Deferred tax provision (benefit)	(370)

Income tax provision (benefit)	$(366)

Deferred tax assets (liabilities) are set forth below (in thousands):

Year Ended December 31, 2020
Deferred tax assets:
Allowance for doubtful accounts	$33
Fixed assets	(1,876)
Intangible assets	(87)
Goodwill	(20)
Deferred franchise fees	752
Deferred rent	7
Stock compensation	203
Accrued expenses	—
Accrued paid time off	21
Unrealized gain/loss on disposal of assets	3
Transaction costs	127
Net operating losses	1,550

Total net Deferred Tax Assets	$713

The Company has determined that no valuation allowance on any of its deferred tax assets was necessary as of December 31, 2020.
As of December 31, 2020, the Company’s federal net operating loss carryforwards for income tax purposes was $6,944,000 which can be carried forward indefinitely.
The current portion of refundable income taxes was $215 as of December 31, 2020. There were no long-term refundable income taxes as of December 31, 2020.
The reconciliation of income tax computed at the U.S. federal
s
tatutory rate of 21% to reported income tax is set forth below:

Successor
December 16, 2020 Through December 31, 2020
Income tax provision at the U.S. federal statutory rate	$1,046
Permanent differences	(181)
Change in derivative liability	(1,175)
State taxes (tax effected)	(56)

Total tax expense (benefit)	$(366)

14. Stockholders’ Equity (Successor)
In conjunction with the Business Combination, all membership interests that were in existence for the Predecessor were acquired by the Successor on
 December
 16, 2020.

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share. Immediately following the Business Combination, there were:

•	17,541,838 shares of common stock issued and outstanding;

•
15,095,000 warrants outstanding, each exercisable for one share of common stock at an exercise price of $11.50 including 11,500,000 in Public Warrants, 3,000,000 in Private Placement Warrants, 445,000 in Private Warrants and 150,000 in Working Capital Warrants.

•
750,000 Unit Purchase Option “UPO” units that are exercisable for one share of common stock at an exercise price of $10.00 and warrants exercisable for one share of common stock at an exercise price of $11.50

The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued or outstanding.
The Company exchanged 675,000 UPO units for 283,670 common shares in a cashless exercise in February 2021.
Warrants
The Public Warrants became exercisable 30 days after the completion of the Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company has agreed that as soon as practicable, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within the specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	at any time during the exercise period;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20 trading days within a
30-trading
day period ending on the third business day prior to the date on which the Company sends the notice of redemption to the warrant holders.

•	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants.
The Placement Warrants are identical to the Public Warrants, except that the Placement Warrants and the common stock issuable upon the exercise of the Placement Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Private Warrants are identical to the Public Warrants, except that the Private Warrants and the common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants may be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. Due to this provision, the Private Warrants are accounted for as liabilities.
The Working Capital Warrants are identical to the Public Warrants, except that the Working Capital Warrants and the common stock issuable upon the exercise of the Working Capital Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Working Capital Warrants will be exercisable on a cashless basis and be non-redeemable
so long as they are held by the initial purchasers or their
p
ermitted transferees. If the Working Capital Warrants are held by someone other than the initial purchasers or their permitted transferees, the Working Capital Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Unit Purchase Option
The Company has an outstanding Unit Purchase Option Agreement with EarlyBirdCapital (and its designees), to purchase up to 750,000 Units (Units include 1 common share and 1 warrant per Unit) exercisable at $10.00 per Unit. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on March 17, 2023. The option grants to holders demand and “piggyback” rights for periods of five and seven years, respectively, from March 13, 2018 with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.
The Company exchanged 675,000 UPO units (which included a cashless conversion of the warrants to common shares, as a part of the unit) for 283,670 common shares in a cashless exercise in February 2021.
BurgerFi Acquisition Shares
The Company issued 6,603,774 common shares to the former members’ of BurgerFi as part of the Acquisition Agreement. This is included in the consideration as discussed in Note 5.

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Share-Based Compensation
The Company has the ability to grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and performance compensation awards to current or prospective employees, directors, officers, consultants or advisors. During 2020, the Company approved the 2020 Omnibus Equity Incentive Plan (the “Plan”). The Plan was established to benefit the Company and its stockholders, by assisting the Company to attract, retain and provide incentives to key management employees, directors, and consultants of the Company, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of
Non-qualified
Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.
The aggregate number of Shares that may be issued under the Plan shall not exceed Two Million (2,000,000) Shares. The aggregate number of Shares reserved for Awards under the Plan (other than Incentive Stock Options) shall automatically increase on January 1 of each year, for a period of not more than ten (10) years, commencing on January 1 of the year following the year after the date the Plan became effective. in an amount equal to five percent (5%) of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, provided that the Committee may determine prior to the first day of the applicable fiscal year to lower the amount of such annual increase.
As of December 31, 2020, there were approximately 700,000 shares of common stock available for future grants under the 2020 Plan.
Restricted Shares
The Company grants RSAs with service, performance and market conditions. The RSAs granted with service conditions generally vest over 4 years. The market conditions include an index to the market value of the stock price of BurgerFi, and the performance conditions are based on key performance indicators, as identified in the employment agreements. The fair value of Restricted Shares granted is determined using the fair market value of the Company’s common stock on the date of grant, as set forth in the applicable plan document.
The following table summarizes activity of Restricted Shares during 2020 (there was no activity prior to December 16, 2020):

	Number of Restricted Shares	Weighted Average Grant Date Fair Value
Granted on December 16, 2020	1,300,000	$15.30
Vested	(50,000)	15.70
Forfeited	—	—

Non-vested at December 31, 2020	1,250,000	$15.28

The total fair value of Restricted Shares that vested in 2020 was $785,000. As of December 31, 2020, there was approximately $19,000,000 of total unrecognized compensation cost related to unvested restricted stock or performance stock awards to be recognized over a weighted average period of
4-5
years.
The unrecognized portion of share-based compensation for unvested Market Condition shares (included in above) is approximately $927,000 over 2.96 years. As detailed below, the fair value of the Market Condition shares was determined using a Monte Carlo simulation model.
Performance Shares
The Company grants performance-based awards (restricted shares) to certain officers and key employees. The vesting of these awards is contingent upon meeting one or more defined operational or financial goals (a performance condition) or common stock share prices (a market condition).
The fair values of the performance condition awards granted for the Successor period from December 16, 2020 to December 31, 2020 were determined using the fair market value of the Company’s common stock on the date of grant. Share-based compensation expense recorded for performance condition awards is reevaluated at each reporting period based on the probability of the achievement of the goal. The achievement of this goal was not probable as of December 31, 2020 and therefore no expense was recognized.

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34

The fair value of market condition awards granted for
t
he Successor period from December 16, 2020 to December 31, 2020 were estimated using the Monte Carlo simulation model. The Monte Carlo simulation model utilizes multiple input variables to estimate the probability that the market conditions will be achieved and is applied to the trading price of our common stock on the date of grant.
The input variables are noted in the table below:

Successor
2020
Risk-free interest rate	0.18%
Expected life in years	3
Expected volatility	65.9%
Expected dividend yield (a)	0%

(a)	The Monte Carlo method assumes a reinvestment of dividends.
Share-based compensation expense is recorded ratably for market condition awards during the requisite service period and is not reversed, except for forfeitures, at the vesting date regardless of whether the market condition is met. During the Successor period, $33,000, representing a fair value of $10.45 per share, was recognized ratably as share-based compensation expense for the market condition awards.
Service Condition Shares
The Company grants service-based awards (restricted shares) to certain officers and key employees. The vesting of these awards is contingent upon meeting the requisite service period.
The fair value of restricted stock awards is determined using the publicly-traded price of our common stock on the grant date. The fair value of option awards is calculated using the Black-Scholes option-pricing model. The Black-Scholes model requires us to make assumptions and judgments about the variables used in the calculation, including the expected term, expected volatility, risk-free interest rate, dividend rate and service period.
The following table summarizes activity of the restricted shares during 2020 (there was no activity prior to December 16, 2020):

	Performance Condition		Service Condition		Market Condition
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Granted	950,000	$15.70	250,000	$15.70	100,000	$10.45
Vested	—	—	(50,000)	15.70	—	—
Forfeited	—	—	—	—	—	—

Non-vested at December 31, 2020	950,000	$15.70	200,000	$15.70	100,000	$10.45

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Share-based Compensation
Total share-based compensation and the related income tax benefit recognized in the Company’s consolidated statements of operations were as follows:

Successor
(in thousands)	Year Ended December 31, 2020
Performance condition awards	$—
Service condition awards	785
Market condition awards	33

Share-based compensation	818
Less: Income tax benefit	—

Share-based compensation, net of income tax benefit	$818

Warrant Liability
The private placement warrants, consisting of the
warrants exercisable under the PIPE transaction (3,000,000 shares), the private placement warrants (445,000 shares) and the working capital warrants (150,000 shares
), include provisions that affect the settlement amount. Such variables are outside of those used to determine the fair value of a fixed-for-fixed instrument, and as such, the warrants are accounted for as liabilities in accordance with ASC 815-40, with changes in fair value included in the consolidated statement of operations.
The liability classified warrants were priced using a Dynamic Black Scholes model. This process relies upon inputs such as shares outstanding, estimated stock prices, strike price, risk free interest rate and volatility assumptions. The warrant liability was $22,113,000 on December 16, 2020 and $16,516,000 on December 31, 2020. The change in value of warrant liability between the two measurement dates was $5,597,000 and is recognized in the consolidated statement of operations for the period from December 16, 2020 to December 31, 2020. There were no warrants outstanding in the Predecessor periods.
The public warrants (11,500,000 shares) and the UPO warrants (750,000) contain no such provisions and are classified in equity.
The following is an analysis of changes in the derivative liability:

Level 3 (Black Scholes)
Liability at 12-16-2020	$22,113,000
Gain from 12-16-2020 to 12-31-2020	$(5,597,000)

Liability at 12-31-2020	$16,516,000

The fair value of the private warrant and working capital warrants are determined using the publicly-traded price of our common stock on the valuation dates of $15.70 on December 16, 2020 and $13.69 on December 31, 2020. The fair value is calculated using the Black-Scholes option-pricing model. The Black-Scholes model requires us to make assumptions and judgments about the variables used in the calculation, including the expected term, expected volatility, risk-free interest rate, dividend rate and service period.
The fair value of private share warrants for the Successor period from December 16, 2020 to December 31, 2020 were estimated using a Dynamic Black Sholes model. This process relies upon inputs such as shares outstanding, estimated stock prices, strike price, risk free interest rate and volatility assumptions. The calculated warrant price for private warrants was $6.15 and $4.60 on December 16, 2020 and December 31, 2020, respectively.

The input variables for the Black Scholes are noted in the table below:

Successor
2020
Risk-free interest rate	0.36%
Expected life in years	5
Expected volatility	30.0%
Expected dividend yield	0%
15. Geographic Information
Revenue by geographic area for the Successor period from December 16, 2020 to December 31, 2020 and the Predecessor period from January 1, 2020 to December 15, 2020 and the twelve-month period ended December 31, 2019 is as follows:

	Successor	Predecessor
(in thousands)	December 16, 2020 through December 31, 2020	January 1, 2020 through December 15, 2020	Year Ended December 31, 2019
United States	$1,702	$32,520	$33,428
Other Countries	2	58	127

Total	$1,704	$32,578	$33,555

Revenue is shown based on the geographic location of our franchisees. Our long-lived assets are primarily located in the United States.
16. Subsequent Events
The Company has evaluated events and transactions that occurred between December 31, 2020 through April 28, 2021, which is the date that the consolidated financial statements were available to be issued for possible recognition or disclosure in the consolidated financial statements.
In January 2021, the Company paid its revolving line of credit to Bank of America. The balance at the time of payoff was $3,012,000.
The Company has begun the process of applying for PPP loan forgiveness in February of 2021, however, there is no assurance that the PPP loans will be forgiven.

BurgerFi International Inc., and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited – in thousands, except share data)

	June 30, 2021 (unaudited)	December 31, 2020
ASSETS
CURRENT ASSETS
Cash	$34,757	$37,150
Cash - restricted	—	3,233
Accounts receivable, net	536	718
Inventory	263	268
Deferred income taxes	—	713
Assets held for sale	732	732
Other current assets	1,627	1,607

TOTAL CURRENT ASSETS	37,915	44,421
PROPERTY & EQUIPMENT, net	11,141	8,004
DUE FROM RELATED COMPANIES	94	74
GOODWILL	123,367	119,542
INTANGIBLE ASSETS, net	113,242	116,824
OTHER ASSETS	259	251

TOTAL ASSETS	$286,018	$289,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade and other	$2,650	$1,678
Accrued expenses	2,102	1,203
Other liabilities	4,180	430
Other deposit	907	907
Deferred revenue, current portion	511	490
Notes payable - current	73	1,438
Deferred income taxes	27	—
Revolving line of credit	—	3,012

TOTAL CURRENT LIABILITIES	10,450	9,158
NON-CURRENT LIABILITIES
Warrant liability	8,843	16,516
Deferred revenue, net of current portion	2,864	2,816
Notes Payable	621	1,522
Deferred rent	267	29

TOTAL LIABILITIES	23,045	30,041
COMMITMENTS AND CONTINGENCIES - Note 9
Stockholders’ equity
Common stock, $0.0001 par value, 100,000,000 shares authorized, 17,838,476 and 17,541,838 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	264,415	261,298
Accumulated deficit	(1,444)	(2,225)

TOTAL STOCKHOLDERS’ EQUITY	262,973	259,075

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$286,018	$289,116

See Notes to Condensed Consolidated Financial Statements.

BurgerFi International Inc., and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited – in thousands, except share data)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
REVENUE
Restaurant sales	$8,983	$5,597	$17,379	$11,640
Royalty and other fees	2,164	1,221	4,079	2,917
Royalty - brand development and co-op	545	234	1,056	651
Franchise fees	90	98	198	199

TOTAL REVENUE	11,782	7,150	22,712	15,407
Restaurant level operating expenses:
Food, beverage and paper costs	2,693	1,766	5,115	3,588
Labor and related expenses	2,342	1,342	4,484	2,986
Other operating expenses	2,174	1,248	3,969	2,359
Occupancy and related expenses	788	677	1,561	1,246
General and administrative expenses	3,562	1,252	6,539	2,785
Pre-opening costs	502	47	628	106
Share-based compensation expense	2,595	—	3,117	—
Depreciation and amortization expense	2,171	252	4,279	496
Brand development and co-op advertising expense	651	439	1,373	907

TOTAL OPERATING EXPENSES	17,478	7,023	31,065	14,473

OPERATING (LOSS) INCOME	(5,696)	127	(8,353)	934
Other income	2,128	—	2,242	—
Gain on change in value of warrant liability	12,619	—	7,673	—
Interest expense	(33)	(57)	(41)	(87)

Income before income taxes	9,018	70	1,521	847
Income tax expense	(27)	—	(740)	—

Net Income	8,991	70	781	847
Net Income Attributable to Non-Controlling Interests (predecessor)	—	11	—	16

Net Income Attributable to common shareholders (successor) and Controlling Interests (predecessor)	$8,991	$59	$781	$831

Weighted average common shares outstanding
Basic	17,888,140		17,852,493
Diluted	18,752,938		20,145,284
Net Income (Loss) per common share
Basic	$0.50		$0.04
Diluted	$(0.19)		$(0.34)
See Notes to Condensed Consolidated Financial Statements.

BurgerFi International Inc., and Subsidiaries
Condensed Consolidated Statements of Changes in Stockholders’/Members’ Equity
(Unaudited– in thousands, except share data)

	Predecessor, Three Months Ended
For the three months ended June 30, 2020	Controlling Interest	Noncontrolling Interest	Total Members’ Equity
Balance, March 31, 2020	$3,244	$20	$3,264
Net Income	59	11	70
Distributions	(45)	—	(45)

Balance, June 30, 2020	$3,258	$31	$3,289

	Successor, Three Months Ended
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
For the three months ended June 30, 2021	Shares	Amount
Balance, March 31, 2021	17,830,507	$2	$261,820	$(10,435)	$251,387
Share-based compensation	—	—	2,595	—	2,595
Shares issued for warrant exercises	7,969	—	—	—	—
Net income	—	—	—	8,991	8,991

Balance, June 30, 2021	17,838,476	$2	$264,415	$(1,444)	$262,973

	Predecessor, Six Months Ended
For the six months ended June 30, 2020	Controlling Interest	Noncontrolling Interest	Total Members’ Equity
Balance, December 31, 2019	$2,492	$15	$2,507
Net Income	831	16	847
Distributions	(65)	—	(65)

Balance, June 30, 2020	$3,258	$31	$3,289

	Successor, Six Months Ended
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total
For the six months ended June 30, 2021	Shares	Amount
Balance, December 31, 2020	17,541,838	$2	$261,298	$(2,225)	$259,075
Share-based compensation	—	—	3,042	—	3,042
Shares issued for share-based compensation	5,000	—	75	—	75
Shares issued for warrant exercises	7,969	—	—	—	—
Exchange of UPO units	283,669	—	—	—	—
Net income	—	—	—	781	781

Balance, June 30, 2021	17,838,476	$2	$264,415	$(1,444)	$262,973

See Notes to Condensed Consolidated Financial Statements.

BurgerFi International Inc., and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited – in thousands)

	Successor	Predecessor
	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$781	$847
Adjustments to reconcile net income to net cash provided by operating activities
Provision for bad debts	37	—
Depreciation and amortization	4,279	496
Gain on PPP loan forgiveness	(2,237)	—
Deferred income taxes	740	—
Share-based compensation	3,117	—
Forfeited franchise deposits	(67)	—
Change in fair value of warrant liability	(7,673)	—
Changes in operating assets and liabilities
Accounts receivable	121	128
Inventory	5	77
Other assets	(56)	102
Accounts payable - trade and other	928	481
Other liabilities	44	—
Accrued expenses	899	(56)
Deferred revenue	98	67
Deferred rent	238	248

NET CASH PROVIDED BY OPERATING ACTIVITIES	$1,254	$2,389

NET CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,793)	(1,206)
Trademark cost	(26)	—
Advances to related companies	(20)	(5,807)
Repayments from related companies	—	4,276
Purchase of store	—	(650)
Deposit on sale	—	907

NET CASH USED IN INVESTING ACTIVITIES	$(3,839)	$(2,480)

NET CASH FLOWS FROM FINANCING ACTIVITIES
Payments on revolving line of credit	(3,012)	—
Payments on notes payable	(29)	—
Notes payable proceeds	—	3,238
Members’ distributions	—	(65)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	$(3,041)	$3,173

NET (DECREASE) INCREASE IN CASH	(5,626)	3,082
CASH, beginning of period	40,383	2,417

CASH, end of period	$34,757	$5,499

See Notes to Condensed Consolidated Financial Statements.

BurgerFi International Inc., and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)
1. Description of Business and Organization
BurgerFi International, Inc. (“BurgerFi,” the “Company,” or “Successor,” also “we,” “us,” and “our”), is a fast-casual “better burger” concept with 119 franchised and corporate owned restaurants, renowned for delivering an exceptional, all-natural
premium burger experience in a refined, contemporary environment. BurgerFi offers a classic American menu of premium burgers, hot dogs, crispy chicken, frozen custard, hand-cut
fries and onion rings, shakes, beer, wine and more. BurgerFi has become the go-to
better burger restaurant for good times and high-quality food across the United States and beyond. Known for delivering the all-natural
burger experience in a fast-casual environment, BurgerFi is committed to an uncompromising and rewarding dining experience that promises fresh food of transparent quality.
On December 16, 2020
(
the “Closing Date”), the Company, formerly known as Opes Acquisition Corp. (“Opes,” a special purpose acquisition company, or “SPAC”), consummated a business combination transaction (the “Business Combination”) pursuant to which it acquired the private operating company formerly called BurgerFi International, LLC (“Predecessor”). In connection with the closing of the Business Combination, the Company changed its name to BurgerFi International, Inc. The financial results described herein for the dates and periods prior to the Business Combination relate to the operations of the Predecessor prior to the consummation of the Business Combination. The Consolidated Financial Statements after the Closing Date include the accounts of the Company and its wholly owned subsidiaries including the Predecessor.
2
.
Basis of Presentation
The accompanying consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and with the instructions for Form
10-Q
and Rule
8-03
of Regulation
S-X.
Pursuant to these rules and regulations, certain information and footnote disclosures normally included in the annual audited consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. The accompanying consolidated balance sheet as of December 31, 2020 is derived from the Company’s audited financial statements as of that date. Because certain information and footnote disclosures have been condensed or omitted, these consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2020 contained in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2020 (the “2020 Form
10-K”).
In management’s opinion, all normal and recurring adjustments considered necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented have been included. When necessary, certain prior year amounts have been reclassified to conform to the current period presentation. Interim period operating results do not necessarily indicate the results that may be expected for any other interim period or for the full fiscal year. The Company believes that the disclosures made in these unaudited condensed consolidated financial statements are adequate to make the information not misleading.
The historical financial information of Opes has not been reflected in the Predecessor financial statements as these historical amounts have been determined to be not useful information to a user of the financial statements. SPACs deposit the proceeds from their initial public offerings into a segregated trust account until a business combination occurs, where such funds are then used to pay consideration for the acquiree and/or to pay stockholders who elect to redeem their shares of common stock in connection with the business combination. The operations of a SPAC, until the closing of a business combination, other than income from the trust account investments and transaction expenses, are nominal. Accordingly, no other activity in the Company was reported for periods prior to December 16, 2020 besides BurgerFi’s operations as Predecessor.
Reclassifications
Certain reclassifications have been made to the prior period presentation to conform to the current period presentation.

Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Corporate owned stores and Franchising
BurgerFi has prepared its Franchise Disclosure Document as required by the United States Federal Trade Commission and has registered or will register in those states where required in order to legally sell its franchises. It is currently BurgerFi’s plan to offer franchises for sale in those states where demographics of the population represent a demand for the services. BurgerFi grants franchises to independent operators who in turn pay an initial franchise fee, royalties and other fees as stated in the franchise agreement.
Store activity for the periods ended June 30, 2021 and December 31, 2020 is as follows:

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Franchised stores, beginning of the period	98	102	117
Stores opened during the period	1	3	9
Stores transferred/sold to the Company	—	—	(2)
Stores closed during the period	(2)	(8)	(22)

Franchised stores, end of the period	97	97	102

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Corporate owned stores, beginning of the period	19	17	13
Stores opened during the period	3	5	2
Stores transferred/sold to the Company	—	—	2
Stores closed during the period	—	—	—

Corporate owned stores, end of the period	22	22	17

COVID-19
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the
“COVID-19
outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the
COVID-19
outbreak as a pandemic, based on the rapid increase in exposure globally. The pandemic has significantly impacted economic conditions in the United States, where all of our corporate restaurants are located. The Company first began to experience impacts from
COVID-19
around the middle of March 2020, as federal, state and local governments began to react to the public health crisis by encouraging or requiring social distancing, instituting stay-at-home
orders, and requiring, in varying degrees, restaurant
dine-in
limitations, capacity limitations or other restrictions that largely limited restaurants to take-out,
drive-thru and delivery sales. As a result of the required changes to consumer behavior to largely off-premises
dining, as well as promotional activities associated with delivery, the Company experienced some recovery in sales at the end of the second quarter of 2020. The Company’s most significant declines in sales were in late March 2020 through the third week in April 2020. The Company experienced steady recovery in the business during the period ended June 30, 2021. However, it is possible that further outbreaks could limit our recovery. The Company continues to monitor the spread of new variants, including the pandemic’s recent emergence of the Delta variant, which appears to be the most transmissible variant to date and has resulted in an increase in cases in the United States and globally. As cases rise, mask mandates, social-distancing, travel restrictions and stay-at-home
orders could be reinstated. The impact of the Delta variant cannot be predicted at this time, and could depend on numerous factors, including vaccination rates among the population, the effectiveness of
COVID-19
vaccines against the Delta variant and the response by governmental bodies and regulators. An extended period of economic disruption could have a material adverse impact on our business, results of operations, access to sources of liquidity and overall financial condition.

New Accounting Standards Adopted
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (“Topic 740”) as part of its Simplification Initiative. This guidance provides amendments to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The adoption of this ASU did not have a material impact on the unaudited condensed consolidated financial statements.
New Accounting Pronouncements
In February 2016, the FASB issued ASU
2016-02,
Leases (“Topic 842”) which requires lessees to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months and disclose certain information about the leasing arrangements. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. As an emerging growth company, this guidance will be effective for our fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact of the adoption of the new standard on the unaudited condensed consolidated financial statements.
The FASB issued ASU
2016-13, Financial
Instruments—Credit Losses (“Topic 326”) in June 2016, subsequently amended by various standard updates. This guidance replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information when determining credit loss estimates and requires financial assets to be measured net of expected credit losses at the time of initial recognition. As an emerging growth company, this guidance will be effective for our fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of the new standard on the unaudited condensed consolidated financial statements.
Earnings per Share
Basic earnings per share is computed by dividing net income attributable to shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income attributable to shareholders by the weighted average number of fully diluted shares, as calculated under the treasury stock method, which includes the potential effect of dilutive common stock equivalents. If the Company reports a loss, rather than income, the computation of diluted loss per share excludes the effect of dilutive common stock equivalents, as their effect would be anti-dilutive.
The Company has considered the effect of (1) warrants outstanding to purchase 15,063,900 shares of common stock (2) 75,000 shares of common stock and warrants to purchase 75,000 shares of common stock in the unit purchase option, and (3) 2,210,100 shares underlying grants of restricted stock units in the calculation of income per share.
The historical partnership equity structure of BurgerFi did not include outstanding member units and as such, earnings per share information is omitted for the Predecessor periods.

Reconciliation of Net Loss per Common Share
Basic and diluted loss per common share is calculated as follows (in thousands, except per share data):

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Numerator:
Net income attributable to common shareholders	$8,991	$781
Reversal of Gain on change in value of warrant liability	(12,619)	(7,673)

Net loss attributable to common shareholders - diluted	$(3,628)	$(6,892)

Denominator:
Weighted average common shares outstanding, basic	17,888,140	17,852,493
Effect of dilutive securities
Restricted stock grants and warrants	847,417	2,261,954
UPOs	17,381	30,837

Diluted weighted-average shares outstanding	18,752,938	20,145,284

Basic net income per common share	$0.50	$0.04
Diluted net loss per common share	$(0.19)	$(0.34)
3. Property & Equipment
Property and equipment, net consisted of the following (in thousands):

	June 30, 2021	December 31, 2020
Leasehold improvements	$8,686	$5,477
Kitchen equipment and other equipment	1,557	1,548
Computers and office equipment	456	208
Furniture & fixtures	1,117	792
Vehicles	28	27

	11,844	8,052

Less: Accumulated depreciation	(703)	(48)

Property and equipment – net	$11,141	$8,004

Depreciation expense for the Successor period for the three and six months ended June 30, 2021 was $350,000 and $655,000, respectively. Depreciation expense for the Predecessor period for the three and six months ended June 30, 2020 was $249,000 and $486,000, respectively. In conjunction with the Business Combination, the basis of all property and equipment was recognized at fair value in purchase accounting.
Included within Leasehold improvements is approximately $2,165,000 and $103,000 as of June 30, 2021 and December 31, 2020 related to construction in progress. Such amounts are not depreciated until placed into service.
4. Intangible Assets
The following is a summary of the components of intangible assets and the related accumulated amortization.:

	June 30, 2021			December 31, 2020
Intangible Assets (in thousands)	Amount	Accumulated Amortization	Net Carrying Value	Amount	Accumulated Amortization	Net Carrying Value
Franchise agreements	$24,839	$1,922	$22,917	$24,839	$147	$24,692
Trade names / trademarks	83,060	1,499	81,561	83,033	115	82,918
Liquor license	235	—	235	235	—	235
Reef Kitchens license agreement	8,882	481	8,401	8,882	37	8,845
VegeFi product	135	7	128	135	1	134

	$117,151	$3,909	$113,242	$117,124	$300	$116,824

Liquor license is considered to have an indefinite life and is reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. No impairments were recognized for the six months ended June 30, 2021 and 2020.
Amortization expense for the Successor period for the three and six months ended June 30, 2021 was $1,821,000 and $3,624,000, respectively. Included within amortization expense is $7,500 and $15,000 for the three and six months ended June 30, 2021 related to the amortization of lease acquisition costs. The intangible assets for the Predecessor period from January 1, 2020 to June 30, 2020 were determined to be indefinite life intangibles. As such, no amortization expense was recognized for the three and six months ended June 30, 2020. The estimated aggregate amortization expense for intangible assets over the next five years ending December 31 and thereafter is as follows:

(in thousands)
Remainder of 2021	$3,609
2022	7,219
2023	7,219
2024	7,219
2025	7,219
2026 and thereafter	80,522

Total	$113,007

5. Business Combinations
On December 16, 2020, the Company consummated the Business Combination. This acquisition qualified as a business combination under ASC 805. Accordingly, the Company recorded all assets acquired and liabilities assumed at their acquisition-date fair values, with any excess recognized as goodwill. The aggregate value of the consideration paid by Opes in the Business Combination was approximately $236.9 million which included a) a cash payment of $30,000,000, b) the issuance of 6,603,773 common stock shares valued at approximately $103,680,000, and c) contingent earnout consideration (Contingent Consideration) valued at approximately $103,207,000.
The former members of BurgerFi may be entitled to additional shares of Common Stock if certain stock price targets are met by the Company (“Earnout Share Consideration”) on a
pro-rata
basis based on their
pre-closing
ownership percentages subject to the Company achieving certain share price targets through December 15, 2023. No such price targets were achieved during the six months ended June 30, 2021.
The allocation of the excess purchase price was based upon preliminary estimates and assumptions and is subject to revision when the Company receives final information. Accordingly, the measurement period for such purchase price allocations will end when the information, or the facts and circumstances, become available, but will not exceed twelve months from the date of acquisition.
The following table represents changes to goodwill from the initial purchase price allocation as of June 30, 2021:

(in thousands)
Goodwill as of December 31, 2020	$119,542
Adjustments	3,825
Goodwill as of June 30, 2021	$123,367
Adjustments to goodwill during the period ended June 30, 2021 were made to reflect the facts and circumstances in existence as of the Business Combination date and include updates to estimates of provisional amounts recorded as of the Business Combination date. The adjustments primarily related to updating the fair value recorded for a provisional estimate of lease guarantees provided by the Company. See Note 6. The adjustment resulted in an increase to goodwill and other liabilities on the accompanying condensed consolidated balance sheet.

6. Variable Interest Entities
The Company has evaluated its business relationships with franchisees to identify potential variable interest entities (“VIEs”). While the Company holds a variable interest in some of the franchised restaurants owned by an affiliated entity, the Company is not the primary beneficiary since it does not have the power to direct the activities of these franchised restaurants. As a result, the Company does not consolidate those VIEs.
The Company is a guarantor for six operating leases for those affiliated entities and an unrelated party. The Company may become responsible for the payments under its guarantee. The Company has determined that its maximum exposure to loss on the VIEs that it is not the primary beneficiary on that results from the lease guarantees amounts to approximately $5,847,000.
The Company recognized a liability of $3,306,000 for the estimated fair value of the lease guarantee as a provisional measurement period adjustment. The amount recorded represents the present value of estimated probable future payments for which the Company may be liable. Such amount has been included in other liabilities on the accompanying condensed consolidated balance sheet.
On April 23, 2018 (the “Takeover Date”), the Company entered into an asset purchase and management agreement (the “APM”) with a multiple unit franchisee. The Company had evaluated the franchisee which is a party to the APM for VIE accounting under ASC 810
“Consolidation” and had determined that the franchisee under the APM was a VIE and that the Company was the primary beneficiary, effective on the Takeover Date.
During 2020, the Company negotiated a release of the lien from the banks on the equipment in these restaurants and was able to have the leases on the restaurants assigned to BurgerFi and on December 31, 2020, BurgerFi discontinued the management of the two restaurants by termination of the APM and the franchise agreements. As a result of the discontinuation and termination of the APM, the franchisee was deconsolidated on December 31, 2020.
Net sales for the consolidated VIE for the for the Predecessor period for the three and six months ended June 30, 2020 were $831,000 and $1,696,000, respectively. Net loss and net income for the consolidated VIE for the Predecessor period for the three and six months ended June 30, 2020, respectively, were $3,000 and $22,000, respectively.
7. Related Party Transactions
The Company is affiliated with various entities through a significant shareholder. The accompanying condensed consolidated balance sheets reflect amounts related to periodic advances between the Company and these entities for working capital and other needs as due from related companies or due to related companies, as appropriate. The amounts due from related companies are not expected to be repaid within one year and accordingly, are classified as non-current
assets in the accompanying condensed consolidated balance sheets. These advances are unsecured and non-interest
bearing.
There were approximately $94,000 and $74,000 included as due from related companies in the condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020, respectively. There were no amounts due to related companies as of June 30, 2021 and December 31, 2020.
For the Successor period, for the three and six months ended due June 30, 2021, the Company received royalty revenue from franchisees related to a significant shareholder totaling approximately $191,000 and $288,000, respectively. For the Predecessor period, for the three and six months ended June 30, 2020, the Company received royalty revenue from franchisees related to a significant shareholder totaling approximately $182,000 and $291,000, respectively.
The Company leases building space for its corporate office from an entity related to a significant shareholder. This lease has a 36 month term, effective January 1, 2020. For the Successor period, for the three and six months ended June 30, 2021, rent expense was approximately $56,000 and $112,000, respectively. For the Predecessor period, for the three and six months ended June 30, 2020, rent expense was $40,000 and $80,000, respectively.

The Company leases building space for a restaurant located in Virginia from an entity (i) in which our Executive Chairman of the Board has a minority ownership interest, and (ii) which is managed by an entity in which our Executive Chairman has an indirect ownership interest. This lease, entered into on October 21, 2020, is for a
10-year
term effective on the earlier to occur of the date the tenant opened for business and 180 days from the date the landlord delivered possession of the premises to the tenant.
In April 2021, the Company entered into an independent contractor agreement with a corporation (the “Consultant”) for which the Chief Operating Officer of Lionheart Capital, LLC, an entity controlled by the Company’s Executive Chairman of the Board, serves as President. Pursuant to the terms of the agreement, the Consultant shall provide certain strategic advisory services to the Company in exchange for total annual cash compensation and expense reimbursements of $100,000, payable in twelve (12) equal monthly payments beginning in April 2021. The Consultant has also received an additional $29,166 of cash compensation for services provided in April 2021. Also, the Consultant received an award of 50,000 restricted stock units, which shall vest in five equal annual installments, subject to the Company achieving certain annual revenue targets starting in 2021.
8. Other Assets
Other assets consisted of the following (in thousands):

	June 30, 2021	December 31, 2020
Lease Acquisition Costs, net of accumulated amortization	$3	$18
Deposits and other non-current assets	256	233

Other assets	$259	$251

9. Commitments and Contingencies
Leases
The Company has entered into operating leases for its corporate headquarters and company owned and operated restaurants. For the Successor period, for the three and six months ended June 30, 2021, rent expense under these leases was approximately $891,000 and $1,732,000, respectively. For the Predecessor period, for the three and six months ended June 30, 2020, rent expense for these leases was approximately $689,000 and $1,316,000, respectively. These lease agreements expire on various dates through 2031 and have renewal options. Approximate future minimum payments on these operating leases as of June 30, 2021 are as follows (in thousands):

Remainder of 2021	$1,015
2022	3,936
2023	4,016
2024	3,855
2025	3,879
2026 and thereafter	30,713
Sale Commitment
In February 2020, the Company entered into an asset purchase agreement with an unrelated third party for the sale of substantially all of the assets used in connection with the operation of BF Dania Beach, LLC for an aggregate purchase price of $1,299,000. During January 2020 to April 2020, the Company received three cash deposits totaling $906,500 in connection with this transaction. The closing of this transaction has been delayed due additional negotiation that has been on-going
through the filing date of this report. In the event the transaction is terminated, the Company will begin operating the restaurant, and return the $906,500 to the unrelated third-party purchaser. Assets used in the operations of BF Dania Beach, LLC totaling $732,000 have been classified as held for sale as of June 30, 2021 and December 31, 2020 condensed consolidated balance sheet, respectively.

Contingencies
BurgerFi International, LLC filed a lawsuit against a franchisee and its principals seeking declaratory judgments and damages in an amount to be proven at trial for various breaches of the applicable franchise agreements resulting from the defendants’ closure of a restaurant, their failure to open a second restaurant, and their operational defaults at the closed restaurant. In April 2016, the defendants filed a counterclaim, asserting that they had no responsibility for their losses, and instead, alleged that the Company engaged in breach of contract, fraud, misrepresentation, conversion in connection with the operation of the restaurant, and various other allegations, seeking damages of over $5 million. The case is pending before the court. On December 30, 2016, the court stayed the case pending the resolution of bankruptcy filings made by some of the defendants. No further action has occurred. The Company cannot predict the outcome of the action at this time. As a result, the Company cannot reasonably estimate a range of loss for this action and accordingly has not accrued any liability associated with this action. The Company does not believe this claim will result in a material unfavorable outcome.
On December 1, 2019, a complaint was filed by a former officer of the Company (“Plaintiff”) against BurgerFi International, LLC for certain alleged breaches of an employment agreement. BurgerFi International, LLC filed a motion to dismiss the complaint on February 13, 2020. On May 20, 2020, the motion to dismiss was heard being granted in part and denied in part. The portion of the complaint not dismissed was answered by BurgerFi International, LLC with affirmative defenses raised on July 7, 2020. Plaintiff served various discovery requests (including notices of non-party
subpoenas) on July 9, 2020 as well as a motion to strike BurgerFi International, LLC’s affirmative defenses on July 16, 2020. BurgerFi International, LLC filed objections to the non-party
subpoenas on July 20, 2020. On September 11, 2020, a motion to dismiss was heard by the court and certain claims were dismissed. The complaint now involves claims for alleged Breach of Contract (Count I) and alleged Action for Equitable Relief Including an Accounting and Constructive Lien (Count II). Mediation was held on June 15, 2021, but the parties were not able to come to an agreement. The Company cannot predict the outcome of the action at this time. As a result, the Company cannot reasonably estimate a range of loss for this action and accordingly has not accrued any liability associated with this action. The Company does not believe this claim will result in a material unfavorable outcome.
On July 8, 2020, the Company received a letter from an attorney hired on behalf of a former employee of the Company. This former employee was terminated for cause on May 5, 2020. This letter claims that the former employee was terminated wrongfully by the Company. The Company has reported the claim to its insurance carrier and outside counsel has been retained. Our counsel sent a letter to this former employee’s attorney denying all claims and the parties met for mediation on September 4, 2020 but were unable to resolve this matter. On June 28, 2021, the Company was advised that this former employee filed suit, and on August 2, 2021, the Company accepted service of this lawsuit. The Company cannot predict the outcome of the action at this time. As a result, the Company cannot reasonably estimate a range of loss for this action and accordingly has not accrued any liability associated with this action. The Company does not believe this claim will result in a material unfavorable outcome.
On March 22, 2021, the Company received a letter from an attorney representing the franchisee that is in the process of purchasing a BurgerFi restaurant. The letter was sent in response to the Company’s demand letter to the franchisee requesting that he pays the balance of the purchase price and execute the franchise agreement that permits the operation of the restaurant. The franchisee has refused to do both and is now claiming that the purchase price was verbally lowered. In addition, the franchisee attorney’s letter claims that the Company owes his client monies resulting from the franchisees’ purchase of equipment in reliance on the Company’s supposed verbal representation to use the franchisees’ marketing services. The Company cannot predict the outcome of the action at this time. As a result, the Company cannot reasonably estimate a range of loss for this action and accordingly has not accrued any liability associated with this action. The Company does not believe this claim will result in a material unfavorable outcome.
In June 2021, the Company received a letter from a shareholder claiming a breach of a registration rights agreement. The shareholder claims that the Company violated the terms of the agreement and that this caused it to incur damages, including lost profits. The Company has denied any breach or liability. The Company intends to defend the case vigorously if a resolution cannot be reached and the shareholder initiates litigation. At this preliminary stage, it is difficult to provide an evaluation of the likelihood of an unfavorable outcome or a reasonable estimate of the amount or range of potential loss, and accordingly the Company has not accrued any liability associated with this action.

The Company is subject to other legal proceedings and claims that arise during the normal course of business. Management believes that any liability, in excess of applicable insurance coverages or accruals, which may result from these claims, would not be significant to the Company’s financial position or results of operations.
10. Line of Credit
The Company had a revolving line of credit agreement (“LOC”) of $5,000,000 with a maturity date of July 13, 2021. As of December 31, 2020, the outstanding balance on the revolving line credit was $3,012,000. In January 2021, the Company terminated the LOC and paid the total amount due of $3,012,000. The annual interest on advances under the LOC was equal to the LIBOR Daily Floating rate plus 0.75%.
11. Notes Payable
Notes Payable (in thousands)

	June 30, 2021	December 31, 2020
Paycheck Protection Program (“PPP”)	$—	$2,237
Installment note payable	524	555
Other notes payable - No recourse to the general credit of the Company	170	168

Total notes payable	694	2,960
Less: current portion	(73)	(1,438)

Total notes payable - long term portion	$621	$1,522

On May 11, 2020, the Company received loan proceeds in the amount of $2,237,000 under the Paycheck Protection Program (“PPP”). During the six months ended June 30, 2021, all PPP loans amounting to $2,237,000 were forgiven by the Small Business Administration (“SBA”). The SBA may undertake a review of a loan of any size during the six-year
period following forgiveness of the loan, however loans in excess of $2 million are subject to a mandatory audit. The audit will include the loan forgiveness application, as well as whether the Company met the eligibility requirements of the program and received the proper loan amount. The timing and outcome of any SBA review is not known.
The installment note payable relates to a note payable to an individual, issued in connection with the Company’s April 2020 acquisition of a franchised restaurant, monthly payments of $9,000 over a seven-year amortization including 7% interest, with a maturity date of June 1, 2024. The Other notes payable relates to an Economic Injury Disaster Loan (“EIDL”) from the Small Business Administration (“SBA”) and is primarily for one corporate owned restaurant.
12. Supplemental Disclosure of Noncash Activities
As noted in Note 5, during the six months ended June 30, 2021, the Company recorded certain adjustments to goodwill in the amount of $3,825,000 to update the estimates of provisional amounts recorded as of the Business Combination date.
13. Stockholders’ Equity
Common Stock
The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share.

At June 30, 2021 and December 31, 2020, there were 17,838,476 shares and 17,541,838 shares of common stock outstanding, respectively.

Preferred Stock
The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.
Warrants and Options
As of June 30, 2021, the Company had the following warrants and options outstanding:

•
15,063,900 warrants outstanding, each exercisable for one share of common stock at an exercise price of $11.50 including 11,468,900 in Public Warrants, 3,000,000 in Private Placement Warrants, 445,000 in Private Warrants and 150,000 in Working Capital Warrants. The Public Warrants expire in
December 2025
.

•
75,000 Unit Purchase Option “UPO” units that are exercisable for one share of common stock at an exercise price of $10.00 and warrants exercisable for one share of common stock at an exercise price of $
11.50
.

During the six months ended June 30, 2021, the Company exchanged 675,000 UPO units for 283,669 common shares in a cashless exercise and issued 7,969 shares in cashless warrant exercises.
Warrant Liability
The Company has certain warrants which include provisions that affect the settlement amount. Such variables are outside of those used to determine the fair value of a fixed-for-fixed
instrument, and as such, the warrants are accounted for as liabilities in accordance with ASC
815-40,
with changes in fair value included in the condensed consolidated statement of operations.
The liability classified warrants were priced using a Dynamic Black Scholes model. This process relies upon inputs such as shares outstanding, estimated stock prices, strike price, risk free interest rate and volatility assumptions. The warrant liability was $8,843,000 and $16,516,000 at June 30, 2021 and December 31, 2020, respectively. The change in value of warrant liability for the three and six months ended June 30, 2021 was $12,619,000, and $7,673,000, respectively and is recognized in the accompanying condensed consolidated statement of operations. There were no warrants outstanding in the Predecessor period.
The following is an analysis of changes in the warrant liability for the six months ended June 30, 2021:

(in thousands)	Level 3 (Black Scholes)
Liability at December 31, 2020	$16,516
Gain during the six months ended June 30, 2021	(7,673)

Liability at June 30, 2021	$8,843

The fair value of the warrants are determined using the publicly-traded price of our common stock on the valuation dates of $10.00 on June 30, 2021 and $13.69 on December 31, 2020. The fair value is calculated using the Black-Scholes option-pricing model. The Black-Scholes model requires us to make assumptions and judgments about the variables used in the calculation, including the expected term, expected volatility, risk-free interest rate, dividend rate and service period.
The fair value of private share warrants for the Successor period were estimated using a Dynamic Black Sholes model. This process relies upon inputs such as shares outstanding, estimated stock prices, strike price, risk free interest rate and volatility assumptions. The calculated warrant price for private warrants was $2.46 and $4.60 on June 30, 2021 and December 31, 2020, respectively.

The input variables for the Black Scholes are noted in the table below:

	2021	2020
Risk-free interest rate	0.76%	0.36%
Expected life in years	4.47	5
Expected volatility	34.3%	30.0%
Expected dividend yield	0%	0%
14. Share-based Compensation
The Company has the ability to grant stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and performance compensation awards to current or prospective employees, directors, officers, consultants or advisors under the Company’s 2020 Omnibus Equity Incentive Plan.
Restricted Stock Units
The following table summarizes activity of Restricted Stock Units during the six months ended June 30, 2021:

	Number of Restricted Stock Units	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2020	1,250,000	$15.28
Granted	1,105,700	$14.62
Vested	—
Forfeited	(145,600)	$14.10

Non-vested at June 30, 2021	2,210,100	$14.94

The grant date fair value of Restricted Stock Units that vested during the three and six months ended June 30, 2021 was $2,595,000 and $3,117,000, respectively, net of forfeitures. As of June 30, 2021, there was approximately $30,047,000 of total unrecognized compensation cost related to unvested restricted stock units or performance stock awards to be recognized over a weighted average period of
4-5
years.
The unrecognized portion of share-based compensation for unvested Market Condition restricted stock units (included in above) is approximately $2,649,000 over 2.60 years. As detailed below, the fair value of the Market Condition restricted stock units was determined using a Monte Carlo simulation model.
Performance Shares
The Company grants performance-based awards to certain officers and key employees and a consultant. The vesting of these awards is contingent upon meeting one or more defined operational or financial goals (a performance condition) or common stock share prices (a market condition).
The fair values of the performance condition awards granted were determined using the fair market value of the Company’s common stock on the date of grant. Share-based compensation expense recorded for performance condition awards is re-evaluated
at each reporting period based on the probability of the achievement of the goal. The achievement of certain goals was deemed probable as of June 30, 2021. Accordingly, the Company recognized share-based compensation expense of approximately $1,194,000 in relation to these awards during the three and six months ended June 30, 2021.
The fair value of market condition awards granted were estimated using the Monte Carlo simulation model. The Monte Carlo simulation model utilizes multiple input variables to estimate the probability that the market conditions will be achieved and is applied to the trading price of our common stock on the date of grant.

The input variables are noted in the table below:

	2021	2020
Risk-free interest rate	0.54%	0.18%
Expected life in years	4	3
Expected volatility	63.3%	65.9%
Expected dividend yield (a)	0%	0%

(a)	The Monte Carlo method assumes a reinvestment of dividends.
Share-based compensation expense is recorded ratably for market condition awards during the requisite service period and is not reversed, except for forfeitures, at the vesting date regardless of whether the market condition is met. During the three and six months ended June 30, 2021, $1,155,000, and $1,403,000, respectively, representing a fair value of $10.76 per share, was recognized ratably as share-based compensation expense for the market condition awards.
Service Condition Shares
The Company grants service-based awards to certain officers and key employees and a consultant. The vesting of these awards is contingent upon meeting the requisite service period.
The fair value of restricted stock unit awards is determined using the publicly-traded price of our common stock on the grant date. The fair value of restricted unit awards is calculated using the Black-Scholes option-pricing model. The Black-Scholes model requires us to make assumptions and judgments about the variables used in the calculation, including the expected term, expected volatility, risk-free interest rate, dividend rate and service period.
The following table summarizes activity of the restricted stock units by vesting condition during the six months ended June 30, 2021:

	Performance Condition		Service Condition		Market Condition
	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value	Shares	Weighted Average Grant Date Fair Value
Non-vested at December 31, 2020	950,000	$15.70	200,000	$15.70	100,000	$10.45
Granted	713,700	$16.15	52,000	$16.15	340,000	$11.17
Vested	—		—		—
Forfeited	(85,600)	$16.15	—		(60,000)	$11.17

Non-vested at June 30, 2021	1,578,100	$15.81	252,000	$15.79	380,000	$10.76

HOT AIR, INC. FINANCIAL STATEMENTS
Independent Auditor’s Report
Board of Directors
Hot Air, Inc. and Subsidiaries
Ft. Lauderdale, Florida
Opinion
We have audited the accompanying consolidated balance sheets of Hot Air, Inc. and Subsidiaries (the “Company”) as of January 4, 2021 and December 30, 2019, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the fiscal years then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of January 4, 2021 and December 30, 2019, and the results of its operations and its cash flows for the fiscal years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Emphasis of Matter
As described in Note 13 to the consolidated financial statements, the Company was materially impacted by the outbreak of a novel coronavirus
(COVID-19),
which was declared a global pandemic by the World Health Organization in March 2020. Our opinion is not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ BDO USA LLP
Fort Lauderdale, Florida
May 4, 2021

Hot Air, Inc. and Subsidiaries
Consolidated Balance Sheets

	January 4, 2021	December 30, 2019
Current assets
Cash and cash equivalents	$7,893,530	$2,097,001
Inventories	918,672	1,261,779
Prepaid and other current assets	2,496,976	3,098,718

Total current assets	11,309,178	6,457,498

Property and equipment, net (Note 3)	17,863,680	23,940,654
Other assets
Deposits	467,478	531,316
Intangible assets, net (Note 5)	69,855,587	76,911,304
Goodwill (Note 4)	48,399,240	48,399,240

Total other assets	118,722,305	125,841,860

Total assets	$147,895,163	$156,240,012

Current liabilities
Accounts payable and accrued expenses (Note 6)	$10,337,722	$15,633,841
Long term debt, current portion (Note 7)	—	3,254,000

Total current liabilities	10,337,722	18,887,841

Long term liabilities
Deferred rent	2,810,999	2,195,715
Accrued expenses	3,786,980	148,806
Deferred tax liability (Note 8)	6,485,689	6,997,202
Revolving line of credit (Note 7)	2,500,000	2,000,000
Related party note (Note 7)	10,000,000	—
Long term debt, less current portion (Note 7)	66,217,949	61,234,969

Total liabilities	102,139,339	91,464,533

Commitments and contingencies (Note 11)
Stockholders’ Equity
Common stock ($0.001, par value) 130,000 shares authorized; 116,596 shares issued and outstanding	117	117
Additional paid-in capital	125,434,892	123,800,337
Accumulated deficit	(79,679,185)	(59,024,975)

Total stockholders’ equity	45,755,824	64,775,479

Total liabilities and stockholders’ equity	$147,895,163	$156,240,012

The accompanying notes are an integral part of these consolidated financial statements.

Hot Air, Inc. and Subsidiaries
Consolidated Statements of Operations

	Year ended January 4, 2021	Year ended December 30, 2019
Restaurant sales, net	$107,159,709	$141,548,413

Cost of restaurant sales (exclusive of items shown separately below)
Food and beverage costs	26,395,626	34,620,837
Labor	31,861,272	46,653,981
Direct occupancy costs	11,183,818	11,991,684
Direct operating costs	25,023,965	24,990,546

Cost of restaurant sales (exclusive of items shown separately below)	94,464,681	118,257,048

General and administrative	10,181,438	13,008,162
Depreciation and amortization (Note 3 and 5)	13,392,550	13,474,354
Non-cash stock option expense (Note 9)	1,004,555	418,280

Pre-opening expenses	495,715	457,687
Store closure costs (Note 12)	3,436,057	4,646,941
Acquisition related costs	—	16,135
Goodwill impairment (Note 4)	—	35,081,176

Loss from operations	(15,815,287)	(43,811,370)

Other expenses
Other expenses	1,678,260	1,383,055
Interest expense	3,684,842	5,258,318

Loss before income taxes	(21,178,389)	(50,452,743)
Income tax benefit (Note 8)	524,179	4,787,407

Net loss	$(20,654,210)	$(45,665,336)

The accompanying notes are an integral part of these consolidated financial statements.

Hot Air, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 31, 2018	108,006	$108	$114,678,536	$(13,359,639)	$101,319,005
Capital contribution	5,042	5	5,081,444	—	5,081,449
Debt conversion to equity	3,662	4	3,622,077	—	3,622,081
Stock correction	(114)	—	—	—	—
Stock based compensation	—	—	418,280	—	418,280
Net loss	—	—	—	(45,665,336)	(45,665,336)

Balance at December 30, 2019	116,596	$117	$123,800,337	$(59,024,975)	$64,775,479
Capital contribution			630,000		630,000
Stock based compensation			1,004,555		1,004,555
Net loss	—	—	—	(20,654,210)	(20,654,210)

Balance at January 4, 2021	116,596	$117	$125,434,892	$(79,679,185)	$45,755,824

The accompanying notes are an integral part of these consolidated financial statements.

Hot Air, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	For the year ended January 4, 2021	For the year ended December 30, 2019
Cash flows from operating activities
Net loss	$(20,654,210)	$(45,665,336)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred tax benefit	(511,513)	(4,854,083)
Depreciation and amortization	13,392,550	13,474,354
Goodwill impairment	—	35,081,176
Amortization of deferred loan costs	245,857	277,449
Stock based compensation	1,004,555	418,280
Loss on disposal of property & equipment	2,225,495	3,136,798
(Increase) decrease in assets:
Inventories	343,107	198,628
Prepaid and other current assets	601,742	(939,843)
Deposits	63,838	(25,365)
Tenant/Lease Incentives (Landlord Contributions)	(158,687)	184,100
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(1,657,945)	194,801
Deferred rent liability	773,971	(449,489)

Net cash (used in) provided by operating activities	(4,331,240)	1,031,470

Cash flows from investing activities
Purchases of property and equipment	(2,277,965)	(5,419,789)
Purchases of licenses	(207,389)	—

Net cash used in investing activities	(2,485,354)	(5,419,789)

Cash flows from financing activities
Proceeds from revolving line of credit	500,000	6,000,000
Proceeds from promissory note	215,000	4,000,000
Proceeds from loan	12,323,337	265,692
Proceeds from PPP loan	10,000,000	—
Payments of loan	—	(2,109,139)
Payments of PPP loan	(10,000,000)	—
Payments of revolving line of credit	(813,500)	(9,054,565)
Equity contribution	630,000	5,081,448
Debt issuance costs	(241,714)	(279,761)

Net cash provided by financing activities	12,613,123	3,903,675

Net increase (decrease) in cash and cash equivalents	5,796,529	(484,644)
Cash and cash equivalents at the beginning of period	2,097,001	2,581,645

Cash and cash equivalents at the end of period	$7,893,530	$2,097,001

Non-cash investing and financing activities:
Debt conversion to equity	$—	$3,622,081
Supplement disclosure of cash flow information:
Cash paid during the year for interest	$2,075,680	$4,207,170
Cash paid for income taxes	30,913	88,697

The accompanying notes are an integral part of these consolidated financial statements.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

1. Description of Business and Basis of Presentation
Nature of Business
Hot Air, Inc. (the “Company”), through its subsidiaries, owns and operates casual dining pizza restaurants under the trade name Anthony’s Coal Fired Pizza. As of January 4, 2021, the Company had 60 restaurants open and operational in Florida, Delaware, Pennsylvania, New Jersey, New York, Massachusetts, Maryland, and Rhode Island. The Company has one additional restaurant where the lease has been executed and not yet opened.
The Company’s fiscal year ends on the Monday closest to December 31. The fiscal years ended January 4, 2021 (“Fiscal 2020”) and December 30, 2019 (“Fiscal 2019”), consisted of 53 and 52 weeks, respectively.

2.	Summary of Significant Accounting Policies
Principles of Consolidation
The wholly owned subsidiaries are accounted for under the consolidation method of accounting and have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Under this method, the subsidiaries’ balance sheets and results of operations are reflected within the Company’s consolidated financial statements. All intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. Amounts receivable from credit card companies are also considered cash equivalents because they are both short term and highly liquid in nature and are typically converted to cash within three days of the sales transaction.
Inventories
Inventories primarily consist of food and beverage. Inventories are accounted for at lower of cost or net realizable value using the first-in,
first-out
(“FIFO”) method. Spoilage is expensed as incurred.
Property and Equipment
Property and equipment are recorded at cost and is depreciated over the assets’ estimated useful life using the straight-line method. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset (generally up to ten years) or the term of the related lease. The estimated lives for kitchen equipment, furniture and fixtures, and vehicles range from five to seven years. The costs of repairs and maintenance are expensed when incurred, while expenditures for major betterments and additions are capitalized. Gains and or losses are recognized on disposals or sales.
Goodwill and Intangible Assets
The Company’s intangible assets consist of goodwill, indefinite-lived transferable alcoholic beverage licenses and definite-lived trade name/trademarks, above/below market leases, non-competition
agreements and proprietary processes. Definite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

or asset group may not be recoverable based on estimated undiscounted future cash flows. If impaired, the asset or asset group is written down to fair value based on discounted future cash flows. During 2020 and 2019, the Company had not identified any impairments attributed to definite- or indefinite-lived intangible assets. Amortization on definite-lived intangibles is recorded in amortization expenses in our consolidated statements of operations.
Goodwill and other indefinite-lived intangible assets are not amortized but are instead tested for impairment annually as of the first day of our fiscal fourth quarter or on an interim basis if events or changes in circumstances between annual tests indicate a potential impairment. First, we determine if, based on qualitative factors, it is more likely than not that an impairment exists. Factors considered include, but are not limited to historical financial performance, a significant decline in expected future cash flows, unanticipated competition, changes in management or key personnel, macroeconomic and industry conditions and the legal and regulatory environment. If the qualitative assessment indicates that it is more likely than not that an impairment exists, then a quantitative assessment is performed. The quantitative assessment requires an analysis of several best estimates and assumptions, including future sales and operating results and other factors that could affect fair value or otherwise indicate potential impairment.
In January 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update
(ASU) 2017-04,
Simplifying the Test for Goodwill Impairment
(ASU
2017-04),
which removes the second step of the goodwill impairment test that requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. During 2019, the Company early adopted ASU
2017-04.
During 2020 and 2019, the Company performed a quantitative assessment and determined that goodwill was partially impaired in 2019. Refer to Note 4 for further discussion.
Long-Lived Assets
The Company assesses the potential impairment of our long-lived assets on an annual basis or whenever events or changes in circumstances indicate the carrying value of the assets or asset group may not be recoverable. Factors considered include, but are not limited to, negative cash flow, significant underperformance relative to historical or projected future operating results, significant changes in the manner in which an asset is being used, an expectation that an asset will be disposed of significantly before the end of its previously estimated useful life and significant negative industry or economic trends. At any given time, we may be monitoring a small number of locations, and future impairment charges could be required if individual restaurant performance does not improve or we make the decision to close or relocate a restaurant. If such assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the assets exceeds the fair value. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the years ended January 4, 2021 and December 30, 2019, the Company decided to close restaurants in Illinois, New York, New Jersey and Massachusetts. Refer to Note 13 for additional discussion.
Revenue Recognition
The Company adopted FASB ASU
2014-09,
Revenue from Contracts with Customers
(ASC606) effective January 1, 2019 using the modified retrospective transition approach. This update provides a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of goods or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. This guidance did not provide a material impact on the recognition of revenue from our restaurants, which also includes gift card revenue.
Revenue from restaurant sales is recognized at the point of sale when the Company’s performance obligation has been completed and is presented net of discounts, coupons, employee meals and complimentary meals. Sales taxes that are collected and remitted to the appropriate taxing authority are excluded from revenue. We sell gift cards to our customers; these gift cards do not expire and do not incur a service fee on unused balances. Sales of gift cards to our customers are recorded as a contract liability in the accounts payable and accrued expenses on the consolidated balance sheets. Discounts on gift cards sold to customers are recorded as a reduction to contract liability and are recognized as a reduction to revenue over a period that approximates redemption patterns. The portion of gift cards sold to

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

customers that are never redeemed is commonly referred to as gift card breakage. Under ASC 606, we recognize gift card breakage revenue in proportion to the pattern of gift card redemptions exercised by customers, using an estimated breakage rate based on historical experience. The Company recognized approximately $245,000 and $744,000 in breakage revenue for the fiscal years ended January 4, 2021 and December 30, 2019, respectively.
Presentation of Sales Tax
The Company collects sales tax from guests and remits the entire amount to the respective states. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of sales. Sales tax payable amounted to approximately $704,000 and $903,000 as of January 4, 2021 and December 30, 2019, respectively, and is presented in accrued expenses in the consolidated balance sheets.
Advertising Costs
Advertising costs are expensed as incurred. Advertising costs for the periods ended January 4, 2021 and December 30, 2019 were approximately $1,494,000 and $647,000, respectively, and are included in general and administrative costs.
Pre-opening
Costs
The Company follows Accounting Standards Codification (ASC) Topic
720-15,
Start-up
Costs
, (“ASC
720-15”)
which provides guidance on the financial reporting of
start-up
costs and organization costs. In accordance with ASC
720-15,
costs of
pre-opening
activities and organization costs are expensed as incurred. Such expenses include rent incurred prior to restaurant opening, training costs, public relations, opening supplies, and other miscellaneous expenses.
Operating Leases
The Company accounts for rent expense for its operating leases on the straight-line basis in accordance with ASC Topic 840,
Leases
, (“ASC 840”). The Company leases restaurant locations that have terms expiring between April 2021 and July 2031. The initial obligation period is generally between 5 and 15 years. The term of the lease does not include unexercised option periods. The restaurant facilities primarily have renewal clauses of 5 or 10 years, exercisable at the option of the Company. The Company does not have enough history to include renewal options in its deferred rent calculation.
Most lease agreements contain one or more of the following: tenant improvement allowances, rent holidays, rent escalation clauses and/or contingent rent provisions. The Company includes scheduled rent escalation clauses for the purpose of recognizing straight-line rent. Certain of these leases also require the payment of contingent rentals based on a percentage of gross revenues, which are accounted for when the contingency is resolved or becomes probable.
Rent is recognized on the straight-line basis from the initial obligation, including the impact of rent escalation clauses. The Company expenses rental costs incurred during the build-out
period in accordance with ASC 840. Rent expense incurred from the initial date of obligation through the date the restaurant opens is included in pre-opening
expenses. Certain restaurant leases required the Company to
buy-out
the prior tenants and or contained tenant improvement allowances. The buy-out
expenses and tenant allowances are amortized over the term of the leases, excluding options for renewal. At January 4, 2021 and December 30, 2019, there were no un-amortized
prepaid lease buyouts. Total
un-amortized
deferred tenant allowances were approximately $697,000 and $856,000 at January 4, 2021 and December 30, 2019, respectively. Total un-amortized
deferred rent related to escalation clauses and rent holidays was approximately $2,114,000 and $1,340,000 as of January 4, 2021 and December 30, 2019, respectively. The unamortized deferred tenant allowances and deferred rent are presented in deferred rent on the consolidated balance sheets.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

In April 2020, the staff of the FASB issued a
question-and-answer
document that stated that entities may elect to account for lease concessions related to the effects of the
COVID-19
pandemic as though the rights and obligations for those concessions existed as of the commencement of the contract rather than as a lease modification. Lessees may make the election for any lessor-provided lease concession related to the impact of the
COVID-19
pandemic as long as the concession does not result in a substantial increase in the rights of the lessor or in the obligations of the lessee. The Company has made such election and has not accounted for the concessions as lease modifications.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains cash balances that are at times in excess of the FDIC insurance limits, which amount to $250,000 per depositor at each financial institution. The Company’s deposit in excess of federally insured limits at January 4, 2021 and December 30, 2019 amounted to $7,643,530 and $1,847,001, respectively.
Income Tax
The Company is a corporation subject to tax. The Company records income taxes using the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial statement and income tax basis of the Company’s assets and liabilities. Income taxes are estimated in each of the jurisdictions in which the Company operates. This process involves estimating the tax exposure together with assessing temporary differences resulting from differing treatment of items, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheets. The recording of a net deferred tax asset assumes the realization of such asset in the future. Otherwise, a valuation allowance must be recorded to reduce this asset to its net realizable value. Management considers future pretax income and ongoing prudent and feasible tax planning strategies in assessing the net realizable value of tax assets and the need for such a valuation allowance. In the event that management determines that the Company may not be able to realize all or part of a net deferred tax asset in the future, a valuation allowance for the deferred tax asset is charged against income in the period such determination is made.
ASC Topic 740,
Income Taxes
, clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance requires that the Company determine the existence of any significant uncertain tax positions requiring recognition in the Company’s tax return. The Company’s federal and state income tax returns are generally subject to examination by taxing authorities for three years after the returns are filed, and the Company’s federal and state income tax returns for 2017, 2018 and 2019 remain open to examination.
Fair Value of Financial Instruments
The Company’s financial instruments consist primarily of cash and cash equivalents, credit card receivables included in prepaid and other current assets, accounts payable and accrued expenses, revolving line of credit, and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to short-term maturities or recent agreement date and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.
The Company complies with ASC Topic
820-10,
Fair Value Measurement and Disclosures
, (“ASC
820-10”)
for financial assets and liabilities, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. FASB ASC
820-10
establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of inputs that is significant to the fair value calculation.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

The three-Ievel hierarchy for fair value measurements is defined as follows:

•	Level 1 –Quoted prices for identical assets or liabilities in active markets;

•
Level 2 – Observable inputs other than quoted markets classified as Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data;

•
Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The Company had no level 1, 2, or 3 financial instruments for the years ended January 4, 2021 and December 31, 2019.
Recent Accounting Pronouncements Not Yet Adopted
Leases
In February 2016, the FASB issued ASU
2016-02,
Leases
(Topic 842). This ASU requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset for the lease term and a liability to make lease payments. For leases with a lease term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize a right-of-use
asset or lease liability. A lessee making this accounting policy election would recognize lease expense over the term of the lease, generally in a straight-line pattern. On April 8, 2020, the FASB voted to defer the effective date for ASC 842 for one year. For private companies, the leasing standard will be effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. In transition, a lessee and a lessor will recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients. These practical expedients relate to identifying and classifying leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. ASU
2018-11
was issued in June 2018 that also permits entities to choose to initially apply ASU
2016-02
at the adoption date and recognize a cumulative-effect adjustment to the opening balance of net assets in the period of adoption. Management is currently evaluating the impact of this ASU on its consolidated financial statements.
Credit Losses
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments – Credit Losses
(Topic 326). The ASU changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model. Entities will be required to estimate credit losses over the entire contractual term of an instrument. The ASU includes financial assets recorded at amortized cost basis such as loan receivables, trade and certain other receivables as well as certain off-balance
sheet credit exposures such as loan commitments and financial guarantees. The ASU does not apply to financial assets measured at fair value, and loans and receivables between entities under common control. The ASU is effective for fiscal years beginning after December 15, 2022. Early adoption may be selected for fiscal years beginning after December 15, 2018. An entity must apply the amendments in the ASU through a cumulative-effect adjustment to net assets as of the beginning of the first reporting period in which the guidance is effective except for certain exclusions. Management is currently evaluating the impact of this ASU on its financial statements.
Income Taxes
In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU)
No. 2019-12,
Simplifying the Accounting for Income Taxes (Topic 740). Among other things, the amendment removes the year-to-date
loss limitation in interim-period tax accounting and requires entities to reflect the effect of an enacted change in tax laws in the interim period that includes the enactment date of the new legislation. It also

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

reduces complexity in certain areas, including the accounting for transactions that result in a step-up
in the tax basis of goodwill and allocating taxes to members of a consolidated group. The standard is effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this update on its consolidated financial position, results of operations, and cash flows.
3. Property and Equipment
Property and equipment consisted of the following:

	January 4, 2021	December 30, 2019	Estimated useful lives
			The lesser of the term or
Leasehold improvements	$28,079,613	$30,370,357	5-10 years
Furniture, fixtures and equipment	10,041,985	9,891,659	5-7 years
Kitchen equipment	9,449,959	9,377,550	7 years
Vehicles	49,406	49,406	5 years
Construction in progress	421,102	1,013,379

Total property and equipment before depreciation and amortization	48,042,065	50,702,351

Less: accumulated depreciation and amortization	(30,178,385)	(26,761,697)

Property and equipment, net	$17,863,680	$23,940,654

Depreciation and amortization expense on property and equipment was $6,397,379 and $6,611,167 for the periods ended January 4, 2021 and December 30, 2019, respectively.
4. Goodwill
The Company is required to review goodwill for impairment annually or more frequently when events and circumstances indicate that the carrying amount may be impaired. If the determined fair value of goodwill is less than the related carrying amount, an impairment loss is recognized. The Company performs its annual impairment assessment annually as of the first day of its fiscal fourth quarter or on an interim basis if events or changes in circumstances between annual tests indicate a potential impairment.
The Company’s annual goodwill impairment assessment at September 30, 2020 was performed using a quantitative assessment. Step one of the impairment test was based upon a comparison of the carrying value of net assets, including goodwill balances, to the fair value of net assets. Fair value was measured using a discounted cash flow model approach and a market approach. The Company evaluated all methods to ensure reasonably consistent results. Additionally, the Company evaluated the key input factors in the models used to determine whether a moderate change in any input factor or combination of factors would significantly change the results of the tests. In the fourth quarter of 2019, the Company recorded an impairment charge of $35.1 million, which represented the excess of the Company’s carrying value at September 30, 2019. No impairment was recorded in 2020.

Year Ended	January 4, 2021	December 30, 2019
Goodwill, beginning of period	$48,399,240	$83,480,416
Impairment charge	—	(35,081,176)

Goodwill, end of period	$48,399,240	$48,399,240

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

5. Intangible Assets
The Company has identified several intangible assets, including a trade name, proprietary processes, liquor licenses, agreements not to compete and above/below market leases in place. The trade name is being amortized over a period of 15 years; the liquor licenses, to the extent they do not expire, are considered indefinite lived and are not amortized; the proprietary processes are being amortized between 7 and 10 years; the non-competition
agreements are being amortized over 5 years; and the above/below market leases are being amortized over the remaining lease terms, not to exceed 10 years. Included in intangible assets are liquor licenses, which primarily consist of costs associated with obtaining liquor licenses.
The carrying value and accumulated amortization of identifiable intangible assets are as follows:

	January 4, 2021	December 30, 2019
Identifiable intangible assets:
Trade name	$91,075,000	$91,075,000
Liquor licenses	6,618,992	6,679,539
Proprietary processes	3,980,000	3,980,000
Lease valuations	1,435,194	1,435,194
Non-competition agreements	1,250,000	1,250,000

Identifiable intangible assets	104,359,186	104,419,733
Less: Accumulated amortization	(34,503,599)	(27,508,429)

Intangible assets, net	$69,855,587	$76,911,304

The table below summarizes the expected annual amortization expense for the identifiable intangible assets, excluding the liquor licenses, which have an indefinite life for each of the next five fiscal years and thereafter:

January 3, 2022	$6,608,379
January 2, 2023	6,613,186
January 1, 2024	6,613,186
December 30, 2024	6,613,186
December 29, 2025	6,613,186
Thereafter	30,175,472

Total	$63,236,595

6. Accounts Payable and Accrued Expenses
The significant components of accounts payable and accrued expenses are as follows:

	January 4, 2021	December 30, 2019
General accounts payable and accrued expenses	$6,928,174	$10,430,723
Accrued payroll	1,799,154	3,456,611
Accrued gift certificates	1,610,394	1,746,507

Total accounts payable and accrued expenses, current	$10,337,722	$15,633,841

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

7. Long-Term Debt
On December 15, 2015, Plastic Tripod Inc., a subsidiary of the Company, entered into a loan agreement (“Credit Agreement”) with a syndicate of commercial banks to provide the Company with up to $80 million in financing, $70 Million was structured as a term loan and $10 million was in the form of a revolver (line of credit). The outstanding debt is as follows:
On March 29, 2019 the Company entered into the Third Amended and Restated Loan Agreement which amends and restates the Second Amended and Restated Loan Agreement entered on March 9, 2018. In September 2019, the Company failed to comply with certain covenants and on October 30, 2019, the Company entered into a Fourth Amended and Restated Loan Agreement, which amends and restates the Third Amended and Restated Loan Agreement. The Fourth Amended and Restated Loan Agreement, which terminates on June 15, 2022, provides the Company with up to $75 million in financing structured as $70 million term loan and $5 million in the form a revolving loan commitment. The Company determined that the amendment represents a debt modification in accordance with ASC
470-50,
Debt: Modifications and Extinguishments,
as the changes to the provisions were not considered substantial.

	January 4, 2021	December 30, 2019
Term Loan	$66,592,767	$65,082,929

Non-interest bearing Related Party Note	10,000,000	—
Revolving line of credit	2,500,000	2,000,000
Promissory note	215,000	—

Total debt before deferred loan costs	79,307,767	67,082,929
Less: deferred loan costs, net of amortization	(589,818)	(593,961)

Total debt, net	78,717,949	66,488,969
Less: current portion	—	3,254,000

Long term debt, non-current portion	$78,717,949	$63,234,969

In March 2020, the Company failed to comply with certain covenants related to the Company’s financial difficulties, and on March 25, 2020, the Company entered into a Forbearance Agreement and Fifth Amended and Restated Loan Agreement (the “New Credit Agreement”), which amends and restates the Fourth Amended and Restated Loan Agreement. The New Credit Agreement, which terminates on June 15, 2023, provides the Company with Lender financing structured as a $70 million term loan and a $5 million revolving loan, and establishes a $10,000,000 delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) provided by CP7 Warming Bag, L.P., a related party and a stockholder, of which $5,000,000 of such facility was funded to the Borrower on March 25, 2020, and the remaining $5,000,000 was funded to the Borrower on August 17, 2020. The Delayed Draw Term Loan is a
non-interest
bearing loan which matures on June 15, 2023. The Forbearance Period is the earlier of March 31, 2021, the lender’s failure to fund the Delayed Draw Term Loan, or a breach of the agreement.
The terms of the New Credit Agreement extended the maturity date of the term loan to June 15, 2023 and requires the Company to repay the principal of the term loan in five quarterly installments commencing on March 31, 2022 with the balance due at the maturity date. The principal amount of revolving loans is due and payable in full on the maturity date. The loan and revolving line of credit are secured by substantially all of the Company’s assets. The loan incurs interest on outstanding amounts from the date thereof through the date of repayment as follows: (i) (A) if a base rate loan (including a base rate loan referencing the LIBOR Index Rate), the base rate plus the Applicable Margin or (B)

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

if an adjusted LIBOR Rate Loan, the adjusted LIBOR Rate plus the Applicable Margin; and (ii) in case of swingline loans, at the swingline rates. Interest rates for the revolver and term loan outstanding as of January 4, 2021 and December 30, 2019 were 4.50% and 5.94%, respectively. The Company may elect Paid In Kind Interest (PIK interest) to the term loan principal from March 31, 2020 to September 30, 2020; thereafter, interest may be paid as cash, or 50% cash/50% PIK interest until maturity of the loan. The Company elected PIK interest on March 31, 2020 and continued until October 31, 2020 when they began paying 50% cash interest/50% PIK interest. At January 4, 2021, PIK interest amounted to $2,335,522 and is included in the Term Loan balance in the table above.
The Company is subject to certain financial covenants under the Forbearance Agreement which requires the Company to maintain (i) Minimum liquidity of $1 million, (ii) Gross Sales in excess of $15.3M for the third quarter 2020 and $41.7 million for the third and fourth quarter 2020, (iii) Operating no fewer than 43 locations. After the Forbearance Period ends, the New Credit Agreement requires the Company to maintain a (i) “Senior Lease-Adjusted Leverage Ratio” and (ii) “Fixed Charge Coverage Ratio” as well as customary events of default that, if triggered, could result in acceleration of the maturity of the New Credit Agreement.
On March 30, 2020, the Company entered into the Sixth Amended and Restated Loan Agreement which amends and restates the Fifth Amended and Restated Loan Agreement. This Amendment is a “technical amendment” correcting the agreement to state that PIK Interest is to be added to the principal of the term loan.
On April 21, 2020 and on May 19, 2020, the Company entered into the Seventh Amended and Restated Loan Agreement and the Eighth Amended and Restated Loan Agreement, which permitted the Company to incur Indebtedness pursuant to the federal Paycheck Protection Program (“PPP”). The Company applied for and received $10 million PPP loan. The Company returned full amount of $10 million PPP loan before the year ended January 4, 2021.
In December 2020, the Company acknowledged failure to comply with certain requirements of the Forbearance Agreement. On December 17, 2020, the Lenders agreed to waive noncompliance under the Forbearance Agreement upon receipt of an equity contribution of $630,000 and reimbursement to the Lender for invoiced fees and expenses incurred. The $630,000 equity contribution was funded by a related party to the Company on December 21, 2020, and all invoiced fees and expenses incurred in connection with the Agreement were paid on this date.
The following table represents the future annual obligations under the term loan and revolving line of credit at January 4, 2021, for each fiscal year ended:

January 3, 2022	$—
January 2, 2023	3,254,000
January 1, 2024	75,838,767

Total	$79,092,767

The deferred loan cost amortization was approximately $246,000 and $277,000 for the periods ended January 4, 2021 and December 30, 2019 and is included in interest expense in the accompanying consolidated statements of operations.
In March 2021, the Company entered into the 9th Amended and Restated Loan Agreement which amends and restates the Eighth Amended and Restated Loan Agreement and terminates the forbearance period. Under this Amendment, the Company is required to initiate payments of principal in 2022.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

8.	Income Taxes
Income tax expense (benefit) consists of the following:

	January 4, 2021	December 30, 2019
Current
Federal	$(31,277)	$—
State	18,612	141,418

Total Current	(12,665)	141,418

Deferred
Federal	(309,513)	(4,525,824)
State	(202,001)	(403,001)

Total Deferred	(511,514)	(4,928,825)

Total Benefit from Income Taxes	$(524,179)	$(4,787,407)

Significant components of the Company’s deferred tax assets and liabilities relate to accruals, net operating loss carryforwards, FICA tip credit carryforwards, depreciation and amortization, disallowed interest expense, and nondeductible reserves. The difference between the statutory and effective tax rates is primarily a result of valuation allowance, FICA tip credit, and deferred basis adjustments.
A summary of the Company’s net deferred tax (liabilities) assets is as follows:

	January 4, 2021	December 30, 2019
Tradename	$(14,596,950)	$(16,169,575)
Depreciation and amortization	—	(1,508,948)
Other miscellaneous tax liabilities	(6,336,974)	(5,397,075)

Deferred tax liabilities	(20,933,924)	(23,075,598)
Net operating loss carryforwards	6,895,374	5,622,117
FICA tip credit carryforwards	7,991,121	7,296,549
Interest Expense	2,627,567	1,300,166
Depreciation and amortization	1,000,794	—
Other miscellaneous tax assets	2,721,224	1,859,564

Deferred tax assets	21,236,080	16,078,396

Valuation allowance	(6,787,845)	—

Deferred tax liabilities, net	$(6,485,689)	$(6,997,202)

The Company files a U.S. federal and various state income tax returns. As of January 4, 2021, the Company has recorded a net operating loss deferred tax asset of $6,895,374, reflecting the benefit of federal and state loss carryforwards of $5,852,346 and $1,043,028, respectively. Federal net operating losses from years prior to January 1, 2018 will begin to expire in 2032 through 2038 while net operating losses created after January 1, 2018 do not expire. In addition, the Company has recorded a deferred tax asset of $7,991,121 at January 4, 2021 reflecting the benefit of FICA tip credit carryforwards.
ASC 740 requires a valuation allowance to reduce deferred tax assets if, based on the weight of both positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has established a valuation allowance due to uncertainties regarding the realization of deferred tax assets based on a lack of earnings history. The total valuation allowance recognized as of January 4, 2021 is $6,787,845.
The Company evaluates any uncertain tax positions and recognizes the tax benefit from an uncertain tax position if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50 percent likelihood of being realized upon settlement.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

Any change in judgment related to the expected resolution of uncertain tax positions is recognized in earnings in the period in which such change occurs. As of January 4, 2021, the Company reserved $341,250 for an uncertain tax position related to a correction of net operating loss carryforward from the 2016 federal tax return. This reserve is included in the deferred tax liability on the consolidated balance sheets as of January 4, 2021. Interest and penalties incurred during 2020 and 2019 were immaterial.
On March 27, 2020, President Trump signed into law the CARES Act. The legislation enacts various measures to assist companies affected by the
COVID-19
pandemic. Key income
tax-related
provisions of the bill include temporary modifications to net operating loss utilization and carryback limitations, allowance of refundable alternative minimum tax credits, reduced limitation of charitable contributions, reduced limitation of business interest expense, and technical corrections to depreciation of qualified improvement property.
The Company continues to evaluate the impact from the passage of the CARES Act in the financial statements as of January 4, 2021. The Company utilized deferred payments of payroll tax which amounted to accrual of $1.6 million as of January 4, 2021. Other new tax regulations under the CARES Act do not have a material impact on the financial statements. The Company has also reviewed the effects of the Act in determining the realizability of its deferred tax assets and did not change its conclusion that a valuation allowance is needed.
On December 27, 2020, President Trump signed into law the Consolidated Appropriations Act, an omnibus spending bill that includes an array of COVID-related tax relief for individuals and businesses. The tax-related
measures contained in the Act revise and expand provisions enacted earlier in the year by the Families First Coronavirus Response Act and the CARES Act. The Act also extends a number of expiring tax provisions. Additionally, the Act provides for a 100% deduction for certain business meals incurred in calendar years 2021 and 2022, which are currently deductible at 50% for years ending December 31, 2020. The Company determined that income tax effects related to the passage of the Consolidated Appropriations Act were not material to the financial statements for the year ended January 4, 2021.

9.	Stock Based Compensation
On December 15, 2015, the Company formed the Hot Air, Inc. 2016 Stock Option Plan (the “Option Plan”). The Option Plan provides for the issuance of incentive or non-qualified
stock options, subject to the terms and conditions of the Option Plan, to directors, consultants and employees of the Company. The exercise price of the options will not be less than (in the case of incentive stock options not less than 110%) of the fair value of the common stock at the date of grant, with a term not to exceed 10 years. Upon the occurrence of an event of change in control, the Board may, in its sole discretion, terminate all outstanding and unexercised stock options.
During the year ended January 4, 2021, the Company granted a total of 24,196 stock options, which were subject to vesting based on the passage of time (“time-based option”). During the year ended December 30, 2019, the Company granted a total of 3,736 stock options.
One-half
of the options is subject to vesting based on passage of time, and one-half
of the options is subject to vesting based on the achievement of performance objectives (“performance-based option”). Time-based options vest over 4 years. In the event of change in control, all unvested time-based options immediately vest and become vested options as of immediately prior to change in control and all performance-based options vest and become exercisable upon a Realization Event, such as a change in control, subject to the achievement of internal rate of return specified by the Option Plan.
The following is a summary of activity in the Company’s stock option plan for the year ended January 4, 2021:

	Number of options	Weighted average exercise price		Weighted average remaining contractual life (in years)	Average intrinsic value
Options outstanding, beginning of the year	16,664		$1,000	7.85	—
Options granted in 2020	24,196		$500	3.16
Options exercised	—	$		—
Options forfeited	(10,366)	$		—
Change in Weighted average remaining contractual life due to more options issued				(6.3)

Options outstanding, end of year	30,494		$571	4.71

Exercisable, end of year	5,579		$708

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

The fair value of 2020 grants was estimated on the date of the grant and amounted to approximately $159 per share. The Company applied the Black-Scholes method using the following assumptions:

Expected dividend yield	—
Expected stock price volatility	83.2%
Risk-free interest rate	0.19%
Time until expiration (in years)	2.25
The following is a summary of activity in the Company’s stock option plan for the year ended December 30, 2019:

	Number of options	Weighted average exercise price		Weighted average remaining contractual life (in years)	Average intrinsic value
Options outstanding, beginning of the year	14,850		$1,000	8.34	—
Options granted in 2019	3,736		$1,000	2.03
Options exercised	—	$		—
Options forfeited	(1,922)	$		—
Change in Weighted average remaining contractual life due to more options issued				(2.52)

Options outstanding, end of year	16,664		$1,000	7.85

Exercisable, end of year	3,689		$1,000

The fair value of these grants was estimated on the date of the grant and amounted to approximately $495 per share. The Company applied the Black-Scholes method using the following assumptions:

Expected dividend yield	—
Expected stock price volatility	41.00%
Risk-free interest rate	2.28%
Time until expiration (in years)	10.00
The Company recorded $1,004,555 and $418,280, net of forfeitures amounting to $115,263 and $224,891, in compensation expense in relation to options granted during the periods ended January 4, 2021 and December 30, 2019, respectively. The following table represents the future stock-based compensation expense for each of the following years:

January 3, 2022	$1,518,616
January 2, 2023	1,046,424
January 1, 2024	912,466
December 30, 2024	791,009

Total	$4,268,515

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

10.	Related Party Transactions
On December 15, 2015, ACFP Management, Inc., a subsidiary, Catterton Management Company, LLC, related party and an affiliate, Quilvest USA, Inc., and ACFP Investors Inc., management companies, entered into a Monitoring Agreement. The services include, but are not limited to, management, finance, marketing, operational and strategic planning, relationship access and corporate development for the Company and its subsidiaries. The annual management fee pursuant to this agreement amounts to $750,000, plus expenses and is included in other expenses in the accompanying consolidated statements of operations. On March 31, 2020 the agreement with Quilvest USA, Inc. was terminated, lowering the annual management fee to $660,000, plus expenses per year. Total of $682,500 and $750,000 of management fees was recorded for the years ended January 4, 2021 and December 30, 2019, respectively. At January 4, 2021 and December 30, 2019, the Company accrued approx. $2.9 million and $2.3 million, respectively, in management fees to related parties which are included on the balance sheets in long-term accrued expenses in 2020 and current liabilities in 2019.
On December 21, 2017 and March 9, 2018, the Company received an advance from CP7 Warming Bag, L.P., a related party, in the amount of $320,583 and $2,545,111, respectively. The unpaid principal amount including unpaid interest of the advance bear annual interest per the applicable base rate in the agreements. On October 30, 2019, the related party agreed to exchange the principal and accrued interest of $3,622,081 into 8,704 shares of common stock.
The Company leases a South Fort Lauderdale restaurant from the Founder and Director pursuant to a lease agreement dated February 2, 2002, and Amendment to lease agreement dated June 22, 2012. Payments under this lease totaled approximately $166,358 during the year ended January 4, 2021 and $156,416 during the year ended December 30, 2019.

11.	Commitments and Contingencies
Operating Leases
The Company leases restaurants under operating leases that have terms expiring between December 2019 and June 2031. The initial obligation period is generally between 5 and 15 years. The term of the lease is considered its initial obligation period, which does not include unexercised option periods. The restaurant facilities primarily have renewal clauses of 5 or 10 years, exercisable at the option of the Company. Certain leases require the payment of contingent rentals based on percentage of gross revenue. Certain leases may also include rent escalation clauses based on a fixed rate or adjustable terms such as the Consumer Price Index.
Future minimum lease payments on operating lease obligations for each of the following five fiscal years and thereafter are as follows:

January 3, 2022	$8,952,594
January 2, 2023	8,049,701
January 1, 2024	7,109,855
December 30, 2024	5,466,218
December 29, 2025	3,924,123
Thereafter	7,267,179

Total	$40,769,670

Manager Incentive Plan
The Company established a Manager Incentive Plan (the “Incentive Plan”) in order to reward certain restaurant managers. A committee, comprised of three officers of the Company, has the responsibility and authority for administering the Incentive Plan and determines the managers eligible to participate in the Incentive Plan (the “Participants”) based on certain criteria indicated in the Incentive Plan. The manager incentive award is equal to the average of the annual bonuses earned by a Participant during the period specified in the Incentive Plan, multiplied by two. The manager incentive award is subject to forfeiture, upon the Participant’s termination of employment prior to the end of the performance period and commencement of pay-out.
The award is payable over a three-year period after a participant’s award vests. For the periods ended January 4, 2021 and December 30, 2019, the compensation expense recorded was approximately $84,000 and $76,000, respectively. This plan has been officially amended to provide that no new participants can become eligible to the plan as of February 2018.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

Major Concentrations
For the periods ended January 4, 2021 and December 30, 2019, three suppliers represented approximately 37.9% and 36.7% of the Company’s purchases.
General
In the ordinary course of conducting its business, the Company may become involved in various legal actions and other claims. Litigation is subject to many uncertainties and management may be unable to accurately predict the outcome of individual litigated matters. Some of these matters may possibly be decided unfavorably towards the Company. The Company intends to vigorously defend all matters and does not believe any reserves for these matters need to be established for any of the periods presented.

12.	Store Closure Costs
The Company evaluates the performance of restaurants on an ongoing basis including an assessment of the current and future operating results of the restaurant in relation to its cash flow and future occupancy costs. Based upon these evaluations, management may choose not to open a location or close a restaurant.
During the periods ended January 4, 2021 and December 30, 2019, the Company closed under-performing restaurant in 4 locations in NY, 1 location in Massachusetts and 1 location in New Jersey in 2020 and 3 locations in Illinois and 1 locations in Massachusetts in 2019. Costs associated with store closures consists of asset disposals, severance for employees, costs to vacate and lease termination costs. These costs were recorded in store closure costs on the consolidated statement of operations as follows:

	Year ended
	January 4, 2021	December 30, 2019
Restaurant Closure	$3,332,640	$3,361,740
Terminated leases	103,417	1,285,201

	$3,436,057	$4,646,941

13.	Impact of COVID-19 and Liquidity
In March 2020, the World Health Organization declared the novel coronavirus 2019
(COVID-19) a
pandemic and the United States declared it a National Public Health Emergency, which has resulted in a significant reduction in revenue at the Company’s restaurants due to mandatory restaurant closures, capacity limitations, social distancing guidelines or other restrictions mandated by governments across the world, including federal, state and local governments in the United States. As a result of these developments, the Company experienced a negative impact on its revenues, results of operations and cash flows.
In response to the business disruption caused by the
COVID-19
outbreak, the Company has taken the following actions, which management expects will enable it to meet its obligations over the next twelve months from the date of this report.
Operating Initiatives
- Due to the government mandates regarding limiting or prohibiting in-restaurant
dining due to
COVID-19,
the Company is leveraging a reduction in menu offerings and an enhanced contactless business model to sustain revenue in restaurants that have open dining rooms or in markets where take-out
and delivery sales are sufficient to cover the costs of management staffing those locations. As of January 4, 2021, 60 of the 60 owned and operated restaurants were open for dine-in
service. There were no government mandated restrictions on capacity for the Company’s 28 restaurant locations in Florida but the Company chose to space its tables approximately six feet apart which impact capacity at these locations. For each of the 32 restaurant locations outside of Florida, the Company

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements

continued to adhere to state mandated level capacity restrictions. During 2020, the Company permanently closed six locations in New York and New Jersey that had previously been temporarily closed and terminated lease arrangements with each of these locations. The Company also expanded its 3 rd
party partnerships to grow
off-premises
revenue, which also allows website delivery.
Capital Management and Expense Reductions
- The Company suspended all
non-essential
capital and overhead expenditures. The Company has also made significant reductions in ongoing operating expenses, including using salaried managers to help perform functions that had previously been administered by hourly employees. Lastly, the company negotiated various rent abatements and deferrals that equated to approximately $1.5M in cash savings in fiscal year 2020.
To further preserve financial flexibility, as discussed in Note 7, the Company received funding of $10 million through a Delayed Draw Loan and completed a forbearance agreement with its lender allowing the Company to waive principal payments until 2022 and convert interest expense to
Paid-in-Kind.
As further described in Note 7, the Company entered into the 9th Amended and Restated Loan Agreement which terminated the forbearance period and required the Company to initiate payments of principal in 2022.

14.	Subsequent Events
The financial statement and related disclosures reflect Management’s evaluation of the impact of post-balance sheet events and transactions through May 4, 2021, the date the financial statements were available to be issued. In March 2021, the Company entered into the 9 th
Amended and Restated Loan Agreement, as further discussed in Note 7, which terminated the forbearance period under earlier agreement. Under this Amendment, the Company is required to initiate payments of principal in 2022.

Hot Air, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)

	July 5, 2021	January 4, 2021
Current assets
Cash and cash equivalents	$6,379,350	$7,893,530
Inventories	993,772	918,672
Prepaid and other current assets	2,227,120	2,496,976

Total current assets	9,600,242	11,309,178

Property and equipment, net (Note 3)	16,287,702	17,863,680
Other assets
Deposits	467,720	467,478
Intangible assets, net (Note 5)	66,665,243	69,855,587
Goodwill (Note 4)	48,399,240	48,399,240

Total other assets	115,532,203	118,722,305

Total assets	$141,420,147	$147,895,163

Current liabilities
Accounts payable and accrued expenses (Note 6)	$9,689,650	$10,337,722
Long term debt, current portion (Note 7)	1,627,000	—

Total current liabilities	11,316,650	10,337,722

Long term liabilities
Deferred rent	2,448,914	2,810,999
Accrued expenses (Note 10)	4,088,972	3,786,980
Deferred tax liability (Note 8)	8,143,311	6,485,689
Revolving line of credit	2,500,000	2,500,000
Related party note (Note 7)	10,000,000	10,000,000
Long term debt, less current portion (Note 7)	64,828,203	66,217,949

Total liabilities	103,326,050	102,139,339

Commitments and contingencies (Note 11)
Stockholders’ Equity
Common stock ($0.001, par value) 130,000 shares authorized; 116,596 shares issued and outstanding	117	117
Additional paid-in capital	126,337,408	125,434,892
Accumulated deficit	(88,243,428)	(79,679,185)

Total stockholders’ equity	38,094,097	45,755,824

Total liabilities and stockholders’ equity	$141,420,147	$147,895,163

The accompanying notes are an integral part of these consolidated financial statements.

Hot Air, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	Six months ended July 5, 2021	Six months ended June 29, 2020
Restaurant sales, net	$59,962,077	$55,204,076

Cost of restaurant sales (exclusive of items shown separately below):
Food and beverage costs	15,954,258	13,522,504
Labor	18,145,248	18,017,792
Direct occupancy costs	5,651,177	5,921,062
Direct operating costs	13,952,510	11,581,061

Cost of restaurant sales (exclusive of items shown separately below)	53,703,193	49,042,419

General and administrative	3,769,476	4,691,193
Depreciation and amortization (Note 3 and 5)	6,033,511	6,862,894
Non-cash stock option expense (Note 9)	902,516	614,560
Pre-opening expenses	107,095	487,470
Store closure costs (Note 12)	134,821	325,358

Loss from operations	(4,688,535)	(6,819,818)

Other expenses
Other expenses	450,977	488,983
Interest expense	1,741,379	1,898,492

Loss before income taxes	(6,880,891)	(9,207,293)
Income tax (expense) benefit (Note 8)	(1,683,352)	27,161

Net loss	$(8,564,243)	$(9,180,132)

The accompanying notes are an integral part of these consolidated financial statements.

Hot Air, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity (unaudited)

	Common Stock
	Shares	Amount	Additional Paid- in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at December 30, 2019	116,596	$117	$123,800,337	$(59,024,975)	$64,775,479
Stock based compensation			614,560		614,560
Net loss	—	—	—	(9,180,132)	(9,180,132)

Balance at June 29, 2020	116,596	$117	$124,414,897	$(68,205,107)	$56,209,907

Balance at January 5, 2021	116,596	$117	$125,434,892	$(79,679,185)	$45,755,824
Stock based compensation			902,516		902,516
Net loss	—	—	—	(8,564,243)	(8,564,243)

Balance at July 5, 2021	116,596	$117	$126,337,408	$(88,243,428)	$38,094,097

The accompanying notes are an integral part of these consolidated financial statements.

Hot Air, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)

	For the six months ended July 5, 2021	For the six months ended June 29, 2020
Cash flows from operating activities
Net loss	$(8,564,243)	$(9,180,132)
Adjustments to reconcile net loss to net cash used in operating activities:
Deferred tax expense (benefit)	1,657,622	(27,110)
Depreciation and amortization	6,033,511	6,862,894
Non-cash interest expense	258,590	1,106,040
Amortization of deferred loan costs	139,446	116,421
Stock based compensation	902,516	614,560
Loss on disposal of property & equipment	18,515	—
(Increase) decrease in assets:
Inventories	(75,100)	325,669
Prepaid and other current assets	269,857	820,638
Deposits	(242)	(2,829)
Tenant/lease incentives (Landlord contributions)	—	(47,058)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(346,080)	(1,722,760)
Deferred rent liability	(362,085)	130,372

Net cash used in operating activities	(67,693)	(1,003,295)

Cash flows from investing activities
Purchases of property and equipment	(1,250,439)	(1,065,323)
Purchases of licenses	(35,266)	(5,405)

Net cash used in investing activities	(1,285,705)	(1,070,728)

Cash flows from financing activities
Proceeds from revolving line of credit	—	500,000
Proceeds from loan	—	5,000,000
Proceeds from PPP loan	—	10,000,000
Payments of loan	—	(813,500)
Payments of PPP loan	—	(10,000,000)
Debt issuance costs	(160,782)	(226,145)

Net cash provided by (used in) financing activities	(160,782)	4,460,355

Net increase (decrease) in cash and cash equivalents	(1,514,180)	2,386,332
Cash and cash equivalents at the beginning of period	7,893,530	2,097,001

Cash and cash equivalents at the end of period	$6,379,350	$4,483,333

Supplement disclosure of cash flow information:
Cash paid during the period for interest	$1,334,545	$1,670,610
Cash paid for income taxes	$29,988	$249

The accompanying notes are an integral part of these consolidated financial statements.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

1. Description of Business and Basis of Presentation
Nature of Business
Hot Air, Inc. (the “Company”), through its subsidiaries, owns and operates casual dining pizza restaurants under the trade name Anthony’s Coal Fired Pizza. As of July 5, 2021, the Company had 61 restaurants open and operational in Florida, Delaware, Pennsylvania, New Jersey, New York, Massachusetts, Maryland, and Rhode Island. The Company has one additional restaurant where the lease has been executed and not yet opened.
The Company’s fiscal year ends on the Monday closest to December 31. The six-month
periods ended July 5, 2021 and June 29, 2020 that are presented herein consisted of 26 weeks.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited consolidated interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and are unaudited. Accordingly, they do not include all information and disclosures required to be included in annual financial statements. The information contained in the accompanying consolidated interim financial statements and the notes thereto should be read in conjunction with the consolidated financial statements and the notes thereto for the period ended January 4, 2021 (the “Annual Financial Statements”).
These consolidated interim financial statements do not repeat disclosures that would substantially duplicate disclosures included in the Annual Financial Statements or details of accounts that have not been changed significantly in amounts or composition. The interim unaudited consolidated interim financial statements have been prepared on the same basis as the Company’s Annual Financial Statements. In the opinion of management, the accompanying consolidated interim financial statements reflect all adjustments, which include normal recurring adjustments, necessary for the fair presentation of these consolidated interim financial statements. The results for the six months ended July 5, 2021 are not necessarily indicative of the results that could be expected for Fiscal 2021.
Principles of Consolidation
Under the consolidation method of accounting, the subsidiaries’ balance sheets and results of operations are reflected within the Company’s consolidated financial statements. All intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original term of three months or less to be cash equivalents. Amounts receivable from credit card companies are also considered cash equivalents because they are both short term and highly liquid in nature and are typically converted to cash within three days of the sales transaction.
Inventories
Inventories primarily consist of food and beverage. Inventories are accounted for at lower of cost or net realizable value using the first-in,
first-out
(“FIFO”) method. Spoilage is expensed as incurred.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

Property and Equipment
Property and equipment are recorded at cost and is depreciated over the assets’ estimated useful life using the straight-line method. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful life of the asset (generally up to ten years) or the term of the related lease. The estimated lives for kitchen equipment, furniture and fixtures, and vehicles range from five to seven years. The costs of repairs and maintenance are expensed when incurred, while expenditures for major betterments and additions are capitalized. Gains and or losses are recognized on disposals or sales.
Goodwill and Intangible Assets
The Company’s intangible assets consist of goodwill, indefinite-lived transferable alcoholic beverage licenses and definite-lived software, trade name/trademarks, above/below market leases, non-competition
agreements and proprietary processes. Definite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable based on estimated undiscounted future cash flows. If impaired, the asset or asset group is written down to fair value based on discounted future cash flows. During the first six months of 2021 and 2020, the Company had not identified any impairments attributed to definite- or indefinite-lived intangible assets. Amortization on definite-lived intangibles is recorded in depreciation and amortization expense in our consolidated statements of operations.
Goodwill and other indefinite-lived intangible assets are not amortized but are instead tested for impairment annually as of the first day of our fiscal fourth quarter or on an interim basis if events or changes in circumstances between annual tests indicate a potential impairment. First, we determine if, based on qualitative factors, it is more likely than not that an impairment exists. Factors considered include, but are not limited to historical financial performance, a significant decline in expected future cash flows, unanticipated competition, changes in management or key personnel, macroeconomic and industry conditions and the legal and regulatory environment. If the qualitative assessment indicates that it is more likely than not that an impairment exists, then a quantitative assessment is performed. The quantitative assessment requires an analysis of several best estimates and assumptions, including future sales and operating results and other factors that could affect fair value or otherwise indicate potential impairment. During the first six months of 2021 and 2020, the Company had not identified any impairments attributed to goodwill.
In January 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update
(ASU) 2017-04,
Simplifying the Test for Goodwill Impairment
(ASU
2017-04),
which removes the second step of the goodwill impairment test that requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. During 2019, the Company early adopted ASU
2017-04.
There was no impairment for the six months ended July 5, 2021 and June 29, 2020. Refer to Note 4 for further discussion.
Long-Lived Assets
The Company assesses the potential impairment of our long-lived assets on an annual basis or whenever events or changes in circumstances indicate the carrying value of the assets or asset group may not be recoverable. Factors considered include, but are not limited to, negative cash flow, significant underperformance relative to historical or projected future operating results, significant changes in the manner in which an asset is being used, an expectation that an asset will be disposed of significantly before the end of its previously estimated useful life and significant negative industry or economic trends. At any given time, we may be monitoring a small number of locations, and future impairment charges could be required if individual restaurant performance does not improve or we make the decision to close or relocate a restaurant. If such assets are considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the assets exceeds the fair value. During the first six months of 2021 and 2020, the Company had not identified any impairments attributed to long-lived intangible assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the periods ended July 5, 2021 and June 29, 2020, the Company decided to close restaurants in New York, New Jersey and Massachusetts. Refer to Note 12 for additional discussion.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

Revenue Recognition
Revenue from restaurant sales is recognized at the point of sale when the Company’s performance obligation has been completed and is presented net of discounts, coupons, employee meals and complimentary meals. Sales taxes that are collected and remitted to the appropriate taxing authority are excluded from revenue. We sell gift cards to our customers; these gift cards do not expire and do not incur a service fee on unused balances. Sales of gift cards to our customers are recorded as a contract liability in accounts payable and accrued expenses on the consolidated balance sheets. Discounts on gift cards sold to customers are recorded as a reduction to contract liability and are recognized as a reduction to revenue over a period that approximates redemption patterns. The portion of gift cards sold to customers that are never redeemed is commonly referred to as gift card breakage. Under ASC 606, we recognize gift card breakage revenue in proportion to the pattern of gift card redemptions exercised by customers, using an estimated breakage rate based on historical experience. The Company recognized approximately $177,000 and $122,000 in breakage revenue for the six months ended July 5, 2021 and June 29, 2020, respectively, which is included in restaurant sales, net on the consolidated statement of operations.
Presentation of Sales Tax
The Company collects sales tax from guests and remits the entire amount to the respective states. The Company’s accounting policy is to exclude the tax collected and remitted from revenues and cost of sales. Sales tax payable amounted to approximately $828,000 and $704,000 as of July 5, 2021 and January 4, 2021, respectively, and are presented in accounts payable and accrued expenses in the consolidated balance sheets.
Advertising Costs
Advertising costs are expensed as incurred. Advertising costs for the six months ended July 5, 2021 and June 29, 2020 were approximately $1,696,000 and 568,000, respectively, and are included in general and administrative costs.
Pre-opening
Costs
The Company follows Accounting Standards Codification (ASC) Topic
720-15,
Start-up
Costs
, (“ASC
720-15”)
which provides guidance on the financial reporting of
start-up
costs and organization costs. In accordance with ASC
720-15,
costs of
pre-opening
activities and organization costs are expensed as incurred. Such expenses include rent incurred prior to restaurant opening, training costs, public relations, opening supplies, and other miscellaneous expenses.
Operating Leases
The Company accounts for rent expense for its operating leases on the straight-line basis in accordance with ASC Topic 840,
Leases
, (“ASC 840”). The Company leases restaurant locations that have terms expiring between September 2021 and March 2023. The initial obligation period is generally between 5 and 15 years. The term of the lease does not include unexercised option periods. The restaurant facilities primarily have renewal clauses of 5 or 10 years, exercisable at the option of the Company. The Company does not have enough history to include renewal options in its deferred rent calculation.
Most lease agreements contain one or more of the following: tenant improvement allowances, rent holidays, rent escalation clauses and/or contingent rent provisions. The Company includes scheduled rent escalation clauses for the purpose of recognizing straight-line rent. Certain of these leases also require the payment of contingent rentals based on a percentage of gross revenues, which are accounted for when the contingency is resolved or becomes probable.
Rent is recognized on the straight-line basis from the initial obligation, including the impact of rent escalation clauses. The Company expenses rental costs incurred during the build-out
period in accordance with ASC 840. Rent expense incurred from the initial date of obligation through the date the restaurant opens is included in pre-opening
expenses. Certain restaurant leases required the Company to
buy-out
the prior tenants and or contained tenant improvement allowances. The buy-out
expenses and tenant allowances are amortized over the term of the leases, excluding options

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

for renewal. At July 5, 2021 and June 29, 2020, there were no un-amortized
prepaid lease buyouts. Total
un-amortized
deferred tenant allowances were approximately $777,000 and $697,000 at July 5, 2021 and January 4, 2021, respectively. Total un-amortized
deferred rent related to escalation clauses and rent holidays was approximately $1,672,000 and $2,114,000 as of July 5, 2021 and January 4, 2021, respectively. The unamortized deferred tenant allowances and deferred rent are presented in deferred rent on the consolidated balance sheets.
In April 2020, the staff of the FASB issued a
question-and-answer
document that stated that entities may elect to account for lease concessions related to the effects of the
COVID-19
pandemic as though the rights and obligations for those concessions existed as of the commencement of the contract rather than as a lease modification. Lessees may make the election for any lessor-provided lease concession related to the impact of the
COVID-19
pandemic as long as the concession does not result in a substantial increase in the rights of the lessor or in the obligations of the lessee. The Company has made such election and has not accounted for the concessions as lease modifications.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains cash balances that are at times in excess of the FDIC insurance limits, which amount to $250,000 per depositor at each financial institution. The Company’s deposit in excess of federally insured limits at July 5, 2021 and January 4, 2021 amounted to $6,129,350 and $7,643,530, respectively.
Income Tax
The Company is a corporation subject to tax. The Company records income taxes using the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial statement and income tax basis of the Company’s assets and liabilities. Income taxes are estimated in each of the jurisdictions in which the Company operates. This process involves estimating the tax exposure together with assessing temporary differences resulting from differing treatment of items, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the consolidated balance sheets. The recording of a net deferred tax asset assumes the realization of such asset in the future. Otherwise, a valuation allowance must be recorded to reduce this asset to its net realizable value. Management considers future pretax income and ongoing prudent and feasible tax planning strategies in assessing the net realizable value of tax assets and the need for such a valuation allowance. In the event that management determines that the Company may not be able to realize all or part of a net deferred tax asset in the future, a valuation allowance for the deferred tax asset is charged against income in the period such determination is made.
ASC Topic 740,
Income Taxes
, clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance requires that the Company determine the existence of any significant uncertain tax positions requiring recognition in the Company’s tax return. The Company’s federal and state income tax returns are generally subject to examination by taxing authorities for three years after the returns are filed, and the Company’s federal and state income tax returns for 2017, 2018 and 2019 remain open to examination.
The Company did not have any significant uncertain tax positions requiring recognition in the consolidated financial statements as of July 5, 2021. As of January 4, 2021, the Company reserved $341,250 for an uncertain tax position related to a correction of net operating loss carryforward from the 2016 federal tax return. This reserve is included in the deferred tax liability on the consolidated balance sheets as of January 4, 2021.
Fair Value of Financial Instruments
The Company’s financial instruments consist primarily of cash and cash equivalents, credit card receivables included in prepaid and other current assets, accounts payable and accrued expenses, revolving line of credit, and notes payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to short-term maturities or recent agreement date and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

The Company complies with ASC Topic
820-10,
Fair Value Measurement and Disclosures
, (“ASC
820-10”)
for financial assets and liabilities, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. FASB ASC
820-10
establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. If a financial instrument uses inputs that fall in different levels of the hierarchy, the instrument will be categorized based upon the lowest level of inputs that is significant to the fair value calculation.
The three-Ievel hierarchy for fair value measurements is defined as follows:

•	Level 1 –Quoted prices for identical assets or liabilities in active markets;

•
Level 2 – Observable inputs other than quoted markets classified as Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data;

•
Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies, and similar techniques that use significant unobservable inputs.

The Company had no level 1, 2, or 3 financial instruments for the six months ended July 5, 2021.
Recent Accounting Pronouncements Not Yet Adopted
Leases
In February 2016, the FASB issued ASU
2016-02,
Leases
(Topic 842). This ASU requires a lessee to record, for all leases with a lease term of more than 12 months, an asset representing its right to use the underlying asset for the lease term and a liability to make lease payments. For leases with a lease term of 12 months or less, a practical expedient is available whereby a lessee may elect, by class of underlying asset, not to recognize a right-of-use
asset or lease liability. A lessee making this accounting policy election would recognize lease expense over the term of the lease, generally in a straight-line pattern. The ASU is effective for fiscal years beginning after December 15, 2021. In transition, a lessee and a lessor will recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients. These practical expedients relate to identifying and classifying leases that commenced before the effective date, initial direct costs for leases that commenced before the effective date, and the ability to use hindsight in evaluating lessee options to extend or terminate a lease or to purchase the underlying asset. ASU
2018-11
was issued in June 2018 that also permits entities to choose to initially apply ASU
2016-02
at the adoption date and recognize a cumulative-effect adjustment to the opening balance of net assets in the period of adoption. Management is currently evaluating the impact of this ASU on its consolidated financial statements.
Credit Losses
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments – Credit Losses
(Topic 326). The ASU changes the impairment model for most financial assets that are measured at amortized cost and certain other instruments from an incurred loss model to an expected loss model. Entities will be required to estimate credit losses over the entire contractual term of an instrument. The ASU includes financial assets recorded at amortized cost basis such as loan receivables, trade and certain other receivables as well as certain off-balance
sheet credit exposures such as loan commitments and financial guarantees. The ASU does not apply to financial assets measured at fair value, and loans and receivables between entities under common control. The ASU is effective for fiscal years beginning after December 15, 2022. An entity must apply the amendments in the ASU through a cumulative-effect adjustment to net assets as of the beginning of the first reporting period in which the guidance is effective except for certain exclusions. Management is currently evaluating the impact of this ASU on its financial statements.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

3. Property and Equipment
Property and equipment consisted of the following:

	July 5, 2021	January 4, 2021	Estimated useful lives
Leasehold improvements	$28,797,778	$28,079,613	The lesser of the term or 5-10 years
Furniture, fixtures and equipment	10,208,624	10,041,985	5-7 years
Kitchen equipment	9,903,917	9,449,959	7 years
Vehicles	51,419	49,406	5 years
Construction in progress	110,151	421,102

Total property and equipment before depreciation and amortization	49,071,889	48,042,065

Less: accumulated depreciation and amortization	(32,784,187)	(30,178,385)

Property and equipment, net	$16,287,702	$17,863,680

Depreciation and amortization expense on property and equipment was approximately $2,732,000 and $3,431,000 for the six months ended July 5, 2021 and June 29, 2019, respectively.
4. Goodwill
The Company is required to review goodwill for impairment annually or more frequently when events and circumstances indicate that the carrying amount may be impaired. If the determined fair value of goodwill is less than the related carrying amount, an impairment loss is recognized. The Company performs its annual impairment assessment annually as of the first day of its fiscal fourth quarter or on an interim basis if events or changes in circumstances between annual tests indicate a potential impairment.
5. Intangible Assets
The Company has identified several intangible assets, including a trade name, proprietary processes, liquor licenses, agreements not to compete and above/below market leases in place. The trade name is being amortized over a period of 15 years; the liquor licenses, to the extent they do not expire, are considered indefinite lived and are not amortized; the proprietary processes are being amortized between 7 and 10 years; the non-competition
agreements are being amortized over 5 years; and the above/below market leases are being amortized over the remaining lease terms, not to exceed 10 years. Included in intangible assets are liquor licenses, which primarily consist of costs associated with obtaining liquor licenses. The intangible amortization was approximately $3,302,000 and $3,432,000 for the six months ended July 5, 2021 and June 29, 2020 and is included in depreciation and amortization expense in the accompanying consolidated statement of operations.
The carrying value and accumulated amortization of identifiable intangible assets are as follows:

	July 5, 2021	January 4, 2021
Identifiable intangible assets:
Trade name	$91,075,000	$91,075,000
Liquor licenses	6,654,258	6,618,992
Software	76,177	—
Proprietary processes	3,980,000	3,980,000
Lease valuations	1,435,194	1,435,194

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

Non-competition agreements	1,250,000	1,250,000

Identifiable intangible assets	104,470,629	104,359,186
Less: Accumulated amortization	(37,805,386)	(34,503,599)

Intangible assets, net	$66,665,243	$69,855,587

The table below summarizes the expected annual amortization expense for the identifiable intangible assets, excluding the liquor licenses, which have an indefinite life for each of the next five fiscal years and thereafter:

Remaining fiscal 2021	$3,319,289
January 2, 2023	6,638,578
January 1, 2024	6,638,578
December 30, 2024	6,625,883
December 29, 2025	6,594,491
Thereafter	30,194,166

Total	$60,010,985

6. Accounts Payable and Accrued Expenses
The significant components of accounts payable and accrued expenses are as follows:

	July 5, 2021	January 4, 2021
General accounts payable and accrued expenses	$6,764,860	$6,928,174
Accrued payroll	2,450,396	1,799,154
Accrued gift certificates	474,394	1,610,394

Total accounts payable and accrued expenses	$9,689,650	$10,337,722

7. Long-Term Debt
On December 15, 2015, Plastic Tripod Inc., a subsidiary of the Company, entered into a loan agreement (“Credit Agreement”) with a syndicate of commercial banks to provide the Company with up to $80 million in financing, $70 Million was structured as a term loan and $10 million was in the form of a revolver (line of credit).
In March 2020, the Company failed to comply with certain covenants, and on March 25, 2020, the Company entered into a Forbearance Agreement and Fifth Amended and Restated Loan Agreement (the “New Credit Agreement”), which amends and restates the Fourth Amended and Restated Loan Agreement. The New Credit Agreement, which terminates on June 15, 2023, provides the Company with Lender financing structured as a $70 million term loan and a $5 million revolving loan, and establishes a $10,000,000 delayed draw term loan facility (the “Delayed Draw Term Loan Facility”) provided by CP7 Warming Bag, L.P., a related party, of which $5,000,000 of such facility was funded to the Borrower on March 25, 2020, and the remaining $5,000,000 was funded to the Borrower on August 17, 2020. The Forbearance Period is the earlier of March 31, 2021, the lender’s failure to fund the Delayed Draw Term Loan, or a breach of the agreement.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

The outstanding debt is as follows:

	July 5, 2021	January 4, 2021
Term Loan	$66,851,357	$66,592,767
Related party note	10,000,000	10,000,000
Revolving line of credit	2,500,000	2,500,000
Promissory note	215,000	215,000

Total debt before deferred loan costs	79,566,357	79,307,767
Less: deferred loan costs, net of amortization	(611,154)	(589,818)

Total debt, net	78,955,203	78,717,949
Less: current portion	1,627,000	—

Long term debt, non-current portion	$77,328,203	$78,717,949

The terms of the New Credit Agreement extended the maturity date of the term loan to June 15, 2023 and requires the Company to repay the principal of the term loan in five quarterly installments commencing on March 31, 2022 with the balance due at the maturity date. The principal amount of revolving loans is due and payable in full on the maturity date. The loan and revolving line of credit are secured by substantially all of the Company’s assets. The loan incurs interest on outstanding amounts from the date thereof through the date of repayment as follows: (i) (A) if a base rate loan (including a base rate loan referencing the LIBOR Index Rate), the base rate plus the Applicable Margin or (B) if an adjusted LIBOR Rate Loan, the adjusted LIBOR Rate plus the Applicable Margin; and (ii) in case of swingline loans, at the swingline rates. The Interest rate for the revolver and term loan outstanding as of July 5, 2021 was 4.50%. The Company may elect Paid In Kind Interest (PIK interest) to the term loan principal from March 31, 2020 to September 30, 2020; thereafter, interest may be paid as cash, or 50% cash/50% PIK interest until maturity of the loan. The Company elected PIK interest on March 31, 2020 and continued until October 31, 2020 when they began paying 50% cash interest/50% PIK interest. The Company determined that the New Credit Agreement represents a debt modification in accordance with ASC
470-50
,
as the changes to the provisions were not considered substantial.
The Company is subject to certain financial covenants under the Forbearance Agreement which requires the Company to maintain (i) Minimum liquidity of $1 million, (ii) Gross Sales in excess of $15.3M for the third quarter 2020 and $41.7 million for the third and fourth quarter 2020, (iii) Operating no fewer than 43 locations. After the Forbearance Period ends, the New Credit Agreement requires the Company to maintain a (i) “Senior Lease-Adjusted Leverage Ratio” and (ii) “Fixed Charge Coverage Ratio” as well as customary events of default that, if triggered, could result in acceleration of the maturity of the New Credit Agreement.
On March 30, 2020, the Company entered into the Sixth Amended and Restated Loan Agreement which amends and restates the Fifth Amended and Restated Loan Agreement. This Amendment is a “technical amendment” correcting the agreement to state that PIK Interest is to be added to the principal of the term loan.
On April 21, 2020 and on May 19, 2020, the Company entered into the Seventh Amended and Restated Loan Agreement and the Eighth Amended and Restated Loan Agreement, respectively, which permitted the Company to incur Indebtedness pursuant to the federal Paycheck Protection Program (“PPP”). The Company applied for and received a $10 million PPP loan. The Company returned the full amount of $10 million PPP loan during the six months ended July 5, 2021.
In March 2021, the Company entered into the Ninth Amended and Restated Loan Agreement which amends and restates the Eighth Amended and Restated Loan Agreement and terminates the forbearance period. Under this Amendment, the Company is required to initiate quarterly payments of $813,500 of principal beginning in March 2022. The interest rate percentage is currently 4.25% plus applicable margin of .25% for a total rate of 4.50%.
Per the Ninth Amendment, the covenants were changed as follows: the Senior Lease-Adjusted Leverage Ratio is no longer applicable. The Fixed Charge Coverage Ratio is not applicable through December 31, 2021. The Ninth Amendment adds a Minimum EBITDA requirement by quarter for 2021. There is a minimum liquidity requirement requiring the bank balance on the last Business Day of each Fiscal Quarter of the Borrower ending closest to the calendar quarters ending March 31, 2021 through and including December 31, 2021 to be less than $2,500,000. There is a Capital Expenditure limiting Consolidated growth Capex in years 2021 – 2023. The Company is in compliance with all covenants as of and for the quarter ending July 5, 2021.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

The following table represents the future annual obligations under the term loan and revolving line of credit at July 5, 2021, for each fiscal year ended:

Remaining fiscal 2021	$—
January 2, 2023	3,254,000
June 30, 2023	76,097,357

Total	$79,351,357

The deferred loan cost amortization was approximately $139,000 and $116,000 for the six months ended July 5, 2021 and June 29, 2020 and is included in interest expense in the accompanying consolidated statements of operations.
8. Income Taxes
The Company records income taxes using the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial statement and income tax basis of the Company’s assets and liabilities. Income taxes are estimated in each of the jurisdictions in which the Company operates. This process involves estimating the tax exposure together with assessing temporary differences resulting from differing treatment of items, for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within the Company’s balance sheets. In the event that management determines that the Company may not be able to realize all or part of a deferred tax asset in the future, a valuation allowance is charged against the deferred tax asset and deferred tax expense is recognized in the period such determination as made.
For the six months ended July 5, 2021 and June 29, 2020, the Company’s effective tax rate was (24.46%) and 0.29%, respectively, which is lower than the Federal statutory rate primarily due to FICA tip tax credits and deferred tax expense resulting from an increase in valuation allowance established against deferred tax assets.
9. Stock Based Compensation
During the six months ended July 5, 2021, no options were granted. During the six months ended June 29, 2020, the Company granted a total of 13,250 stock options.
One-half
of the options are subject to vesting based on passage of time, and one-half
of the options are subject to vesting based on the achievement of performance objectives (“performance-based option”). Time-based options vest over 5 years. In the event of change in control, all unvested time-based options immediately vest and become vested options as of immediately prior to change in control and all performance-based options vest and become exercisable upon a Realization Event, such as a change in control, subject to the achievement of internal rate of return specified by the Option Plan.
The Company recorded approximately $903,000 and $615,000, in compensation expense in relation to options granted during the six-month
periods ended July 5, 2021 and June 29, 2020, respectively.
10. Related Party Transactions
On December 15, 2015, ACFP Management, Inc., Catterton Management Company, LLC, Quilvest USA, Inc., and ACFP Investors Inc., entered into a Monitoring Agreement. The services include, but are not limited to, management, finance, marketing, operational and strategic planning, relationship access and corporate development for the Company and its subsidiaries. The annual management fee pursuant to this agreement amounts to $750,000, plus expenses and is included in other expenses in the accompanying consolidated statements of operations. On March 31, 2020 the agreement with Quilvest USA, Inc. was terminated, lowering the annual management fee to $660,000, plus expenses per year. Management fees of $330,000 were recorded for the six months ended July 5, 2021 and June 29, 2020. Accrued management fees of approximately $3,263,000 and $2,900,000 are included in long-term accrued expense as of July 5, 2021 and January 4, 2021, respectively.
The Company leases a South Fort Lauderdale restaurant from the Founder and Director pursuant to a lease agreement dated February 2, 2002, and Amendment to lease agreement dated June 22, 2012. Payments under this lease totaled approximately $148,000 during the six months ended July 5, 2021 and $186,000 during the six months ended June 29, 2020.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

11. Commitments and Contingencies
Operating Leases
The Company leases restaurants under operating leases that have terms expiring between September 2021 and March 2033. The initial obligation period is generally between 5 and 15 years. The term of the lease is considered its initial obligation period, which does not include unexercised option periods. The restaurant facilities primarily have renewal clauses of 5 or 10 years, exercisable at the option of the Company. Certain leases require the payment of contingent rentals based on percentage of gross revenue. Certain leases may also include rent escalation clauses based on a fixed rate or adjustable terms such as the Consumer Price Index.
Future minimum lease payments on operating lease obligations for each of the following five fiscal years and thereafter are as follows:

Remaining fiscal 2021	$4,601,973
January 2, 2023	8,696,409
January 1, 2024	7,947,266
December 30, 2024	6,533,468
December 29, 2025	4,999,772
Thereafter	11,071,080

Total	$43,849,968

Manager Incentive Plan
The Company established a Manager Incentive Plan (the “Incentive Plan”) in order to reward certain restaurant managers. A committee, comprised of three officers of the Company, has the responsibility and authority for administering the Incentive Plan and determines the managers eligible to participate in the Incentive Plan (the “Participants”) based on certain criteria indicated in the Incentive Plan. The manager incentive award is equal to the average of the annual bonuses earned by a Participant during the period specified in the Incentive Plan, multiplied by two. The manager incentive award is subject to forfeiture, upon the Participant’s termination of employment prior to the end of the performance period and commencement of pay-out.
The award is payable over a three-year period after a participant’s award vests and an accrual has been made. The balance of the accrual was approximately $44,000 and $149,000, respectively at the end of the six months ended July 5, 2021 and June 29, 2020, respectively. This plan has been officially amended to provide that no new participants can become eligible to the plan as of February 2018.
Major Concentrations
For the six months ended July 5, 2021 and June 29, 2020, three suppliers represented approximately 36.9% and 42.6% of the Company’s purchases.
General
In the ordinary course of conducting its business, the Company may become involved in various legal actions and other claims. Litigation is subject to many uncertainties and management may be unable to accurately predict the outcome of individual litigated matters. Some of these matters may possibly be decided unfavorably towards the Company. The Company intends to vigorously defend all matters and does not believe any reserves for these matters need to be established for any of the periods presented.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

12. Store Closure Costs
The Company evaluates the performance of restaurants on an ongoing basis including an assessment of the current and future operating results of the restaurant in relation to its cash flow and future occupancy costs. Based upon these evaluations, management may choose not to open a location or close a restaurant.
During the
six-month
periods ended July 5, 2021 and June 29, 2020, the Company closed under-performing restaurants in 4 locations in NY, 1 location in Massachusetts 1 location in New Jersey and terminated the lease for 1 unopened restaurant in VA. Costs associated with store closures consists of asset disposals, severance for employees, costs to vacate and lease termination costs. These costs were recorded in store closure costs on the consolidated statement of operations as follows:

	Six Months Ended
	July 5, 2021	June 29, 2020
Restaurant Closure	$57,170	$325,358
Terminated leases	77,651	—

	$134,821	$325,358

13. Impact of
COVID-19
and Liquidity
In March 2020, the World Health Organization declared the novel coronavirus 2019
(COVID-19) a
pandemic and the United States declared it a National Public Health Emergency, which has resulted in a significant reduction in revenue at the Company’s restaurants due to mandatory restaurant closures, capacity limitations, social distancing guidelines or other restrictions mandated by governments across the world, including federal, state and local governments in the United States. As a result of these developments, the Company experienced a negative impact on its revenues, results of operations and cash flows.
In response to the business disruption caused by the
COVID-19
outbreak, the Company has taken the following actions, which management expects will enable it to meet its obligations over the next twelve months from the date that these financial statements were issued.
Operating Initiatives
- Due to the government mandates regarding limiting or prohibiting in-restaurant
dining due to
COVID-19,
the Company is leveraging a reduction in menu offerings and an enhanced contactless business model to sustain revenue in restaurants that have open dining rooms or in markets where take-out
and delivery sales are sufficient to cover the costs of management staffing those locations. As of July 5, 2021, 61 of the 61 owned and operated restaurants were open for dine-in
service. There were no government mandated restrictions on capacity for the Company’s 28 restaurant locations in Florida but the Company chose to space its tables approximately six feet apart which impact capacity at these locations. For each of the 33 restaurant locations outside of Florida, the Company continued to adhere to state mandated level capacity restrictions. During 2020, the Company permanently closed six locations in New York, New Jersey and Massachusetts that had previously been temporarily closed and terminated lease arrangements with each of these locations. The Company also expanded its 3 rd
party partnerships to grow
off-premises
revenue, which also allows website delivery.
Capital Management and Expense Reductions
- The Company suspended all
non-essential
capital and overhead expenditures. The Company has also made significant reductions in ongoing operating expenses, including using salaried managers to help perform functions that had previously been administered by hourly employees. Lastly, the company negotiated various rent abatements and deferrals that equated to approximately $1.5 million in cash savings in fiscal year 2020.
To further preserve financial flexibility, as discussed in Note 7, the Company received funding of $10 million through a Delayed Draw Loan and completed a forbearance agreement with its lender allowing the Company to waive principal payments until 2022 and convert interest expense to
Paid-in-Kind.
As further described in Note 7, the Company entered into the 9th Amended and Restated Loan Agreement which terminated the forbearance period and required the Company to initiate payments of principal in 2022.

Hot Air, Inc. and Subsidiaries
Notes to the Consolidated Financial Statements (unaudited)

14. Subsequent Events
The financial statement and related disclosures reflect Management’s evaluation of the impact of post-balance sheet events and transactions through September 3, 2021, the date the financial statements were available to be issued.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Amount Paid or to be Paid
SEC registration fee	$54,650.47
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.	Indemnification of Directors and Officers.
Section 145 (a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

In addition, our Amended and Restated Certificate of Incorporation provides for indemnification of each of our directors and officers who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of ours or is or was serving at our request as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the DGCL. Our Amended and Restated Bylaws also provide for such indemnification other than with respect to an action by or in the right of the Company and so long as such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, and our Amended and Restated Bylaws provide for similar indemnification with respect to actions by or in the right of the Company.
Further, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws limit the personal liability of our directors to our stockholders or us for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Bylaws also provide for such limitation of liability with respect to our officers. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15.	Recent Sales of Unregistered Securities.
The sale and issuance of the BFI Consideration Shares in connection with the Stock Acquisition will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering. Cardboard and each of its equity holders is an “accredited investor,” as that term is defined in Rule 501(a) of the Securities Act, and Cardboard represented its intentions to acquire the BFI Consideration Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Each of the BFI Consideration Shares shall contain a restrictive legend advising that the BFI Consideration Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.
In addition, the issuance of shares of Common Stock upon exercise of the Rollover Options will be registered under the Securities Act under a Form
S-8
registration statement for the Hot Air Plan, as assumed by the Company.
Further, the 6,603,774 shares of Common Stock issued pursuant to the the Membership Interest Purchase Agreement were issued in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act. The Members of BurgerFi LLC receiving the shares of Common Stock represented their intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the shares. The parties also had adequate access, through business or other relationships, to information about the Company and BurgerFi LLC.

Moreover, in a private placement that occurred concurrently with Business Combination, we issued 2,000,000 shares of Common Stock and 2,000,000 Warrants to Lion Point and 1,000,000 shares of Common Stock and 1,000,000 Warrants to Lionheart Equities. Lion Point and Lionheart Entities represented their intentions to acquire the shares for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the shares. The parties also had adequate access, through business or other relationships, to information about the Company and BurgerFi International LLC.

Item 16.	Exhibits and Financial Statement Schedules.
Exhibit Index

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on June 30, 2020)

2.2	Amendment Agreement to the Membership Interest Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 1, 2020)

2.3	Stock Purchase Agreement (Incorporated by reference to Exhibit 2.1 to the registrant’s Current Report on Form 8-K filed by the registrant on October 14, 2021)

3.1	Amended and Restated Certificate of Incorporation of the Company, effective on December 16, 2020 (Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

3.2	Amended and Restated Bylaws of the Company, effective as of December 16, 2020 (Incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

4.1	Description of Capital Stock (Incorporated by reference to Exhibit 4.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 29, 2021)

4.2	Specimen Common Stock Certificate (Incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-223106) filed on March 8, 2018)

4.3	Specimen Warrant Certificate (Incorporated by reference to the Company’s Registration Statement on Form S-1 (No. 333-223106) filed on March 8, 2018)

4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2018)

5.1*	Opinion of Holland & Knight LLP

10.1	Registration Rights Agreement dated December 16, 2020 (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.2	Amendment to IPO Escrow Agreement dated December 16, 2020 (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.3	Indemnification Escrow Agreement dated December 16, 2020 (Incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.4	Director Voting Agreement dated December 16, 2020 (Incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.5+	2020 Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.6	Standstill Letter (Incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.7	Loan Agreement dated July 13, 2018 between BurgerFi International, LLC and Bank of America, N.A., as amended by the Amendment No. 1 to Loan Agreement dated October 31, 2019 (Incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.8	Form of Franchise Agreement (Incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.9+	Employment Agreement with Mr. Sternberg (Incorporated by reference to Exhibit 10.11 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.10+	Employment Agreement with Mr. Ramirez (Incorporated by reference to Exhibit 10.12 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.11+	Consulting Agreement (Incorporated by reference to Exhibit 10.13 to the registrant’s Current Report on Form 8-K filed by the registrant on December 23, 2020)

10.12+	Employment Agreement between the Company and Michael Rabinovitch (Incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed by the registrant on March 3, 2021)

10.13	Escrow Agreement between the Company, Continental Stock Transfer & Trust Company, and the initial stockholders (Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on March 15, 2018)

10.14+	Employment Agreement between James Esposito and the Company, dated July 13, 2021 (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.15+	Restricted Stock Unit Award Agreement between James Esposito and the Company, dated July 13, 2021 (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.16+	Benchmark Restricted Stock Unit Award Agreement between James Esposito and the Company, dated July 13, 2021 (Incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.17+	Restricted Stock Unit Award Agreement between Ophir Sternberg and the Company, dated July 13, 2021 (Incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.18+	Benchmark Restricted Stock Unit Award Agreement between Ophir Sternberg and the Company, dated July 13, 2021 (Incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.19+	Restricted Stock Unit Award Agreement between Julio Ramirez and the Company, dated July 13, 2021 (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.20+	Benchmark Restricted Stock Unit Award Agreement between Julio Ramirez and the Company, dated July 13, 2021 (Incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.21+	Restricted Stock Unit Award Agreement between Michael Rabinovitch and the Company, dated July 13, 2021 (Incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.22+	Benchmark Restricted Stock Unit Award Agreement between Michael Rabinovitch and the Company, dated July 13, 2021 (Incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.23+	Form of Independent Director Restricted Stock Unit Award Agreement with the Company (Incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2021)

10.24+	Separation Agreement dated September 18, 2021 by and between the Company and Ross Goldstein (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2021)

10.25+	Unrestricted Stock Award Agreement dated September 28, 2021 by and between the Company and Ross Goldstein (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2021)

21.1	Subsidiaries of Registrant (Incorporated by reference to Exhibit 21.1 to the registrant’s Annual Report on Form 10-K filed by the registrant on April 29, 2021)

23.1*	Consent of Holland & Knight LLP (included in Exhibit 5.1)

23.2*	Consent of BDO USA, LLP

23.3*	Consent of BDO USA, LLP

24.1	Power of Attorney (Incorporated by reference to the signature page to the registrant’s registration statement on Form S-1 filed by the registrant on April 30, 2021)

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
+	Indicates a management contract or a compensatory plan or agreement.

Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

provided, however
, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant.

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of North Palm Beach, State of Florida on October 29, 2021.

BURGERFI INTERNATIONAL, INC.

By:	/s/ Julio Ramirez
Julio Ramirez
Chief Executive Officer

Name	Position	Date

/s/ Julio Ramirez	Chief Executive Officer	October 29, 2021
Julio Ramirez	(Principal Executive Officer)

/s/ Michael Rabinovitch	Chief Financial Officer	October 29, 2021
Michael Rabinovitch	(Principal Financial and Accounting Officer)

/s/ ***	Executive Chairman of the Board	October 29, 2021
Ophir Sternberg
***Signature delivered under Power of Attorney

/s/ ***	Director	October 29, 2021
Allison Greenfield
***Signature delivered under Power of Attorney

	Director	__________, 2021
Vivian Lopez-Blanco

/s/ ***	Director	October 29, 2021
Gregory Mann
***Signature delivered under Power of Attorney

/s/ ***	Director	October 29, 2021
Martha Stewart
***Signature delivered under Power of Attorney

***/s/ Michael Rabinovitch
Michael Rabinovitch